As filed with the Securities and Exchange Commission on September 17, 1999.
                                                     Registration No. 333-60765


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                               AMENDMENT NO. 2 TO


                                    FORM SB-2

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                   CYNET, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



         TEXAS                           7370                  76-0467099
(STATE OR OTHER JURISDICTION      (PRIMARY STANDARD         (I.R.S. EMPLOYER
    OF INCORPORATION OR       INDUSTRIAL CLASSIFICATION   IDENTIFICATION NUMBER)
      ORGANIZATION)                 CODE NUMBER)

                            12777 JONES ROAD, SUITE 400
                                HOUSTON, TEXAS 77070
                                  (281) 897-8317
                             (ADDRESS AND TELEPHONE
                               NUMBER OF PRINCIPAL
                                EXECUTIVE OFFICES)

            COPIES TO:                         SAMUEL C. BEALE
        JAMES J. SPRING, III           VICE PRESIDENT - GENERAL COUNSEL
    CHAMBERLAIN, HRDLICKA, WHITE,                CYNET, INC.
        WILLIAMS & MARTIN                 12777 JONES ROAD, SUITE 400
      1400 TWO ALLEN CENTER                  HOUSTON, TEXAS 77070
        1200 SMITH STREET                      (281) 897-8317
      HOUSTON, TEXAS 77002                   (NAME, ADDRESS AND
      PHONE (713) 658-1818                   TELEPHONE NUMBER OF
    FACSIMILE (713) 658-2553                 AGENT FOR SERVICE)

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. / /

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box. / /

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/


                                                   CALCULATION OF REGISTRATION FEE
                                                                                 Proposed
                                                               Amount            Maximum          Proposed Maximum     Amount of
             Title of Each Class of Securities                  To Be         Offering Price          Aggregate       Registration
                      To Be Registered                       Registered          Per Unit          Offering Price         Fee
Class A Common Stock(1)                                       3,649,635           $1.37              $5,000,000         $1,475
Class A Common Stock(2)                                       5,514,491             (3)              $8,138,876         $2,401
Class B Common Stock(2)                                       2,719,733             (4)              $5,418,574         $1,599
Series A Preferred Stock(2)                                     103,500           $2.00              $  207,000         $   61
Series B Preferred Stock(2)                                      77,349           $3.00              $  232,047         $   77
Warrants to Purchase Shares of Class A Common Stock(5)          799,000             (5)              $  201,640         $   59
Class B Common Stock Underlying Warrants(6)                   2,200,000           $1.00              $2,200,000         $  649
                                                                                                                        ------
Total                                                                                                                   $6,321
                                                                                                                        ------
                                                                                                                        ------


--------------------------

(1) Represents securities to be issued in connection with the funding of the rescission offer described in the prospectus which is a part of this Registration Statement.

(2) Each of these securities is the subject of a rescission offer to be commenced following the effectiveness of the Registration Statement, as more fully described in the prospectus which is a part of this Registration Statement.


(3) The shares of Class A Common Stock that are subject to the rescission offer were issued in exchange for cash and services rendered at prices ranging from $0.39 to $2.00 per share, and include shares issued following the conversion of 3,364,354 shares of Series A Preferred Stock that were originally sold at prices ranging from $1.43 to $2.00 per share.


(4) The shares of Class B Common Stock that are subject to the rescission offer were issued in exchange for cash and services rendered at prices ranging from $0.25 to $2.73 per share, and include shares issued following the conversion of 1,717,891 shares of Series B Preferred Stock that were originally sold at $3.00 per share.

(5) Warrants to purchase shares of Class A Common Stock represent (i) warrants to purchase 738,000 shares issued in exchange for services rendered valued at $0.26 per share and (ii) a warrant to purchase 61,000 shares issued in exchange for services rendered valued at $0.16 per share.

(6) Represents shares of Class B Common Stock underlying certain warrants that have not yet been exercised.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

         INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                 SUBJECT TO COMPLETION DATED SEPTEMBER 17, 1999


                                   PROSPECTUS
                                   CYNET, INC.

      --------------------------------------------------------------------


               SECURITIES SUBJECT TO RESCISSION OFFER TO PURCHASE:
                    5,514,491 SHARES OF CLASS A COMMON STOCK
                    2,719,733 SHARES OF CLASS B COMMON STOCK
                      103,500 SHARES OF SERIES A PREFERRED STOCK
                       77,349 SHARES OF SERIES B PREFERRED STOCK
           WARRANTS TO PURCHASE 799,000 SHARES OF CLASS A COMMON STOCK


               SECURITIES TO BE ISSUED TO RESCISSION UNDERWRITERS:
                    3,649,635 SHARES OF CLASS A COMMON STOCK

                   SECURITIES OFFERED BY SELLING SHAREHOLDERS:
          2,200,000 SHARES OF CLASS B COMMON STOCK UNDERLYING WARRANTS

      ---------------------------------------------------------------------


         CyNet, Inc., a Texas corporation (the "Company"), is offering, upon the terms and conditions set forth herein, to rescind the issuance or sale of an aggregate of (i) 5,514,491 shares of no par value Class A voting common stock ("Class A Common Stock"), including 4,036,725 shares issued upon conversion of the Company's Series A convertible preferred stock ("Series A Preferred Stock") originally sold at prices ranging from $1.43 to $2.00 per share, (ii) 2,719,733 shares of no par value Class B nonvoting common stock ("Class B Common Stock"), including 2,058,803 shares issued upon conversion of the Company's Series B convertible preferred stock ("Series B Preferred Stock") originally sold at $3.00 per share, (iii) 103,500 shares of Series A Preferred Stock, (iv) 77,349 shares of Series B Preferred Stock and (v) warrants to purchase an aggregate of 799,000 shares of the Class A Common
Stock (the securities described in (i) through (v) above are referred to collectively as the "Subject Securities") to persons who acquired the Subject Securities from the Company between August 1996 and May 1998 (each, individually referred to as an "Offeree" and all, collectively referred to as the "Offerees"), in exchange for cash and services rendered at prices ranging from $0.25 to $3.00 per share (the "Rescission Offer"). See "Rescission
Offer" and "Description of Capital Stock." The Company believes the issuance or sale of the Subject Securities may have been in violation of certain provisions of the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Accordingly, the Company may be liable to the Offerees in the aggregate amount of $14,198,137, plus interest from the date of issuance, less, with respect to shares of Series A Preferred Stock and Series B Preferred Stock (collectively, the "Preferred Stock"), $248,128 in dividends paid to the holders of such shares. The aggregate amount of accrued interest calculated through October 31, 1999 is $2,455,149.39. The Company hereby offers to rescind such prior sales by repurchasing the Subject Securities from the Offerees at the price per share paid by the Offerees, plus an amount equal to the interest thereon at the appropriate statutory rate per annum from the date of issuance of the Subject Securities to the expiration of the Rescission Offer, less any dividends paid, with respect to shares of Preferred Stock. The applicable rates of interest for the repurchase of the Subject Securities provided by law for residents of various jurisdictions are set forth under "Rescission Offer." The Rescission Offer will expire on the later to occur of
(x) November , 1999 (30 days after the date of this Prospectus), or (y) 30 days after the date each Offeree receives this Prospectus, unless extended by the Company in its sole discretion, but in no event shall the Rescission
Offer be extended beyond December 31, 1999 (the "Expiration Date"). The Rescission Offer does not apply to any securities of the Company other than the Subject Securities.


      ---------------------------------------------------------------------


         All Offerees receiving the Rescission Offer are urged to read this Rescission Offer carefully.



ALL OFFEREES WHO WISH TO HAVE THEIR SHARES REPURCHASED BY THE COMPANY SHOULD COMPLETE THE RESCISSION ELECTION FORM ATTACHED HERETO AS EXHIBIT A BY SELECTING OPTION A, ACCEPTANCE OF RESCISSION OFFER, AND RETURNING THE RESCISSION ELECTION FORM TO THE COMPANY ACCORDING TO THE INSTRUCTIONS DESCRIBED ON PAGES 2 AND 18 UNDER THE CAPTION "ACCEPTANCE OR REJECTION."



               The date of this Prospectus is           , 1999.

         No insider or affiliate of the Company holds any of the shares subject to the Rescission Offer, except that BNB Enterprises, LLC d/b/a
Bull and Bear Enterprises, a company that is presently under the sole management and ownership of Vincent W. Beale, Sr., holds 25,000 shares of the Company's Series A Preferred Stock for which it paid $50,000 cash to the Company in April 1997.


         This Prospectus also relates to the resale of 2,200,000 shares of Class B Common Stock underlying two warrants (the "Shaffner Warrants") issued to Keith Shaffner in November 1997. Mr. Shaffner subsequently transferred certain of the Shaffner Warrants to various individuals and entities (collectively, the "Selling Shareholders"). The Company will receive gross proceeds of $1.00 per share to the extent of cash exercises of the Shaffner Warrants (a maximum amount of $2,200,000). See "Use of Proceeds" and "Plan of Distribution and Selling Shareholders--Selling Shareholders."



         This Prospectus also relates to the sale by the Company of up to 3,649,635 shares of Class A Common Stock at a price of $1.37 per share ($5,000,000 in the aggregate) to certain rescission underwriters pursuant to the terms of underwriting agreements to provide $5,000,000 to fund the Rescission Offer. See "Rescission Offer--Funding the Rescission Offer."


       INVESTMENT IN THE SUBJECT SECURITIES IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 8 FOR A DISCUSSION OF MATERIAL RISKS THAT SHOULD BE CONSIDERED BY POTENTIAL INVESTORS.

       THE SUBJECT SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

       IN CONNECTION WITH THIS OFFERING OF CLASS A COMMON STOCK ISSUED TO THE RESCISSION UNDERWRITERS AND CERTAIN SHARES OF CLASS B COMMON STOCK SUBJECT TO WARRANTS, CERTAIN UNDERWRITERS AND SELLING SHAREHOLDERS MAY ENGAGE IN PASSIVE MARKET MAKING TRANSACTIONS IN THE CLASS A COMMON STOCK AND THE CLASS B COMMON STOCK IN ACCORDANCE WITH RULE 103 OF REGULATION M. SEE "PLAN OF DISTRIBUTION AND SELLING SHAREHOLDERS."

       NEITHER THE COMPANY NOR ITS BOARD OF DIRECTORS MAKES ANY RECOMMENDATIONS TO ANY SHAREHOLDERS AS TO WHETHER TO ACCEPT THE RESCISSION OFFER OR TO RETAIN THE SUBJECT SECURITIES PURCHASED FROM THE COMPANY. EACH OFFEREE MUST MAKE HIS OWN DECISION AS TO WHETHER TO ACCEPT THE RESCISSION OFFER.

ACCEPTANCE OR REJECTION

         All Offerees are requested to complete the form of Election set forth on EXHIBIT A attached hereto (the "Election") accompanying this Prospectus and return it to the Company (Attention: Samuel C. Beale, Vice President and General Counsel), 12777 Jones Road, Suite 400, Houston, Texas 77070 as soon as practicable, but in no event should the Election be delivered to the Company later than the Expiration Date. The Election should be completed to indicate whether the Offeree accepts or rejects the Rescission Offer. Offerees accepting the Rescission Offer must enclose with the Election the original certificates or other instruments representing the Subject Securities, properly endorsed for transfer, with the signature(s) guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program). Any Offeree who has not delivered a completed Election by the Expiration Date shall be conclusively deemed to have rejected the Rescission Offer, except to the extent applicable state laws provide otherwise. The Election and the stock certificates or other instruments representing the Subject Securities may be delivered by hand or courier service, or by mail. The method of delivery of all documents is at the election and risk of the Offeree. If an Offeree desires to make use of the mails to deliver a completed Election to the Company, delivery will be deemed to have occurred on the date the Election is postmarked. Moreover, if using the mails, the Company recommends registered mail or certified mail, return receipt requested, that is properly insured.


EFFECT OF REJECTION


         For purposes of applicable federal and state securities laws, Offerees who reject the Rescission Offer will be deemed to hold registered shares that are freely tradeable. Rejection of the Rescission Offer by Offerees will not necessarily bar the Offerees from rescission or other rights which they may have under federal or state securities laws if the Company in fact violated such laws. However, federal law does provide that an Offeree may, under certain circumstances, lose any rescission rights under federal securities laws one year from the date of purchase of such shares. In addition, most state securities laws provide that an Offeree may lose any rescission rights by rejecting or failing to respond to a valid rescission offer.

                               PROSPECTUS SUMMARY

         THE FOLLOWING SUMMARY SHOULD BE READ IN CONJUNCTION WITH, AND IS QUALIFIED IN ITS ENTIRETY BY, THE MORE DETAILED INFORMATION, INCLUDING "RISK FACTORS" AND THE FINANCIAL STATEMENTS AND NOTES THERETO, APPEARING ELSEWHERE IN THIS PROSPECTUS. THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS. SUCH "FORWARD-LOOKING STATEMENTS" CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY SUCH AS "MAY," "WILL," "SHOULD," "EXPECT," "ANTICIPATE," "ESTIMATE" OR "CONTINUE" OR THE NEGATIVES THEREOF OR OTHER VARIATIONS THEREON OR COMPARABLE TERMINOLOGY. THOSE STATEMENTS APPEAR IN A NUMBER OF PLACES IN THIS PROSPECTUS AND INCLUDE STATEMENTS REGARDING THE INTENT, BELIEF OR CURRENT EXPECTATIONS OF THE COMPANY OR ITS DIRECTORS OR OFFICERS WITH RESPECT TO, AMONG OTHER THINGS:
(i) TRENDS AFFECTING THE COMPANY'S FINANCIAL CONDITION OR RESULTS OF OPERATIONS; AND (ii) THE COMPANY'S BUSINESS AND GROWTH STRATEGIES. FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND INVOLVE RISKS AND UNCERTAINTIES, AND ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE PROJECTED, EXPRESSED OR IMPLIED, IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. THE ACCOMPANYING INFORMATION CONTAINED IN THIS PROSPECTUS, INCLUDING WITHOUT LIMITATION, THE INFORMATION SET FORTH UNDER THE HEADINGS "RISK FACTORS," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" AND "BUSINESS," IDENTIFIES IMPORTANT FACTORS THAT COULD CAUSE SUCH DIFFERENCES. UNLESS OTHERWISE INDICATED, THE INFORMATION IN THIS PROSPECTUS ASSUMES THAT NO OFFEREE RECEIVING THE RESCISSION OFFER EXERCISES HIS RIGHT TO RESCIND.


THE COMPANY

         CyNet, Inc. (the "Company") is an Internet business solutions provider. The Company's products and services are offered through MESSAGING which includes fax, data, voice, e-mail and mobile messaging, and INTERNET SERVICES which includes custom application development, e-commerce development, web content creation, web hosting and Internet access.

         The Company is a Texas corporation and was founded in 1995 to provide fax services for business-to-business communication. The Company capitalized on the dramatic increase in the usage of third-party fax services and created a niche market for itself with its HYPERCAST fax broadcast desktop client software and related services. In 1997, the Company introduced HYPERLINE, its point-to-point desktop software and fax service in order to expand its fax service.

         In response to the rapid growth and popularity of e-mail and the Internet as a primary communications medium, the Company set out to become a full service Internet messaging provider. In 1998, the Company added to its product offering HYPERWEB, its Internet-to-fax service; HYPERMAIL, its fax-to-e-mail service; WEBCAST, its e-mail broadcast service; TELECAST, its voice broadcast service; and HYPERCOMM, its teleconferencing service. To further enhance its messaging services, the Company, through its subsidiary, Worldwide Marketing Services, Inc., added enhancement services such as list procurement, full-service graphic design and copy development services for its customers. These additional services enabled the Company to provide its customers with complete messaging solutions with "end-to-end" control of the solutions.

         In July 1999, the Company began offering Internet-based services by acquiring Cynet Interactive, LLC ("Cynet Interactive"), a wholly-owned subsidiary of Cynet Holdings, LLC. The acquisition of Cynet Interactive allowed the Company to expand its messaging and broadcast enhancement services to include web site design, Internet application development for e-commerce and other Internet-based applications, and web site hosting. Through a series of projects, the Company has integrated its messaging services with Internet applications, creating more effective solutions for its customers. The Company's current Internet projects include the development of on-line shopping malls, integrated procurement centers, live auctions and Internet web-based magazines for customers. In July 1999, the Company entered into a strategic alliance with IXC Communications, Inc. ("IXC Communications") to enable the Company to further expand its products and services to include Internet access for business customers. The Company expects this alliance with IXC Communications will enable the Company to provide complete, "end-to-end" Internet business solutions just as it is able to provide complete, "end-to-end" messaging business solutions. The Company's solutions selling approach allows the Company to effectively deliver its customers' messages irrespective of the transmission medium.

         The Company was incorporated in Texas on April 19, 1995. The Company's principal executive offices are located at 12777 Jones Road, Suite 400, Houston, Texas 77070 and the telephone number is (281) 897-8317. The Company's home page is located at www.cynetinc.com. Information contained in the Company's web site shall not be deemed a part of this Prospectus.

FINANCINGS

         From the Company's inception through December 31, 1996, the Company raised approximately $1.9 million of start-up capital by forming sixteen limited liability companies ("LLCs") with various persons who received either a 40% (nine LLCs) or 50% (seven LLCs) interest in operations in a city or group of cities in exchange for cash capital contributions. The Company was the manager of the LLCs and owned the other 50% to 60% profit interest. The funds received from LLC members were used to develop the Company's network infrastructure. Revenue and profits from all other cities not on the network were 100% owned by the Company. From December 1997 through January 1998, the Company exchanged 2,421,580 shares of Class A Common Stock for the net equity interest ("Minority Interest") of the members (other than the Company) in all of the LLCs, at an exchange ratio of 1.2 shares of Class A Common Stock for each $1.00 of capital originally contributed by a member to an LLC. As a result, the Company became the owner of 100% of the equity interest in the LLCs. In 1998, the Company dissolved each of the LLCs.


         From August 1996 through December 31, 1997, the Company raised approximately $15.3 million of additional capital through a series of private offerings ("Offerings"), including $14,198,137 from the issuance or sale of the Subject Securities. The proceeds from the Offerings were used principally to develop and expand the Company's marketing and sales efforts, improve the products and services, expand the communications network and for working capital.


         In July 1998, the Company entered into a Subscription Agreement (the "Holdings Subscription Agreement") with Cynet Holdings, LLC ("Cynet Holdings"), pursuant to which Cynet Holdings committed to purchase up to 10,000,000 shares of Class A Common Stock for $1.00 per share. As of August 31, 1999, Cynet Holdings had contributed $4,106,000 in cash to the Company, and the Company had issued 4,106,000 shares of its Class A Common Stock to Cynet Holdings. In addition, Cynet Holdings transferred all of the outstanding membership interests of Cynet Interactive to the Company. See "Management -- Certain Transactions."


         Since August 1999, Cynet Holdings has provided the Company additional short-term financing of $277,000. These borrowings are unsecured, non-interest bearing and are due on demand. See "Management -- Certain Transactions."

THE RESCISSION OFFER AND RESCISSION FINANCING

         The Company is, subject to the terms and conditions of the Rescission Offer, offering to rescind the issuance of the Subject Securities to the Offerees. The Company has completed the Rescission Financing with the Rescission Underwriters to fund the repurchase of the Subject Securities from Offerees who accept the Rescission Offer. The following table sets forth information regarding the Rescission Offer and the Rescission Financing:

                        CLASS OF STOCK                               NUMBER OF SHARES          SUBJECT TO RESCISSION
                                                                      OUTSTANDING(1)                   OFFER
                                                                      --------------                   -----
Class A Common Stock(2).......................................           27,214,707                    5,514,491
Class B Common Stock..........................................            3,119,762                    2,719,733
Series A Preferred Stock......................................              103,500                      103,500
Series B Preferred Stock......................................               87,349                       77,349
Warrants to Purchase Class A Common Stock(3)..................            8,425,000                      799,000
Warrants to Purchase Class B Common Stock.....................            2,550,954                          -0-

No Proceeds from Rescission Offer............................. No proceeds will be received by the Company from the Rescission Offer. However, the Company will
                                                               receive proceeds (i) to the extent of cash exercises
                                                               of the Shaffner Warrants to purchase Class B
                                                               Common Stock (see "Plan of Distribution" and
                                                               "Selling Shareholders") and (ii) from the Rescission
                                                               Financing (see "Use of Proceeds").
No Market..................................................... The holders of Subject Securities who reject the
                                                               Rescission Offer and the Rescission Underwriters
                                                               will own freely tradeable shares under the Securities
                                                               Act.  No public market currently exists for any class
                                                               of the Subject Securities, and the Company provides
                                                               no assurance that there will be a market in the
                                                               future.  See "Shares Eligible for Future Sale."
Risk Factors.................................................. An investment in the Company involves a high degree of risk.  See "Risk Factors."

-----------------

(1) Shares outstanding as of August 31, 1999, assuming 100% rejection of the Rescission Offer and the successful completion of the Rescission Financing.
(2) Includes 3,649,635 shares to be issued to the Rescission Underwriters, but excludes 1,915,313 shares underlying options outstanding under the Company's 1997 Restated Stock Option Plan.
(3) Includes a warrant to purchase 376,000 shares to be issued pursuant to a consulting agreement between the Company and the Houston Economic Opportunity Fund, L.P. ("HEOF") (see "Financing of Rescission Liabilities" below) upon the completion of the Rescission Offer.

FINANCING OF RESCISSION LIABILITIES

         The Company has entered into Underwriting Agreements (each, an "Underwriting Agreement" and collectively, the "Underwriting Agreements") with a group of underwriters (the "Rescission Underwriters") to provide $5,000,000 (the "Rescission Financing") to fund the Rescission Offer. The Rescission Underwriters include, among others, HEOF, a limited partnership whose general partner is HEOF Management Corp., an affiliate of Enron Economic Development Corporation, a wholly-owned subsidiary of Enron Corporation, a Houston, Texas-based Fortune 500 energy company. Subject to the terms and conditions of the Underwriting Agreements, the Company has agreed to sell and the Rescission Underwriters have agreed to purchase an aggregate of 3,649,635 shares of Class A Common Stock at a price of $1.37 per share. The
Underwriting Agreements provide, among other things, that the obligation of the Rescission Underwriters to purchase such shares of Class A Common stock is subject to the successful completion of the Rescission Offer. For purposes of this Prospectus, the Rescission Offer will be deemed successfully completed if less than $5,000,000 is needed to fund the Rescission Offer.


         As additional consideration for its participation in the Rescission Financing, the Company has agreed to grant HEOF the right to require the Company to repurchase the shares of Class A Common Stock issued to HEOF pursuant to its Underwriting Agreement at a price of $1.51 per share (the "HEOF Put Option"). The HEOF Put Option will have a term of one year from the closing of the Rescission Financing. In the event that the HEOF Put Option is exercised, the Company's shareholder equity may be reduced by up to $2,420,000.


         As of the date of this Prospectus, the funds comprising the Rescission Financing have been deposited into an interest-bearing escrow account with First Bank Texas, N.A. of Houston, Texas, and will be disbursed as needed to satisfy the Company's rescission liability to Offerees who accept the Rescission Offer.


      The proceeds from the Rescission Financing will be used to fund
$5,000,000 of the Rescission Offer. While the Company believes the Rescission Financing will be sufficient to repurchase the Subject Securities from Offerees who accept the Rescission Offer, in the event that funds in excess of $5,000,000 are needed, the Company shall have the right, on or before the Expiration Date, to either (i) with the consent of the Rescission Underwriters, secure additional financing through the issuance of equity securities or the sale of assets in amounts sufficient to satisfy the Company's rescission liabilities and complete the Rescission Offer, or (ii) declare the entire Rescission Offer ineffective and return all completed Elections, together with the certificates or other instruments representing the Subject Securities, to the Offerees who accepted the Rescission Offer. Any unused proceeds of the Rescission Financing remaining after the funding of the Rescission Offer which are not returned to the Rescission Underwriters will be used by the Company for general corporate purposes. See "Risk Factors -- Lack of Sufficient Capital to Fund Rescission Offer; Potential Rescission Liability" and "Use of Proceeds."


SUMMARY OF SELECTED FINANCIAL DATA

         The following table presents summary historical data of the Company on a consolidated basis (i) from the audited financial statements of the Company for the years ended December 31, 1998 and 1997 and (ii) from the unaudited financial statements of the Company for the six months ended June 30, 1999 and June 30, 1998. The summary selected financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Company's Consolidated Financial Statements and the Notes thereto appearing elsewhere in this Prospectus.


                                                               YEAR ENDED                      SIX MONTHS ENDED
                                                              DECEMBER 31,                         JUNE 30,
                                                         1998              1997              1999             1998
                                                        ------            ------            ------           -----
STATEMENT OF OPERATIONS DATA:
Revenues..........................................    $ 8,947,732      $ 4,960,355        $ 4,534,254      $ 4,243,585
Loss from operations..............................     (4,230,362)      (7,958,870)        (1,199,263)      (1,837,574)
Net loss applicable to common shareholders........     (4,396,883)      (8,502,067)        (1,353,645)      (1,862,439)
Net loss per common share.........................    $     (0.19)     $     (0.60)       $     (0.05)     $     (0.08)
Weighted average number of common shares
outstanding.......................................     23,109,154       14,086,177         25,015,773       22,441,445


                                                                                   DECEMBER 31,         JUNE 30
                                                                                      1998               1999
                                                                                 --------------      -------------
BALANCE SHEET DATA:
Working Capital (Deficit)(1).................................................    $     (885,068)      $    368,901
Total assets.................................................................         5,297,713          5,147,083
Stock and warrants subject to rescission.....................................        13,980,009         13,950,009
Capital deficit..............................................................       (12,218,072)       (11,326,717)

--------------------------
(1) Includes $2,078,825 of deferred offering costs. See Note 3 of the Notes to the Consolidated Financial Statements.

                                  RISK FACTORS

         AN INVESTMENT IN THE COMPANY INVOLVES A HIGH DEGREE OF RISK. OFFEREES AND OTHER PROSPECTIVE INVESTORS SHOULD CONSIDER THE FOLLOWING FACTORS, IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS.


HISTORY OF OPERATING LOSSES; ACCOUNTANTS' EXPLANATORY PARAGRAPH



         The Company commenced business in April 1995 and has incurred operating losses since inception. Revenue from the sale of messaging and Internet services will be the Company's primary source of cash flow during 1999. Although the Company continues to obtain significant numbers of new accounts and revenue continues to increase, there can be no assurance that the Company will be able to generate sales in quantities sufficient to generate positive cash flow. In addition, there can be no assurance that the Company will not continue to experience operating losses for the foreseeable future as it commits additional resources to increase revenue.



         The Company's independent certified public accountants included an explanatory paragraph in their opinion with respect to the Company's financial statements to reflect that recurring losses from operations and the Rescission Offer have raised substantial doubt about the ability of the Company to continue as a going concern. Furthermore, the financial statements do not include any adjustments that might result from the outcome of such uncertainty. The Company's internally generated cash flows from operations have historically been, and continue to be, insufficient for cash needs. The Company has, therefore, relied upon external equity financing to continue its operations.



         From inception through June 30, 1999, the Company incurred significant operating losses and at June 30, 1999, the Company had a capital deficit of $11,326,717. Until the Company can obtain monthly sales levels of approximately $1,200,000, which the Company currently expects to be necessary to fund current working capital needs, there is uncertainty as to the ability of the Company to expand its business and continue as a going concern. The Company's current cash forecast indicates that there will be negative cash flows from operations into the fourth quarter of 1999, at which time the Company's operating revenues are expected to be sufficient to cover operating costs and provide positive cash flow. There can be no assurance that the Company will be able to generate revenues as projected sufficient to service the cost of operations and fund the capacity to handle the Company's growth. Further, failure to realize the sales growth projections could shorten the period that the current cash balance will be sufficient to meet working capital needs. As a result, there can be no assurance that the Company will be successful in funding its working capital and capacity needs.


POTENTIAL RESCISSION LIABILITY; LACK OF SUFFICIENT CAPITAL TO FUND RESCISSION OFFER


         The Rescission Offer is being made to all persons who acquired the Subject Securities from the Company. If all of the Offerees holding the Subject Securities accept the Rescission Offer, the Company will be required to make payments aggregating $14,198,137 plus the aggregate amount of interest at the statutory interest rates from the date of issuance to the Expiration Date less $248,128 in dividends paid on the Preferred Stock. As of October 31, 1999, the aggregate accrued interest (on the total liability of $14,198,137) will be $2,455,149.39 and will continue to accrue, assuming the full liability is incurred, at the rate of approximately $3,500 per day. The Company has executed Underwriting Agreements with the Rescission Underwriters to provide $5,000,000 to the Company for the Rescission Financing. In the event that funds in excess of $5,000,000 are needed to fund the Company's rescission liability, the Company will be required, with the consent of the Rescission Underwriters, to seek additional capital through equity financing or the sale of assets, and there can be no assurance that sufficient financing can be obtained on terms acceptable to the Company or that the Rescission Underwriters will consent to the Company obtaining such additional financing or completing the Rescission Offer. In addition, the Company shall also have the right (but not the obligation) to declare the entire Rescission Offer ineffective. See "Rescission Offer -- Funding the Rescission Offer." If the Company is unable to obtain additional financing to complete the Rescission Offer or declares the entire Rescission Offer ineffective, the Company will continue to be subject to claims from the Offerees holding the Subject Securities for possible violations of applicable state and federal securities laws. Any unused proceeds of the Rescission Financing remaining after the funding of the Rescission Offer which are not returned to the Rescission Underwriters will be used by the Company for general corporate purposes. See "Use of Proceeds."



         There can be no assurance that claims asserting violations of state or federal securities laws will not be asserted notwithstanding the Rescission Offer. Furthermore, there can be no assurance that the Company will not be subject to penalties or fines relating to past securities issuances or that the Offerees or other holders of the Subject Securities will not assert or prevail in claims against the Company for rescission or damages under federal or state securities laws. The staff of the Securities and Exchange Commission (the "Commission") takes the position that a person's right of rescission under federal securities law may, under certain circumstances, survive a rescission offer. Even if the Company were successful in defending any securities law claims, the assertion of such claims against the Company would result in costly litigation and significant diversions of effort by the Company's management. In addition, the Rescission Offer will not prevent the Commission or any state securities commission from pursuing enforcement action against the Company with respect to any alleged violations of federal or state securities laws. The occurrence of any of the foregoing could have a material adverse effect on the Company's business, financial condition and results of operations. See "Rescission Offer -- Effect of Rescission Offer" and Note 8 of the Notes to Consolidated Financial Statements.


NEED FOR ADDITIONAL CAPITAL AND CAPITAL REQUIREMENTS


         The Company's efforts to develop and introduce its messaging and Internet services have required, and will continue to require, the Company to invest in infrastructure and systems development. In addition, the Company has incurred substantial losses since inception and expects to continue to incur losses through at least the third quarter of 1999. During the fourth quarter of 1999, the Company expects its operating revenues will be sufficient to cover operating costs and provide positive cash flow. However, there can be no assurance that the Company will meet these expectations and generate positive cash flow in the foreseeable future. As a result, the Company expects it will need to raise additional capital in future periods. The Company currently does not have sufficient capital to meet its cash flow requirements over the next 12 months. The Company expects to satisfy its cash flow shortages with (i) the sale of additional shares of Class A Common Stock to Cynet Holdings pursuant to the Holdings Subscription Agreement, (ii) the proceeds of the Rescission Financing if the aggregate amount required to fund the Rescission Offer is less than $5,000,000 and (iii) the proceeds of a working capital line of credit which the Company is presently seeking with an unaffiliated lender. If the Company experiences greater than anticipated capital requirements, or if the implementation of the Company's operating strategy fails to produce anticipated revenue growth and cash flows or if additional working capital is required for any other reason, the Company will be required to obtain additional sources of capital earlier than currently anticipated. The timing of the need for additional capital also will be affected by the extent to which the Rescission Offer is accepted. See "Rescission Offer" and "--Lack of Sufficient Capital to Fund

Rescission Offer; Potential Rescission Liability." There can be no assurance that the Company will be able to obtain equity or lease financing when needed or on terms that the Company finds acceptable. Any additional equity financing may cause immediate and substantial dilution to the Company's shareholders. If the Company is unable to obtain sufficient funds to satisfy its capital requirements, it will be forced to reduce the scope of its expansion plans, curtail operations, dispose of assets or seek extended payment terms from its vendors, any of which could have a material adverse effect on the Company's business, financial condition and results of operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."


INFORMAL COMMISSION INQUIRY

         In May 1997, the Company received a letter from the enforcement division of the Commission in which the Company was advised of an informal inquiry being conducted with respect to the Offerings. The Company met with the Commission in August 1997 in an attempt to resolve the concerns regarding potential violations of securities laws raised in the informal inquiry, and believes that it has complied with all information requests from the Commission. Management believes the Rescission Offer addresses substantially all of the concerns raised by the Commission in its inquiry. While there can be no assurance that such concerns or other issues will not be raised or that the Rescission Offer will completely satisfy the Commission's concerns, the Company has been advised orally that upon the completion of the Rescission Offer, the Commission currently intends to close its inquiry.

RISK OF MANAGING GROWTH; RECENT MANAGEMENT CHANGES

         The Company's growth has placed, and is expected to continue to place, a significant strain on the Company's management, administrative, operational, financial and technical resources and on its systems and controls. The Company has made recent changes in executive level management positions and certain of the Company's senior management personnel have worked together only a short time. The Company believes it will need, both in the short term and the long term, to hire additional qualified administrative and management personnel in all functional areas. Failure to locate, hire and retain such qualified personnel or failure to manage the Company's growth properly could have a material adverse effect on the Company's business, financial condition or results of operations. See "-- Dependence on Key Personnel; Need to Hire Additional Qualified Personnel," "Business," "Management's Discussion and Analysis of Financial Condition and Results of Operation,"and "Management."

MARKET GROWTH OF MESSAGING AND INTERNET SERVICES

         The market and demand for business-to-business messaging services and Internet application services is growing rapidly. While the Company believes the market and demand for such services will continue to grow, there can be no assurance as to the extent of any such growth. Even if there is continued growth in the use of messaging and Internet services, there can be no assurance that customers will elect to use service providers, such as the Company, to fulfill their messaging and Internet application services needs. If the use of service providers does continue to grow, there can be no assurance that the Company will be able to attract these new users as customers. See "Business--Competition."

COMPETITION

         The Company faces a high degree of competition in each of its service areas. The Company's current and potential competitors fall into the following categories: (i) telecommunications companies and resellers, (ii) Internet service providers, (iii) enhanced fax service providers, (iv) unified Internet messaging providers and (v) various web design and electronic commerce providers. The Company is unaware of any other entity that combines Messaging and Internet products and services in a unified service offering as does the Company. However, because of the high rate at which other established and new companies are entering the various business segments, there can be no assurance that additional competitors will not enter markets the Company currently serves. Many of these competitors may possess significantly greater financial, marketing, technical and other resources than the Company. There can be no assurance that additional competitors will not enter markets that the Company presently serves or plans to serve or that the Company will be able to compete effectively. In addition, there can be no assurance that potential customers will not elect to use their own equipment to fulfill their needs for messaging and Internet services or that they will not elect to use alternatives to the Company's messaging and Internet services. See "Business -- Competition."

COMPANY SYSTEM FAILURE

         The success of the Company is largely dependent upon the efficient and uninterrupted operation of its telecommunications system infrastructure. Within 120 days from the date of this Prospectus, the Company will expand its disaster recovery plan to include one or more redundant network switching centers. The Company's systems and operations remain vulnerable to damage or interruption from fire, earthquake or other natural disaster and from power loss, telecommunications failure, break-ins, unauthorized entry, computer viruses, and similar events beyond the Company's control. Furthermore, the hardware, software and network systems developed by the Company are relatively new, and therefore have not withstood the demands of the larger volume associated with the Company's revenue projections. There can be no assurance that these systems will be adequate to operate at the volume levels projected or operate efficiently enough to produce the required gross margin for the Company to be profitable. The occurrence of any of the foregoing risks could have a material adverse effect on the Company's business, financial condition and results of operations.

LONG DISTANCE CARRIERS

         The foundation of the Company's telephony network infrastructure depends on the Company's right to use the telecommunications lines of certain of the long distance carriers. There can be no assurance that these companies will not discontinue or otherwise alter their relationships with the Company in a manner that would have a material adverse effect on the Company's business, financial condition and results of operations.

LACK OF LONG-TERM CUSTOMER CONTRACTS

         The majority of the Company's services are performed pursuant to specific purchase orders from customers and other short-term arrangements. While the Company actively pursues longer term contracts with customers, the Company's existing contracts typically are of a duration of six months to one year. As a result, there can be no assurance that the majority of the Company's customers will continue to purchase the Company's services in the future.
See "Business -- Customers."

THE PRICING FOR SERVICES IS UNCERTAIN

         Prices for messaging and Internet services have fallen historically. The Company expects prices in the messaging and Internet industry in general to continue to fall, and prices for the Company's existing and future services may fall correspondingly. Accordingly, there can be no assurance that the Company's current pricing schedule will prove to be viable, demand for Company services will materialize at the prices it would like to charge, or the Company will be able to sustain adequate future pricing levels as competitors introduce competing services.

DEPENDENCE ON KEY PERSONNEL; NEED TO HIRE ADDITIONAL QUALIFIED PERSONNEL

         The Company is highly dependent on the technical and management skills of its key employees, including technical, sales, marketing, financial and executive personnel, and on its ability to identify, hire and retain additional personnel. Competition for such personnel is intense and there can be no assurance that the Company will be able to retain existing personnel or identify or hire additional personnel. The failure to retain and attract the necessary technical, managerial, financial, marketing and customer service personnel could have a material adverse effect on the Company's business, financial condition and results of operations. The Company's performance also depends on its ability to retain and motivate its executive officers and key employees, several of whom have worked together for only a short time. The Company has entered into employment agreements with five of its senior officers. The loss of key personnel could have a material adverse effect on the Company's business, financial condition and results of operations. See "-- Risk of Managing Growth; Recent Management Changes and New Information Systems" and "Management -- Directors and Officers" and "Management -- Employment Agreements."

TECHNOLOGICAL CHANGE

         The messaging and Internet services industries are characterized by rapid and continuous technological change, evolving industry standards, emerging competition and frequent new service and other product introductions. Future technological advances in the messaging and Internet services industries may result in the availability of new services that could compete with the services currently provided by the Company or decreases in the cost of existing services that could enable the Company's established or potential customers to fulfill their own messaging and Internet services needs more cost effectively. There can be no assurance that the Company can successfully identify new service opportunities and develop and bring new products and services to market in a timely and cost-effective manner, or that products, services or technologies developed by others will not render the Company's products, services or technologies noncompetitive or obsolete.

SOFTWARE AND HARDWARE DEFECTS; POSSIBILITY OF DEVELOPMENT DELAYS

         Software-based services and equipment, such as the Company's, may contain undetected errors or failures when introduced or when new versions are released. The hardware, software, and network systems the Company has developed are relatively new and, therefore, have not withstood the demands of the larger volume associated with its revenue projections. There can be no assurance that these systems will be adequate to operate at the volume levels projected or operate efficiently enough to produce the required gross margin the Company needs to be profitable. Furthermore, there can be no assurance that, despite testing by the Company and by current and potential customers, errors will not be found in the Company's software after commercial release, or that the Company will not experience development delays, resulting in delays in market acceptance. Any of these circumstances could have a material adverse effect on the Company's business, prospects, financial condition and results of operations.

ABILITY TO OBTAIN TELEPHONE NUMBERS

         The Company's future success will depend on its ability to procure large quantities of telephone numbers in the United States and foreign countries, including telephone numbers in area codes that its customers demand. The Company's ability to procure telephone numbers depends on applicable regulations, the practices of telecommunications carriers that provide telephone numbers and the level of demand for new telephone numbers. Failure to obtain these numbers in a timely and cost-effective manner may prevent the Company from entering some foreign markets or hamper the Company's growth in domestic markets, and may have a material adverse effect on the Company's business, prospects, financial condition and results of operations.

THE INTERNET AS AN INFORMATION TRANSMISSION MEDIUM

         The Company's future success will depend on its ability to route its customers' traffic through the Internet and through dedicated and/or partially dedicated data network bandwidth. The Company depends on the viability of the Internet and other bandwidth as a medium for the transmission of information in various forms. To date, the Company has transmitted a limited amount of customer traffic as compared to its growth projections. There can be no assurance that these will prove to be viable communications media or that information transmission will be reliable. There also can be no assurance against the development of capacity constraints that might inhibit efficient information transmission.

CONTINUED GROWTH IN THE USE OF THE INTERNET

         The Company's future success is dependent upon continued growth in the use of the Internet in order to support the sale and use of the Company's services and products. There can be no assurance that the number of Internet users will continue to grow. As is typical in the case of a new and rapidly evolving industry, demand and market acceptance for recently introduced products and services are subject to a high level of uncertainty. The Internet may not prove to be a viable avenue to transmit communications for a number of reasons. These reasons include (i) lack of acceptable security technologies, (ii) lack of access and ease of use, (iii) traffic congestion, (iv) inconsistent quality or speed of service, (v) potentially inadequate development of the necessary infrastructure, (vi) excessive governmental regulation, (vii) uncertainty regarding intellectual property ownership, or (viii) lack of timely development and commercialization of performance improvements, including high-speed modems.

RISKS ASSOCIATED WITH INTERNATIONAL OPERATIONS

         The Company's current international operations consist of providing messaging and Internet services to locations outside the United States. The Company is planning to increase service offerings to foreign locations and provide services for foreign customers in the near future. The Company is also considering opportunities for acquiring businesses with significant international operations and customers. However, any international expansion will subject the Company to the wide range of general business risks associated with international operations, including (i) unexpected changes in legal and regulatory requirements, (ii) changes in tariffs, exchange rates and other barriers, (iii) political and economic instability, (iv) inability to repatriate net income from foreign markets, (v) long accounts receivable payment cycles in certain countries, (vi) potentially adverse tax consequences and (vii) the regulation of Internet access providers by foreign regulatory authorities. There can be no assurance that such factors will not have a material adverse effect on the Company's future operations and, consequently, on the Company's business, financial condition and results of operations.

LACK OF PATENTS AND COPYRIGHTS

         The Company has developed much of its own operating system and user software and expects to continue to improve existing applications and develop new applications in the future. As of the date of this Prospectus, the Company has not copyrighted or patented any of its software and relies on non-disclosure agreements and common law rights of protection. Other companies may hold or obtain patents on inventions or may otherwise claim proprietary rights to technology useful or necessary to the Company's business. The Company intends to pursue available patent, copyright, trademark and service mark protection for its business processes, software, and Internet content. The extent to which the Company may be required to seek licenses under such patents or other proprietary rights of third parties, and the cost or availability of such licenses, cannot now be predicted. The Company relies to a significant extent on proprietary know-how, particularly with respect to messaging processes. There can be no assurance, however, that others will not independently develop superior know-how or obtain access to know-how used by the Company that the Company now considers proprietary. See "Business -- Intellectual Property."

RISKS ASSOCIATED WITH ACQUISITIONS, INVESTMENTS AND STRATEGIC ALLIANCES

         The Company intends, in the future, to pursue opportunities to acquire customer bases and businesses from, make investments in, or enter into strategic alliances with, companies that have customer bases, switching capabilities or existing networks in the Company's current or target markets. See "Business -- Strategic Relationships." The Company currently does not have any acquisitions or negotiations pending. Any future acquisitions, investments or strategic alliances will be financed with either equity or debt securities of the Company, and will be accompanied by the risks commonly encountered in such transactions or efforts. Such risks include, among others, (i) the difficulty of identifying appropriate acquisition candidates, (ii) the difficulty of assimilating the operations and personnel of the respective entities, (iii) the potential disruption of the Company's ongoing business, (iv) the inability of management to capitalize on the opportunities presented by acquisitions, investments, strategic alliances or related efforts, (v) the failure to successfully incorporate licensed or acquired technology and rights into the Company's services, (vi) the inability to maintain uniform standards, controls, procedures and policies and (vii) the impairment of relationships with employees and customers as a result of changes in management. Acquired operations typically operate independent marketing, customer support, billing systems and other functions. Any acquisition by the Company could result in difficulties in the integration and consolidation of customer bases or operations. Pending such integration and consolidation, it would be necessary for the Company to maintain separate billing systems and other functions of the acquired operation, which could cause inefficiencies and significant operational complexity and expense, increase the risk of billing delays and financial reporting difficulties, and impair the Company's efforts to cross-sell the products and services of the acquired operation. Additionally, in connection with an acquisition, the Company could experience rates of customer attrition that would be significantly higher than the rate of customer attrition that it ordinarily experiences. Further, to the extent that any such transaction involves customer bases or businesses located outside the United States, the transaction would involve the risks associated with international operations. There can be no assurance that the Company would be successful in overcoming these risks or any other problems encountered with such acquisitions, investments, strategic alliances or related efforts. In addition, no assurance can be given that the Company would be able to obtain the capital it will need to finance any such efforts. See "-- Risks Associated with International Operations."

GOVERNMENTAL REGULATION

         The telecommunications industry is subject to regulation by the Federal Communications Commission (the "FCC"), by various state public service and public utility commissions and by various international regulatory authorities. The FCC has the power to impose regulatory requirements on the Company and currently classifies the Company as a "nondominant carrier." Generally, the FCC has chosen not to closely regulate the charges or practices of nondominant carriers. The FCC also has the power to impose more stringent regulatory requirements on the Company and to change its regulatory classification. As a result, there can be no assurance that the FCC will not change the Company's regulatory classification or otherwise subject the Company to more burdensome regulatory requirements that would have a material adverse effect on the Company's business, financial condition and results of operations.

         The Company is subject to federal and state laws regulating the unsolicited transmission of fax and e-mail transmissions for advertisement purposes. The Company has adopted a policy to refrain from transmitting fax and e-mail advertisements except to the Company's own customers and other recipients who have expressed an interest in receiving the transmitted information or otherwise have given their permission to receive such transmissions. The Company encourages its customers to familiarize themselves with the relevant laws and to conduct their businesses in accordance with applicable laws.

         In connection with its anticipated international operations, the Company will be required to satisfy a variety of foreign regulatory requirements. The Company intends to explore and to seek to comply with these requirements on a country-by-country basis. There can be no assurance that the Company will be able to satisfy the regulatory requirements in foreign countries, and the failure to satisfy such requirements may prevent the Company from operating in such countries. The failure to comply with foreign regulatory requirements would have a material adverse effect on the Company's business, financial condition and results of operations.

LACK OF PUBLIC MARKET


         There has been no public trading market for the Company's Class A and Class B Common Stock and there can be no assurance that one will develop. Management will attempt to develop a public market in the Class A and Class B Common Stock immediately after the closing of the Rescission Offer by means of the OTC Bulletin Board Service ("OTCBB") by engaging market makers in the shares in such a manner that will permit trading. Assuming the successful completion of the Rescission Offer and the Rescission Financing, the Company intends to take the necessary actions to allow its Class A Common Stock to be traded by means of the Nasdaq National Market System ("NMS"). However, there can be no assurance that a market for the Company's Class A or Class B Common Stock will ever develop on the OTCBB or the NMS. If any market is developed it should be assumed that such market will be highly illiquid, sporadic and volatile.


PENNY STOCK REGULATION

         The Commission has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NMS, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker-dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in any secondary market for a stock that becomes subject to the penny stock rules. The Company's Class A and Class B Common Stock may be subject to the penny stock rules, and accordingly, investors rejecting this Rescission Offer may find it difficult to sell their shares, if at all.

CONTINUED CONTROL BY CERTAIN SHAREHOLDERS


        Assuming 100% rejection of the Rescission Offer, Cynet Holdings will own approximately 50.0% of the Company's Class A Common Stock. As a result, it will be able to exercise significant influence on the business and affairs of the Company, including election of the Company's directors and the authorization of other corporate actions requiring shareholder approval. See "Principal Shareholders."


AUTHORIZED STOCK

         The Board of Directors of the Company has the authority to issue up to 10,000,000 shares of "blank check" preferred stock with such designations, rights and preferences as may be determined by the Board of Directors. Accordingly, the Board of Directors of the Company is empowered, without further shareholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the Company's Common Stock. Certain companies have used the issuance of preferred stock as an anti-takeover device and the Board of Directors could, without further shareholder approval, issue preferred stock with certain rights that could discourage an attempt to obtain control of the Company in a transaction not approved by the Board of Directors. The Board of Directors of the Company also has authority to issue up to 60,000,000 shares of Common Stock, of which 40,000,000 shares have been designated as Class A Common Stock and 20,000,000 shares have been designated as Class B Common Stock. See "Description of Capital Stock." Assuming the successful completion of the Rescission Offer and the Rescission Financing, the Company intends to (i) offer the holders of the Class B Common Stock the right to exchange their shares of Class B Common Stock for an equal number of shares of Class A Common Stock and (ii) increase the number of authorized shares of its Common Stock to 100 million shares at a special meeting of the Company's shareholders. See "Description of Capital Stock."

FLUCTUATION IN STOCK PRICE

         The Company's annual and quarterly operating results may fluctuate significantly in the future as a result of numerous factors, including (i) the rate at which the Company is able to add customers and up-sell additional usage-based services to existing customers, (ii) the amount and timing of expenditures to enhance sales and marketing and to expand the Company's infrastructure, or other costs, as it expands its network, (iii) the announcement or introduction of new or enhanced services by the Company's competitors, (iv) technical difficulties or network downtime, and (v) economic and competitive conditions specific to the Internet and messaging industries. As a result, it is likely that in some future periods the Company's operating results will be below the expectations of securities analysts and investors. If this happens, the trading price of the Company's Common Stock would likely be materially adversely affected.

DETERMINATION OF PRICE OF OFFERINGS

         The offering prices and assigned values relating to the issuances of the Subject Securities and the Rescission Financing were arbitrarily determined by the Company and bore no relationship to the Company's earnings, assets, book value or any other generally accepted criteria of value. There can be no assurance that if an Offeree rejects the Rescission Offer he will be able to sell in the future, if at all, the Subject Securities for a price higher than the original offering price.

NEED TO MAINTAIN A CURRENT PROSPECTUS

         The Company must maintain a current prospectus in order for the Selling Shareholders to sell the shares of the Class B Common Stock to which this Prospectus relates. In the event that the Company is unable to maintain a current prospectus due to lack of sufficient financial resources or for other reasons, the Selling Shareholders may be unable to resell their shares of the Class B Common Stock in any public market.

FORWARD-LOOKING STATEMENTS AND ASSOCIATED RISK

         This Prospectus contains forward-looking statements, including statements regarding, among other items, the Company's future plans and growth strategies and anticipated trends in the industry in which the Company operates. These forward-looking statements are based on the Company's expectations and are subject to a number of risks and uncertainties, many of which are beyond the Company's control. Actual results could differ materially from these forward-looking statements as a result of the factors described herein, including, among others, regulatory or economic influences. In light of these risks and uncertainties, there can be no assurance that the objectives and plans of the Company will be achieved.

YEAR 2000 RISK

         The Company reviewed for Year 2000 compliance the computer hardware and software systems used in the delivery and support of its products and services and brought all systems into compliance and readiness. However, the ability of third parties with whom the Company transacts business to adequately address their Year 2000 issues is outside the Company's control. Therefore, there can be no assurance that the failure of such third parties to adequately address their respective Year 2000 issues will not have an adverse effect on the Company's business, financial condition and results of operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Year 2000 Compliance."


                               RESCISSION OFFER

BACKGROUND

         From August 1996 through May 1998, the Company raised $14,198,137 of capital through the issuance or sale of the Subject Securities. The following table sets forth information regarding (i) the states in which the Offerees reside, (ii) the statutory interest rates applicable in such states, (iii) the aggregate amount of Subject Securities issued by the Company, (iv) the aggregate amount of accrued interest calculated through October 31, 1999, (v) the amount of dividends paid on Preferred Stock and (vi) the aggregate amount of liability calculated through October 31, 1999.


                                         AMOUNT                        DIVIDENDS
                          STATUTORY     SUBJECT TO       ACCRUED         PAID ON         AGGREGATE
   STATE OR TERRITORY       RATE        RESCISSION       INTEREST    PREFERRED STOCK     LIABILITY
                 Arizona         10%    $669,899.00     $156,276.06       $2,381.04      $823,794.02
                Arkansas          6%     $30,000.00       $3,610.00           $0.00       $33,610.00
              California          7%  $1,212,451.00     $217,458.61       16,929.71    $1,412,979.90
                Colorado          8%    $152,000.00      $21,592.75       $1,320.98      $172,271.77
             Connecticut          6%      $8,000.00       $1,383.51           $0.00        $9,383.51
    District of Columbia          6%     $16,600.00       $2,498.90         $318.00       $18,780.90
                 Florida         10%    $201,500.00      $51,107.40       $2,774.78      $249,832.62
                 Georgia          6%     $17,001.00       $2,740.62         $382.19       $19,359.43



                                             AMOUNT                            DIVIDENDS
                           STATUTORY        SUBJECT TO         ACCRUED           PAID ON         AGGREGATE
   STATE OR TERRITORY        RATE           RESCISSION         INTEREST      PREFERRED STOCK     LIABILITY
                  Hawaii          10%         $13,000.00         $3,719.93           $263.01       $16,456.92
                Illinois          10%        $153,000.00        $40,834.14         $1,837.81      $191,996.33
                 Indiana           8%      $1,332,962.00       $282,916.77        $16,365.08    $1,599,513.69
                   Idaho           6%         $40,000.00         $6,889.77             $0.00       $46,889.77
                    Iowa          (1)       (1$60,000.00        $11,151.00           $263.01       $70,887.99
                  Kansas          15%         $22,500.00         $8,967.18           $793.42       $30,673.76
                Kentucky           6%(2)      $50,000.00         $9,521.19             $0.00       $59,521.19
               Louisiana          (3)        ($36,500.00         $7,028.27             $0.00       $43,528.27
                Maryland          10%        $480,450.00       $102,183.48         $6,703.40      $575,930.08
           Massachusetts           6%         $76,250.00        $12,013.38         $2,061.79       $86,201.59
                   Maine           8%          $2,000.00           $429.44            $86.79        $2,342.65
                Michigan           6%      $2,808,042.00       $448,129.82        $84,063.17    $3,172,108.65
               Minnesota           6%        $446,060.00        $66,209.56         $9,465.98      $502,803.58
             Mississippi           6%         $51,000.00         $7,748.00           $608.19       $58,139.81
                Missouri           8%         $35,000.00         $6,147.40             $0.00       $41,147.40
                  Nevada          (4)         $76,000.00         $3,824.66           $104.94       $79,719.72
           New Hampshire          10%          $5,000.00         $1,328.01           $143.67        $6,184.34
              New Jersey         5.5%         $26,000.00         $3,798.72           $723.29       $29,075.43
                New York           9%        $146,667.00        $36,062.25         $7,339.56      $175,389.69
          North Carolina           8%         $27,500.00         $6,800.85           $258.90       $34,041.95
                    Ohio          (5)         $85,002.00             $0.00         $3,853.18       $81,148.82
                Oklahoma          10%          $7,500.00         $1,834.56            $26.71        $9,307.85
                  Oregon           9%          $6,000.00         $1,474.50           $238.68        $7,235.82
            Pennsylvania           6%         $79,200.00        $13,356.68           $764.96       $91,791.72
          South Carolina           6%         $43,000.00         $6,455.70           $452.06       $49,003.64
               Tennessee          10%        $809,988.00       $214,483.77        $18,577.48    $1,005,894.29
                   Texas           6%      $4,398,425.00       $643,788.91        $64,330.41    $4,977,883.50
                    Utah          12%         $30,000.00         $8,700.00             $0.00       $38,700.00
                 Vermont          12%         $30,000.00         $9,420.00           $608.22       $38,811.78
                Virginia           6%         $46,401.00         $7,330.09         $1,461.33       $52,269.76
              Washington           8%          $3,000.00           $492.45             $0.00        $3,492.45
               Wisconsin           5%        $201,239.00        $25,441.01         $1,837.28      $224,842.73
                  Canada          (6)         $30,000.00             $0.00             $0.00       $30,000.00
                 England          (6)         $33,000.00             $0.00             $0.00       $33,000.00
                  France          (6)        $100,000.00             $0.00             $0.00      $100,000.00
            Saudi Arabia          (6)         $10,000.00             $0.00             $0.00       $10,000.00
                  Taiwan          (6)         $90,000.00             $0.00           $789.04       $89,210.96
           -------------       ------     --------------     -------------       -----------   --------------
                   Total                  $14,198,137.00     $2,455,149.34       $248,128.06   $16,405,158.28


(1) Set monthly at the 52-week Treasury Bill rate plus 2%. As of August 31,1999, the rate was 6%.
(2) Effective 7/15/98, the statutory rate for rescission offers is equal to the "legal rate," which is currently 12%.
(3) In 1996 the rate was 9.75%, from 1/97 through 7/97 the rate was 9.25%, from 8/97 through 12/97 the rate was 7.9% and for 1998 the rate is 7.3%.
(4) From 1/97 through 6/97 the rate was 8.25%, from 7/97 to the date of this Prospectus the rate was 8.5%.
(5) The applicable statute does not require the payment of interest in an offer of rescission.
(6)    No applicable statute; interest will be paid at 6%.

The Subject Securities were not registered under the federal and state securities laws, but were issued in reliance upon the exemptions from registration afforded by (i) Sections 3(b) and 4(2) of the Act and Regulation D promulgated thereunder and (ii) various state limited offering exemptions, respectively. However, the Company believes that:

         (1) Under the "integration" provisions of Regulation D, the Offerings may be viewed as one continuous "public" offering which was not in compliance with Regulation D;

         (2) Because of the frequency and number of sales of the Subject Securities, including the number of persons who received offers and who purchased the Company's securities, the issuances may not have been eligible for the exemptions from registration pursuant to Section 4(2) of the Securities Act as transactions by an issuer not involving any public offering;

         (3) Certain of the Subject Securities may have been issued to persons who failed to receive adequate information regarding the Company and its financial condition, including information regarding the Company's potential liability for possible violations of federal and state securities laws; and

         (4) The Subject Securities may have been issued in violation of state securities laws as well as the securities laws of Canada, England, France, Saudi Arabia and Taiwan.

         The failure to provide adequate disclosure to purchasers of the Subject Securities may result in potential liabilities under the Exchange Act and the regulations thereunder.

         If the Offerings were not conducted in compliance with applicable securities laws, the Company may have incurred a liability to the holders of the Subject Securities of $14,198,137 plus interest from the date of issuance less, with respect to shares of Preferred Stock, $248,128 in dividends paid to the holders of such shares. See "Risk Factors -- Lack of Sufficient Capital to Fund Rescission Offer; Potential Rescission Liability" and Note 8 of the Notes to the Consolidated Financial Statements.

         The Company has elected to offer to all of the Offerees the right to rescind their acquisitions of the Subject Securities and to receive in exchange therefor, a payment in an amount equal to the aggregate consideration paid for the issuance of the Subject Securities, plus interest at the applicable statutory rate in the state in which they reside (the "Statutory Rate") from the date of issuance, less, with respect to shares of Preferred Stock, dividends paid, or, if the Subject Securities have been disposed of at a loss, the difference between the purchase price of such Subject Securities and the price received upon disposition plus interest at the Statutory Rate from the date of disposition, less dividends paid.

         The Rescission Offer is being made in order to limit, so far as may be permitted under applicable federal and state securities laws, the potential liability of the Company with respect to the issuances of the Subject Securities. The Rescission Offer is not an admission that the Company did not comply with the registration provisions of applicable federal and state laws nor is it a waiver of any applicable statutes of limitations. Notwithstanding the Rescission Offer, there can be no assurance that the Company will not be subject to penalties or fines relating to past securities issuances or that other holders of the Company's securities will not assert or prevail in claims against the Company for rescission or damages under state or federal securities laws. See "Risk Factors -- Lack of Sufficient Capital to Fund Rescission Offer; Potential Rescission Liability" and Note 8 of the Notes to the Consolidated Financial Statements.

ACCEPTANCE OR REJECTION

         Any Offeree may accept or reject the Rescission Offer, in whole but not in part, by completing the pertinent part of, and signing, the Election accompanying this Prospectus (a form of which is attached hereto as EXHIBIT
A) and returning it to the Company (Attention: Samuel C. Beale, Vice President and General Counsel), 12777 Jones Road, Suite 400, Houston, Texas 77070 as soon as practicable, but in no event should it be delivered to the Company later than the Expiration Date. The Election should be completed to indicate whether the Offeree accepts or rejects the Rescission Offer. Any Offeree accepting the Rescission Offer must enclose with the Election the original certificates or other instruments representing the Subject Securities, properly endorsed for transfer, with the signature(s) guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program). All acceptances of the Rescission Offer will be deemed to be effective on the Expiration Date and, unless the offer is accepted on or before such date, the right to accept the Rescission Offer shall terminate. Nevertheless, in the event the aggregate amount necessary to fund the Rescission Offer exceeds $5,000,000, the Company shall have the right (but not the obligation) to declare the Rescission Offer ineffective and return the certificates or other instruments representing the Subject Securities to the Offerees who have accepted the Rescission Offer. Acceptances or rejections may be revoked in a written notice received by the Company prior to the Expiration Date. Payment for Subject Securities as to which the Rescission Offer has been accepted will be made within five business days after the Expiration Date.

         Any Offeree who has not delivered a completed Election by the Expiration Date shall be conclusively deemed to have rejected the Rescission Offer, except to the extent applicable state laws provide otherwise. See
"-- State Law Notices To Certain Offerees" and "EXHIBIT B" attached to this Prospectus.

         The Election and the stock certificates or other instruments representing the Subject Securities may be delivered by hand or courier service, or by mail. The method of delivery of all documents is at the election and risk of the Offeree. If delivery is by mail, delivery will be deemed to have occurred on the date the Election is postmarked.

IF OFFEREES DESIRING TO ACCEPT THIS RESCISSION OFFER INTEND TO MAKE USE OF THE MAILS TO RETURN THEIR STOCK CERTIFICATES OR OTHER INSTRUMENTS EVIDENCING THE SUBJECT SECURITIES TO THE COMPANY, INSURED REGISTERED MAIL, RETURN RECEIPT REQUESTED, IS RECOMMENDED.

FUNDING THE RESCISSION OFFER

         The Company has entered into Underwriting Agreements with the Rescission Underwriters to provide the Rescission Financing to fund the Rescission Offer. The Rescission Underwriters include, among others, HEOF, a limited partnership whose general partner is HEOF Management Corp., an affiliate of Enron Economic Development Corporation, a wholly-owned subsidiary of Enron Corporation, a Houston, Texas-based Fortune 500 energy company. Subject to the terms and conditions of the Underwriting Agreements, the Company has agreed to sell and the Rescission Underwriters have agreed to purchase the number of shares of Class A Common Stock set forth opposite their respective names in the table below, at a price of $1.37 per share.

                                                                   NUMBER OF
                  RESCISSION UNDERWRITER                             SHARES
                  ----------------------                         -------------
Houston Economic Opportunity Fund, L.P.....................          1,605,840
Northern Neck Outfitters, Inc..............................            729,927
Cress Brothers Investments, L.L.C..........................            620,438
Leonard Childress..........................................            411,672
TKNET Investments, Inc.....................................            119,708
Nancy Monthofer............................................             72,993
Cynet Holdings, LLC........................................             89,057
                                                                 -------------
                  Total....................................          3,649,635
                                                                 -------------
                                                                 -------------


         The Underwriting Agreements provide, among other things, that the obligation of the Rescission Underwriters to purchase such shares of Class A Common Stock is subject to the successful completion of the Rescission Offer. For purposes of this Prospectus, the Rescission Offer will be successfully completed if less than $5,000,000 is needed to fund the Rescission Offer. As of the date of this Prospectus, the funds comprising the Rescission Financing have been deposited into an interest-bearing escrow account with First Bank Texas, N.A. of Houston, Texas, and will be disbursed as needed to Offerees who accept the Rescission Offer. In addition, the Company will deposit such additional amounts required to be held in escrow under Texas law, which requires a minimum escrow deposit equal to the amount of the Rescission Offer being made to Texas residents including accrued interest. As of October 31, 1999, the minimum escrow balance required will be $4,977,889.25 and will continue to increase at a rate of $733.39 per day thereafter.


         The proceeds from the Rescission Financing will be used to fund $5,000,000 of the Rescission Offer. In the event that funds in excess of $5,000,000 are needed to fund the Rescission Offer, the Company shall have the right, on or before the Expiration Date, to either (i) with the consent of the Rescission Underwriters, secure additional financing through the issuance of equity securities or the sale of assets in amounts sufficient to satisfy the Company's rescission liabilities and complete the Rescission Offer, or (ii) declare the entire Rescission Offer ineffective and return all completed Elections, together with the certificates or other instruments representing the Subject Securities, to the Offerees who accepted the Rescission Offer and direct the escrow agent to return all of the funds comprising the Rescission Financing to the Rescission Underwriters. Subject to the foregoing, any unused proceeds of the Rescission Financing remaining after the funding of the Rescission Offer will be, with the consent of the Rescission Underwriters, paid to the Company for additional shares of Class A Common Stock and used by the Company for general corporate purposes. See
"Risk Factors -- Lack of Sufficient Capital to Fund Rescission Offer;
Potential Rescission Liability," "Use of Proceeds" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."


         As additional consideration for its participation in the Rescission Financing, the Company has agreed to grant HEOF the HEOF Put Option, requiring the Company to repurchase the shares of Class A Common Stock issued to HEOF pursuant to its Underwriting Agreement at a price of $1.51 per share. The HEOF Put Option will have a duration of one year from the closing of the Rescission Financing. In the event that the HEOF Put Option is exercised, the Company's shareholders' equity may be reduced by up to $2,420,000.

         In the event the Company is required to pay more than $5,000,000 to fund the Rescission Offer, but nevertheless elects to complete the Rescission Offer, there can be no assurance that sufficient financing can be obtained or that the Rescission Underwriters will consent to the Company obtaining such additional financing or completing the Rescission Offer. See "Risk Factors -- Need for Additional Capital and Capital Requirements and -- Lack of Sufficient Capital to Fund Rescission Offer; Potential Rescission Liability."

OTHER TERMS AND CONDITIONS

         The proceeds from the Rescission Financing will be used to fund the Rescission Offer. The Company will cancel all of the Subject Securities as to which the Rescission Offer has been properly accepted.

         The Company has not retained, nor does it intend to retain, any person to make solicitations or recommendations to the Offerees in connection with the Rescission Offer.

         If a fully completed and executed Election is not delivered by the Expiration Date by each person actually receiving notice of the Rescission Offer through this Prospectus, the Rescission Offer will be deemed to have been rejected by such person, except to the extent applicable state laws provide otherwise.

         Neither the Company, nor its officers and directors, may make any recommendations to any holders of the Subject Securities with respect to the Rescission Offer contained herein. Each person is urged to read this Prospectus carefully and to make an independent evaluation with respect to the Rescission Offer.

         All questions as to the validity, form, eligibility (including time of delivery) and proper completion of the Election will be determined by the Company, which determination will be final and binding. The Company reserves the absolute right to reject any Election not properly completed or if the completed Election, in the opinion of counsel to the Company, would be unlawful. The Company reserves the right to waive any irregularity in the Election. The Company's interpretation of the terms and conditions of the Rescission Offer will be final and binding. The Company will not be under any duty to give notification of defects in connection with Elections or incur any liability for failure to give such information.

EFFECT OF RESCISSION OFFER

         The Company has been advised by its counsel that it is unclear whether the Rescission Offer will terminate the Company's liability, if any, for failure to register the issuances of the Subject Securities under the Securities Act or applicable state and foreign securities laws. The staff of the Commission takes the position that a person's right of rescission under federal securities law may, under certain circumstances, survive a rescission offer, while most state securities laws provide that a person may lose any rescission rights by rejecting or failing to respond to a valid rescission offer. Generally, the statute of limitations for noncompliance with the requirement to register securities under the Securities Act is one year, while under the various state securities laws, the statute of limitations ranges from one to seven years from the date of the transaction. The Company is also subject to the anti-fraud provisions of applicable securities law or rights under common law or equity in respect of the issuance of the Subject Securities. Subject Securities held by Offerees who choose not to accept the Rescission Offer will, for purposes of applicable federal and state securities laws, be registered securities as of the Expiration Date and, unless held by persons who may be deemed to be "affiliates" of the Company, will be freely tradeable in the public market. Subject Securities held by affiliates of the Company will be subject to certain restrictions on resale contained in Rule 144 under the Securities Act. See "Shares Eligible for Future Sale" for a discussion of Rule 144.

         Specific provisions of the laws of certain states in which the Offerees now reside or resided at the time they were issued the Subject Securities are set forth in EXHIBIT B attached hereto.

TAX CONSIDERATIONS OF THE RESCISSION OFFER

         The following discussion is a general summary of certain United States federal income tax consequences associated with the Rescission Offer. No attempt has been made to comment on all United States federal tax matters relevant to the Rescission Offer. The summary is based on existing provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Department regulations promulgated thereunder, published revenue rulings and revenue procedures of the Internal Revenue Service ("IRS"), applicable legislative history, and judicial decisions. All such authorities are subject to change at any time, either prospectively or retroactively, and any such change could adversely affect the federal income tax consequences associated with the Rescission Offer. No ruling has been requested from the IRS regarding any of the matters discussed in this summary.

         This summary represents the judgment of the Company and its advisors regarding the United States federal income tax consequences of the Rescission Offer. However, there is no assurance that the tax consequences discussed in this summary will be accepted by the IRS or the courts if the Rescission Offer becomes the subject of administrative or judicial proceedings. Realization of the tax consequences discussed in this summary with respect to the Rescission Offer is subject to the risk that the IRS may challenge the tax treatment and that a court could sustain such challenge. In such case, the federal income tax consequences of the Rescission Offer could be materially and adversely affected.

         This summary does not attempt to specifically address the United States federal income tax consequences of each Offeree who accepts the Rescission Offer. Additionally, this summary does not discuss all of the tax consequences, including state, local, and foreign tax consequences, that may be significant to particular Offerees, such as dealers in securities, foreign persons, Offerees who are not individuals, and Offerees who are subject to the alternative minimum tax. ACCORDINGLY, ALL OFFEREES WHO ACCEPT THE RESCISSION OFFER ARE STRONGLY URGED TO CONSULT, AND MUST RELY UPON, THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM WITH RESPECT TO AN ACCEPTANCE OF THE RESCISSION OFFER, INCLUDING THE APPLICABILITY OF FEDERAL, STATE, LOCAL, AND FOREIGN TAX LAWS.

         The transaction resulting from an acceptance of the Rescission Offer should be analyzed as a taxable redemption of the shares of Company stock involved in the transaction. In such case, the redemption will be treated as a sale or exchange of the shares only if the redemption satisfies the requirements of one or more of the provisions of Section 302(b) of the Code. This determination is made separately for each Offeree who accepts the Rescission Offer. Assuming that a redemption satisfies the requirements of one or more of the provisions of Section 302(b) of the Code, the Offeree recognizes gain or loss on the redemption in an amount equal to the difference between the Offeree's adjusted basis in the shares immediately prior to the redemption and the proceeds that the Offeree receives in connection with the redemption (including the portion of the proceeds measured by applying an interest factor to the Offeree's original purchase price for the shares). The character of any such gain or loss will depend on whether the shares constitute a capital asset in the hands of the Offeree.

         If a redemption does not satisfy the requirements of one or more of the provisions of Section 302(b) of the Code, it will be treated as a distribution by the Company that is subject to Section 301 of the Code. In such case, the proceeds will be treated first as a dividend (taxed as ordinary income) to the extent of the Company's current and accumulated earnings and profits, if any, at the time of the redemption (on a pro rata basis taking into account other Section 301 distributions made by the Company during the year, including other redemptions resulting from the Rescission Offer that are treated as Section 301 distributions), next as a non-taxable return of the Offeree's adjusted basis in the shares immediately prior to the redemption, and finally as amounts received from the sale or exchange of the shares. The Company should not have either current or accumulated earnings and profits for these purposes.

         Under Section 302(b) of the Code, a redemption will be treated as a sale or exchange of the shares if it either: (i) results in a "complete redemption" of the Offeree's interest in the Company; (ii) is "substantially disproportionate" with respect to the Offeree; or (iii) is "not essentially equivalent to a dividend" with respect to the Offeree. These three tests, which are more fully described below, are collectively referred to as the "Redemption Tests" for purposes of this summary. The Redemption Tests are applied on an Offeree-by-Offeree basis. As a result, it is possible that some redemptions will satisfy the requirements of one or more of the Redemption Tests, while other redemptions do not satisfy the requirements of one or more of the Redemption Tests. Accordingly, it is possible that some persons will receive sale or exchange treatment under Section 302(b) with respect to their redemptions while other persons will be subject to Section 301 with respect to their redemptions.

         In determining whether the requirements of any of the Redemption Tests are satisfied, an Offeree must take into account not only shares of Company stock that are actually owned by the Offeree (including without limitation shares of Class A Common Stock and Class B Common Stock received upon conversion of the Series A Preferred Stock and Series B Preferred Stock) but also shares of Company stock that the Offeree is deemed to own within the meaning of the constructive ownership rules under Section 318 of the Code. Under Section 318, an Offeree may constructively own shares of Company stock actually owned (and, in some cases, constructively owned) by certain individuals or entities that are considered related to the Offeree for this purpose, as well as shares of Company stock that the Offeree has the right to acquire by exercise of an option, warrant or a conversion right. Additionally, contemporaneous or related transactions involving the stock, or rights to acquire the stock, of the Company may affect an Offeree's ability to satisfy one or more of the Redemption Tests.

         A redemption will constitute a "complete redemption" of all shares of Company stock owned by an Offeree for purposes of the first Redemption Test specified above if all shares of Company stock owned by such Offeree are sold pursuant to the Rescission Offer. For this purpose, an individual Offeree can disregard shares of Company stock that he or she constructively owns by attribution from family members if certain requirements specified in
Section 302(c) of the Code are satisfied. A redemption will be considered "substantially disproportionate" with respect to an Offeree if the following requirements are satisfied: (i) the percentage of the voting stock of the Company owned by the Offeree immediately after the redemption (taking into account all transactions consummated pursuant to the Rescission Offer) equals less than 80 percent of the percentage of the voting stock of the Company owned by such Offeree immediately before the redemption; (ii) the percentage of the common stock of the Company (whether voting or nonvoting) owned by the Offeree immediately after the redemption (taking into account all transactions consummated pursuant to the Rescission Offer) equals less than 80 percent of the percentage of the common stock of the Company owned by such Offeree immediately before the redemption; and (iii) the Offeree owns, immediately after the redemption (taking into account all transactions consummated pursuant to the Rescission Offer), less than 50% of the total combined voting power of all classes of stock of the Company entitled to vote. A redemption will satisfy the "not essentially equivalent to a dividend" test with respect to an Offeree if, in light of the particular facts and circumstances surrounding the Offeree's ownership of Company stock, the redemption results in a "meaningful reduction" of the Offeree's interest in the Company (taking into account all transactions consummated pursuant to the Rescission Offer).

THE FOREGOING SUMMARY IS FOR GENERAL INFORMATION ONLY, AND IS NOT INTENDED TO CONSTITUTE, AND SHALL NOT BE CONSTRUED TO ANY EXTENT AS, LEGAL, TAX, OR FINANCIAL ADVICE. EACH OFFEREE IS STRONGLY URGED TO CONSULT THE OFFEREE'S OWN TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO THE OFFEREE FROM THE RESCISSION OFFER IN LIGHT OF THE OFFEREE'S SPECIFIC CIRCUMSTANCES, INCLUDING THE TRANSACTION(S) IN WHICH THE OFFEREE ACQUIRED OWNERSHIP OF SHARES OF THE COMPANY'S STOCK.

TRANSACTIONS NOT SUBJECT TO RESCISSION

         Since its inception, the Company has raised capital through the issuance of its securities pursuant to transactions which are not subject to the Rescission Offer. The Company believes the issuance or sale of its securities in these transactions was in accordance with applicable federal and state securities laws as transactions not involving a public offering and exempt from registration pursuant to Sections 3(b) or 4(2) of the Securities Act. The following summary of the transactions not subject to the Rescission Offer is qualified in its entirety by reference to the descriptions contained in Part II of the Registration Statement of which this Prospectus is a part under the caption, "Transactions Not Subject to Rescission Offer."


1. In May and August of 1995 the Company issued an aggregate of 10,000,000 shares of Class A Common Stock (after giving effect to a nine for one share dividend) to its founding shareholders. See "Management -- Certain Transactions." At the time of the offering, the Company believed such founding shareholders were sophisticated investors and received adequate information concerning an investment in the Company. As a result, the Company believes the transaction was exempt from registration pursuant to Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering.


2. Between May 1996 and July 1996, the Company issued Vickroy Stone an aggregate of 500,000 shares of Class A Common Stock for services rendered valued at $500,000. In February 1997, the Company repurchased 450,000 of such shares of Class A Common Stock from Mr. Stone at a purchase price of $1.00 per share. In February 1997, Mr. Stone sold the remaining 50,000 shares of Class A Common Stock to a partnership related to Ray C. Davis, the founder of the Company, for $1.00 per share. See "Management-- Certain Transactions." At the time of the offering, the Company believed Mr. Stone was a sophisticated investor and received adequate information concerning an investment in the Company. As a result, the Company believes the transaction was exempt from registration pursuant to Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering.


3. In July 1996, the Company issued an aggregate of 1,050,000 of Class A Common Stock to the principals of International Fax Corporation ("IFC") and IMedia, S.A. of France ("Imedia") in connection with (i) an agreement granting the Company a right of first refusal to acquire all of the outstanding capital stock of IMedia, (ii) the right to utilize IMedia's European network of fax broadcasting equipment and (iii) the agreement of IMedia to use the Company's network for fax broadcast traffic to the United States. The shares of Class A Common Stock were valued by the Company at $1.00 per share. Subsequent to this series of transactions, the Company wrote off the value of its investment. See "Management -- Certain Transactions." At the time of the offering, the Company believed such principals were sophisticated investors and received adequate information concerning an investment in the Company. As a result, the Company believes the transaction was exempt from registration pursuant to Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering.

4. In May 1997, the Company issued a five-year warrant to Vickroy Stone entitling Mr. Stone to purchase an aggregate of 450,000 shares of Class A Common Stock at an exercise price of $2.00 per share.
         Inasmuch as the exercise price of this warrant exceeded the fair market value of the underlying Class A Common Stock, the Company determined that these warrants had no value at the date of issuance. See "Management--Certain Transactions." At the time of the offering, the Company believed Mr. Stone was a sophisticated investor and received adequate information concerning an investment in the Company. As a result, the Company believes the transaction was exempt from registration pursuant to Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering.


5. In July 1997, the Company issued Sam McKinley 400,000 shares of Class B Common Stock in payment of a loan commitment fee. The Company subsequently determined that it received no value in exchange for such shares. At the time of the offering, the Company believed Mr. McKinley was a sophisticated investor and received adequate information concerning an investment in the Company. As a result, the Company believes the transaction was exempt from registration pursuant to
         Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering.


6. From December 1997 through January 1998, the Company issued 2,421,580 shares of its Class A Common Stock to a limited number of investors in exchange for their members' net equity interests in certain affiliated limited liability companies. At the time of the offering, the Company believed such investors were sophisticated investors and received adequate information concerning an investment in the Company. As a result, the Company believes the transaction was exempt from registration pursuant to Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering.


7. On November 14, 1997, the Company entered into a Settlement Agreement and Mutual Release with Keith Shaffner for services rendered by him during 1996 and 1997. In exchange for a complete release of all claims by Mr. Shaffner and his affiliate, CyFax, Inc. ("CyFax"), against the Company, the Company issued to Mr. Shaffner: (i) a warrant entitling Mr. Shaffner to purchase 1,150,000 shares of Class B Common Stock at a price of $1.00 per share, exercisable on or before August 30, 1999 (which the Company has agreed to extend until November 4, 2001), (ii) a warrant entitling Mr. Shaffner to purchase 1,050,000 shares of Class B Common Stock at a price of $1.00 per share, exercisable on or before February 28, 2000 (which the Company has agreed to extend until November 4, 2001), (iii) 500,000 shares of Class A Common Stock and (iv) $51,000 in cash. In addition, the Company issued 200,000 shares of Class A Common Stock to CyFax for the termination of an exclusive agent management agreement with the Company. During 1996 and 1997, the Company paid Mr. Shaffner, individually, an aggregate of $202,951 for services rendered and paid CyFax an aggregate of $893,527 for services rendered. See "Management-- Certain Transactions." Mr. Shaffner subsequently assigned his right to receive such warrants to certain individuals and entities. See "Plan of Distribution and Selling Shareholders."
         At the time of these offerings, the Company believed Mr. Shaffner was a sophisticated investor and received adequate information concerning an investment in the Company. As a result, the Company believes the transactions were exempt from registration pursuant to Section 4(2) of the Securities Act as transactions by an issuer not involving a public offering.


8. In April 1998 the Company issued a five-year warrant entitling Ray Davis to purchase an aggregate of 2,000,000 shares of Class A Common Stock at a price of $1.00 per share in connection with the execution of his Employment Agreement with the Company. See "Management -- Employment Agreements" and "Management -- Certain Transactions."
         Mr. Davis subsequently assigned this warrant to certain individuals. See "Principal Shareholders." At the time of the offering, the Company believed Mr. Davis was a sophisticated investor and received adequate information concerning an investment in the Company. As a result, the Company believes the transaction was exempt from registration pursuant to Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering.


9. In May 1998 the Company issued five-year warrants entitling certain individuals and entities to purchase an aggregate of 350,954 shares of Class B Common Stock at prices of $1.00 and $2.00 per share. Inasmuch as the exercise prices of these warrants exceeded the fair market value of the underlying Class B Common Stock, the Company determined that these warrants had no value at the date of issuance. At the time of the offering, the Company believed such individuals and entities were sophisticated investors and received adequate information concerning an investment in the Company. As a result, the Company believes the transaction was exempt from registration pursuant to
         Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering.


10. In July 1998, the Company entered into the Holdings Subscription Agreement, pursuant to which Cynet Holdings committed to purchase up to 10,000,000 shares of Class A Common Stock of the Company for $1.00 per share prior to December 31, 1998. The Holdings Subscription Agreement was subsequently amended to extend the duration of the agreement to December 31, 1999. As of August 31, 1999, Cynet Holdings has purchased an aggregate of 4,106,000 shares of Class A Common Stock pursuant to the Holdings Subscription Agreement. Also pursuant to the Holdings Subscription Agreement, the Company issued a five-year warrant entitling Cynet Holdings to purchase an aggregate of 4,800,000 shares of Class A Common Stock at a price of $1.00 per share. See "Management-- Certain Transactions." At the time of the offering, the Company believed Cynet Holdings was a sophisticated investor and received adequate information concerning an investment in the Company. As a result, the Company believes the transaction was exempt from registration pursuant to Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering.


11. In September 1999, the Company agreed to issue a warrant entitling Michael Silvert to purchase 100,000 shares of Class B Common Stock at a price of $1.00 per share. This warrant will be issued upon the completion of the Rescission Offer in satisfaction of certain claims by Mr. Silvert that he was entitled to receive such warrant in exchange for providing services to the Company during 1997. At the time
         Mr. Silvert performed such services in 1997, the Company believed
         Mr. Silvert was a sophisticated investor and received adequate information concerning an investment in the Company. As a result, the Company believes the transaction was exempt from registration pursuant to Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering.


STATE LAW NOTICES TO CERTAIN OFFEREES

                            NOTICE TO ARIZONA RESIDENTS
         THESE SECURITIES ARE (ARE NOT) REGISTERED UNDER THE SECURITIES ACT OF ARIZONA, BUT THE FACT OF THE REGISTRATION IS NOT TO BE DEEMED A FINDING BY THE ARIZONA CORPORATION COMMISSION OR THE DIRECTOR OF THE SECURITIES DIVISION THAT THIS PROSPECTUS IS TRUE OR ACCURATE, NOR DOES THE REGISTRATION MEAN THAT THE COMMISSION OR THE DIRECTOR HAS PASSED ON THE MERITS OF OR OTHERWISE APPROVED THE SECURITIES DESCRIBED IN THIS PROSPECTUS.


                           NOTICE TO CALIFORNIA RESIDENTS
         THIS OFFER OF REPURCHASE HAS (HAS NOT) BEEN APPROVED BY THE CALIFORNIA COMMISSIONER OF CORPORATIONS IN ACCORDANCE WITH SECTION 25507(B) OF THE CORPORATE SECURITIES LAW OF 1968 ONLY AS TO ITS FORM. SUCH APPROVAL DOES NOT IMPLY A FINDING BY THE COMMISSIONER THAT ANY STATEMENTS MADE HEREIN OR IN ANY ACCOMPANYING DOCUMENTS ARE TRUE OR COMPLETE NOR DOES IT IMPLY A FINDING THAT THE AMOUNT OFFERED BY THE SELLER IS EQUAL TO THE AMOUNT RECOVERABLE BY THE BUYER OF THE SECURITY IN ACCORDANCE WITH SECTION 25503 IN A SUIT AGAINST THE SELLER, AND THE COMMISSIONER DOES NOT ENDORSE THE OFFER AND MAKES NO RECOMMENDATION AS TO ITS ACCEPTANCE OR REJECTION.


         The Company may have incurred liability under Section 25503 by failing to qualify the Subject Securities under Section 25110. If the Company violated
Section 25110, it is liable to the purchasers of such securities for an amount equal to the consideration paid with interest thereon at the legal rate, less the amount of any income received therefrom, upon tender of such security. The Company's liability, if any, may be terminated by this Rescission Offer under
Section 25507(b).

         An Offeree's right of action, if any, under Sections 25500, 25501 and 25502 and under common law, is not necessarily foreclosed by acceptance or rejection of the Rescission Offer.


         Under Section 25534, if the Commissioner determines that the Subject Securities were offered or sold in violation of Section 25110, the Commissioner may, by written order to the Company and the holders of such securities, require certificates evidencing such securities to have stamped or printed prominently on their face a legend, in the form prescribed by rule of the Commissioner, restricting the transfer of such securities.


         The complete text of the foregoing sections of the Corporate Securities Law of 1968 is set forth in EXHIBIT B attached hereto.

                           NOTICE TO HAWAII RESIDENTS

         NEITHER THIS PROSPECTUS NOR THE SECURITIES DESCRIBED HEREIN HAVE BEEN APPROVED OR DISAPPROVED BY THE COMMISSIONER OF SECURITIES OF THE STATE OF HAWAII NOR HAS THE COMMISSIONER PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.

                          NOTICE TO ILLINOIS RESIDENTS

         From August 1996 through April 1997, 65,000 shares of Class A Common Stock, 17,000 shares of Convertible Non-Voting Series A Preferred Stock (which were subsequently converted into 20,400 shares of Class A Common Stock) and 18,000 shares of Convertible Non-Voting Series B Preferred Stock (which were subsequently converted into 21,600 shares of Class B Common Stock) were offered and sold to residents of the State of Illinois for an aggregate price of $153,000.


         The sale of these securities may not have been in compliance with the Illinois Securities Law of 1953 (the "1953 Act"), in which case the sale is voidable at the buyer's option in accordance with the provisions of Section 13 of the 1953 Act. Therefore, the Company hereby offers to rescind and set aside such sales, to release each buyer from all contractual obligations the Company required each buyer to undertake in order to effectuate such sales and to refund the full amount paid for the securities, plus interest at the rate of 10% per annum from the date of payment for the securities to the date of refund. This sum will be reduced by any income or other amount received due to ownership of such securities.


         Should you decide to accept this offer of rescission, please offer, in writing, to return the securities or return the securities to the Company together with a written notice of your election to accept such offer of rescission. The election form attached hereto as EXHIBIT A may be used to indicate your acceptance of this offer. Upon receipt of these materials, the amount paid for the securities, plus interest, will be refunded to you and you will be released from any and all contractual obligations the Company required that you undertake in order to effectuate the sale.


         This Rescission Offer is only good for thirty (30) days after your receipt of this Prospectus. If you fail to accept this offer within that period, your rights to recover under the 1953 Act may be extinguished. You should also note that any decision to reject this offer is not binding until thirty (30) days have elapsed from the date of receipt of this Prospectus. However, failure to accept this offer within thirty (30) days of receipt shall constitute a non-acceptance of this offer.


         The complete text of Section 13 of the 1953 Act is set forth in EXHIBIT B attached hereto.

                           NOTICE TO INDIANA RESIDENTS

         Pursuant to Order No. 90-0019 of the Indiana Securities Commission, failure to respond to this Rescission Offer will be deemed an ACCEPTANCE of the offer.

                            NOTICE TO IOWA RESIDENTS

         THIS IS A RESCISSION OFFER MADE PURSUANT TO SECTION 502.504(4) OF THE IOWA UNIFORM SECURITIES ACT AND A COPY IS ON FILE WITH THE IOWA SECURITIES BUREAU. THE BUREAU MAKES NO RECOMMENDATION AS TO WHETHER THE OFFER SHOULD BE ACCEPTED OR REJECTED NOR HAS THE BUREAU PASSED UPON THE ADEQUACY OF THIS OFFER.

         The Company may have incurred liability under Section 502.501 of the Iowa Uniform Securities Act by failing to register the Subject Securities in accordance with Section 502.201. An Offeree purchasing such securities may sue under Section 502.501 to recover the consideration paid for the securities, together with interest at the legal rate from the date of payment, less the amount of any income received on the security, upon tender of the securities. An Offeree's right to sue under Section 502.501 may be lost unless the Offeree accepts the Rescission Offer within 30 days after receipt thereof.


         The complete text of the foregoing sections of the Iowa Uniform Securities Act is set forth in EXHIBIT B attached hereto.

                          NOTICE TO LOUISIANA RESIDENTS

         THESE SECURITIES HAVE BEEN REGISTERED WITH THE SECURITIES COMMISSIONER OF THE STATE OF LOUISIANA. THE SECURITIES COMMISSIONER, BY ACCEPTING REGISTRATION, DOES NOT IN ANY WAY ENDORSE OR RECOMMEND THE PURCHASE OF ANY OF THESE SECURITIES.

                          NOTICE TO MARYLAND RESIDENTS

         Failure to respond to this Rescission Offer will be deemed an ACCEPTANCE of the Rescission Offer.

                          NOTICE TO MICHIGAN RESIDENTS

         As required by Section 410(e) of the Michigan Uniform Securities Act, the entire text of Section 410(e) is included in EXHIBIT B attached hereto.

                         NOTICE TO MISSISSIPPI RESIDENTS

         The Company may have incurred liability under Section 75-71-717 of the Mississippi Securities Act by failing to register the Subject Securities in accordance with Section 75-71-401. A buyer of such securities may sue under
Section 75-71-717 to recover the consideration paid for the securities, together with interest at eight percent (8%) from the date of payment, less the amount of any income received on the securities, upon tender of the securities.


         A buyer's right to sue under Section 75-71-717 may be lost if, before suit is commenced, the buyer receives a written offer (i) to repurchase such securities for cash payable on delivery of the securities equal to the consideration paid, together with interest at six percent (6%) from the date of payment, less the amount of any income received on the securities, (ii) stating that the offer may be accepted by the buyer at any time within thirty (30) days of its receipt and (iii) the buyer fails to accept such offer in writing within the specified period.


         The complete text of the foregoing sections of the Mississippi Securities Act is set forth in EXHIBIT B attached hereto.

                           NOTICE TO NEVADA RESIDENTS

         The Company may have incurred liability under Section 90.660 of the Nevada Uniform Securities Act by failing to register the Subject Securities in accordance with Section 90.460. An Offeree purchasing such securities may sue under Section 90.660 to recover the consideration paid for the securities, together with interest at the legal rate from the date of payment, less the amount of any income received on the securities, upon tender of the securities. An Offeree's right to sue under Section 90.660 may be lost unless the Offeree accepts the Rescission Offer within 30 days after receipt thereof.


         The complete text of the foregoing sections of the Nevada Uniform Securities Act is set forth in EXHIBIT B attached hereto.

                        NOTICE TO NEW HAMPSHIRE RESIDENTS

         The Company may have incurred liability under NH RSA 421-B:25 of the New Hampshire Uniform Securities Act by failing to register the Subject Securities in accordance with NH RSA 421-B:11. An Offeree purchasing such securities may sue under NH RSA 421-B:25 to recover the consideration paid for the securities, together with interest at 10% from the date of payment, less the amount of any income received on the securities, upon tender of the securities.


         Only Class A Common Stock previously sold to New Hampshire investors is being registered in order to effect the Rescission Offer. None of the Class B Common Stock, Series A Preferred Stock, Series B Preferred Stock, Warants to Purchase Class A Common Stock and none of the shares of Class B Common Stock to be sold by the Selling Shareholders are being registered for sale or offered for sale in New Hampshire.


         The complete text of NH RSA 421-B:25 of the New Hampshire Uniform Securities Act is set forth in EXHIBIT B attached hereto.

                       NOTICE TO NORTH CAROLINA RESIDENTS

         The Company may have incurred liability under Section 78a-56 of the North Carolina Securities Act by failing to register the Subject Securities in accordance with Section 78a-24. An Offeree purchasing such securities may sue under Section 78a-56 to recover the consideration paid for the securities, together with interest at the legal rate from the date of payment, less the amount of any income received on the securities, upon tender of the securities. An Offeree's right to sue under Section 78a-56 may be lost unless the Offeree accepts the Rescission Offer within 30 days after receipt thereof.


         The complete text of the foregoing sections of the North Carolina Securities Act is set forth in EXHIBIT B attached hereto.

                           NOTICE TO OREGON RESIDENTS

         Under Section 59.125 of the Oregon Securities Law, an Offeree's right to sue under Section 59.115 may be lost unless (i) the Offeree accepts the Rescission Offer within 30 days after receipt thereof and has not been paid the full amount offered or (ii) the Offeree no longer owns the Subject Securities and gives the Company written notice of the inability to tender such securities to the Company.


         The complete text of the foregoing sections of the Oregon Securities Law is set forth in EXHIBIT B attached hereto.

                        NOTICE TO PENNSYLVANIA RESIDENTS

         From September 1996 through December 1997, 42,500 shares of Class A Common Stock, 5,000 shares of Convertible Non-Voting Series A Preferred Stock (which were subsequently converted into 6,000 shares of Class A Common Stock) and 8,900 shares of Convertible Non-Voting Series B Preferred Stock (which were subsequently converted into 10,680 shares of Class B Common Stock) were offered and sold to residents of the Commonwealth of Pennsylvania. It appears as if the provisions of Section 201 of the Pennsylvania Securities Act of 1972 ("1972 Act") relating to registration of securities may not have been complied with in connection with the offer or sale of these securities. Accordingly, the Company is offering to repurchase these securities from you for your purchase price for cash plus 6% interest from the date of purchase less any dividends, interest payment or cash distributions paid to date. The enclosed disclosure materials should be reviewed carefully before deciding whether to accept or reject the offer to repurchase your securities. This Rescission Offer remains open for 30 days from the date you received this Notice. During such time you may either accept or reject the offer.


         If you no longer own the securities which are the subject of this offer to repurchase, the Company offers to pay you, upon acceptance of the offer, an amount in cash equal to the damages, if any, computed in accordance with Section 502 of the 1972 Act as more fully described in the accompanying disclosure materials.


         If you affirmatively REJECT the offer or fail to affirmatively ACCEPT the offer within 30 days in the manner described in the accompanying disclosure materials, any rights you may have with respect to any failure to comply with
Section 201 of the 1972 Act will be terminated.


         The complete text of the foregoing sections of the 1972 Act is set forth in EXHIBIT B attached hereto.

                          NOTICE TO TENNESSEE RESIDENTS

         The Company may have incurred liability under Section 48-2-122 of the Tennessee Securities Act of 1980 by failing to register the Subject Securities in accordance with Section 48-2-104. An Offeree purchasing such securities may sue under Section 48-2-122 to recover the consideration paid for the securities, together with interest at the legal rate from the date of payment, less the amount of any income received on the securities, upon tender of the securities.

Unless the Rescission Offer is accepted within 30 days after receipt thereof, the offer of rescission will be deemed to have been rejected.



         Offerees may wish to consult with independent counsel before deciding to accept or reject the Rescission Offer so as to be fully informed about the risks and the consequences attached to either choice.



         The complete text of the foregoing sections of the Tennessee Securities Act of 1980 is set forth in EXHIBIT B attached hereto.


                            NOTICE TO TEXAS RESIDENTS


         The Company may have incurred liability under Section 33 of the Texas Securities Act of 1957 by failing to register the Subject Securities in accordance with Section 7A. An Offeree purchasing such securities may sue under Section 33 to recover the consideration paid for the securities, together with interest at the legal rate from the date of payment, less the amount of any income received on the securities, upon tender of the securities.



         AN OFFEREE'S RIGHT TO SUE WILL BE LOST UNLESS THE OFFEREE (i) ACCEPTS THE OFFER BUT DOES NOT RECEIVE THE AMOUNT OF THE OFFER, IN WHICH CASE HE MAY SUE WITHIN THE TIME ALLOWED BY SECTION 33H(1)(a) OR 33H(2)(a) OR (b), AS APPLICABLE; OR (ii) REJECTS THE OFFER IN WRITING WITHIN 30 DAYS OF ITS RECEIPT AND EXPRESSLY RESERVES IN THE REJECTION HIS RIGHT TO SUE, IN WHICH CASE HE MAY SUE WITHIN ONE YEAR AFTER HE SO REJECTS.



         The name and address of the bank where the amount of the Rescission Offer will be paid is First Bank Texas, N.A., 8820 Westheimer Road, Houston, Texas. Offerees accepting the Rescission Offer will receive the amount of the offer not later than 30 days after receipt by First Bank Texas, N.A., in a form reasonably acceptable to the Company, and in compliance with the instructions herein, of the security, if the Offeree still owns it, or evidence of the fact and date of disposition if the Offeree no longer owns it.



         The complete text of the foregoing sections of the Texas Securities Act of 1957 is set forth in EXHIBIT B attached hereto.


                          NOTICE TO WISCONSIN RESIDENTS


         The Company may have incurred liability under Section 551.59 of the Wisconsin Uniform Securities Law by failing to register the Subject Securities in accordance with Section 551.21. An Offeree purchasing such securities may sue under Section 551.59 to recover the consideration paid for the securities, together with interest at the legal rate under Section 138.04 from the date of payment, less the amount of any income received on the securities, upon tender of the securities. An Offeree's right to sue under
Section 551.59 may be lost unless the Offeree accepts the Rescission Offer within 30 days after receipt thereof.



         The complete text of Sections 551.21 and 551.59 of the Wisconsin Uniform Securities Law is set forth in EXHIBIT B attached hereto.

                                 USE OF PROCEEDS


         Neither the Rescission Offer nor the resale of Class B Common Stock underlying the Shaffner Warrants will result in any proceeds to the Company. However, any cash exercises of the Shaffner Warrants to purchase shares of Class B Common Stock will result in gross proceeds to the Company up to a maximum amount of $2,200,000. See "Plan of Distribution and Selling Shareholders." The Company will use the proceeds, if any, from the exercise of the Shaffner Warrants for general corporate purposes.



         The proceeds to be received by the Company from the Rescission Financing are $5,000,000. The Company will use the proceeds of the Rescission Financing to fund $5,000,000 of the Rescission Offer. To the extent funds in excess of $5,000,000 are needed to fund the Rescission Offer, the Company shall have the right (but not the obligation) to (i) with the consent of the Rescission Underwriters, secure additional financing through the issuance of equity securities or the sale of assets in amounts sufficient to satisfy the Company's rescission liabilities and complete the Rescission Offer, or (ii) declare the entire Rescission Offer ineffective and return all completed Elections, together with the certificates or other instruments representing the Subject Securities, to the Offerees who accepted the Rescission Offer and direct the escrow agent to return the funds comprising the Rescission Financing to the Rescission Underwriters. Any unused proceeds of the Rescission Financing remaining after the funding of the Rescission Offer which are not returned to the Rescission Underwriters will be used for working capital, capital expenditures and general corporate purposes.


                                 DIVIDEND POLICY


         The Company has not declared or paid cash dividends on its Common Stock to date. The current policy of the Board of Directors is to retain earnings, if any, to provide funds for operating and expansion of the Company's business. Such policy will be reviewed by the Board of Directors of the Company from time to time in light of, among other things, the Company's earnings and financial position. The Company is required to pay dividends on its Series A and Series B Preferred Stock prior to the payments, if any, of dividends on its Class A and Class B Common Stock. As of June 30, 1999, the Company had accrued, but unpaid, dividends of $368,428 on its Series A Preferred Stock and $192,341 on its Series B Preferred Stock. During the fiscal year ended December 31, 1998, the Company has not paid any dividends on its Series A or Series B Preferred Stock since June, 1997.

                                  CAPITALIZATION


         The following table sets forth the unaudited capitalization of the Company as of June 30, 1999, and as adjusted to reflect $1,000,000, $3,000,000 and $5,000,000 acceptance of the Rescission Offer.(1)


                                              JUNE 30,      $1,000,000 (1)(3)      $3,000,000 (1)(3)     $5,000,000 (3)
                                               1999            ACCEPTANCE             ACCEPTANCE          ACCEPTANCE
                                          -------------     -----------------      -----------------     --------------
Assets:
     Cash........................         $     120,018       $   4,120,018          $   2,120,018       $     120,018
     Deferred offering costs (2).             2,078,825                -                      -                   -
                                          -------------       -------------          -------------       -------------
                                          $   2,198,843       $   4,120,018          $   2,120,018       $     120,018
                                          -------------       -------------          -------------       -------------
                                          -------------       -------------          -------------       -------------
Liabilities:
     Accrued stock rights                 $      50,000       $      50,000          $      50,000       $      50,000
                                          -------------       -------------          -------------       -------------
                                          -------------       -------------          -------------       -------------
Stock and warrants subject to
rescission:
     Preferred stock - Series A..               201,265                -                      -                   -
     Preferred stock - Series B..               229,923                -                      -                   -
     Common stock - Class A......             7,952,134                -                      -                   -
     Common stock - Class B......             5,365,047                -                      -                   -
     Common stock warrants -
     Class A.....................               201,640                -                      -                   -
                                          -------------       -------------          -------------       -------------
                                          $  13,950,009       $        -             $        -          $        -
                                          -------------       -------------          -------------       -------------
                                          -------------       -------------          -------------       -------------
Redeemable voting Class A Common
Stock, 1,605,840 shares at $1.37 per
share, subject to a put option valid
through one year from effective date
of rescission offer at $1.51 per
share............................         $        -          $   2,420,000          $   2,420,000       $   2,420,000
                                          -------------       -------------          -------------       -------------
                                          -------------       -------------          -------------       -------------
Capital deficit: (4)
     Cumulative convertible
     preferred stock:
        Series A.................         $        -          $     164,378          $     138,992       $     113,605
        Series B.................                30,000             209,533                181,805             154,078
     Common stock:
        Class A..................             6,331,703          15,294,446             14,342,672          13,390,898
        Class B..................               700,000           4,989,553              4,327,074           3,664,595
     Outstanding warrants........               362,500             521,850                497,240             472,630
     Deficit.....................           (18,433,153)        (19,179,852)           (19,736,992)        (20,294,132)
     Treasury stock..............              (317,767)            (22,779)               (68,337)           (113,895)
                                          -------------       -------------          -------------       -------------
     Total Capitalization........         $ (11,326,717)      $   1,977,129          $    (317,546)      $  (2,612,221)
                                          -------------       -------------          -------------       -------------
                                          -------------       -------------          -------------       -------------


---------------------

(1) The table assumes that the Rescission Underwriters elect to acquire 3,649,635 shares of Class A Common Stock pursuant to the terms of the Rescission Financing.

(2) See Note 3 in the Notes to the Consolidated Financial Statements for a discussion regarding the treatment of deferred offering costs upon acceptance or rejection of the Rescission Offer.

(3) For each level of acceptance, the following pro forma adjustments, including amounts are needed to properly reflect the effect of the proposed rescission offer and rescission financing on total capitalization of the Company. The acceptance amount was prorated based on the securities subject to rescission and the acceptance amount, see adjustments as follows:

(a) Adjustment to shares       Shares       Amount     $1,000,000   $1,000,000   $3,000,000   $3,000,000   $5,000,000   $5,000,000
and amount subject to        Subject to   Subject to   Acceptance   Acceptance   Acceptance   Acceptance   Acceptance   Acceptance
rescission adjusted for      Rescission   Rescission     Shares       Amount       Shares       Amount       Shares       Amount
rescission financing:        ----------   ----------   ----------   ----------   ----------   ----------   ----------   ----------
Cash                                                                $4,000,000                $2,000,000                $     -

To record issuance of
1,605,840 redeemable
voting Class A shares at
$1.37 per share, subject
to a put option valid
through one year from
effective date of
rescission offer at
$1.51 per share, issued
in connection with financing
the rescission offer                                    1,605,840   $2,200,000    1,605,840   $2,200,000    1,605,840   $2,200,000

To record issuance of
2,043,795 shares of voting
Class A common stock issued
in connection with the
financing of rescission offer                           2,043,795   $2,800,000    2,043,795   $2,800,000    2,043,795    2,800,000

Cumulative convertible
preferred stock:
     Series A                   103,500   $  201,265       96,081   $  186,837       81,242   $  157,982       66,404   $  129,127
     Series B                    77,349   $  229,923       71,804   $  213,441       60,715   $  180,477       49,625   $  147,513
Common stock:
     Class A                  5,514,491   $7,952,134    5,119,188   $7,382,089    4,328,581   $6,241,999    3,537,973   $5,101,909
     Class B                  2,719,733   $5,365,047    2,524,770   $4,980,456    2,134,844   $4,211,274    1,744,919   $3,442,092
Outstanding warrants            799,000   $  201,640      741,724   $  187,186      627,172   $  158,277      512,620   $  129,368


(b) Reclassification of      $1,000,000   $3,000,000   $5,000,000
amounts recorded in          Acceptance   Acceptance   Acceptance
treasury stock that are        Amount       Amount       Amount
no longer subject to         ----------   ----------   ----------
rescission
                             $ (294,988)  $ (249,430)  $ (203,872)
                             ----------   ----------   ----------
                             ----------   ----------   ----------


(c) Adjustment recording     $1,000,000   $3,000,000   $5,000,000
cost of capital:             Acceptance   Acceptance   Acceptance
                               Amount        Amount      Amount
                             ----------   ----------   ----------
Cumulative convertible
preferred stock:
     Series A                $   27,783   $   23,492   $   19,201
     Series B                    35,880       30,339       24,798
Common stock:
     Class A                  1,097,714      928,183      758,652
     Class B                    740,592      626,215      511,838
Outstanding warrants             27,836       23,537       19,238
                             ----------   ----------   ----------
                             $1,929,805   $1,631,766   $1,333,727
                             ----------   ----------   ----------
                             ----------   ----------   ----------

(d) Recording of interest    $1,000,000   $3,000,000   $5,000,000
expense:                     Acceptance   Acceptance   Acceptance
                               Amount       Amount       Amount
                             ----------   ----------   ----------
                             $  147,338   $  442,013   $  736,688
                             ----------   ----------   ----------
                             ----------   ----------   ----------

(e) Adjustment recognizing   $1,000,000   $3,000,000   $5,000,000
deferred offering            Acceptance   Acceptance   Acceptance
costs as expense:              Amount       Amount       Amount
                             ----------   ----------   ----------
                             $  149,020   $  447,059   $  745,098
                             ----------   ----------   ----------
                             ----------   ----------   ----------

(f) Adjustment reclassifying $1,000,000   $3,000,000   $5,000,000
dividends paid recorded as   Acceptance   Acceptance   Acceptance
a reduction of rescission      Amount       Amount       Amount
liability:                   ----------   ----------   ----------
Cumulative convertible
preferred stock:
     Series A                $    5,324   $    4,502   $    3,679
     Series B                     1,972        1,667        1,363

Common stock:
     Class A                    173,356      146,583      119,810
     Class B                     49,689       42,015       34,341
                             ----------   ----------   ----------
                             $  230,341   $  194,767   $  159,193
                             ----------   ----------   ----------
                             ----------   ----------   ----------

(g) Adjustment to accrete    $1,000,000   $3,000,000   $5,000,000
the put option               Acceptance   Acceptance   Acceptance
                               Amount       Amount       Amount
                             ----------   ----------   ----------
                             $  220,000   $  220,000   $  220,000
                             ----------   ----------   ----------
                             ----------   ----------   ----------


(4) Outstanding stock        $1,000,000   $3,000,000   $5,000,000
and warrants subsequent      Acceptance   Acceptance   Acceptance
to proposed rescission         Amount       Amount       Amount
offer Cumulative convertible ----------   ----------   ----------
preferred stock:
     Series A                    96,081       81,242       66,404
     Series B                    71,804       60,715       49,625
Common stock:
     Class A                 26,439,404   25,648,797   24,858,189
     Class B                  2,942,840    2,552,914    2,162,989
Outstanding warrants
     Class A                  7,991,724    7,877,172    7,762,620
     Class B                  2,550,954    2,550,954    2,550,954


                         SELECTED FINANCIAL INFORMATION

         The following table presents summary historical data of the Company on a consolidated basis (i) from the audited financial statements of the Company for the years ended December 31, 1998 and 1997 and (ii) from the unaudited financial statements of the Company for the six months ended June 30, 1999 and 1998. The selected financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Company's Consolidated Financial Statements and the Notes thereto appearing elsewhere in this Prospectus.



                                                                   YEAR ENDED                     SIX MONTHS ENDED
                                                                  DECEMBER 31,                        JUNE 30,
                                                             1998             1997              1999            1998
                                                         -----------       -----------       -----------     -----------
STATEMENT OF OPERATIONS DATA:
Revenues..........................................       $ 8,947,732       $ 4,960,355       $ 4,534,254     $ 4,234,585
Loss from operations..............................        (4,230,362)       (7,958,870)       (1,199,263)     (1,837,574)
Net loss applicable to common shareholders........        (4,396,883)       (8,502,067)       (1,353,645)     (1,862,439)
Net loss per common share.........................           $ (0.19)          $ (0.60)          $ (0.05)        $ (0.08)
Weighted average number of common shares
outstanding.......................................        23,109,154        14,086,177        25,015,773      22,441,445



                                                                                     DECEMBER 31,           JUNE 30,
                                                                                         1998                 1999
                                                                                     ------------         ------------
BALANCE SHEET DATA:
Working Capital (Deficit)(1).................................................        $   (885,068)        $    368,901
Total assets.................................................................           5,297,713            5,147,083
Stock and warrants subject to rescission.....................................          13,980,009           13,950,009
Capital deficit..............................................................         (12,218,072)         (11,326,717)

--------------------------
(1) Includes $2,078,825 of deferred offering costs. See Note 3 of the Notes to the Consolidated Financial Statements.

                                     BUSINESS

SERVICES

         The Company is an Internet business solutions provider. The Company's products and services are offered through MESSAGING which includes fax, data, voice, e-mail and mobile messaging, and INTERNET SERVICES which includes custom application development, e-commerce development, web content creation, web hosting and Internet access.

         The Company is a Texas corporation and was founded in 1995 to provide fax services for business-to-business communication. The Company capitalized on the dramatic increase in the usage of third-party fax services and created a niche market for itself with its HYPERCAST fax broadcast desktop client software and related services. In 1997, the Company introduced HYPERLINE, its point-to-point desktop software and fax service in order to expand its fax service.

         In response to the rapid growth and popularity of e-mail and the Internet as a primary communications medium, the Company has set out to become a full service Internet messaging provider. In 1998, the Company added to its product offering HYPERWEB, its Internet-to-fax service; HYPERMAIL, its fax-to-e-mail service; WEBCAST, its e-mail broadcast service; TELECAST, its voice broadcast service; and HYPERCOMM, its teleconferencing service. To further enhance its messaging services, the Company, through its subsidiary, Worldwide Marketing Services, Inc., added enhancement services such as list procurement, full-service graphic design and copy development services for its customers. These additional services enabled the Company to provide its customers with complete messaging solutions with "end-to-end" control of the solutions.

         In July 1999, the Company began offering Internet-based services by acquiring Cynet Interactive, a wholly-owned subsidiary of Cynet Holdings. The acquisition of Cynet Interactive allowed the Company to expand its messaging and broadcast enhancement services to include web site design, Internet application development for e-commerce and other Internet-based applications, and web site hosting. Through a series of projects, the Company has integrated its messaging services with Internet applications, creating more effective solutions for its customers. The Company's current Internet projects include the development of on-line shopping malls, integrated procurement centers, live auctions and Internet web-based magazines for customers. In July 1999, the Company entered into a strategic alliance with IXC Communications to enable the Company to further expand its products and services to include Internet access for business customers. The Company expects its alliance with IXC Communications will enable the Company to provide complete, "end-to-end" Internet business solutions just as it is able to provide complete, "end-to-end" messaging business solutions. The Company's solutions selling approach allows the Company to effectively deliver its customers' messages irrespective of the transmission medium.

STRATEGY

         The Company's objective is to become a "hypergrowth" company providing high quality Internet business solutions to corporate clients. Among other things, the Company's strategy to achieve its objective includes
(i) diversifying its product line through the continued introduction of new technology in the areas of messaging and Internet services, (ii) merging, to the extent possible, the features and functions of messaging and Internet solutions to make the Company's products and services easier to use, (iii) expanding and reorganizing the Company's sales force to develop vertical value-added markets in large corporate accounts and (iv) pursuing acquisitions and strategic alliances that will allow the Company to compete more effectively with larger, more diversified companies and to respond more readily to dynamic changes in the messaging and Internet services industries.

CURRENT MESSAGING AND INTERNET MARKETS

THE INTERNET

         The Internet has experienced rapid growth and has developed into a significant tool for global communications, commerce and media, enabling millions of people to share information and transact business electronically. International Data Corporation, a leading technology research firm ("IDC"), estimates that there were over 51 million web users in the United States and over 97 million worldwide at the end of 1998. IDC projects these numbers to increase to over 135 million web users in the United States and over 319 million worldwide by the end of 2002. Internet-based businesses have emerged to offer a variety of products and services over the Internet. Advances in online security and payment mechanisms have also prompted more businesses and consumers to engage in electronic commerce. IDC estimates that the value of purchases of goods and services, excluding fund transfers and stock transfers, on the Internet will grow from $32.4 billion worldwide in 1998 to $425.7 billion worldwide in 2002.

TRENDS IN INTERNET MESSAGING

         E-mail is the most widely adopted Internet application, ranging from a personal messaging tool to a strategic business tool. According to Electronic Mail & Messaging Systems, an Internet publication, there were approximately 325 million e-mail accounts in operation at the end of 1998. E-mail messages have increased in volume and functionality, and this trend is expected to continue. For example, e-mail is expected to become a major vehicle for e- commerce transactions. Forrester Research predicts that the typical online consumer will participate in eight to ten commerce-related exchanges via e-mail per week by 2001. The e-mail box as a locating and delivery device has become the platform for additional applications such as directory services, scheduling and document sharing. Furthermore, the e-mail box can function as a central repository to receive, send, forward, organize and prioritize voice mail, fax and e-mail messages, thus creating unified messaging.

         With continuing developments in modern technology, the various message media are currently in the process of converging. Communication channels are becoming interchangeable as consumers can send the same message through e-mail, voice mail and fax. With the unification of these functions, consumers increasingly value messaging services that are "device-independent." Consumers appreciate the ability to send and retrieve messages in any form and in the most convenient manner - e-mail, voice mail or fax - with the telephone, personal computer, traditional fax machine or through web access.

         As e-mail continues to grow and a portion of fax traffic migrates to the Internet, industry analysts are predicting rapid growth of services that unify and simplify the messaging and communications needs of e-mail users. IDC defines unified messaging as a "single 'in-box' for voice, e-mail and fax messages that is accessible by both telephone and PC." IDC predicts that the market for unified messaging will grow from approximately 90,000 unified messaging mailboxes in 1998 to over 12.9 million boxes in 2002 in the United States alone with each generating $20 million in unified messaging revenue per month.

TRENDS IN FAXING

         The fax machine is a valuable tool for communication for businesses and individuals. Although e-mail traffic is growing rapidly, faxing continues to grow because telephone rates continue to decrease and computer-based fax facilitates broadcast fax and fax-enabled applications. IDC estimates that worldwide fax transmissions will increase from 395 billion minutes in 1998 to 647 billion minutes in 2002. According to IDC, fax transmissions generated estimated revenues of $92 billion in 1998 and are projected to generate $103 billion in 2002.

         The transmission of faxes over the Internet has become an increasingly popular tool and provides a low cost method to send and receive faxes. In addition to Internet faxing, users are increasingly faxing documents directly from their computers over traditional phone lines, thereby growing less dependent on traditional fax machines. IDC estimates that the share of faxes sent using a fax machine in the United States was 82% in 1997 and is projected to be 58% in 2002.

         Recent advances in technology allow users to send and receive faxes from their computers using e-mail to transmit data over the Internet. Internet faxing using e-mail reduces labor costs associated with traditional faxing by allowing users to send, receive and manage faxes from their computers, and reduces carrier costs because of the use of the Internet rather than telephone lines as the transmission medium.

INTERNET COMMERCE

         The Company believes the worldwide Internet commerce application market is growing at significant rates. According to IDC's Internet Commerce Software Applications Market Review and Forecast, revenues soared 154% to $444 million in 1998 and are expected to increase another 280% to approximately $1.7 billion in 1999. The Company believes many companies will be developing e-commerce sites over the next two years as e-commerce presents vendors with sales opportunities.

         The proliferation of Internet Service Providers (ISPs) has enabled more vendors to utilize the Internet as a marketing and sales tool. As vendors shift marketing strategies toward on-line buyers, the Company believes they will seek single service providers who are able to meet all of their business marketing needs, including high priority messaging, in addition to web hosting and Internet content development.

NEED FOR COST-EFFECTIVE SOLUTIONS

         The Company believes businesses are constantly seeking to cost-effectively manage expanding and increasingly sophisticated communications systems making it preferable for them to utilize third parties to manage their messaging and Internet needs. Moreover, the Company believes businesses often find it difficult to implement state-of-the-art technology in their own infrastructure as individuals with the appropriate expertise are scarce and costly to hire, train and retain. Consequently, the Company believes organizations, in an effort to lower costs and reduce time-to-market with complex technologies, will look to Internet-based solutions to outsource non-core competencies.

         The Company provides businesses convenient, cost-effective and reliable Internet-based messaging and communications services. The Company provides a commercially available Internet-based messaging service that supports business fax, e-mail, voice mail, and supporting services. The Company deploys an integrated Internet and Public Switched Telephone Network solution based on economy and reliability. The Company also provides a host of electronic commerce solutions as well as Internet content support and ISP services. The Company believes that by providing a fully integrated suite of products and services, its customers are able to minimize complexity in messaging and e-commerce services and maximize productivity.

OPERATIONS

         The Company's operations are comprised of forwarding customer messages and delivering Internet services. The Messaging services are customer driven using Microsoft WindowsTM based desktop client software to electronically transfer to the Company the customer's message document and delivery instructions (fax telephone numbers, e-mail addresses, voice mail telephone numbers, and merge fields for personalizing the message). The customer elects whether to transfer the document and instructions to the Company by way of the Internet (e-mail) or direct dial (modem-to- modem) connection. The Company receives the document and instructions in an electronic format and automatically executes those instructions without the necessity of human intervention. The Company's operation software connects the delivery instructions with the customer's document, organizes the packets of data and transmits the information to the destination telephone numbers or e-mail addresses as designated. The Company's technical staff monitors the job queue on a 24 hour, 7 day per week basis to ensure that the system is efficiently delivering customer jobs. The Company's customer service staff is available on a 24 hour, 7 day per week basis to assist customers with questions they may have concerning the submission of jobs, the status of the jobs or any problems needing resolution. After any customer job has been executed, the customer may electronically view a detailed log showing the document delivery status for each intended recipient.

         Internet access, transmission, co-location and related Internet services are directly handled by IXC Communications. Web site hosting services are monitored by the Company's technical staff who are also monitoring the messaging job queues. Other Internet services are handled by the Company's production staff which accepts the specifications on customer projects, interfaces with the customer and determines which of the Company's resources are needed to meet customer requirements.

         The Company's operations include Network Operations (technical staff to monitor the servers and messaging queues), Customer Service, Engineering (developers for custom messaging and Internet application development), Graphics (document, web site and web content design), and Copy (writing for document, web site and web content).

         The Company uses various long distance carriers. Major telecommunications carriers have competed and are expected to continue to compete to obtain the Company as a customer. See "-- Competition." Deregulation in the telecommunications industry has enabled the Company to enter into agreements with several carriers to provide long distance service at cost-effective rates. The Company will be required to add additional telecommunications facilities and enhance its network infrastructure to meet the anticipated traffic needs and maintain excess capacity to accommodate expected increases in demand for its services.

         The Company has developed safeguards to minimize the impact of power outages and other operational problems. It has installed power backup systems at its computer center in Houston, Texas, and all network locations throughout the U.S. to provide an uninterrupted power supply in the event of a disruption in local utility services. The Company has not suffered any material interruption in its business due to power outages or similar problems. As the Company grows, it intends to add another primary computer center hub for back-up and expansion.

CYNET SERVICES

FAX BROADCAST

         HYPERCAST is the Company's automated fax broadcasting service. It allows the Company's customers to mass-distribute business documents over broad geographical areas in specified periods of time. After the customer submits a batch order for a broadcast, the Company's system automatically generates and delivers a complete report that details information about the order, such as destination cities, area codes, number of pages and all costs associated with transmission. After the Company has completed the broadcast, customers can access a detailed report, which can be used for monitoring results, updating phone lists and other external applications.

POINT TO POINT FAX

         HYPERLINE is the Company's point-to-point enhanced fax service. This service allows customers to fax directly from their desktops to recipients utilizing the Company's system. HYPERLINE can be fully customized to each customer's individual faxing needs. The features include (i) customized cover pages, (ii) implemented accounting codes, (iii) development of a control center that maintains and manages faxes, (iv) delivery and non-delivery reports via e-mail, and (v) daily journal production.

FAX TO E-MAIL

         HYPERMAIL is the Company's fax-to-email service, which provides customers an automated, easy-to-use desktop solution that interfaces with most Internet e-mail services. This service is ideal for professionals performing high-volume sales and marketing operations or operating inbound call centers. HYPERMAIL customers are assigned a toll-free or local virtual fax number which is linked to their e-mail address as well as the Company's fax viewer software. The HYPERMAIL program receives inbound faxes and sends them directly to the customer's desktop as e-mail. This service allows a customer to receive, view, store, forward and print confidential inbound faxes from any location where they have e-mail access.

INTERNET TO FAX

         HYPERWEB integrates traditional e-mail with point-to-point fax capabilities. This service allows customers to transmit high volume, web-generated documents to other e-mail addresses, telex addresses and fax numbers simultaneously. This service allows any merchant to do e-commerce with or without a PC. Additionally, customers receive delivery confirmation reports either by e-mail or fax. An added feature is the ability to include custom logos and to insert automatic headers into outgoing messages. HYPERWEB can also be customized for customers to assign individual billing codes and tracking reference numbers on faxes and telexes for easy recordkeeping.

E-MAIL TO E-MAIL

         WEBCAST gives customers the ability to broadcast e-mail messages to any number of recipients simultaneously. The Company's service is unmatched in terms of speed, having the capability to deliver approximately 200 e-mail messages per second or 720,000 per hour. To utilize this service, the customer simply forwards an e-mail address list to the Company. The customer then submits a message. The Company's systems automatically broadcast the message to the addresses electronically over the Internet. Added features of WEBCAST are (i) the ability to attach documents, (ii) a special e-mail address for forwarding outbound messages and (iii) delivery priority options:
InstaMail for immediate delivery or Scheduled for a specific time.

IMAGE RESOLUTION/DOCUMENT ENHANCEMENT

         HYPERRES is an image resolution service that can be used in conjunction with any of the Company's messaging services. To utilize this service, the customer submits graphics, photos, brochure layouts, catalogs with pictures and artwork or any other type of document before transmission. The Company's graphics technicians and engineers then enhance the document to ensure top quality output to any receiver.

CELL/MODEM

         The Company's CELL/MODEM is an all-in-one cellular phone and fax card. Designed to fit any laptop or portable computer equipped with a PCMCIA Type III Slot, this cellular fax card contains its own cell phone. The CELL/MODEM also fits into a standard RJ-11 jack for landline use, thereby completely eliminating the need for a stand-alone cellular telephone. A miniature combination in-ear speaker and microphone allows customers to place and receive phone calls simply and easily. The back bone of VIRTUAL OFFICE, the Company's bundled hardware and software product, CELL/MODEM can be used to access the Internet, exchange important data, send and receive e-mail, retrieve voice mail, send and receive faxes, and make phone calls from any place at any time.

VOICE BROADCAST

         The Company's TELECAST service gives customers voice broadcast capabilities without having to navigate through various types of telephone PBX systems. Once an account has been established, the customer is given a toll free access number to call to record a message for broadcast. The customer then submits name and voice number lists in digital format to schedule the broadcast delivery time. The Company's live operators navigate the requisite auto-attendant systems and drop the messages into the voice mail boxes the customer specifies. This service results in a 90% delivery rate.

VOICE TELECONFERENCING

         HYPERCOMM offers two distinct conference-calling services. The first service, "Meet Me," is a conference call scheduling service. Customers provide to the Company the names and numbers of all parties desired for a conference call and the Company's live operators relay the date, time and call-in phone number to all specified parties before the scheduled date. The second service, "Dial Out," allows customers to have the Company's operators dial out and connect all parties at the scheduled meeting time. These services are ideal for business, medical, educational and political organizations that frequently engage in conference calls.

ISP SERVICES

         The Company offers full-service ISP capabilities, providing its business customers with Internet connectivity in addition to e-commerce and messaging services. This service includes 150 hours of monthly usage, 56K Flex and X2 modem support, 24-hour technical support, national ISDN access, 800 number access while traveling away from home or office territory, personalized home page service, 6MB of storage for e-mail messages and web site content, one e-mail account, online news services and online viewing of monthly usage.

INTERNET SOLUTIONS

         As a result of the acquisition of Cynet Interactive, the Company provides its customers with advanced Internet solutions, including web content, graphic and copy design, application development and web hosting. The Company's current Internet projects include on-line shopping malls, integrated procurement centers, live auctions and Internet Web- based magazines.

MARKETING SOLUTIONS

         Worldwide Marketing Services is a subsidiary of the Company. Worldwide specializes in providing verified list, graphics and copy writing services. The list services are expansive and may be ordered to fill simple marketing specifications or highly customized requirements for sophisticated clients requiring specialized data. Worldwide's services include corporate logo design, brochures, letterhead and stationery design and a variety of related items.

EQUIPMENT SAFEGUARDS AND SUPPLIERS

         The success of the Company is largely dependent upon the efficient and uninterrupted operation of its messaging and Internet system infrastructure. Within 120 days from the date of this Prospectus, the Company will have in place a disaster recovery plan with a redundant network switching center. The Company's systems and operations are vulnerable to damage or interruption from fire, earthquake or other natural disaster and from power loss, telecommunications failure, break-ins and similar events. Furthermore, the hardware, software and network systems developed by the Company are relatively new and, therefore have not withstood the demands of the larger volume associated with the Company's revenue projections. See "Risk Factors -- Company System Failure." Substantially all of the Company's computing equipment is readily available from large, well-known suppliers.

CUSTOMERS

         Historically, the Company's customers consisted of small and medium-sized businesses with messaging services needs. Those customers purchased messaging products and services from the Company pursuant to specific purchase orders and other short-term arrangements. Presently, the Company targets medium-sized to large corporate clients, establishing customer relationships with Fortune 500 and middle tier companies seeking full service Internet business solutions. Although the Company actively pursues long term contracts with its present customers and prospects, no single customer accounted for more than 4% of the Company's revenues during 1998 or during the six months ended June 30, 1999.

SALES AND MARKETING

         From inception through 1997, the Company marketed its products and services almost exclusively through a telephone sales program. The basis of the Company's marketing strategy was price-based selling and the Company sought to acquire customers by providing the lowest cost service in the messaging industry. Beginning in 1998, the Company underwent a fundamental shift away from price-based selling to solution-based selling and increased its offerings to include more value-added services.

         To enhance the promotion and sale of its solution-based suite of products and services, the Company has expanded and reorganized its sales force during 1999 with the goal of developing and maintaining a professional sales team consisting of individuals with specialized and technical knowledge. As of August 31, 1999, the Company employed a team of 42 sales and support personnel in its Houston office, six in its Yorba Linda, California location and four in Portland, Oregon. The Company's sales personnel are trained to target large and middle tier corporate accounts with the charge to build vertical value-added markets for the Company's Internet-based products and services.

         The Company expects to continue to employ significant telephone contact as part of its marketing efforts. In addition, the Company now engages, and expects to continue to engage, in more direct contact with customers and prospects. The Company also actively seeks to forge major strategic alliances to enable the Company to market its products and services through alternate distribution channels. The Company expects to include, as part of its marketing campaign (i) advertisements in trade journals,
(ii) television and radio promotions, (iii) concentrated marketing through large reseller channels, (iv) Internet-based advertising and promotions,
(v) Internet business solutions seminars and (vi) participation in trade shows.

STRATEGIC RELATIONSHIPS

         The Company is actively pursing strategic relationships that the Company expects will complement its existing services or increase the amount and variety of services it currently offers. The service providers with whom the Company engages in strategic transactions generally have pre-existing relationships with their customers who, typically, require messaging and Internet services the Company provides. Consequently, the Company expects these strategic relationships will provide the Company with access to likely consumers for its services.

         The following is a summary of certain of the strategic relationships which the Company has established or is currently pursuing. All strategic transactions into which the Company enters are subject to a variety of risks and conditions, including conditions beyond the Company's control. Furthermore, most of these relationships are in the early stages of development and have not been finalized. Although the Company believes that individually none of these relationships is material to its business, the Company considers its strategic alliances in their entirety to be important to future success. See "Risk Factors -- Risks Associated With Acquisitions, Investments and Strategic Alliances."

         BROOKTROUT TECHNOLOGY, INC. ("BROOKTROUT"). The Company is currently conducting certain joint marketing and technology sharing efforts with Brooktrout. The Company expects that (i) the Company and Brooktrout will synergize marketing efforts at trade shows, (ii) the Company will continue to be a Beta Testing customer for new Brooktrout technology pertaining to faxing, unified messaging and other related technology, and (iii) the Company and Brooktrout will have regular joint technology round table discussions with their respective research and development, engineering and software development teams, which discussions could result in additional technology agreements and understandings.


         TELESYSTEMS MARKETING, INC. ("TELESYSTEMS"). The Company has entered into a joint marketing alliance with Telesystems, pursuant to which Telesystems provides its e-mail broadcast, voice broadcast and conference calling to the Company for resale under the Company's private brand. In consideration for the foregoing, the Company provides Telesystems its full suite of messaging products for resale. The agreement also provides for the mutual promotion and marketing of respective products and services.

         IXC COMMUNICATIONS. IXC Communications currently provides Internet access to the Company's business customers. In August 1999, the Company entered into a Strategic Alliance Agreement with IXC Communications providing a framework under which the Company and IXC Communications can complete additional collaboration projects. In addition to providing Internet access, the Company expects IXC Communications will provide web hosting, co-location, bandwidth and related products and services to the Company for resale under the Company's private brand. The Company also expects IXC Communications will utilize its approximately 300 salespersons in the promotion and resale of the Company's products and services.

COMPETITION

         The market and demand for business-to-business messaging services and Internet application services is highly competitive and growing rapidly and the Company faces a high degree of competition in each of its service areas. The Company believes there are no dominant market leaders in the industries in which the Company competes. The Company's ability to compete successfully depends on a number of factors, including (i) market presence,
(ii) the capacity, reliability and security of the Company's network infrastructure, (iii) the pricing policies of the Company's competitors and suppliers, (iv) the timing of the introduction of new services and service enhancements, and (v) how the industry responds to general economic trends.

         Due to the changing messaging industry and the explosive growth in the Internet services industry, the Company is unable to identify direct competitors except with respect to the Company's specific product and service offerings. The Company's current and potential competitors fall into the following categories:


       (1)    Telecommunications companies and resellers (e.g., AT&T, MCI
              Worldcom);
       (2) Internet Service Providers (e.g., Uunet Technologies, NETCOM On-Line Communications Services, Inc.);
       (3) Enhanced fax service providers (e.g., Netmoves (formerly FaxSav, Inc.), Premiere Technologies, Inc.);
       (4)    Unified Internet messaging providers (Jfax.com. FaxNet Corp.); and
       (5)    Various web design and electronic commerce service providers.


         The Company is unaware of any other entity that combines Messaging and Internet products and services in a unified service offering as does the Company. Nevertheless, the Company believes that its current business strategy will be emulated by competitors in the future and such competitors will enter the markets served by the Company. Some of those competitors may possess significantly greater financial, marketing, technical and other resources than the Company. However, the Company believes its software and product development and sales approach distinguishes it from its competitors. The Company's internal software development team enables it to develop and introduce new products and react to changes in customer requirements more quickly than many of its competitors. In addition, the Company offers pricing policies that result in competitive cost-saving solutions for its customers. The Company's sales personnel are trained to utilize selling techniques aimed at specific customer needs.

         Although the Company will continue to offer competitive products and services and seek to maintain and enlarge its market share, there can be no assurance that additional competitors will not enter markets that the Company plans to serve or that the Company will be able to compete successfully. Increased competition may result in price reductions, reduced gross margins or erosion of the Company's market share, any of which would have a material adverse effect on the Company's business, financial condition and results of operations.

GOVERNMENT REGULATIONS

         The telecommunications industry is subject to regulation by the FCC, by various state public service and public utility commissions and by various international regulatory authorities. The FCC has the power to impose regulatory requirements on the Company and currently classifies the Company as a "nondominant carrier." Generally, the FCC has chosen not to closely regulate the charges or practices of nondominant carriers. The FCC also has the power to impose more stringent regulatory requirements on the Company and to change its regulatory classification. As a result, there can be no assurance that the FCC will not change the Company's regulatory classification or otherwise subject the Company to more burdensome regulatory requirements that would have a material adverse effect on the Company's business, financial condition or results of operations.

         The Company is subject to federal and state laws regulating the unsolicited transmission of fax and e-mail transmissions for advertisement purposes. The Company has adopted a policy to refrain from transmitting fax and e-mail advertisements except to its customers and other recipients who have expressed an interest in receiving the transmitted information or otherwise have given their permission to receive such transmissions. The Company encourages its customers to familiarize themselves with the relevant laws and to conduct their businesses in accordance with applicable laws. Nevertheless, the Company believes it is not responsible or liable for customer transmissions in violation of governmental regulations.

         In connection with its anticipated international operations, the Company may be required to satisfy a variety of foreign regulatory requirements. The Company intends to explore and seek to comply with these requirements on a country-by-country basis. There can be no assurance that the Company will be able to satisfy the regulatory requirements in foreign countries and the failure to satisfy such requirements may prevent the Company from operating in such countries. The failure to comply with foreign regulatory requirements could have a material adverse effect on the Company's business, financial conditions and results of operations.

EMPLOYEES

         As of August 31, 1999, the Company employed 119 persons, substantially all of whom are full-time employees, and none of whom are now covered by a collective bargaining arrangement. The majority of the Company's employees are located at the Company's headquarters in Houston, Texas. The Company also has employees in Yorba Linda, California and Portland, Oregon. The Company considers its relationships with its employees to be satisfactory.

INTELLECTUAL PROPERTY

         The Company currently holds no United States or foreign patents. The Company has registered the trademark names CYNET, HYPERCAST and HYPERLINE in the United States. The Company regards certain of its computer software as proprietary and seeks to protect such software with common law copyrights, trade secret laws, non-disclosure agreements and other safeguards. There can be no assurance, however, that the steps taken by the Company to protect its proprietary rights will be adequate or that others will not independently develop technologies similar or superior to the Company, or obtain access to the Company's know-how or software codes, concepts, ideas or documentation. Further, there can be no assurance that the Company's non-disclosure agreements with its employees will adequately protect the Company's trade secrets.

PROPERTIES

         The Company does not own any real property. The Company's headquarters facility, which includes its administrative, sales, marketing, management information systems and development offices and its operations center, is located in approximately 21,000 square feet of leased space in Houston, Texas. The lease on the Houston facility expires in March 2000. The Company also has approximately 1,000 square feet of leased space in Yorba Linda, California and 900 square feet of leased space in Portland, Oregon. The Company believes its existing facilities are adequate to meet current requirements and that suitable additional space in close proximity to its headquarters will be available as needed to accommodate growth of its operations.

INSURANCE

         The Company maintains insurance covering risks incurred in the ordinary course of business, including general liability, special and business property coverage (including coverage of electronic data processing equipment and media), and business interruption insurance. The Company believes its insurance coverage is adequate.

LEGAL PROCEEDINGS

         The Company is not a party to any legal proceedings which the Company believes could have a material adverse effect on the Company. From time to time the Company becomes involved in complaints related to the distribution of unsolicited faxes for a customer of the Company. The distribution of unsolicited faxes is subject to restriction under federal law and some state laws. The Company has developed procedures designed to minimize its exposure to claims of this type. The Company may have rescission liability in connection with the sales of the Subject Securities. See "Rescission Offer."

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The following is a discussion of the financial condition and results of operations of the Company for the years ended December 31, 1998 and 1997 and the six months ended June 30, 1999 and 1998. It should be read in conjunction with "Selected Financial Information" and the financial statements and the notes thereto included elsewhere in this Prospectus. The following information contains forward-looking statements. For a discussion of certain limitations inherent in such statements, see "Risk Factors -- Forward-Looking Statements."

OVERVIEW

         The Company has committed significant resources in developing and enhancing its messaging and Internet technologies. From the Company's inception through early 1996, the Company obtained approximately $1.9 million of start-up capital to develop its fax broadcasting network and install nodes in selected locations throughout the United States. Between August 1996 and December 31, 1997, the Company obtained additional capital in the amount of approximately $15.3 million which includes $14,198,137 from the issuance or sale of the Subject Securities, in order to, among other things, improve the network, develop new products and services, expand its marketing and sales efforts, invest in capital expenditures and satisfy its working capital requirements. The sale of the Subject Securities created potential securities law liabilities which resulted in the Company's need to make the Rescission Offer. Since December 1997, Cynet Holdings has contributed additional capital by way of cash infusions in the amount of $4,106,000 in exchange for the issuance of 4,106,000 shares of the Company's Class A Common Stock. In addition, Cynet Holdings transferred all of the outstanding membership interests of Cynet Interactive to the Company. See "Management -- Certain Transactions."

         While undergoing rapid development and internal expansion, the Company experienced weak and deteriorating financial performance, which was further hampered by the need to conduct the Rescission Offer. In January 1998, the Company underwent a change of control and management. The new management team substantially improved the Company's financial performance, diversified the Company's products and services and reorganized and expanded the Company's sales efforts. In 1999, the Company transitioned itself from a messaging company (delivering fax, e-mail, voice and data between businesses) to an Internet solutions provider incorporating full messaging and Internet capabilities.

         The Company derives its operating revenues from providing messaging and Internet services to business customers. Although the Company generally does not have long-term contractual service agreements with its customers, the Company believes its superior delivery and customer service encourages its customers to continue using the Company's products and services. As a result, the Company expects its operating results will benefit from recurring monthly revenues and transaction fees from such customers. The Company also receives revenues from the sale of its specialized software to its customers.

STATE OF THE COMPANY AT THE CHANGE OF MANAGEMENT

         From its inception until the January 28, 1998 change of management, the Company was a fax broadcast service provider that developed its own client interface software featuring ease of use and expanded connectivity. The Company provided its client interface software free of charge and the Company's service offerings were discounted below its competitors' prices. The Company projected the image of a technology leader in fax broadcasting with the lowest price for delivery. The Company incurred heavy losses each year of operation because of its commodity pricing strategy coupled with the ordinary and usual start-up, administrative, sales, marketing and development costs. The Company prematurely expended its available capital, leaving the Company in substantial debt to its trade vendors. In January 1998, the Company was in poor financial condition and its working capital deficits raised serious doubts about the Company's ability to continue as a going concern. The Company required a substantial investment in research and development and capital equipment to stabilize the fax broadcasting system, lower operating costs, and diversify the product and service lines to keep pace with industry and market changes. The Company needed a professional management team capable of executing a turnaround strategy transitioning it from a start-up to a hypergrowth company. In addition, the Company's potential securities law liabilities effectively prevented the Company from attracting institutional investors. In effect, the Company's business life cycle was headed to an abrupt end.

         In 1997, the year preceding a change in management, the Company's financial performance was as follows: (i) revenues of $4,960,355, (ii) gross margins of 9%, (iii) pre-tax net loss of $7,762,863 and (iv) cash flow (EBITDA and other non-cash non-recurring expenses) losses of $6,850,078. In December 1997, the Company had more than 850 shareholders and approximately
26.8 million shares issued (calculated on a fully diluted basis giving effect to outstanding warrants); the financial condition of the business had deteriorated and the Company had more than $14,000,000 in potential rescission liability.

WHAT NEW MANAGEMENT ACCOMPLISHED IN 1998

         Pursuant to an agreement with the Company's founder, then Chief Executive Officer and major shareholder, Ray C. Davis ("Davis"), in January 1998 Cynet Holdings acquired all of Davis' ownership in the Company. As a result, Vincent W. Beale, Sr., the President and major shareholder of Cynet Holdings assumed control of the management of the Company. Mr. Beale immediately installed a professional management team that included, among others, Bernard B. Beale as Executive Vice President, Samuel C. Beale as Vice President and General Counsel, and David R. Hearon, Jr. as Vice President of Operations. In August 1998, R. Greg Smith joined the management team as the Chief Financial Officer. See "Management." The management team's immediate tasks were (i) to reduce operating losses, (ii) assess the true state of the Company, (iii) identify the necessary steps to rebuild the Company, (iv) turn the Company toward profitability and a more competitive position, (v) resolve the rescission liability issue, and (vi) take the Company into the public capital markets in order to fuel growth and enhance shareholder value.


         With limited resources, the management team increased the Company's revenues by 80% from $4,960,355 in 1997 to $8,947,732 in 1998. Cost of revenues were decreased such that gross margins increased from 9% in 1997 to 32% in 1998 with each calendar quarter showing a significant improvement over the preceding quarter. Pre-tax net losses were reduced from $7,762,863 in 1997 to $4,396,883 in 1998. Cash flow losses were reduced from $6,850,078 in 1997 to $3,251,857 in 1998. The Company's base product and service (fax broadcasting) was stabilized and greatly improved, products and services were diversified from one product and service in 1997 to more than a dozen products and services in 1998 covering a complete range of messaging solutions. The Company raised its prices as it created more value-added services, reconstructed its client base to include larger and more successful clients, and changed from commodity priced selling to solution selling of value-added products and services. Cynet Holdings infused $1,511,000 cash into the Company's capital. The Company filed its initial registration statement with the SEC to begin the final part of the complete turnaround of the Company. In 1998, the Company was unable to attract a significant financial partner while in the shadow of the 1997 financial performance and under the cloud of the potential rescission liability.


WHAT MANAGEMENT HAS ACCOMPLISHED TO DATE IN 1999

         In 1999, the Company expects its financial performance to continue to improve as compared to its 1998 performance. Specifically, the Company expects to achieve continued improvements in its revenues, gross margins, cash flow and net income. Toward that end, the Company achieved a 7% increase in its revenues in the six months ended June 30, 1999 as compared to the six months ended June 30, 1998. More importantly, the Company's gross margins increased to 49% for the six months ended June 30, 1999 from 27% for the six months ended June 30, 1998. The Company's projected performance improvements are based upon realizing the benefits of the 1998 improvements in the business, the transition of the Company from a fax company to an Internet services company with a full complement of messaging and Internet solutions, the expansion of strategic alliance partners, the reorganization of the sales force, and the change in marketing strategy. Nevertheless, there can be no assurance that the Company will be able to achieve its performance objectives.


         The factors contributing to the Company's current success are the trends in the Internet services and telecommunications industries. Deregulations in the telecommunications industry have spawned numerous telecommunications providers delivering parts of the overall telecommunications solution (local telephone, long distance telephone, mobile telephone, data transmission, Internet access, web hosting and web content). Business customers find this multiplicity to be inefficient and confusing. The Company's strategy is to position itself as a one-stop-shop for the messaging and Internet services solutions. It proposes to coordinate the delivery and support these diverse but related services through a series of seamless strategic alliances connecting through the Company's core products and services. The Company's sales efforts are being refocused to target large corporate (and Fortune 500) and medium-sized companies with a unified service solution. This sales effort should be further enhanced by the vertical market segmentation of the Company's sales force. With a vertical market focused sales force, the Company expects to better interface with a number of strategic alliance and reseller agent sales persons who sell the Company's products and services. See "Business -- Strategic Relationships."


FUTURE PLANS AND PROSPECTS

         The Company expects to expand existing alliances and form new alliances that will enable the Company to (i) increase revenues, (ii) continue to expand and diversify products and services to meet market demand,
(iii) accelerate research and development to deploy new technology and (iv) increase financial resources to execute the Company's merger and acquisition plans. In future public offerings, the Company expects to finance its growth and expansion plans such that the Company becomes a hypergrowth company. However, there can be no assurance that the Company will be able to realize these plans and objectives.


CERTAIN ACCOUNTING POLICIES

         Revenues from messaging and Internet services are recognized as services are performed. Revenues from sales of customer lists and other related services are recognized when the list is provided, or the other services are performed. Expenditures for research and development of telecommunication technology as it relates to messaging and Internet application services needs are charged to expense as incurred. For the years ended December 31, 1998 and 1997, research and development expenditures were approximately $398,000 and $419,000, respectively.

         Deferred taxes result from temporary differences between the financial statement and income tax bases of assets and liabilities. The Company adjusts the deferred tax asset valuation allowance based on judgments as to future realization of the deferred tax benefits supported by demonstrated trends in the Company's operating results.

ACCOUNTING PRONOUNCEMENTS

         In June 1998, the Financial Accounting Standards Board issued SFAS 133, Accounting for Derivative Instruments and Hedging Activities ("SFAS 133"). SFAS 133 requires the Company to recognize all derivatives contracts as either assets or liabilities in the balance sheet and to measure them at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change. SFAS 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 2000. Historically, the Company has not entered into derivatives contracts either to hedge existing risks or for speculative purposes. Accordingly, the Company does not expect adoption of the new standard on January 1, 2001 to affect its financial statements.


         Effective for all fiscal years beginning after December 31, 1998, SOP 98-5, "Reporting on the Costs of Start-up Activities," requires all start-up and organizational costs to be expensed as incurred. It also requires all remaining historically capitalized amounts of these costs existing at the date of adoption to be expensed and reported as the cumulative effect of a change in accounting principles. The Company adopted SOP 98-5 in the first quarter of 1999 and it did not have a material effect on its financial statements.

RESULTS OF OPERATIONS

SIX MONTHS ENDED JUNE 30,1999 COMPARED TO SIX MONTHS ENDED JUNE 30,1998


         Revenues increased to $4,534,254 for the six months June 30, 1999 from $4,243,585 for the six months ended June 30,1998. The increase of $290,669 or 7% was due primarily to an increase in sales of the Company's list and database services product offering.


         Cost of revenues decreased to $2,322,766 for the six months ended June 30,1999 from $3,092,689 for the six months ended June 30,1998. The decrease of $769,923 or 25% was attributable primarily to the decrease in telephone charges resulting from more advantageous pricing from the Company's primary telephone carriers. Gross margin increased to 49% for the six months ended June 30,1999 from 27% for the six months ended June 30,1998 due to the decrease in telecommunication costs. Management expects additional telephone rate reductions along with the delivery of higher gross margin value added products and services to further improve gross margins.


         Selling, and general and administrative expenses increased to $2,937,633 for the six months ended June 30, 1999 from $2,564,922 for the six months ended June 30, 1998. The increase was attributable primarily due to an increase in personnel costs from an expansion of the Company's sales force.


         Depreciation and amortization increased to $473,118 for the six months ended June 30,1999 from $423,548 for the six months ended June 30,1998. The increase was attributable primarily to additional equipment acquired in 1998 and early 1999, including equipment acquired in the expansion of the Company's messaging infrastructure.


         Other expense totaled $128,780 for the six months ended June 30, 1999 compared to other income of $2,502 for the six months ended June 30, 1998. The increase in other expense was primarily attributable to (i) interest expense of $76,548 on a revolving accounts receivable lending agreement, and (ii) a loss on disposal of certain assets totaling $50,176.


         The Company had a net loss of $1,328,043 for the six months ended June 30,1999 compared to a net loss of $1,835,072 for the six months ended June 30,1998. The decrease in net loss is due to the factors discussed above.


         Net loss per common share decreased to $0.05 from $0.08 for the six months ended June 30,1999 compared to the six months ended June 30,1998.


YEAR ENDED DECEMBER 31,1998 COMPARED TO YEAR ENDED DECEMBER 31, 1997

         Revenues increased to $8,947,732 for the year ended December 31, 1998 from $4,960,355 for the year ended December 31, 1997. The increase of $3,987,377 or 80% was primarily attributable to (i) market share gains for the Company's messaging products, (ii) increased customer awareness and expansion of the size of the customer base, (iii) expansion of the Company's sales force and (iv) the introduction of the Company's lists and database services product offerings.

         Cost of revenues increased to $6,069,184 for the year ended December 31, 1998 from $4,490,505 for the year ended December 31, 1997. The cost of revenues as a percentage of revenues decreased to 68% for the period ended December 31, 1998 as compared to 91% for the period ended December 31, 1997. The decrease in cost of revenues as a percentage of revenues was primarily attributable to (i) a decrease in the Company's telecommunications rates,
(ii) more favorable pricing of the Company's products resulting from value added services, (iii) introduction of ancillary messaging products yielding higher gross margins, (iv) increased efficiency gains resulting from a implementation of new communications technologies and (v) fixed costs being spread over a larger revenue base.

         Selling, and general and administrative expenses decreased to $6,107,978 for the year ended December 31, 1998 from $7,517,935 for the year ended December 31, 1997. The decrease in expenses was primarily attributable to (i) a reduction of the Company's advertising and promotional costs of approximately $1,100,000, (ii) a reduction of external consulting fees of approximately $1,000,000, (iii) a reduction of the Company's legal and accounting fees of approximately $100,000, (iv) increases in personnel costs of approximately $600,000, and (v) increases in bad debt expenses of approximately $100,000.

         Depreciation and amortization increased to $728,975 for the year ended December 31, 1998 from $414,652 for the year ended December 31, 1997. The increase was attributable primarily to additional equipment acquired in 1997, including equipment acquired in the expansion of the Company's messaging infrastructure.

         Impairment loss on long lived assets decreased to $271,957 for the year ended December 31, 1998 from $496,133 for the year ended December 31, 1997. In the third quarter of 1998, the Company under its new management, reviewed its operations and equipment and determined certain computer equipment was not being used in the operations of the business prior to December 31, 1997, and had no salvage value. Accordingly, the Company restated its 1997 financial statements and wrote off $496,133 of computer and telephone equipment during the year ended December 31, 1997. During 1998, the Company acquired telecommunications equipment that is more efficient and has a higher fax transmission capacity than certain of its existing equipment. The Company determined that its nodes, which is primarily computer equipment that is located in various cities throughout the United States, were cost prohibitive. The computer equipment from the nodes was implemented in the Company's operations to the extent possible. Accordingly, the Company recorded a write-down of property and equipment of $163,079 for the year ended December 31, 1998 for property and equipment that is not currently being utilized.

         In addition, during 1998 the Company wrote-down certain art work and artifacts to their estimated market value based on an independent appraisal and recorded an impairment loss of $108,878.

         Other expense totaled $126,278 for the year ended December 31, 1998 compared to other income of $56,821 for the year ended December 31, 1997. The increase in other expense was primarily attributable to (i) interest expense of $66,877 on a revolving accounts receivable lending agreement and (ii) a reduction of interest income totaling $64,532.

         Minority interest in net loss of consolidated subsidiaries decreased to zero for the year ended December 31, 1998 compared to $139,186 for the year ended December 31, 1997 due to the Company acquiring the minority interest in the LLCs in December 1997. See Note 7 in the Notes to the Consolidated Financial Statements.

         The Company incurred a net loss of $4,356,640 for the year ended December 31, 1998 compared to a net loss of $7,762,863 for the year ended December 31, 1997. The decrease in net loss was due to the factors discussed above.

         Net loss per common share decreased to $0.19 from $0.60 for the year ended December 31, 1998 compared to the year ended December 31, 1997.

         The Company may in the future experience significant fluctuations in its results of operations. Such fluctuations may result in volatility in the price and/or value of the Company's common stock if any market develops. Results of operations may fluctuate as a result of a variety of factors, including the demand for the Company's services, the introduction of new services and service enhancements by the Company or its competitors, market acceptance of new services, the mix of revenues between Internet-based versus telephony-based delivery, the timing of significant marketing programs, the number and timing of hiring of additional personnel, competitive conditions in the industry and general economic conditions. Shortfalls in revenues may adversely and disproportionately affect the Company's results of operations because a high percentage of the Company's operating expenses are relatively fixed. Accordingly, the Company believes that period to period comparisons of results of operations are not necessarily meaningful and should not be relied upon as an indication of future results of operations. There can be no assurance that the Company will be profitable or that the Company's operating results will meet management's current expectations.

LIQUIDITY AND CAPITAL RESOURCES

         From its inception, the Company has financed its operations and expansion primarily through funds raised through the formation of LLCs (approximately $1.9 million) and a series of private offerings (approximately $15.3 million). At June 30, 1999, the Company had a cash position of $120,018 and a working capital position of $368,901, which includes the $2,078,825 of deferred offering costs. See Note 3 in the Notes to the Consolidated Financial Statements.


         Net cash used in operating activities was $1,783,793 and $7,624,801 for the years ended December 31, 1998 and 1997, respectively. The decrease in net cash used in operating activities for the year ended December 31, 1998 was primarily due to a reduction in the net operating loss of the Company. Net cash used in operating activities was $2,019,309 and $647,380 for the six-month periods ended June 30, 1999 and 1998, respectively. The increase in net cash used in operations for the six-month period ended June 30, 1999 was primarily due to the reduction in accounts payable and accrued expenses totaling $1,037,587.


         Net cash used in investment activities was $812,585 and $3,172,458 for the years ended December 31, 1998 and 1997, respectively. Net cash used in investment activities was $130,680 and $386,673 for the periods ended June 30, 1999 and 1998, respectively. These amounts were due primarily to capital expenditures for operating equipment, including computer equipment and software, furniture and fixtures and telecommunications equipment.


         Net cash provided by financing activities was $1,934,985 and $11,169,123 for the years ended December 31, 1998 and 1997, respectively. Net cash provided by financing activities was $2,215,000 and $470,898 for the periods ended June 30, 1999 and 1998, respectively. The Company has obtained financing primarily through a series of issuances of its Common and Preferred Stock. Through the date of this prospectus, the Company has raised approximately $21.4 million from these issuances of which $14,198,137 is subject to the proposed Rescission Offer.

         The Company's internally generated cash flows from operations have historically been and continue to be insufficient for its cash needs. As of December 31, 1998, the Company's sources of external and internal financing were limited. The Company does not expect that internal sources of liquidity will improve until additional operating revenues are generated and, until such time, the Company will continue to rely on external sources for liquidity. Until the Company can obtain monthly gross revenues of approximately $1,200,000, which the Company believes would be sufficient to fund working capital needs, there is uncertainty as to the ability of the Company to expand its business and continue as a going concern. There is no assurance that the current working capital will be sufficient to cover cash requirements during that period or to bring the Company to a positive cash flow position. In addition, lower than expected earnings resulting from adverse economic conditions or otherwise, could restrict the Company's ability to expand its business as planned, and, if severe enough, may shorten the period in which the current working capital may be expected to satisfy the Company's requirements, force curtailed operations, or cause the Company to sell assets.

         The Company currently does not have sufficient capital to meet its cash flow requirements over the next 12 months. As a result, the Company expects to satisfy cash flow shortages with (i) the sale of additional shares of Class A Common Stock to Cynet Holdings pursuant to the Holdings Subscription Agreement, (ii) the proceeds of the Rescission Financing if the aggregate amount required to fund the Rescission Offer is less than $5,000,000, and (iii) the proceeds of a working capital line of credit which the Company is presently seeking with an unaffiliated lender.


         The Company has reached agreements with the Rescission Underwriters to provide the Rescission Financing to fund the Rescission Offer. The Company has also secured a commitment from Cynet Holdings pursuant to which Holdings will provide up to $10,000,000 ("Holdings Commitment") of equity capital to the Company prior to December 31, 1999. As of August 31, 1999, Cynet Holdings had contributed to the Company $4,106,000 in cash in exchange for 4,106,000 shares of the Company's Class A Common Stock. In addition, Cynet Holdings transferred all of the outstanding membership interests in Cynet Interactive to the Company. As of September 15, 1999, Cynet Holdings has also provided the Company additional non-interest bearing advances totaling $277,000. See "Management -- Certain Transactions." The proceeds from the Holdings Commitment will be used primarily for the Company's working capital, expansion and acquisitions needs. The proceeds from the Rescission Financing will be used to fund $5,000,000 of the Rescission Offer. In the event that funds in excess of $5,000,000 are needed to fund the Rescission Offer, the Company shall have the right to either (i) with the consent of the Rescission Underwriters, secure additional financing through the issuance of equity securities or the sale of assets in amounts sufficient to satisfy the Company's rescission liabilities and complete the Rescission Offer, or (ii) declare the entire Rescission Offer ineffective and return all completed Elections, together with the certificates or other instruments representing the Subject Securities, to the Offerees who accepted the Rescission Offer and direct the escrow agent to return the funds comprising the Rescission Financing to the Rescission Underwriters. Subject to the foregoing, any unused proceeds of the Rescission Financing remaining after the funding of the Rescission Offer will be used by the Company, for general corporate purposes. See "Risk Factors -- Need for Additional Capital and Capital Requirements" and "-- Lack of Sufficient Capital to Fund Rescission Offer; Potential Rescission Liability" and "Use of Proceeds."


YEAR 2000 COMPLIANCE

         The Company has conducted a review of its computer systems to identify the systems that could be affected by the "Year 2000" issue. The Year 2000 issue is the result of computer programs being written using two digits (rather than four) to define the applicable year and equipment with time-sensitive embedded components. Any of the Company's programs that have time-sensitive software or equipment that has time-sensitive embedded components may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a major system failure or miscalculations.

         The Company instituted a Year 2000 compliance plan and schedule in September 1998. The Company has incorporated a compliance standard with rules and definitions into its operations systems. The Company's compliance plan is to ensure all of its software, hardware, information systems, products and services are Year 2000 compatible. The Company has also structured its plan to incorporate all identifiable vendors from whom it obtains services. In addition to its internally developed software, the Company utilizes software, hardware and other services from third party vendors. To the extent possible, the Company has tested such third-party software and hardware to determine Year 2000 compliance. In addition, the Company has received written assurances from key vendors that their systems are Year 2000 compliant. Based upon an initial evaluation of its broader list of vendors, the Company believes that all of these providers are in the process of reviewing and implementing their own Year 2000 compliance programs. The Company will work with these providers to address the Year 2000 issue and to continue to seek assurances that their systems are Year 2000 compliant.

         As of July 1, 1999, the Company successfully completed its Year 2000 compliance test plan and determined that all of its systems are Year 2000 compliant. The Company has not incurred any significant expenses for Year 2000 remediation efforts. The Company conducted an independent audit of its software and upgraded the bios and clocks in its hardware. The Company does not anticipate that any future costs associated with this project will be material. However, if the Company, its customers, its providers of hardware and software or other third parties with whom the Company does business fail to remedy any Year 2000 issues, the Company's services could be interrupted and it could experience a material loss of revenues that could have a material, adverse effect on its business, prospects, results of operations and financial condition. The Company is unable to reasonably estimate the duration and extent of any such interruption, or quantify the effect it may have on future revenues.

                                  MANAGEMENT

DIRECTORS AND OFFICERS

         The following table sets forth the directors and officers of the Company and their respective ages and positions (ages as of August 31, 1999):


       NAME                AGE                         POSITION
---------------------      ---     ----------------------------------------------------
Vincent W. Beale, Sr.      51      Chairman of the Board, Chief Executive Officer,
                                   President and Director
Bernard B. Beale           42      Executive Vice President and Chief Operating Officer
David R. Hearon, Jr.       62      Vice President, Chief Technical Officer
Samuel C. Beale            43      Vice President, General Counsel and Secretary
R. Greg Smith              40      Vice President, Chief Financial Officer
Wayne Schroeder            57      Director


         VINCENT W. BEALE, SR. was elected Chairman of the Board of Directors, Chief Executive Officer and President of the Company on January 28, 1998. Mr. Beale acted as a consultant to the Company from June 1997 until January 1998. Mr. Beale is the President and majority owner of Cynet Holdings, a limited liability company which is the largest shareholder of the Company. Mr. Beale is also the President and Managing Director of BNB Capital, Inc., an investment banking firm. Prior to joining the Company, Mr. Beale was employed for more than fifteen years with various investment banking firms including Merrill Lynch, Pierce, Fenner & Smith, Inc., Kidder Peabody & Co., Inc., PaineWebber, Inc. and Shearson Lehman Hutton, Inc.

         BERNARD B. BEALE joined the Company in January 1998 as a special consultant to the Chairman to assist in the reorganization of the Company's business operations. In July 1998 Mr. Beale was named Executive Vice President and Chief Operating Officer of the Company. Prior to joining the Company, Mr. Beale was employed by The Equitable Company, a financial services firm, and certain other investment banking firms from 1985 to 1998. From 1979 to 1986, he was employed in various positions including accounting, human resources and project management with Western Electric and AT&T. Mr. Beale holds a Master of Science degree in Business Management from Aurora University, Aurora, Illinois, and a Bachelor of Arts degree from Oakwood College, Huntsville, Alabama.

         DAVID R. HEARON, JR. was employed by the Company in March 1998 as Vice President and Chief Technical Officer. From July 1996 until joining the Company, Mr. Hearon was President of Hearon & Associates, an independent consulting firm providing consulting services in the areas of information technology, manufacturing, customer support, re-engineering and human resource development. From 1959 to May 1996, Mr. Hearon was employed by Lucent Technologies and its predecessors, AT&T and Western Electric, in management positions related to telecommunications and information technology, including engineering, manufacturing voice and data networks, and call centers. Mr. Hearon holds a Bachelor's degree in Mechanical Engineering from the City College of New York and has participated in post-graduate business and engineering programs at the University of Chicago and City College of New York.

         SAMUEL C. BEALE became Vice President, General Counsel and Secretary of the Company in May 1998. Mr. Beale was an attorney engaged in private law practice for eight years prior to joining the Company. Prior to entering the practice of law in November 1990, Mr. Beale spent more than ten years in the computer industry with companies such as IBM Corporation, Sperry Univac, Martin Marietta and IOCS, in positions ranging from systems engineer to data processing manager to sales. Mr. Beale holds a Juris Doctor degree from the Ohio State University College of Law and a Bachelor of Arts degree from Harvard University.

         R. GREG SMITH joined the Company in August 1998 as Vice President and Chief Financial Officer. Mr. Smith was employed for more than 12 years in the health care information systems industry prior to joining the Company. Mr.

Smith was most recently employed by ADAC Healthcare Information Systems ("ADAC") as Vice President Finance and Chief Financial Officer from 1995 until joining the Company. In 1996, ADAC became the first health care manufacturer to receive the Malcolm Baldridge National Quality Award. Prior to joining ADAC, Mr. Smith held numerous financial management positions from 1985 through 1995 for Community Health Computing, Inc. ("CHC"), including Vice President Finance and Chief Financial Officer from 1994 through 1995. ADAC acquired CHC in 1995 and retained Mr. Smith as the Chief Financial Officer for their combined health care information systems businesses. Mr. Smith holds a Bachelor of Business Administration degree in Finance from Sam Houston State University.

         WAYNE SCHROEDER joined the Company in October 1997 as Chief Financial Officer and Secretary and was elected to the Board of Directors in February 1998. In April 1998 Mr. Schroeder resigned as an officer of the Company to become the Controller of Capstar Broadcasting Corporation. Mr. Schroeder was Vice President - Finance, Secretary and Director of Boundless Corporation from November 1996 to October 1997. Mr. Schroeder was self-employed as a financial and accounting consultant from June 1994 to October 1996. From July 1987 to May 1994, Mr. Schroeder served as Chief Operating Officer, Chief Financial Officer and a director of Arrhythmia Research Technology, Inc. Mr. Schroeder graduated from the University of Texas at Austin with a degree in finance and accounting.

         Vincent W. Beale, Sr., Bernard B. Beale and Samuel C. Beale are siblings. There are no other family relationships among any of the Company's directors and executive officers.

DIRECTOR COMPENSATION

         Directors who are employees or consultants of the Company do not receive any compensation for serving as directors. All directors are reimbursed for ordinary and necessary expenses incurred in attending any meeting of the Board of Directors or any committee thereof or otherwise incurred in their capacity as directors.

EXECUTIVE COMPENSATION

         The following table sets forth information with respect to all forms of compensation paid by the Company to the named individuals for the years ended December 31, 1998, 1997 and 1996.

                                                                                   LONG-TERM
                                                                                  COMPENSATION
                                                                                   SECURITIES
         NAME AND           FISCAL                             OTHER ANNUAL        UNDERLYING         ALL OTHER
    PRINCIPAL POSITION       YEAR      SALARY      BONUS       COMPENSATION        OPTIONS(1)       COMPENSATION
  ---------------------     ------    --------    -------      ------------      --------------     ------------
  Vincent W. Beale, Sr.      1998     $133,693    $30,000           --           100,000 shares         --
   President and Chief
    Executive Officer
       (since 1/98)

 Ray C. Davis, President     1998     $110,287      --             --                 --             $188,326(2)
   and Chief Executive       1997     $198,430    $50,000       $7,500(3)             --             $250,000(4)
         Officer             1996     $116,923      --             --                 --
      (until 1/98)

                                                                                   LONG-TERM
                                                                                  COMPENSATION
                                                                                   SECURITIES
         NAME AND           FISCAL                             OTHER ANNUAL        UNDERLYING         ALL OTHER
    PRINCIPAL POSITION       YEAR      SALARY      BONUS       COMPENSATION        OPTIONS(1)       COMPENSATION
  ---------------------     ------    --------    -------      ------------      --------------     ------------
     Bernard B. Beale        1998     $131,696       --             --           150,000 shares          --
      Executive Vice
     President, Chief
    Operating Officer
       (since 1/98)

   David R. Hearon, Jr.      1998     $122,226    $30,000           --            75,000 shares          --
  Vice President, Chief
    Technical Officer
       (since 3/98)

     Samuel C. Beale         1998     $ 90,845       --             --           100,000 shares          --
 Vice President, General
  Counsel and Secretary
       (since 3/98)

     Wayne Schroeder         1998     $ 40,385       --             --           100,000 shares          --
 Chief Financial Officer
      and Secretary
     (10/97 to 4/98)

      R. Greg Smith          1998     $ 42,308       --             --           100,000 shares          --
  Vice President, Chief
    Financial Officer
       (since 8/98)

      Vickroy Stone          1997         --         --             --  (5)            --                --
 Chief Financial Officer     1996         --         --         $617,401(6)            --                --
      (9/95 to 2/97)

         John Kim            1997     $262,302    $ 6,000           --                 --                --
  Vice President, Sales      1996     $ 34,854    $31,450           --                 --                --
      (4/96 to 2/98)

                                                                                   LONG-TERM
                                                                                  COMPENSATION
                                                                                   SECURITIES
         NAME AND           FISCAL                             OTHER ANNUAL        UNDERLYING         ALL OTHER
    PRINCIPAL POSITION       YEAR      SALARY      BONUS       COMPENSATION        OPTIONS(1)       COMPENSATION
  ---------------------     ------    --------    -------      ------------      --------------     ------------
      Keith Shaffner         1997      $9,231       --             --                 --            $1,976,663(7)
      Vice President
     (6/97 to 11/97)

------------------
(1) Refers to incentive stock options to purchase shares of Class A Common Stock at a purchase price of $0.39 per share granted to Vincent W. Beale, Sr., Bernard B. Beale, David R. Hearon, Jr., Samuel C. Beale and R. Greg Smith under the 1997 Restated Stock Option Plan in accordance with their respective employment agreements with the Company. (See "-- Employment Agreements" and "-- Stock Option Plan" below).

(2) Represents (i) a $121,043 account receivable owed by Mr. Davis to the Company which was forgiven in exchange for the termination of Mr. Davis' employment agreement pursuant to the Settlement Agreement and Mutual Release in Full executed between the Company and Mr. Davis. See "--Employment Agreements" below and (ii) $67,283 of property transferred to Mr. Davis as compensation for services rendered. See "-- Certain Transactions."

(3) Represents the value of providing Mr. Davis the use of an automobile owned by the Company.

(4) Represents consideration paid to Mr. Davis in exchange for his assignment to the Company of all of his "intellectual property." See "-- Certain Transactions."

(5) Excludes (i) the repurchase by the Company of 450,000 shares of Class A Common Stock from Mr. Stone for $450,000 and (ii) the issuance of warrants to purchase 450,000 shares of Class A Common Stock which were deemed to have no value on the date of issuance. See "-- Certain Transactions."

(6) Represents $117,401 paid and 500,000 shares of Class A Common Stock, valued at $500,000, issued to Mr. Stone for financial advisory services rendered. See "-- Certain Transactions."

(7) Represents $1,005,136 paid to Mr. Shaffner individually and $971,527 paid to his affiliate, CyFax, Inc. See "-- Certain Transactions."

       No other director or executive officer received salary and bonus which exceeded $100,000 during any of the three fiscal years ended December 31, 1998. See "-- Employment Agreements" below for information regarding the current compensation of certain of the Company's directors and officers.

                                       OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                                (INDIVIDUAL GRANTS)

                                   NUMBER OF           PERCENT OF TOTAL
                                  SECURITIES             OPTIONS/SARS
                                  UNDERLYING              GRANTED TO
                                 OPTIONS/SARs        EMPLOYEES IN FISCAL         EXERCISE OF
            NAME                  GRANTED (1)                YEAR                 BASE PRICE         EXPIRATION DATE
           ------                -------------              -----              ---------------     -------------------
Vincent W. Beale, Sr.            100,000 shares              6.8%              $0.39 per share     January 31, 2003
Bernard B. Beale                 150,000 shares             10.2%              $0.39 per share     July 21, 2003
David C. Hearon, Jr.              75,000 shares              5.1%              $0.39 per share     February 28, 2003
Samuel C. Beale                  100,000 shares              6.8%              $0.39 per share     July 21, 2003
Wayne Schroeder                  100,000 shares              6.8%              $0.39 per share     March 31, 2003
R. Greg Smith                    100,000 shares              6.8%              $0.39 per share     August 25, 2003

--------------
(1) See "-- Employment Agreements" for information regarding the vesting of these options. Mr. Schroeder's options are 100% vested as of the date granted.

         None of the Company's executive officers exercised any options during the fiscal year ended December 31, 1998. The Company has not issued any SARs during the fiscal year ended December 31, 1998.

         None of the Company's executive officers were granted awards under any long-term incentive plan during the fiscal year ended December 31, 1998.


EMPLOYMENT AGREEMENTS


         On June 17, 1997, the Company entered into a Consulting Agreement with Vincent W. Beale, Sr., pursuant to which Mr. Beale agreed to assist the Company with respect to an initial public offering and certain proposed mergers and acquisitions. Mr. Beale was paid an aggregate of $189,000 in consulting fees under the terms of the Consulting Agreement.

         Effective February 1, 1998, the Company terminated his Consulting Agreement and entered into an employment agreement with Vincent W. Beale, Sr. pursuant to which Mr. Beale serves as the Chairman of the Board and Chief Executive Officer of the Company. The agreement has an initial term of five years and can continue for additional one-year periods upon the agreement of Mr. Beale and the Company, and requires Mr. Beale to devote substantially all of his business time, attention and energy exclusively to the business of the Company, and to use his best efforts to promote the success of the Company's business. In exchange, Mr. Beale is entitled to (i) receive an annual salary, commencing February 1, 1998, of $180,000 (subject to annual review by the Board of Directors), (ii) earn an incentive bonus in accordance with the Company's bonus plan to be established for its executives, (iii) receive a signing bonus of $30,000, (iv) an option under the Company's 1997 Amended and Restated Stock Option Plan to purchase 100,000 shares of Class A Common Stock at a price of $0.39 per share which vests immediately when granted and (v) participate in the Company's other employee benefit plans. Mr. Beale's employment agreement is terminable by the Company at any time for "cause," as specified in the agreement, and in certain other events. The employment agreement also contains covenants limiting Mr. Beale's right to compete with the Company during the term of the employment agreement and for two years after the termination of his employment.

         Effective March 1, 1998, the Company entered into an employment agreement with David R. Hearon, Jr. pursuant to which Mr. Hearon serves as the Vice President of Operations of the Company. The agreement has an initial term of four years and can continue for additional one-year periods upon the agreement of Mr. Hearon and the

Company, and requires Mr. Hearon to devote substantially all of his business time, attention and energy exclusively to the business of the Company, and to use his best efforts to promote the success of the Company's business. In exchange, Mr. Hearon is entitled to (i) receive an annual salary, commencing March 1, 1998, of $150,000 (subject to annual review by the Board of Directors), (ii) earn an incentive bonus in accordance with the Company's bonus plan to be established for its executives, (iii) receive a signing bonus of $30,000, (iv) an option under the Company's 1997 Amended and Restated Stock Option Plan to purchase 75,000 shares of Class A Common Stock at a price of $0.39 per share which vests ratably over a four-year period and
(v) participate in the Company's other employee benefit plans. Mr. Hearon's employment agreement is terminable by the Company at any time for "cause," as specified in the agreement, and in certain other events. The employment agreement also contains covenants limiting Mr. Hearon's right to compete with the Company during the term of the employment agreement and for two years after his termination of employment.

         Effective March 3, 1997, the Company entered into a three-year executive employment agreement with Ray C. Davis, the founder of the Company. The agreement was automatically renewable at the end of its initial term for consecutive one-year terms and provided for an annual base salary of $220,000, and incentives (annual and long-term), retirement benefits, welfare benefits, and fringe benefits which were available to other executive employees of the Company. Mr. Davis received a $50,000 signing bonus from the Company upon execution of his agreement. The agreement also contained provisions for the acceleration of certain compensation due to Mr. Davis in the event of a "change of control" of the Company, as defined in the agreement.

         Effective April 13, 1998, the employment agreement between the Company and Ray C. Davis was terminated and Mr. Davis entered into a new employment agreement with the Company. The agreement had an initial term of five years, and provided for Mr. Davis to (i) receive an annual salary, commencing April 13, 1998, of $150,000 (subject to annual review by the Board of Directors), (ii) receive a warrant to purchase an aggregate of 2,000,000 shares of Class A Common Stock at a price of $1.00 per share and (iii) participate in certain of the Company's other employee benefit plans. The employment agreement provided that Mr. Davis devote approximately one-half of his business time and attention to the business of the Company. All inventions and technological improvements to the Company's software developed by Mr. Davis during the term of the employment agreement became the property of the Company and the Company is not required to compensate Mr. Davis for any such inventions or improvements. The employment agreement also contained covenants limiting Mr. Davis's right to compete with the Company during the term of the employment agreement and for three years after his termination of employment. Effective August 31, 1998, Mr. Davis resigned from the Company, and the Company and Mr. Davis entered into a Settlement Agreement and Mutual Release in Full (the "Davis Settlement"), providing for (i) the termination of Mr. Davis' employment agreement with the Company, (ii) the Company's forgiveness and release of $121,043.14 in indebtedness owed by Mr. Davis to the Company, and (iii) Mr. Davis' release of claims against the Company with respect to his employment agreement. See "--Certain Transactions."

         Effective July 22, 1998, the Company entered into an employment agreement with Bernard B. Beale pursuant to which Mr. Beale serves as the Executive Vice President of the Company. The agreement has an initial term of four years and can continue for additional one-year periods upon the agreement of Mr. Beale and the Company, and requires Mr. Beale to devote substantially all of his business time, attention and energy exclusively to the business of the Company, and to use his best efforts to promote the success of the Company's business. In exchange, Mr. Beale is entitled to (i) receive an annual salary, commencing July 22, 1998, of $150,000 (subject to annual review by the Board of Directors), (ii) earn an incentive bonus in accordance with the Company's bonus plan to be established for its executives, (iii) receive a signing bonus of $30,000, (iv) an option under the Company's 1997 Amended and Restated Stock Option Plan to purchase 150,000 shares of Class A Common Stock at a price of $0.39 per share which vests immediately when granted and (v) participate in the Company's other employee benefit plans. Mr. Beale's employment agreement is terminable by the Company at any time for "cause," as specified in the agreement, and in certain other events. The employment agreement also contains covenants limiting Mr. Beale's right to compete with the Company during the term of the employment agreement and for two years after his termination of employment.

         Effective July 22, 1998, the Company entered into an employment agreement with Samuel C. Beale pursuant to which Mr. Beale serves as the Vice President, General Counsel and Secretary of the Company. The agreement has an initial term of three years and can continue for additional one-year periods upon the agreement of Mr. Beale and the

Company, and requires Mr. Beale to devote substantially all of his business time, attention and energy exclusively to the business of the Company, and to use his best efforts to promote the success of the Company's business. In exchange, Mr. Beale is entitled to (i) receive an annual salary, commencing July 22, 1998, of $108,000 (subject to annual review by the Board of Directors), (ii) earn an incentive bonus in accordance with the Company's bonus plan to be established for its executives, (iii) receive a signing bonus of $30,000, (iv) an option under the Company's 1997 Amended and Restated Stock Option Plan to purchase 100,000 shares of Class A Common Stock at a price of $0.39 per share which vests immediately when granted and (v) participate in the Company's other employee benefit plans. Mr. Beale's employment agreement is terminable by the Company at any time for "cause," as specified in the agreement, and in certain other events. The employment agreement also contains covenants limiting Mr. Beale's right to compete with the Company during the term of the employment agreement and for two years after his termination of employment.

         Effective August 26, 1998, the Company entered into an employment agreement with R. Greg Smith pursuant to which Mr. Smith serves as the Vice President Finance and Chief Financial Officer of the Company. The agreement has an initial term of three years and can continue for additional one-year periods upon the agreement of Mr. Smith and the Company, and requires Mr. Smith to devote substantially all of his business time, attention and energy exclusively to the business of the Company, and to use his best efforts to promote the success of the Company's business. In exchange, Mr. Smith is entitled to (i) receive an annual salary, commencing August 26, 1998, of $125,000 (subject to annual review by the Board of Directors), (ii) earn an incentive bonus in accordance with the Company's bonus plan to be established for its executives, (iii) receive a signing bonus of $30,000, (iv) an option under the Company's 1997 Amended and Restated Stock Option Plan to purchase 100,000 shares of Class A Common Stock at a price of $0.39 per share which vests ratably over a three-year period and (v) participate in the Company's other employee benefit plans. Mr. Smith's employment agreement is terminable by the Company at any time for "cause," as specified in the agreement, and in certain other events. The employment agreement also contains covenants limiting Mr. Smith's right to compete with the Company during the term of the employment agreement and for two years after his termination of employment.


STOCK OPTION PLAN


         On October 20, 1997, the Board of Directors and a majority of the holders of the Class A Common Stock adopted the Company's 1997 Stock Option Plan, which plan was restated effective July 31, 1999 (the "1997 Plan").

         The 1997 Plan provides for the granting of stock options ("Options") to key employees of the Company. Within certain limitations provided by the 1997 Plan, such Options may include provisions regarding vesting, exercise price, the amount of each grant and other terms as shall be approved by the Board of Directors or by a committee designated by the Board of Directors. Options granted under the 1997 Plan may be either options that qualify as "incentive stock options," within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended ("Incentive Options"), or those that do not qualify as such "incentive stock options" ("Non-qualified Options"). The 1997 Plan, which permits up to 2,000,000 shares of the Company's Class A Common Stock to be issued, terminates on October 19, 2007.

         The 1997 Plan is administered by the Board or by a Compensation Committee of the Board of Directors, which committee, to the extent required to qualify for certain exemptions under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, to satisfy the requirements of Section 162(m) of the Code, will at all times consist of at least two non-employee directors. Subject to the terms of the 1997 Plan, the Board of Directors or a Compensation Committee determines the persons to whom Options are granted and the terms and the number of shares covered by each Option. The term of each Option may not exceed ten years from the date the option is granted, or five years in the case of an Incentive Option granted to a holder of more than 10% of the fully-diluted capital stock of the Company. Non-qualified Options and Incentive Options may become exercisable six months after the date of grant and may continue to be exercisable, in whole or in part, up to ten years after the date of grant, as determined by the Board of Directors or the Compensation Committee.


         The 1997 Plan provides that all Incentive Options and Non-qualified Options which are not exercisable on the date of termination of an option holder's employment generally expire when the optionee ceases to be employed by the

Company; however, the Board of Directors or the Compensation Committee may, in its discretion, permit the holder to exercise unvested options upon such termination. Options may not be transferred other than by will or the laws of descent and distribution, and during the lifetime of an optionee may be exercised only by the optionee. The 1997 Plan provides that each stock option agreement with respect to any Non-qualified Option or Incentive Option shall specify the effects of termination of employment on exercisability of such options.


         The 1997 Plan contains a provision accelerating the exerciseablity of Options upon the occurrence of specified events, including a merger, consolidation, dissolution or liquidation of the Company. The acceleration of vesting of the Options in the event of a merger or other similar event may have the effect of discouraging a proposal for merger, a takeover attempt or other efforts to gain control of the Company.

         Incentive Options to purchase shares of the Class A Common Stock have been granted to Vincent W. Beale, Sr., Bernard B. Beale, David R. Hearon, Jr., Samuel C. Beale and R. Greg Smith under the 1997 Plan in accordance with their respective employment agreements described in "-- Employment Agreements" above as follows: 100,000 shares to Vincent W. Beale, Sr. which vest immediately on the date of grant, 150,000 shares to Bernard B. Beale which vest immediately on the date of grant, 100,000 shares to Samuel C. Beale which vest immediately on the date of grant, 75,000 shares to David R. Hearon, Jr. which vest ratably over a four-year period, 100,000 shares to Wayne Schroeder which vest immediately on the date of grant, and 100,000 shares to R. Greg Smith which vest ratably over a three-year period. Each of these stock options has an exercise price of $0.39 per share.

CONSULTING SERVICES



         Pursuant to the terms of the Rescission Financing, the Company will enter into a Consulting Agreement (the "Enron Advisory Agreement") with HEOF, a Rescission Underwriter and an affiliate of Enron Corporation, pursuant to which HEOF will agree to provide certain business advisory services to the Company. Pursuant to the Enron Advisory Agreement, the Company will issue a warrant entitling HEOF to purchase up to 376,000 shares of Class A Common Stock at a purchase price of $2.00 per share upon the completion of the Rescission Financing. The warrant will be exercisable, in whole or in part, at any time during the three-year period beginning on the date of issuance.



LIMITATION ON DIRECTORS' LIABILITY; INDEMNIFICATION


         Texas law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their shareholders for monetary damages under certain conditions and circumstances. The Articles of Incorporation of the Company limit the liability of directors of the Company (in their capacity as directors, but not in their capacity as officers) to the Company or its shareholders to the fullest extent permitted by Texas law. Specifically, no director of the Company will be personally liable to the Company or its shareholders for monetary damages for any act or omission in such director's capacity as a director, except for (i) a breach of the director's duty of loyalty to the Company or its shareholders, (ii) acts or omissions not in good faith which involve intentional misconduct or a knowing violation of the law, (iii) an act or omission for which the liability of a director is expressly provided for by an applicable statute or (iv) any transaction from which the director derived an improper personal benefit, whether or not the benefit resulted from an action taken in the person's official capacity.

         The inclusion of this provision in the Company's Articles of Incorporation may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter shareholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefitted the Company and its shareholders. However, such limitation on liabilities does not affect the standard of conduct with which directors must comply, the availability of equitable relief or any causes of action based on federal law.

         The Company's Articles of Incorporation provide for the indemnification of its current and former officers and directors to the fullest extent permitted by applicable law.

CERTAIN TRANSACTIONS


         RAY C. DAVIS. In May and August of 1995, the Company issued an aggregate of 10,000,000 shares of Class A Common Stock (after giving effect to a nine for one share dividend) to the Davis Family Partnership, Ltd., the Charles C. Davis Trust, the Nicholas M. Davis Trust and the Rachel I. Davis Trust (collectively, the "Davis Interests") for services rendered by Ray C. Davis in connection with the organization of the Company. The Company valued such services at $1,000.

         In August 1996, the Company purchased 277,000 shares of Class A Common Stock from the Davis Family Partnership, Ltd. for $277,000. The purchase price of $1.00 per share of Class A Common Stock was deemed by Mr. Davis, the then sole director of the Company, to be equal to the fair market value of the shares purchased based upon sales of shares of Class A Common Stock by the Company to private investors, at or near the time of the purchase of shares from the Davis Family Partnership, Ltd. A majority of the proceeds from the sale of shares of Class A Common Stock to the Company was used by Mr. Davis to repay certain loans and advances made to him by the Company during prior periods.

         Effective March 3, 1997, Mr. Davis assigned to the Company all right, title and interest to all "intellectual property" which Mr. Davis owned. In exchange for such assignment, the Company paid Mr. Davis $250,000. The Assignment of Intellectual Property executed by Mr. Davis in favor of the Company defines "intellectual property" to include (i) all patents, patent applications, patent disclosures and related documents, (ii) all trademarks, service marks, trade dress logos and trade names, (iii) all copyrights and registrations and applications for registration thereof, (iv) all mask works and registrations and applications for registrations, (v) all computer software, data and documentation, (vi) all trade secrets and confidential business information, know how, and related business information, (vii) all proprietary rights relating to any of the foregoing items and (viii) all copies and tangible embodiments of any of the foregoing.

         In April 1998, the Company transferred certain property having a net book value of $67,283 to Mr. Davis and recorded such transfers as compensation. This amount is in addition to compensation paid to Mr. Davis under his employment agreements. See Note 6 of the Notes to Consolidated Financial Statements.

         Effective August 31, 1998, Mr. Davis resigned as a director, officer and employee of the Company and the Company and Mr. Davis entered into the Davis Settlement providing for (i) the termination of Mr. Davis' employment agreement with the Company, (ii) the Company's forgiveness and release of claims of $121,043 in indebtedness owed by Mr. Davis to the Company, and
(iii) Mr. Davis' release of claims against the Company with respect to his employment agreement.

         JEAN-DAVID BENICHOU. In July 1996, the Company issued an aggregate of 1,050,000 of Class A Common Stock to the principals of International Fax Corporation ("IFC") and IMedia, S.A. of France ("Imedia") in connection with
(i) an agreement granting the Company a right of first refusal to acquire all of the outstanding capital stock of IMedia, (ii) the right to utilize IMedia's European network of fax broadcasting equipment and (iii) the agreement of IMedia to use the Company's network for fax broadcast traffic to the United States. The shares of Class A Common Stock were valued by the Company at $1.00 per share. In connection with this transaction, Ray C. Davis caused the Davis Interests to sell Jean-David Benichou, a principal of IFC and IMedia, 250,000 shares of Class A Common Stock at a price of $1.00 per share. Subsequent to this series of transactions, the Company wrote off the value of its investment.

         VICKROY STONE. Between May 1996 and July 1996, the Company paid $117,401 and issued 500,000 shares of Class A Common Stock (valued at $1.00 per share) to Vickroy Stone in exchange for services rendered. In February 1997, the Company repurchased 450,000 of such shares of Class A Common Stock from Mr. Stone at a purchase price of $1.00 per share. In February 1997, Mr. Stone sold the remaining 50,000 shares of Class A Common Stock to a partnership affiliated with Ray C. Davis for $1.00 per share. In May 1997, the Company issued a five-year warrant to Vickroy Stone entitling Mr. Stone to purchase an aggregate of 450,000 shares of Class A Common Stock at an exercise price of $2.00 per share.

         KEITH SHAFFNER. In November 1996, the Company issued warrants to purchase an aggregate of 738,000 shares of Class A Common Stock at an exercise price of $1.00 per share to various persons for assistance in the organization and formation of the LLCs. Among the persons receiving such warrants was Keith Shaffner, formerly a Vice President of the Company. Mr. Shaffner received a warrant to purchase 145,500 shares of Class A Common Stock in this transaction, the value of which was $37,830. Also in 1996, the Company paid Mr. Shaffner an aggregate of $111,315 for services rendered. On November 14, 1997, the Company entered into a Settlement Agreement and Mutual Release with Mr. Shaffner for services rendered by him during 1996 and 1997. In exchange for a complete release of all claims by Mr. Shaffner and his affiliate, CyFax, Inc. ("CyFax"), against the Company, the Company issued to Mr. Shaffner: (i) a warrant to purchase 1,150,000 shares of Class B Common Stock at a price of $1.00 per share, exercisable on or before August 30, 1999 (which the Company has agreed to extend until November 4, 2001), valued at $184,000 at the time of issuance, (ii) a warrant to purchase 1,050,000 shares of Class B Common Stock at a price of $1.00 per share, exercisable on or before February 28, 2000 (which the Company has agreed to extend until November 4, 2001), valued at $178,500 at the time of issuance, (iii) 500,000 shares of Class A Common Stock, valued at $500,000 at the time of issuance, and (iv) $51,000 in cash. The extension of these warrants requires the Company to recognize a non-cash charge of approximately $1,300,000 during the third quarter of 1999. See Note 15 of the Notes to Consolidated Financial Statements. In addition, the Company issued 200,000 shares of Class A Common Stock, valued at $78,000, to CyFax for the termination of an exclusive agent management agreement with the Company. The Company also paid Mr. Shaffner, individually, $91,636, and CyFax an aggregate of $893,527 for services rendered in 1997.



         CYNET HOLDINGS, LLC. From February 1998 through July 1998, Cynet Holdings purchased an aggregate of 9,473,000 shares of Class A Common Stock from the Davis Interests for an aggregate amount of $1,250,000. The funds utilized by Cynet Holdings to purchase such shares were generated from Cynet Holdings' equity capital. Vincent W. Beale, Sr. is the President and majority owner of Cynet Holdings. In July 1998 the Company entered into a Holdings Subscription Agreement with Cynet Holdings, pursuant to which Cynet Holdings committed to purchase up to 10,000,000 shares of Class A Common Stock of the Company for $1.00 per share prior to December 31, 1998. The Subscription Agreement was subsequently amended to extend the duration of the Agreement to December 31, 1999 and (ii) permit the issuance of Class B Common Stock to the extent that no authorized Class A Common Stock is available. As soon as practicable after the completion of the Rescission Offer, the Company intends to offer the holders of the Class B Common Stock the right to exchange their shares of Class B Common Stock for an equal number of shares of Class A Common Stock. In addition, the Company intends to increase the number of authorized shares of its Common Stock to 100 million shares at a special meeting of the Company's shareholders. As of August 31, 1999 Cynet Holdings had contributed to the Company $4,106,000 in cash in exchange for 4,106,000 shares of Class A Common Stock. In 1998, 250,000 shares of Class A Common Stock purchased by Cynet Holdings were pledged to an unaffiliated financial institution and subsequently foreclosed upon. Also pursuant to the Holdings Subscription Agreement, the Company (i) issued a five-year warrant entitling Cynet Holdings to purchase an aggregate of 4,800,000 shares of Class A Common Stock at a price of $1.00 per share and (ii) entered into a registration rights agreement granting Cynet Holdings certain registration rights covering the Company's securities held by Cynet Holdings. Cynet Holdings has also entered into an Underwriting Agreement with the Company pursuant to which Cynet Holdings will purchase 89,057 shares of Class A Common Stock for $1.37 per share as a Rescission Underwriter in the Rescission Financing.


         In July 1999, the Company entered into a Purchase and Sale Agreement with Cynet Holdings (the "Cynet Interactive Agreement"), pursuant to which Cynet Holdings transferred all of the outstanding membership interests of Cynet Interactive to the Company, resulting in Cynet Interactive becoming a wholly-owned subsidiary of the Company. In consideration for this transfer, the Company forgave a $118,936 account receivable due from Cynet Interactive.


         Since August 1999, Cynet Holdings has provided the Company additional short-term financing of $277,000. These borrowings are unsecured, non-interest bearing and are due on demand.


         EXECUTIVE EMPLOYMENT AGREEMENTS. In 1998 the Company entered into employment agreements with each of Vincent W. Beale, Sr., Bernard B. Beale, David P. Hearon, Jr., Samuel C. Beale and R. Greg Smith. See "-- Employment Agreements."

         CYNET INTERACTIVE. On July 31, 1999, the Company acquired from Cynet Holdings all of the outstanding membership interests of Cynet Internactive, a wholly-owned subsidiary of Cynet Holdings, pursuant to the terms of the Cynet Interactive Agreement between the Company and Cynet Holdings. Cynet Interactive is a Houston, Texas-based Internet content provider, whose services include graphic and copy design, application development and web hosting services. Pursuant to the Cynet Interactive Agreement, the Company acquired all of the membership interests of Cynet Interactive from Cynet Holdings in exchange for the Company's forgiveness of a $118,936 account receivable due from Cynet Interactive. As a result of the acquisition of Cynet Interactive, Cynet Interactive became a wholly-owned subsidiary of the Company. The acquisition of Cynet Interactive was approved by the disinterested members of the Company's Board of Directors.


COMPANY POLICY


         Any future transactions with directors, officers, employees or affiliates of the Company are anticipated to be minimal and will be approved in advance by a majority of the disinterested members of the Board of Directors.

                            PRINCIPAL SHAREHOLDERS



         Assuming 100% rejection of the Rescission Offer and the successful completion of the Rescission Financing, the following table sets forth, as of August 31, 1999, the number of outstanding shares of Class A Common Stock (the Company's only class of voting securities) owned by (i) each person known by the Company to beneficially own more than 5% of its outstanding Class A Common Stock, (ii) each director, (iii) each named executive officer and (iv) all officers and directors as a group.





                                                         SHARES OF CLASS A COMMON
           NAME OF BENEFICIAL OWNER                      STOCK BENEFICIALLY OWNED               PERCENT OF CLASS(1)
-----------------------------------------------      --------------------------------      -----------------------------
Cynet Holdings, LLC                                        18,218,057 shares(2)                        50.0%
Vincent W. Beale, Sr.                                      20,028,057 shares(3)                        55.0%
Bernard B. Beale                                              150,000 shares(4)                           *%
David R. Hearon, Jr.                                           18,750 shares(4)                           *%
Samuel C. Beale                                               100,000 shares(4)                           *%
Wayne Schroeder                                               100,000 shares(4)                           *%
R. Greg Smith                                                  33,333 shares(4)                           *%
All directors and executive officers
    as a group (6 people)                                  20,430,140 shares(5)                        56.1%


--------------------------
*        Less than one percent.


(1) Percentages shown are based upon (i) 27,214,707 shares of Class A Common Stock presently outstanding, (ii) warrants to purchase 8,425,000 shares of Class A Common Stock and (iii) 794,313 shares subject to vested stock options.

(2)      Includes (i) 9,473,000 shares purchased from the Davis Interests,
         (ii) 4,106,000 shares purchased pursuant to the Holdings Subscription Agreement, (iii) 4,800,000 shares which may be purchased at any time prior to April 13, 2003, at a purchase price of $1.00 per share, upon exercise of a warrant issued pursuant to the Holdings Subscription Agreement, and (iv) 89,057 shares to be purchased as part of the Rescission Financing. See "Management -- Certain Transactions". The amount excludes 250,000 shares which were pledged to an unaffiliated financial institution in 1998 and subsequently foreclosed upon.

(3) Represents (i) 18,218,057 shares of Class A Common Stock beneficially owned of record by Cynet Holdings, of which Mr. Beale is the President and majority owner, (ii) 1,710,000 shares subject to warrants which Mr. Beale received from Ray C. Davis in July 1998 and (iii) 100,000 shares subject to vested stock options.

(4)      Represents shares subject to vested stock options.

(5) Includes an aggregate of 7,012,083 shares of Class A Common Stock that such persons have the right to acquire within 60 days pursuant to warrants and options held by such persons.



                               DESCRIPTION OF CAPITAL STOCK


         The Company's authorized capital stock consists of 60,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock. The following summary description of certain terms of the capital stock of the Company is qualified in its entirety by reference to the Company's Articles of Incorporation, which is included as an exhibit to the Registration Statement of which this Prospectus is a part.

COMMON STOCK



         The Company has authorized 60,000,000 shares of Common Stock, no par value, of which 40,000,000 shares have been designated as Class A Common
Stock and 20,000,000 shares have been designated as Class B Common Stock. As of the date of this Prospectus, assuming the successful completion of the Rescission Offer and the Rescission Financing, 27,214,707 shares of Class A Common Stock and 3,119,762 shares of Class B Common Stock will be outstanding. In addition, warrants to purchase 8,425,000 shares of Class A Common Stock and warrants to purchase 2,550,954 shares of Class B Common
Stock will be outstanding. Except as required by applicable law, including the Texas Business Corporation Act ("TBCA"), the holders of Class B Common Stock have no voting rights. The holders of Class B Common Stock are entitled under the TBCA to vote in connection with the voluntary dissolution of the Company. The holders of both Class A and Class B Common Stock are entitled to receive such dividends, if any, as may be declared by the Board of Directors from time to time out of legally available funds. Upon liquidation or dissolution of the Company, the holders of both Class A and Class B Common Stock are entitled to share ratably in all assets of the Company that are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of Preferred Stock then outstanding. Holders of Class A and Class B Common Stock have no preemptive rights to acquire new securities issued by the Company and have no rights to convert their Common Stock into any other securities of the Company.



PREFERRED STOCK


         The Company is authorized to issue 10,000,000 shares of Preferred Stock, no par value ("Preferred Stock"). The Preferred Stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the Board of Directors, without further action by shareholders, and may include voting rights (including the right to vote as a series on particular matters), preferences as to dividends and liquidation, conversion, redemption rights and sinking fund provisions.

         The Company has an aggregate of 190,849 shares of Preferred Stock outstanding as of the date of this Prospectus. The Company has no present plans for the issuance of additional shares of Preferred Stock.


SERIES A PREFERRED STOCK


         The Board of Directors has authorized the issuance of 3,600,000 shares of Series A Preferred Stock. As of the date of this Prospectus, 103,500 shares of Series A Preferred Stock are outstanding.

         RANKING. The Series A Preferred Stock ranks senior to the Company's Class A and Class B Common Stock and Series B Preferred Stock with respect to dividends and rights upon liquidation or dissolution of the Company. As long as any Series A Preferred Stock is outstanding, the Company cannot create, authorize or issue any class of securities that is senior to or on parity with the Series A Preferred Stock without the approval of holders of at least 66 2/3% of the Series A Preferred Stock.

         VOTING RIGHTS. Except as required by applicable law, holders of Series A Preferred Stock are not entitled to vote.

         DIVIDEND RIGHTS. The holders of Series A Preferred Stock are entitled to receive out of funds of the Company legally available therefor, dividends at an annual rate of $0.24 per share. Such dividends are payable semi-annually in arrears in equal installments of $0.12 on June 15 and December 15. Dividends accrue and cumulate from the date of first issuance and are paid to holders of record as of the record date of the last day of May and November in each year. Accumulated dividends do not bear interest. So long as any shares of the Series A Preferred Stock is outstanding, the Company may not declare or pay any dividend on the Class A or Class B Common Stock until all accumulated, unpaid dividends on the Series A Preferred Stock have been paid in full.

         CONVERSION AND MANDATORY CONVERSION. Shares of Series A Preferred are convertible by the holder at any time before September 1, 1998 at a conversion rate of 1.1 shares of Class A Common Stock for each share of Series A Preferred Stock, and thereafter at a conversion rate of one for one. Any accrued and unpaid dividends are payable to holders of the Series A Preferred Stock at the time of conversion. At any time on or after January 1, 1999, the Company may cause the conversion of the Series A Preferred Stock, in whole or in part, at the rate of one share of Class A Common Stock for each share of Series A Preferred Stock. The Company intends to exercise its rights to convert the Series A Preferred Stock within 60 days after the completion of the Rescission Offer.

         LIQUIDATION RIGHTS. In the event of liquidation or dissolution of the Company, whether voluntary or otherwise, after payment or provision for payment of the debts and other liabilities of the Company, the holders of the Series A Preferred Stock are entitled to receive, out of the remaining net assets of the Company available for distribution to shareholders before any distribution or payment made to holders of Class A or Class B Common Stock or other junior capital stock, the Series A Preferred Stock stated value of $2.00 per share, plus any accrued and unpaid dividends. Upon payment of the full amount of such stated value plus any unpaid dividends, the holders of Series A Preferred Stock are not entitled to any further participation in any distribution of assets of the Company.


SERIES B PREFERRED STOCK


         The Board of Directors has authorized the issuance of 2,000,000 shares of Series B Preferred Stock. As of the date of this Prospectus, 87,349 shares of Series B Preferred Stock are outstanding.

         RANKING. The Series B Preferred Stock ranks junior to the Series A Preferred Stock and senior to the Company's Class A and Class B Common Stock with respect to dividends and rights upon liquidation or dissolution of the Company. As long as any Series B Preferred Stock is outstanding, the Company cannot create, authorize or issue any class of securities that is senior to or on parity with the Series B Preferred Stock without the approval of holders of at least 66 2/3% of the Series B Preferred Stock.

         VOTING RIGHTS. Except as required by applicable law, holders of Series B Preferred Stock are not entitled to vote.

         DIVIDEND RIGHTS. The holders of Series B Preferred Stock are entitled to receive, out of funds of the Company legally available therefor, dividends at an annual rate of $0.30 per share. Such dividends are payable semi-annually in arrears in equal installments of $0.15 on June 15 and December 15. Dividends accrue and cumulate from the date of first issuance and are paid to holders of record as of the record date of the last day of May and November in each year. Accumulated, unpaid dividends do not bear interest. So long as any shares of the Series A or B Preferred Stock is outstanding, the Company may not declare or pay any dividend on the Class A or Class B Common Stock or other capital stock until all accumulated, unpaid dividends on the Series A and Series B Preferred Stock have been paid in full.

         CONVERSION AND MANDATORY CONVERSION. Shares of Series B Preferred Stock are convertible by the holder at any time before September 1, 1998 at a conversion rate of 1.1 shares of Class B Common Stock for each share of Series B Preferred Stock, and thereafter at a conversion rate of one for one. Any accrued and unpaid dividends are payable to holders of the Series B Preferred Stock at the time of conversion. At any time on and after January 1, 1999, the Company may cause the conversion of the Series B Preferred Stock, in whole or in part, at the rate of one share of Class B Common Stock for each share of Series B Preferred Stock. The Company intends to exercise its rights to convert the Series B Preferred Stock within 60 days after the completion of the Rescission Offer.

         LIQUIDATION RIGHTS. In the event of liquidation or dissolution of the Company, whether voluntary or otherwise, after payment or provision for payment of the debts, other liabilities of the Company, and Series A Preferred shareholders, the holders of the Series B Preferred Stock are entitled to receive, out of the remaining net assets of the Company available for distribution to shareholders, before any distribution or payment made to holders of Class A or Class B Common Stock or other junior capital stock, the Series B Preferred Stock stated value of $3.00 per share plus any accrued and unpaid dividends. Upon payment of the full amount of such stated value plus any unpaid dividends, the holders of Series B Preferred Stock are not entitled to any further participation in any distribution of assets by the Company.


WARRANTS



         The Company has issued warrants to purchase an aggregate of 8,425,000 Shares of Class A Common Stock at exercise prices ranging from $1.00 to $2.00 per share expiring no later than July 2003, and warrants to purchase an aggregate of 2,550,954 shares of Class B Common Stock at exercise prices ranging from $1.00 to $2.00 per share, expiring no later than May 2003.



TRANSFER AGENT


         The Transfer Agent and Registrar for the Class A Common Stock and Class B Common Stock is American Securities Transfer & Trust, Inc.

                 PLAN OF DISTRIBUTION AND SELLING SHAREHOLDERS



RESCISSION UNDERWRITERS




         This Prospectus also relates to the issuance of 3,649,635 shares of Class A Common Stock to the Rescission Underwriters pursuant to the terms of the Rescission Financing. The table below sets forth certain information concerning the issuance and resale of shares of Class A Common Stock to be issued to the Rescission Underwriters.






                                            SHARES TO BE ISSUED TO THE
                                              RECISSION UNDERWRITERS

---------------------------------------------------------------------------------------------------------------------
     Recission Underwriter          Shares Held         Maximum                        Shares Held         Percentage
                                       Before          Number of        Price Per         After            Held After
                                     Rescission       Shares to be        Share         Rescission         Rescission
                                       Offer             Issued                           Offer             Offer(1)
---------------------------------------------------------------------------------------------------------------------
HEOF                                    -0-              1,605,840        $ 1.37          1,605,840         4.4%
---------------------------------------------------------------------------------------------------------------------
Northern Neck Outfitters,               -0-                729,927          1.37            729,927         2.0%
Inc.
---------------------------------------------------------------------------------------------------------------------
Cress Brothers Investments,             -0-                620,438          1.37            620,438         1.7%
L.L.C.
---------------------------------------------------------------------------------------------------------------------
Leonard Childress                       -0-                411,672          1.37            411,672         1.1%
---------------------------------------------------------------------------------------------------------------------
TKNET Investments, Inc.                 -0-                119,708          1.37            119,708         .33%
---------------------------------------------------------------------------------------------------------------------
Nancy Monthofer                         -0-                 72,993          1.37             72,993         .20%
---------------------------------------------------------------------------------------------------------------------
Cynet Holdings, LLC(2)               18,129,000             89,057          1.37         18,218,057        50.0%
---------------------------------------------------------------------------------------------------------------------




--------------

(1) Percentages shown are based upon (i) 27,214,707 shares of Class A Common Stock presently outstanding, (ii) warrants to purchase 8,425,000 shares of Class A Common Stock and (iii) 794,313 shares subject to vested stock options.

(2) Cynet Holdings has been a controlling shareholder of the Company since January 1998.



         The Company will bear the costs incidental to the registration of these shares, except that each Rescission Underwriter will bear his proportional share of underwriting discounts, selling commissions, any applicable stock transfer taxes and the costs of any separate counsel retained.




SELLING SHAREHOLDERS




         This Prospectus also relates to the resale of up to 2,200,000 shares of Class B Common Stock by Keith Shaffner and his assignees (collectively, the "Selling Shareholders") upon exercise of the Shaffner Warrants to purchase up to 2,200,000 shares of Class B Common Stock.



         The table below sets forth information concerning the resale by the Selling Shareholders of shares of Class B Common Stock subject to the Shaffner Warrants.



                                          RESALE OF CLASS B COMMON STOCK
                                                UNDERLYING WARRANTS

---------------------------------------------------------------------------------------------------------------------
                                                                                                           Percentage
                                                                                                           Held After
                                 Shares Subject to      Amount Offered (assuming     Shares Subject to     Rescission
       Warrant Holder          Warrants Before Resale     all shares are sold)     Warrants After Resale      Offer
---------------------------------------------------------------------------------------------------------------------
Kemah Partners Ltd                     50,000                    50,000                     -0-                0%
---------------------------------------------------------------------------------------------------------------------
Lifestyle Foods Inc.                   10,000                    10,000                     -0-                0%
---------------------------------------------------------------------------------------------------------------------
Ramnet Trust Jerry O. and              85,000                    85,000                     -0-                0%
family Garfield
---------------------------------------------------------------------------------------------------------------------
Leonard J. Miller or Yvonne L.          5,000                     5,000                     -0-                0%
Miller
---------------------------------------------------------------------------------------------------------------------
Kenneth S. Cahill and/or Joan           2,500                     2,500                     -0-                0%
M. Cahill
---------------------------------------------------------------------------------------------------------------------
Ronald Johnson                         30,000                    30,000                     -0-                0%
---------------------------------------------------------------------------------------------------------------------
Ronald Pohl                            58,000                    58,000                     -0-                0%
---------------------------------------------------------------------------------------------------------------------
Kenneth S. Cahill and/or Joan           2,500                     2,500                     -0-                0%
M. Cahill
---------------------------------------------------------------------------------------------------------------------
Kenneth F. Winn                        15,000                    15,000                     -0-                0%
---------------------------------------------------------------------------------------------------------------------
Fredrick H. Kohr                       10,000                    10,000                     -0-                0%
---------------------------------------------------------------------------------------------------------------------
Douglas Grice                          25,000                    25,000                     -0-                0%
---------------------------------------------------------------------------------------------------------------------
Richard Tabby                           1,000                     1,000                     -0-                0%
---------------------------------------------------------------------------------------------------------------------
Noorudin Paracha                        7,000                     7,000                     -0-                0%
---------------------------------------------------------------------------------------------------------------------
Richard Tabby                           2,000                     2,000                     -0-                0%
---------------------------------------------------------------------------------------------------------------------
Kozikouski Trust                       78,000                    78,000                     -0-                0%
---------------------------------------------------------------------------------------------------------------------
Larry E. Wolfe                         20,000                    20,000                     -0-                0%
---------------------------------------------------------------------------------------------------------------------
Ben Schulyk                               700                       700                     -0-                0%
---------------------------------------------------------------------------------------------------------------------
Vincent Trust, Isidore Cipriano        25,000                    25,000                     -0-                0%
---------------------------------------------------------------------------------------------------------------------
Anthony V. Ciamitaro                    1,500                     1,500                     -0-                0%
---------------------------------------------------------------------------------------------------------------------
Buetson Trust                          64,000                    64,000                     -0-                0%
---------------------------------------------------------------------------------------------------------------------
Shirley Sadowski                       15,500                    15,500                     -0-                0%
---------------------------------------------------------------------------------------------------------------------
Greg & Judy Horner                     10,000                    10,000                     -0-                0%
---------------------------------------------------------------------------------------------------------------------
Lorenzo & Catherine Alongi              5,000                     5,000                     -0-                0%
---------------------------------------------------------------------------------------------------------------------
Ron & Rose Que                          2,500                     2,500                     -0-                0%
---------------------------------------------------------------------------------------------------------------------
Leanne Kozup                            7,500                     7,500                     -0-                0%
---------------------------------------------------------------------------------------------------------------------
Ken Gradeless                           2,000                     2,000                     -0-                0%
---------------------------------------------------------------------------------------------------------------------
Tony Medina                             2,000                     2,000                     -0-                0%
---------------------------------------------------------------------------------------------------------------------
Irene Maurey                           10,000                    10,000                     -0-                0%
---------------------------------------------------------------------------------------------------------------------
Richard C. Filippone                      250                       250                     -0-                0%
---------------------------------------------------------------------------------------------------------------------
Craig Fuller                            3,200                     3,200                     -0-                0%
---------------------------------------------------------------------------------------------------------------------
Bradley Horner                          5,000                     5,000                     -0-                0%
---------------------------------------------------------------------------------------------------------------------
Veronica Horner                         5,000                     5,000                     -0-                0%
---------------------------------------------------------------------------------------------------------------------
Dwight Lafoon                           1,000                     1,000                     -0-                0%
---------------------------------------------------------------------------------------------------------------------
Emery Ozdych                            5,000                     5,000                     -0-                0%
---------------------------------------------------------------------------------------------------------------------
Robert Horner                         108,000                   108,000                     -0-                0%
---------------------------------------------------------------------------------------------------------------------
Amy B. Grice                           10,000                    10,000                     -0-                0%
---------------------------------------------------------------------------------------------------------------------
Regina B. Grice                        25,000                    25,000                     -0-                0%
---------------------------------------------------------------------------------------------------------------------
Midstates Marketing                   314,580                   314,580                     -0-                0%
---------------------------------------------------------------------------------------------------------------------
David Marshall                          2,500                     2,500                     -0-                0%
---------------------------------------------------------------------------------------------------------------------
Dan Rice                                6,000                     6,000                     -0-                0%
---------------------------------------------------------------------------------------------------------------------
George Cretu                            2,000                     2,000                     -0-                0%
---------------------------------------------------------------------------------------------------------------------
Dennis Habite                           3,000                     3,000                     -0-                0%
---------------------------------------------------------------------------------------------------------------------
Greg Karguia                            1,500                     1,500                     -0-                0%
---------------------------------------------------------------------------------------------------------------------
John Benchick, Sr.                      7,000                     7,000                     -0-                0%
---------------------------------------------------------------------------------------------------------------------
John Benchick, Jr.                     10,000                    10,000                     -0-                0%
---------------------------------------------------------------------------------------------------------------------
Tom Fransico                            2,800                     2,800                     -0-                0%
---------------------------------------------------------------------------------------------------------------------



---------------------------------------------------------------------------------------------------------------------
                                                                                                           Percentage
                                                                                                           Held After
                                 Shares Subject to      Amount Offered (assuming     Shares Subject to     Rescission
       Warrant Holder          Warrants Before Resale     all shares are sold)     Warrants After Resale      Offer
---------------------------------------------------------------------------------------------------------------------

Tim Francisco                             600                       600                     -0-                0%
---------------------------------------------------------------------------------------------------------------------
Matt Seeley                             1,000                     1,000                     -0-                0%
---------------------------------------------------------------------------------------------------------------------
Dolly Briston                           1,000                     1,000                     -0-                0%
---------------------------------------------------------------------------------------------------------------------
Tim Alvaro                              1,000                     1,000                     -0-                0%
---------------------------------------------------------------------------------------------------------------------
Norman Jordan                           3,250                     3,250                     -0-                0%
---------------------------------------------------------------------------------------------------------------------
Murtin M. Grice                        15,000                    15,000                     -0-                0%
---------------------------------------------------------------------------------------------------------------------
Amos Greene                             5,000                     5,000                     -0-                0%
---------------------------------------------------------------------------------------------------------------------
Dean Meisenger                          6,000                     6,000                     -0-                0%
---------------------------------------------------------------------------------------------------------------------
Miles Reese                            12,000                    12,000                     -0-                0%
---------------------------------------------------------------------------------------------------------------------
Joyce Graves                            2,000                     2,000                     -0-                0%
---------------------------------------------------------------------------------------------------------------------
Charles (Kim) Sparre                    5,000                     5,000                     -0-                0%
---------------------------------------------------------------------------------------------------------------------
Karen Pardo                             3,000                     3,000                     -0-                0%
---------------------------------------------------------------------------------------------------------------------
Don Toth                                2,500                     2,500                     -0-                0%
---------------------------------------------------------------------------------------------------------------------
John Barnes                             3,000                     3,000                     -0-                0%
---------------------------------------------------------------------------------------------------------------------
Pauline Cassidy                           325                       325                     -0-                0%
---------------------------------------------------------------------------------------------------------------------
Hamul Trust (Mike J.)                     300                       300                     -0-                0%
---------------------------------------------------------------------------------------------------------------------
Jim Mann                                  900                       900                     -0-                0%
---------------------------------------------------------------------------------------------------------------------
Will Steger                               600                       600                     -0-                0%
---------------------------------------------------------------------------------------------------------------------
Marcus Sanchez                         10,000                    10,000                     -0-                0%
---------------------------------------------------------------------------------------------------------------------
Isador Cipriano                        25,000                    25,000                     -0-                0%
---------------------------------------------------------------------------------------------------------------------
Vincent Trust, Isidore Cipriano        12,500                    12,500                     -0-                0%
---------------------------------------------------------------------------------------------------------------------
Lorenzo & Catherine Alongi              5,000                     5,000                     -0-                0%
---------------------------------------------------------------------------------------------------------------------
Ron & Rose Que                          2,500                     2,500                     -0-                0%
---------------------------------------------------------------------------------------------------------------------
Anthony V. Ciarmitaro                   1,500                     1,500                     -0-                0%
---------------------------------------------------------------------------------------------------------------------
Anthony V. Ciarmitaro                  12,500                    12,500                     -0-                0%
---------------------------------------------------------------------------------------------------------------------
Keith Shaffner(1)                   1,009,995                 1,009,995                     -0-                0%
---------------------------------------------------------------------------------------------------------------------
Total                               2,200,000                 2,200,000                     -0-                0%
                                    =========                 =========                     ===                ==
---------------------------------------------------------------------------------------------------------------------





-------------------
(1) From June 1997 to August 1997, Mr. Shaffner served as a Vice President of the Company.



         The Company will bear the costs incidental to the registration of these shares, except that each Selling Shareholder will bear his proportional share of underwriting discounts and commissions and the costs of any separate counsel retained. The Company will receive gross proceeds of $1.00 per share to the extent of cash exercises of the Shaffner Warrants (a maximum of $2,200,000).



         The Company has extended the expiration of the Shaffner Warrants until November 4, 2001.

         The 3,649,635 shares of Class A Common Stock to be issued to the Rescission Underwriters and the 2,200,000 shares of Class B Common Stock underlying the Shaffner Warrants offered by the Selling Shareholders, may be sold by one or more of the following methods, without limitation: (i) ordinary brokerage transactions and transactions in which the broker solicits purchases; and (ii) face-to-face transactions between sellers and purchasers without a broker-dealer. In effecting sales, brokers or dealers engaged by the Rescission Underwriters or the Selling Shareholders may arrange for other brokers or dealers to participate. Such brokers or dealers may receive commissions or discounts from the Rescission Underwriters or the Selling Shareholders in amounts to be negotiated. Such brokers and dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act. The Rescission Underwriters or the Selling Shareholders or any broker or dealer effecting a transaction in the registered securities, whether or not participating in a distribution, is required to deliver a prospectus. As a result of such shares being registered under the Securities Act, holders who subsequently resell such shares to the public may be deemed to be underwriters with respect to such shares of Class B Common Stock, with the result that they may be subject to certain statutory liabilities if the registration statement to which this Prospectus relates is defective by virtue of containing a material misstatement or omitting to disclose a statement of material fact. The Company has not agreed to indemnify any Selling Shareholders regarding such liabilities.


                        SHARES ELIGIBLE FOR FUTURE SALE


         The Subject Securities will be freely tradeable to the extent Offerees reject the Rescission Offer. The Company's securities not subject to the Rescission Offer were issued by the Company in reliance on exemptions from the registration requirements of the Securities Act and are "restricted securities" within the meaning of Rule 144 under the Securities Act. Any of the Company's securities issued upon the exercise of options or warrants not subject to the Rescission Offer will constitute "restricted securities." Restricted securities may be resold publicly only following their effective registration under the Securities Act or pursuant to an exemption from the registration requirements of that act, such as Rule 144 thereunder.


         In general, under Rule 144 as currently in effect, a person, including an affiliate of the Company, who has beneficially owned restricted securities for a period of at least one year from the date such restricted securities were acquired from the Company or an affiliate, is entitled to sell, within any three-month period commencing 90 days after the date of this Prospectus, a number of shares that does not exceed the greater of (i) 1% of the then-outstanding shares of Common Stock or (ii) the average weekly trading volume in the Common Stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain provisions relating to the manner and notice of sale and the availability of current public information about the Company.


         Under Rule 144(k), if a period of at least two years has elapsed from the date restricted securities were acquired from the Company or an affiliate, a holder of such restricted securities who is not an affiliate of the Company at the time of the sale and has not been an affiliate for at least three months prior to the sale would be entitled to sell the shares immediately after the date of this Prospectus without regard to the volume and manner of sale limitations described above.

         There has been no public trading market for the Company's Class A and Class B Common Stock and there can be no assurance that one will develop. Management will attempt to develop a public market in the Class A and Class B Common Stock immediately after the closing of the Rescission Offer by means of the OTC Bulletin Board Service ("OTCBB") by engaging market makers in the shares in such a manner that will permit trading. Upon the completion of the Rescission Offer, the Company intends to take the necessary actions to allow its Class A Common Stock to be traded by means of the Nasdaq National Market System ("NMS"). However, there can be no assurance that a market for the Company's Class A Common Stock or Class B Common Stock will ever develop on the OTCBB or the NMS. If any market is developed it should be assumed that such market will be highly illiquid, sporadic and volatile. The sale of substantial amounts of Class A or Class B Common Stock in the open market, or the availability of shares for sale, may adversely affect the market price of the Class A or Class B Common Stock and the ability of the Company to raise funds through equity offerings in the future. See "Risk Factors -- Lack of Public Market."



                                 LEGAL MATTERS

         The validity of the shares of Common Stock subject to the Rescission Offer will be passed upon for the Company by Chamberlain, Hrdlicka, White, Williams & Martin, Houston, Texas.

                                    EXPERTS

         The financial statements included in this Prospectus and in the Registration Statement have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their report (which contains an explanatory paragraph regarding the Company's ability to continue as a going concern) appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of such firm as experts in auditing and accounting.


                            ADDITIONAL INFORMATION

         The Company has not previously been subject to the reporting requirements of the Securities Exchange Act of 1934, as amended. The Company has filed a Registration Statement on Form SB-2 (together with all amendments, schedules and exhibits thereto, the "Registration Statement") with the Commission under the Securities Act, with respect to the Common Stock offered hereby. This Prospectus, which is included as part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted in accordance with the rules and regulations of the Commission. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein are not necessarily complete, and in each instance that a reference is made to a contract or other document filed as an exhibit to the Registration Statement, each such statement is qualified in all respects by such reference. A copy of the Registration Statement may be examined without charge at the Commission's principal offices at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at 7 World Trade Center, Suite 1300, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of all or any part of the Registration Statement may be obtained from the Public Reference Section of the Commission upon payment of certain fees prescribed by the Commission. Copies of such materials may also be obtained over the Internet at http://www.sec.gov.

         The Company intends to furnish its shareholders with annual reports containing consolidated financial statements audited and reported upon by its independent public accounting firm and such other periodic reports as the Company may determine to be appropriate or as may be required by law.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                     PAGE
                                                                     ----
CYNET, INC. CONSOLIDATED FINANCIAL STATEMENTS:

         Report of Independent Certified Public Accountants........  F-2
         Consolidated Balance Sheets ..............................  F-3
         Consolidated Statements of Loss...........................  F-4
         Consolidated Statements of Capital Deficit................  F-5 - F-6
         Consolidated Statements of Cash Flows ....................  F-7
         Notes to Consolidated Financial Statements................  F-8 - F-26

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



CyNet, Inc.
Houston, Texas

We have audited the accompanying consolidated balance sheet of CyNet, Inc. as of December 31, 1998 and the related consolidated statements of loss, capital deficit and cash flows for each of the two years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of CyNet, Inc. at December 31, 1998 and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has incurred losses for the years ended December 31, 1998 and 1997 totaling $4,356,640 and $7,762,863, respectively, and at December 31, 1998 had a capital deficit of $12,218,072. The Company will require additional working capital to develop and support its technologies and business until the Company either (1) achieves a level of revenues adequate to generate sufficient cash flows from operations; or
(2) receives additional financing necessary to support its working capital requirements. Also, the Company is expected to issue a rescission offer pertaining to (1) certain private placements of the Company's common and preferred stock during 1996, 1997 and 1998 and (2) the issuance of certain common and preferred stock and stock warrants issued for services provided during the same periods. The potential liability of the Company, less dividends paid and excluding interest, for the proposed rescission offer totaled $13,980,009 and $13,950,009 as of December 31, 1998 and June 30,
1999, respectively. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

As discussed in Note 13, the Company's financial statements for the year ended December 31, 1997 have been restated.

                                                 BDO SEIDMAN, LLP

Houston, Texas
April 23, 1999, except footnote 15,
   which is as of September 13, 1999

                                           CYNET,  INC.
                                    CONSOLIDATED BALANCE SHEETS

                                                                       DECEMBER 31,        JUNE 30,
                                                                               1998            1999
                                                                       ------------   -------------
                                                                                        (unaudited)

                                             ASSETS
Current Assets:
    Cash.............................................................  $     55,007   $    120,018

    Accounts receivable:
       Trade, less allowance for doubtful accounts
           of $99,104 and $142,180...................................       463,033        509,865
       Affiliate (Note 6)............................................             -         86,740

    Prepaid expenses:
       Deferred offering costs (Note 3)..............................     2,078,825      2,078,825
       Other.........................................................        53,843         97,244
                                                                       ------------   -------------

       Total Current Assets..........................................     2,650,708      2,892,692

Property and Equipment, less accumulated depreciation
  and amortization (Note 4)..........................................     2,628,457      2,254,391

Organization costs, less accumulated
  amortization of $28,578............................................        18,548              -
                                                                       ------------   -------------
                                                                       $  5,297,713   $  5,147,083
                                                                       ============   ============

                                   LIABILITIES AND CAPITAL DEFICIT

Current Liabilities:
    Accounts payable and accrued expenses ...........................  $  2,611,522     $1,599,263
    Dividends payable ...............................................       535,167        560,769
    Note Payable, including accrued interest (Note 5)................       339,087        313,759
    Accrued stock rights.............................................        50,000         50,000
                                                                       ------------   -------------
    Total Current Liabilities........................................     3,535,776      2,523,791
                                                                       ------------   -------------

Stock and warrants subject to rescission (Note 8):
  Preferred stock - Series A.........................................       201,265        201,265
  Preferred stock - Series B.........................................       259,923        229,923
  Common stock - Class A.............................................     7,952,134      7,952,134
  Common stock - Class B.............................................     5,365,047      5,365,047
  Common stock warrants - Class A....................................       201,640        201,640
                                                                       ------------   -------------
                                                                         13,980,009     13,950,009
                                                                       ------------   -------------

Commitments and Contingencies (Notes 8 and 11)

Capital Deficit (Note 8):
  Cumulative Convertible Preferred Stock:
    Series A, non-voting, $2.00 and $1.43 stated value;
      3,600,000 shares authorized; 103,500 shares
      issued and outstanding.........................................             -              -
    Series B, non-voting, $3.00 stated value; 2,000,000 shares
      authorized; 87,349 shares issued and outstanding...............             -         30,000
  Common stock:
    Class A voting, no par value; 40,000,000 shares authorized;
      20,970,972 and 23,185,072 shares issued and outstanding .......     4,116,703      6,331,703
    Class B nonvoting, no par value; 20,000,000 shares authorized;
      3,137,803 shares issued and outstanding .......................       700,000        700,000
    Outstanding warrants.............................................       362,500        362,500
    Deficit..........................................................   (17,079,508)   (18,433,153)
                                                                       ------------   -------------
                                                                        (11,900,305)   (11,008,950)
    Less - treasury stock at cost, 18,041 shares of Class B
       common stock..................................................      (317,767)      (317,767)
                                                                       ------------   -------------
    Total Capital Deficit............................................   (12,218,072)   (11,326,717)
                                                                       ------------   -------------

                                                                       $  5,297,713   $  5,147,083
                                                                       ============   ============

                                                     CYNET, INC.
                                            CONSOLIDATED STATEMENTS OF LOSS

                                                                Years Ended                       Six Months Ended
                                                                December 31,                           June 30,
                                                      -------------------------------     -------------------------------
                                                              1998               1997              1999              1998
                                                      ------------      -------------     -------------      ------------
                                                                          (Restated -       (unaudited)       (unaudited)
                                                                             Note 13)
Revenues..........................................    $  8,947,732      $   4,960,355     $   4,534,254      $  4,243,585

Cost of revenues..................................       6,069,184          4,490,505         2,322,766         3,092,689
                                                      ------------      -------------     -------------      ------------

Gross profit......................................       2,878,548            469,850         2,211,488         1,150,896

Selling, general and administrative
   expenses (Note 1)..............................       6,107,978          7,517,935         2,937,633         2,564,922

Depreciation and amortization.....................         728,975            414,652           473,118           423,548

Write-down of long-lived assets
   (Notes 13 and 14)..............................         271,957            496,133                 -                 -
                                                      ------------      -------------     -------------      ------------

Loss from operations..............................      (4,230,362)        (7,958,870)       (1,199,263)       (1,837,574)
                                                      ------------      -------------     -------------      ------------

Other income (expense):
  Interest expense (Note 5).......................        (103,851)            (2,000)          (76,548)                -
  Interest income.................................           2,816             67,348                 -             2,502
  Other...........................................         (25,243)            (8,527)          (52,232)                -
                                                      ------------      -------------     -------------      ------------

                                                          (126,278)            56,821          (128,780)            2,502
                                                      ------------      -------------     -------------      ------------

Net loss before minority interest in
  net loss of consolidated subsidiaries...........      (4,356,640)        (7,902,049)       (1,328,043)       (1,835,072)

Minority interest in net loss
  of consolidated subsidiaries....................               -            139,186                 -                 -
                                                      ------------      -------------     -------------      ------------

Net loss before dividends on preferred stock......      (4,356,640)        (7,762,863)       (1,328,043)       (1,835,072)

Dividends on preferred stock......................         (40,243)          (739,204)          (25,602)          (27,367)
                                                      ------------      -------------     -------------      ------------

Net loss applicable to common stockholders........    $ (4,396,883)     $  (8,502,067)    $  (1,353,645)     $ (1,862,439)
                                                      ============      =============     =============      ============

Net loss per common share - basic
  and assuming dilution...........................    $       (.19)     $        (.60)    $        (.05)     $       (.08)
                                                      ============      =============     =============      ============

Weighted average number of common
   shares outstanding.............................      23,109,154         14,086,177        25,015,773        22,441,445
                                                      ============      =============     =============      ============

                                                                           Series A                      Series B
                                                                        Preferred Stock               Preferred Stock
                                                                   ---------------------         ---------------------
FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997                         Shares     Amount             Shares     Amount
                                                                   ----------    -------         ----------     ------
BALANCE, at December 31, 1996...................................      213,200    $     -                  -     $    -
Reclassification of common stock and warrants
  subject to rescission.........................................            -          -                  -          -
Issuance of Class B common stock subject to rescission..........            -          -                  -          -
Issuance of Series A and B preferred stock issued
  for compensation..............................................        3,500          -             13,033          -
Issuance of Class A common stock for compensation
  and services..................................................            -          -                  -          -
Issuance of Class B common stock for compensation
  and services..................................................            -          -                  -          -
Issuance of Class B common stock on conversion of notes
  payable and for loan commitment fees..........................            -          -                  -          -
Issuance of Series A preferred stock through a private
  placement subject to rescission...............................    3,251,154          -                  -          -
Issuance of Series B preferred stock through a private
  placement subject to rescission...............................            -          -          1,755,541          -
Issuance of Class A common stock warrants for services..........            -          -                  -          -
Issuance of Class B common stock warrants for services..........            -          -                  -          -
Purchase of treasury shares, Class A common stock...............            -          -                  -          -
Issuance of Class A common stock from treasury, 115,767
  shares subject to rescission..................................            -          -                  -          -
Issuance of Class A common stock to purchase minority
  interests.....................................................            -          -                  -          -
Issuance of Class A common stock on conversion of
  Series A preferred stock......................................   (3,359,354)         -                  -          -
Issuance of Class B common stock on conversion of
  Series B preferred stock......................................            -          -         (1,691,225)         -
Accrued dividends on preferred stock............................            -          -                  -          -
Net loss - Restated (Note 13)...................................            -          -                  -          -
                                                                   ----------    -------         ----------     ------
BALANCE, at December 31, 1997 - Restated (Note 13)..............      108,500          -             77,349          -
Issuance of Class B common stock subject to rescission..........            -          -                  -          -
Issuance of Class A common stock................................            -          -                  -          -
Issuance of Series B preferred stock through a private
  placement subject to rescission...............................            -          -             36,666          -
Issuance of Class A common stock warrants for services..........            -          -                  -          -
Issuance of Class B common stock warrants for services..........            -          -                  -          -
Purchase of treasury shares, Class B common stock...............            -          -                  -          -
Issuance of Class A common stock from treasury,
  10,000 shares subject to rescission...........................            -          -                  -          -
Issuance of Class A common stock to purchase minority
  interests.....................................................            -          -                  -          -
Issuance of Class A common stock on conversion of
  Series A preferred stock......................................       (5,000)         -                  -          -
Issuance of Class B common stock on conversion of
  Series B preferred stock......................................            -          -            (26,666)         -
Accrued dividends on preferred stock............................            -          -                  -          -
Net loss........................................................            -          -                  -          -
                                                                   ----------    -------         ----------     ------
BALANCE, at December 31, 1998...................................      103,500    $     -             87,349     $    -
                                                                   ==========    =======         ==========     ======




                                                                            Class A                    Class B
                                                                         Common Stock               Common Stock
                                                                   ------------------------     ---------------------
                                                                       Shares        Amount        Shares      Amount
                                                                   ----------    ----------     ---------    --------
BALANCE, at December 31, 1996...................................   12,600,000    $1,644,720             -    $      -
Reclassification of common stock and warrants
  subject to rescission.........................................            -       (93,720)            -           -
Issuance of Class B common stock subject to rescission..........            -             -        25,000           -
Issuance of Series A and B preferred stock issued
  for compensation..............................................            -             -             -           -
Issuance of Class A common stock for compensation
  and services..................................................      810,000       578,000             -           -
Issuance of Class B common stock for compensation
  and services..................................................            -             -       100,000           -
Issuance of Class B common stock on conversion of notes
  payable and for loan commitment fees..........................            -             -       800,000     700,000
Issuance of Series A preferred stock through a private
  placement subject to rescission...............................            -             -             -           -
Issuance of Series B preferred stock through a private
  placement subject to rescission...............................            -             -             -           -
Issuance of Class A common stock warrants for services..........            -             -             -           -
Issuance of Class B common stock warrants for services..........            -             -             -           -
Purchase of treasury shares, Class A common stock...............            -             -             -           -
Issuance of Class A common stock from treasury, 115,767
  shares subject to rescission..................................            -             -             -           -
Issuance of Class A common stock to purchase minority
  interests.....................................................    2,328,940       885,936             -           -
Issuance of Class A common stock on conversion of
  Series A preferred stock......................................    4,031,225             -             -           -
Issuance of Class B common stock on conversion of
  Series B preferred stock......................................            -             -     2,029,470           -
Accrued dividends on preferred stock............................            -             -             -           -
Net loss - Restated (Note 13)...................................            -             -             -           -
                                                                   ----------    ----------     ---------    --------
BALANCE, at December 31, 1997 - Restated (Note 13)..............   19,770,165     3,014,936     2,954,470     700,000
Issuance of Class B common stock subject to rescission..........            -             -       154,000           -
Issuance of Class A common stock................................    1,101,767     1,101,767             -           -
Issuance of Series B preferred stock through a private
  placement subject to rescission...............................            -             -             -           -
Issuance of Class A common stock warrants for services..........            -             -             -           -
Issuance of Class B common stock warrants for services..........            -             -             -           -
Purchase of treasury shares, Class B common stock...............            -             -             -           -
Issuance of Class A common stock from treasury,
  10,000 shares subject to rescission...........................            -             -             -           -
Issuance of Class A common stock to purchase minority
  interests.....................................................       92,640             -             -           -
Issuance of Class A common stock on conversion of
  Series A preferred stock......................................        5,500             -             -           -
Issuance of Class B common stock on conversion of
  Series B preferred stock......................................            -             -        29,333           -
Accrued dividends on preferred stock............................            -             -             -           -
Net loss........................................................            -             -             -           -
                                                                   ----------    ----------     ---------    --------
BALANCE, at December 31, 1998...................................   20,970,072    $4,116,703     3,137,803    $700,000
                                                                   ==========    ==========     =========    ========



                                                                        Outstanding
                                                                         Warrants(1)                            Treasury Stock
                                                                   ----------------------                   --------------------
                                                                       Shares      Amount        Deficit      Shares      Amount
                                                                   ----------   ---------   ------------    --------   ---------
BALANCE, at December 31, 1996...................................      738,000   $ 191,880   $ (4,428,687)     85,000   $(272,000)
Reclassification of common stock and warrants
  subject to rescission.........................................            -    (191,880)             -           -      (5,000)
Issuance of Class B common stock subject to rescission..........            -           -              -           -           -
Issuance of Series A and B preferred stock issued
  for compensation..............................................            -           -              -           -           -
Issuance of Class A common stock for compensation
  and services..................................................            -           -              -           -           -
Issuance of Class B common stock for compensation
  and services..................................................            -           -              -           -           -
Issuance of Class B common stock on conversion of notes
  payable and for loan commitment fees..........................            -           -              -           -           -
Issuance of Series A preferred stock through a private
  placement subject to rescission...............................            -           -              -           -           -
Issuance of Series B preferred stock through a private
  placement subject to rescission...............................            -           -              -           -           -
Issuance of Class A common stock warrants for services..........      511,000           -              -           -           -
Issuance of Class B common stock warrants for services..........    2,200,000     362,500              -           -           -
Purchase of treasury shares, Class A common stock...............            -           -              -     450,000    (450,000)
Issuance of Class A common stock from treasury, 115,767
  shares subject to rescission..................................            -           -              -    (115,767)          -
Issuance of Class A common stock to purchase minority
  interests.....................................................            -           -              -           -           -
Issuance of Class A common stock on conversion of
  Series A preferred stock......................................            -           -              -           -           -
Issuance of Class B common stock on conversion of
  Series B preferred stock......................................            -           -              -           -           -
Accrued dividends on preferred stock............................            -           -       (491,075)          -           -
Net loss - Restated (Note 13)...................................            -           -     (7,762,863)          -           -
                                                                   ----------   ---------   ------------    --------   ---------
BALANCE, at December 31, 1997 - Restated (Note 13)..............    3,449,000     362,500    (12,682,625)    419,233    (727,000)
Issuance of Class B common stock subject to rescission..........            -           -              -           -           -
Issuance of Class A common stock................................            -           -              -           -           -
Issuance of Series B preferred stock through a private
  placement subject to rescission...............................            -           -              -           -           -
Issuance of Class A common stock warrants for services..........    6,800,000           -              -           -           -
Issuance of Class B common stock warrants for services..........      350,954           -              -           -           -
Purchase of treasury shares, Class B common stock...............            -           -              -      18,041           -
Issuance of Class A common stock from treasury,
  10,000 shares subject to rescission...........................            -           -              -    (419,233)    409,233
Issuance of Class A common stock to purchase minority
  interests.....................................................            -           -              -           -           -
Issuance of Class A common stock on conversion of
  Series A preferred stock......................................            -           -              -           -           -
Issuance of Class B common stock on conversion of
  Series B preferred stock......................................            -           -              -           -           -
Accrued dividends on preferred stock............................            -           -        (40,243)          -           -
Net loss........................................................            -           -     (4,356,640)          -           -
                                                                   ----------   ---------   ------------    --------   ---------
BALANCE, at December 31, 1998...................................   10,599,954   $ 362,500   $(17,079,508)     18,041   $(317,767)
                                                                   ==========   =========   ============    ========   =========




                                                                           Total
                                                                    ------------
BALANCE, at December 31, 1996...................................    $ (2,864,087)
Reclassification of common stock and warrants
  subject to rescission.........................................        (290,600)
Issuance of Class B common stock subject to rescission..........               -
Issuance of Series A and B preferred stock issued
  for compensation..............................................               -
Issuance of Class A common stock for compensation
  and services..................................................         578,000
Issuance of Class B common stock for compensation
  and services..................................................               -
Issuance of Class B common stock on conversion of notes
  payable and for loan commitment fees..........................         700,000
Issuance of Series A preferred stock through a private
  placement subject to rescission...............................               -
Issuance of Series B preferred stock through a private
  placement subject to rescission...............................               -
Issuance of Class A common stock warrants for services..........               -
Issuance of Class B common stock warrants for services..........         362,500
Purchase of treasury shares, Class A common stock...............        (450,000)
Issuance of Class A common stock from treasury, 115,767
  shares subject to rescission..................................               -
Issuance of Class A common stock to purchase minority
  interests.....................................................         885,936
Issuance of Class A common stock on conversion of
  Series A preferred stock......................................               -
Issuance of Class B common stock on conversion of
  Series B preferred stock......................................               -
Accrued dividends on preferred stock............................        (491,075)
Net loss - Restated (Note 13)...................................      (7,762,863)
                                                                    ------------
BALANCE, at December 31, 1997 - Restated (Note 13)..............      (9,332,189)
Issuance of Class B common stock subject to rescission..........               -
Issuance of Class A common stock................................       1,101,767
Issuance of Series B preferred stock through a private
  placement subject to rescission...............................               -
Issuance of Class A common stock warrants for services..........               -
Issuance of Class B common stock warrants for services..........               -
Purchase of treasury shares, Class B common stock...............               -
Issuance of Class A common stock from treasury,
  10,000 shares subject to rescission...........................         409,233
Issuance of Class A common stock to purchase minority
  interests.....................................................               -
Issuance of Class A common stock on conversion of
  Series A preferred stock......................................               -
Issuance of Class B common stock on conversion of
  Series B preferred stock......................................               -
Accrued dividends on preferred stock............................         (40,243)
Net loss........................................................      (4,356,640)
                                                                    ------------
BALANCE, at December 31, 1998...................................    $(12,218,072)
                                                                    ============


(1) Outstanding warrants consisted of the following at December 31:

                                             1997                   1998
                                             ----                   ----
                                       Shares     Amount      Shares     Amount
                                    ---------   --------  ----------   --------
Class A common stock warrants       1,249,000   $201,645   8,049,000   $201,645
Class B common stock warrants       2,200,000    362,500   2,550,954    362,500
                                    ---------   --------  ----------   --------
                                    3,449,000   $564,145  10,599,954   $564,145
                                    =========   ========  ==========   ========

                                 CYNET,  INC.
                  CONSOLIDATED STATEMENTS OF CAPITAL DEFICIT


FOR THE SIX MONTHS ENDED JUNE 30, 1999                                        Series A                 Series B
AND 1998 (UNAUDITED):                                                      Preferred Stock          Preferred Stock
                                                                         --------------------   ----------------------
                                                                           Shares     Amount     Shares       Amount
                                                                         ---------   --------   --------    ----------

BALANCE, at December 31, 1997 - Restated (Note 13)...................      108,500   $      -     77,349    $        -

Issuance of Class B common stock for compensation
  and services subject to rescission.................................            -          -          -             -
Issuance of Class A common stock in connection with
  the purchase of minority interests.................................            -          -          -             -
Issuance of Class A common on conversion of
  Series A preferred stock...........................................       (5,000)         -          -             -
Issuance of Series B preferred stock through a private
  placement subject to rescission....................................            -          -     36,666             -
Issuance of Class B common on conversion of Series B
  preferred stock....................................................            -          -    (26,666)            -
Issuance of Class A common stock from treasury,
  10,000 shares subject to rescission................................            -          -          -             -
Purchase of treasury shares, Class B common stock previously
  subject to rescission..............................................            -          -          -             -
Issuance of Class A common stock warrants and Class B
  common stock warrants for compensation and services................            -          -          -             -
Accrued dividends on preferred stock.................................            -          -          -             -
Net loss.............................................................            -          -          -             -
                                                                         ---------   --------   --------    ----------

Balance, at June 30, 1998............................................      103,500   $      -     87,349    $        -
                                                                         =========   ========     ======    ==========

Balance, at December 31, 1998........................................      103,500   $      -     87,349    $        -

Issuance of Class A common stock.....................................            -          -          -             -
Reclassification of rescission liability (Note 6)....................            -          -          -        30,000
Accrued dividends on preferred stock ................................            -          -          -             -
Net loss.............................................................            -          -          -             -
                                                                         ---------   --------   --------    ----------

Balance, at June 30, 1999............................................      103,500   $      -     87,349    $   30,000
                                                                         =========   ========   ========    ==========



                                                                                   Class A                 Class B
                                                                                Common Stock            Common Stock
                                                                         -------------------------  --------------------
                                                                           Shares        Amount       Shares     Amount
                                                                         -----------   -----------  ---------  ---------

BALANCE, at December 31, 1997 - Restated (Note 13)...................     19,770,165   $ 3,014,936  2,954,470  $ 700,000

Issuance of Class B common stock for compensation
  and services subject to rescission.................................              -             -    154,000          -
Issuance of Class A common stock in connection with
  the purchase of minority interests.................................         92,640             -          -          -
Issuance of Class A common on conversion of
  Series A preferred stock...........................................          5,500             -          -          -
Issuance of Series B preferred stock through a private
  placement subject to rescission....................................              -             -          -          -
Issuance of Class B common on conversion of Series B
  preferred stock....................................................              -             -     29,333          -
Issuance of Class A common stock from treasury,
  10,000 shares subject to rescission................................              -             -          -          -
Purchase of treasury shares, Class B common stock previously
  subject to rescission..............................................              -             -          -          -
Issuance of Class A common stock warrants and Class B
  common stock warrants for compensation and services................              -             -          -          -
Accrued dividends on preferred stock.................................              -             -          -          -
Net loss.............................................................              -             -          -          -
                                                                         -----------   -----------  ---------  ---------

Balance, at June 30, 1998............................................     19,868,305   $ 3,014,936  3,137,803  $ 700,000
                                                                          ==========   ===========  =========  =========

Balance, at December 31, 1998........................................     20,970,072   $ 4,116,703  3,137,803  $ 700,000

Issuance of Class A common stock.....................................      2,215,000     2,215,000          -          -
Reclassification of rescission liability (Note 6)....................              -             -          -          -
Accrued dividends on preferred stock ................................              -             -          -          -
Net loss.............................................................              -             -          -          -
                                                                         -----------   -----------  ---------  ---------

Balance, at June 30, 1999............................................     23,185,072   $ 6,331,703  3,137,803  $ 700,000
                                                                         ===========   ===========  =========  =========


                                                                                Outstanding
                                                                                Warrants (1)
                                                                          ---------------------
                                                                           Shares      Amount         Deficit
                                                                          ---------  ----------  --------------

BALANCE, at December 31, 1997 - Restated (Note 13)...................     3,449,000  $  362,500  $  (12,682,625)

Issuance of Class B common stock for compensation
  and services subject to rescission.................................             -           -               -
Issuance of Class A common stock in connection with
  the purchase of minority interests.................................             -           -               -
Issuance of Class A common on conversion of
  Series A preferred stock...........................................             -           -               -
Issuance of Series B preferred stock through a private
  placement subject to rescission....................................             -           -               -
Issuance of Class B common on conversion of Series B
  preferred stock....................................................             -           -               -
Issuance of Class A common stock from treasury,
  10,000 shares subject to rescission................................             -           -               -
Purchase of treasury shares, Class B common stock previously
  subject to rescission..............................................             -           -               -
Issuance of Class A common stock warrants and Class B
  common stock warrants for compensation and services................     2,330,954           -               -
Accrued dividends on preferred stock.................................             -           -         (27,367)
Net loss.............................................................             -           -      (1,835,072)
                                                                         ----------  ----------  --------------

Balance, at June 30, 1998............................................     5,779,954  $  362,500  $  (14,545,064)
                                                                          =========  ==========  ==============

Balance, at December 31, 1998........................................    10,599,954  $  362,500  $  (17,079,508)

Issuance of Class A common stock.....................................             -           -               -
Reclassification of rescission liability (Note 6)....................             -           -               -
Accrued dividends on preferred stock ................................             -           -         (25,602)
Net loss.............................................................             -           -      (1,328,043)
                                                                         ----------  ----------  ---------------

Balance, at June 30, 1999............................................    10,599,954  $  362,500  $  (18,433,153)
                                                                         ==========  ==========  ===============


                                                                              Treasury Stock
                                                                            -------------------
                                                                            Shares     Amount        Total
                                                                            ------  -----------   -------------

BALANCE, at December 31, 1997 - Restated (Note 13)...................      419,233  $  (727,000)  $  (9,332,189)

Issuance of Class B common stock for compensation
  and services subject to rescission.................................            -            -               -
Issuance of Class A common stock in connection with
  the purchase of minority interests.................................            -            -               -
Issuance of Class A common on conversion of
  Series A preferred stock...........................................            -            -               -
Issuance of Series B preferred stock through a private
  placement subject to rescission....................................            -            -               -
Issuance of Class B common on conversion of Series B
  preferred stock....................................................            -            -               -
Issuance of Class A common stock from treasury,
  10,000 shares subject to rescission................................     (396,000)     386,000         386,000
Purchase of treasury shares, Class B common stock previously
  subject to rescission..............................................       18,041            -               -
Issuance of Class A common stock warrants and Class B
  common stock warrants for compensation and services................            -            -               -
Accrued dividends on preferred stock.................................            -            -         (27,367)
Net loss.............................................................            -            -      (1,835,072)
                                                                            ------  -----------   -------------

Balance, at June 30, 1998............................................       41,274  $  (341,000)  $ (10,808,628)
                                                                            ======  ===========   =============

Balance, at December 31, 1998........................................       18,041  $  (317,767)  $ (12,218,072)

Issuance of Class A common stock.....................................            -            -       2,215,000
Reclassification of rescission liability (Note 6)....................            -            -          30,000
Accrued dividends on preferred stock ................................            -            -         (25,602)
Net loss.............................................................            -            -      (1,328,043)
                                                                            ------  -----------   -------------

Balance, at June 30, 1999............................................       18,041  $  (317,767)  $ (11,326,717)
                                                                            ======  ===========   =============



(1) Outstanding warrants consisted of the following at June 30:


                                               1998                      1999
                                      --------------------     ----------------------
                                       Shares      Amount        Shares       Amount
                                      ---------   --------     ----------    --------

Class A common stock warrants         3,249,000   $201,645      8,049,000    $201,645
Class B common stock warrants         2,530,954    362,500      2,550,954     362,500
                                      ---------   --------     ----------    --------
                                      5,779,959   $564,145     10,599,954    $564,145
                                      =========   ========     ==========    ========


                                              CYNET, INC.
                                  CONSOLIDATED STATEMENTS OF CASH FLOWS
                                       INCREASE (DECREASE) IN CASH


                                                                     YEARS ENDED                     SIX MONTHS ENDED
                                                                     DECEMBER 31,                         JUNE 30,
                                                           -------------------------------    -----------------------------
                                                               1998              1997             1999              1998
                                                           --------------    -------------    -------------    ------------
                                                                              (Restated -      (unaudited)      (unaudited)
                                                                               (Note 13)

Cash flows from operating activities:
Net loss ...............................................   $   (4,356,640)   $  (7,762,863)   $  (1,328,043)   $ (1,835,072)
Adjustments to reconcile net loss to
  net cash used in operating activities:
    Depreciation and amortization.......................          728,975          414,652          473,118         423,548
    Write-down of long-lived assets.....................          271,957          496,133                -               -
    Loss on disposal of equipment.......................           25,243                -           50,176               -
    Property transferred for compensation...............           67,283                -                -               -
    Forgiveness of receivable as compensation...........          121,043                -                -               -
    Minority interest in net income
      of consolidated subsidiaries......................                -         (139,186)               -               -
    Provision for bad debts.............................          349,327          245,638           92,304         240,430
    Stock issued for compensation and services..........                -          266,999                -               -
    Stock rights and warrants issued for loan
      costs and services................................                -           60,000                -               -
    Changes in assets and liabilities:
      Accounts receivable...............................         (658,594)        (390,602)        (225,876)       (379,600)
      Prepaid expenses and other assets.................           54,926       (1,397,627)         (43,401)        (81,636)
      Accounts payable and accrued expenses.............        1,612,687          582,055       (1,037,587)        984,950
                                                           --------------    -------------    -------------    ------------

   Net cash used in operating activities................       (1,783,793)      (7,624,801)      (2,019,309)       (647,380)
                                                           --------------    -------------    -------------    ------------

Cash flows from investing activities:
   Purchase of property and equipment...................         (867,835)      (3,172,458)        (167,680)       (386,673)
   Proceeds from sale of property and equipment.........           55,250                -           37,000               -
                                                           --------------    -------------    -------------    ------------

   Net cash used in investing activities................         (812,585)      (3,172,458)        (130,680)       (386,673)
                                                           --------------    -------------    -------------    ------------

Cash flows from financing activities:
   Issuance of preferred stock - Series A...............                -        6,462,308                -               -
   Issuance of preferred stock - Series B...............          110,000        5,266,623                -         110,000
   Issuance of common stock - Class A...................        1,101,767                -        2,215,000               -
   Issuance of common stock - Class B...................                -           50,000                -               -
   Dividends paid.......................................                -         (248,128)               -               -
   Repayment of note payable to stockholder.............                -          (59,680)               -               -
   Proceeds from note payable...........................          600,000                -                -               -
   Payments on note payable.............................         (260,913)               -                -               -
   Purchase of treasury stock...........................          (45,102)        (450,000)               -         (45,102)
   Sale of treasury stock...............................          429,233          144,000                -         406,000
                                                           --------------    -------------    -------------    ------------

   Net cash provided by financing activities............        1,934,985       11,165,123        2,215,000         470,898
                                                           --------------    -------------    -------------    ------------

Net increase (decrease) in cash.........................         (661,393)         367,864           65,011        (563,155)
   Cash, beginning of period............................          716,400          348,536           55,007         716,400
                                                           --------------    -------------    -------------    ------------
   Cash, end of period..................................   $       55,007    $     716,400    $     120,018    $    153,245
                                                           ==============    =============    =============    ============

                                  CYNET, INC.
                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         (INFORMATION AS OF JUNE 30, 1999
                            AND FOR THE SIX MONTHS ENDED
                        JUNE 30, 1999 AND 1998 IS UNAUDITED)


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BUSINESS AND BASIS OF PRESENTATION

         The accompanying consolidated financial statements include the accounts of CyNet, Inc., its 50% (prior to December 1, 1997) owned limited liability companies ("LLCs") and its wholly-owned subsidiary Worldwide Marketing, Inc. formed April 24, 1998. Pursuant to a private placement memorandum, the Company acquired the remaining 50% ownership in the LLCs as of December 1, 1997 (See Note 7). CyNet, Inc.'s profit (loss) participation in the LLCs ranged from 50% to 60% prior to the purchase of the minority interests in the LLCs and 100% thereafter. All significant intercompany accounts and transactions have been eliminated. CyNet, Inc., Worldwide Marketing, Inc. and the LLCs are referred to herein as the Company. During 1998, the Company dissolved each of the LLCs.

         The Company is an Internet business solutions provider. The Company's products and services are offered through messaging which includes Fax, Data, Voice, E-Mail and Mobile Messaging, and Internet services which includes custom application development, e-commerce development, web content creation, web hosting and Internet access.

         The Company is a Texas corporation and was founded in April 1995 to provide fax services for business-to-business communication. The Company capitalized on the dramatic increase in the usage of third-party fax services and created a niche market for itself with its HYPERCAST fax broadcast desktop client software and service. In 1997, the Company introduced HYPERLINE, its point-to-point desktop software and fax service in order to expand its existing fax service.

         Having built a reputation for high performance in communications through its fax services, the Company responded to the rapid growth and popularity of e-mail and the Internet as a primary communications medium and set out to become a full service Internet messaging provider. In 1998, the Company added to its product offering HYPERWEB, its e-mail-to-fax service; HYPERMAIL, its fax-to-e-mail service; WEBCAST, its e-mail broadcast service, TELECAST, its voice broadcast service; and HYPERCOMM, its teleconferencing service. To further enhance its messaging services, the Company, through its subsidiary Worldwide Marketing Services, Inc., also added enhancement services such as list procurement, full-service graphic design and copy development services for its customers. These additional services enabled the Company to sell complete messaging solutions with end-to-end control of the solution.

         In July 1999, the Company acquired CyNet Interactive, LLC from CyNet Holdings, LLC, a 56.2% stockholder of the Company, prior to the proposed rescission offer and rescission financing, (see Note 15). The acquisition of CyNet Interactive, LLC allowed the Company to expand its messaging and broadcast enhancement services to include web site design, Internet application development for e-commerce and other Internet-based applications, and web site hosting. In July 1999, the Company entered into a strategic alliance with IXC Communications to enable the Company to further expand its products and services to include Internet access for business customers. This alliance with IXC Communications enables the Company to provide complete, "end-to-end" Internet business solutions just as it is able to provide complete "end-to-end" messaging business solutions.


INTERIM FINANCIAL INFORMATION


         The consolidated financial statements as of June 30, 1999 and for the six months ended June 30, 1999 and 1998 are unaudited. In the opinion of the Company's management, such unaudited consolidated financial statements include all adjustments necessary, which include only normal recurring items, to present fairly the information set forth therein. Results for the interim periods are not necessarily indicative of the results that may be expected for any other interim period or a full year.

                                  CYNET, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         (INFORMATION AS OF JUNE 30, 1999
                            AND FOR THE SIX MONTHS ENDED
                      JUNE 30, 1999 AND 1998 IS UNAUDITED)


PROPERTY AND EQUIPMENT


         Property and equipment are stated at cost. Depreciation is computed over the estimated useful lives of the assets using the straight-line method for financial reporting purposes and accelerated methods for income tax purposes. Maintenance and repairs are charged to operations as incurred.

         The Company reviews property and equipment for impairment whenever events or changes in circumstances indicate the carrying value of an asset may not be fully recoverable.


INCOME TAXES


         Deferred taxes result from temporary differences between the financial statement and income tax bases of assets and liabilities (see Note
9). The Company adjusts the deferred tax asset valuation allowance based on judgments as to future realization of the deferred tax benefits supported by demonstrated trends in the Company's operating results.

         The LLCs are not subject to state and federal income taxes. Accordingly, the operating results of each respective LLC are reported in the individual state and federal tax returns of the member.


RESEARCH AND DEVELOPMENT


         Expenditures for research and development of telecommunication technology as it relates to fax broadcasting and to various customer interface and application needs are charged to expense as incurred. For the years ended December 31, 1998 and 1997, research and development expenditures were approximately $398,000 and $419,000, respectively.


REVENUE RECOGNITION


         Messaging and Internet service revenues are recognized as services are performed. Revenues from sales of customer lists and other related services are recognized when the list is provided, or the other services are performed.


LOSS PER COMMON SHARE


         The Company is required to provide basic and dilutive earnings
(loss) per common share information.

         The basic net loss per common share is computed by dividing the net loss applicable to common stockholders by the weighted average number of common shares outstanding.

         Diluted net loss per common share is computed by dividing the net loss applicable to common stockholders, adjusted on an "as if converted" basis, by the weighted average number of common shares outstanding plus potential dilutive securities. For the years ended December 31, 1998 and 1997, potential dilutive securities had an anti-dilutive effect and were not included in the calculation of diluted net loss per common share.

         These securities at December 31, 1998 and 1997 were as follows:

                                                                                           DECEMBER 31,
                                                                                    -------------------------
                                                                                       1998            1997
                                                                                    ---------       ---------
                                                                                     (shares)        (shares)
         Conversion of Series A preferred stock - Class A....................         103,500         119,350
         Conversion of Series B preferred stock - Class B....................          87,349          85,084
         Incentive stock option plan - Class A...............................       1,465,563               -
         Stock warrants outstanding - Class A................................       8,049,000       1,249,000
         Stock warrants outstanding - Class B ...............................       2,550,954       2,200,000
                                                                                   ----------       ---------
                                                                                   12,256,366       3,653,434
                                                                                   ==========       =========


                                  CYNET, INC.
                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         (INFORMATION AS OF JUNE 30, 1999
                           AND FOR THE SIX MONTHS ENDED
                       JUNE 30, 1999 AND 1998 IS UNAUDITED)


STOCK OPTIONS AND WARRANTS


         The Company accounts for stock options and warrants issued to employees in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees. For financial statement disclosure purposes and issuance of options and warrants to non-employees for services rendered, the Company follows statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation.


RISKS AND UNCERTAINTIES


         The Company is subject to the business risks inherent in the telecommunications industry. These risks include, but are not limited to, a high degree of competition within the telecommunications industry and continuous technological advances. Future technological advances in the telecommunications industry may result in the availability of new services or products that could compete with the enhanced messaging and Internet services currently provided by the Company or decreases in the cost of existing products or services that could enable the Company's established or potential customers to fulfill their own needs for enhanced messaging and Internet services more cost efficiently. There can be no assurance that the Company would not be adversely affected in the event of such technological change.


FAIR MARKET VALUE OF FINANCIAL INSTRUMENTS AND CONCENTRATIONS OF CREDIT RISK


         The Company's financial instruments include accounts receivable, accounts payable and a note payable. The fair market value of accounts receivable, accounts payable and note payable approximates their carrying values because their maturities are generally less than one year in duration. Accounts receivable subject the Company to a concentration of credit risk with customers in the retail sector. The risk is spread over a large number of geographically dispersed customers.


MANAGEMENT'S ESTIMATES AND ASSUMPTIONS


         The accompanying consolidated financial statements are prepared in conformity with generally accepted accounting principles which requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.


RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS


         In June 1998, the Financial Accounting Standards Board issued SFAS 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"). SFAS 133 requires companies to recognize all derivatives contracts as either assets or liabilities in the balance sheet and to measure them at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change. SFAS 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 2000.

         Historically, the Company has not entered into derivatives contracts either to hedge existing risks or for speculative purposes. Accordingly, the Company does not expect adoption of the new standard on January 1, 2001 to affect its financial statements.

         Effective for all fiscal years beginning after December 31, 1998, SOP 98-5, "Reporting on the Costs of Start-up Activities", requires all start-up and organizational costs to be expensed as incurred. It also requires all remaining historically capitalized amounts of these costs existing at the date of adoption to be expensed and reported as the cumulative effect of a change in accounting principles. The Company adopted SOP 98-5 in the first quarter of 1999 and it did not have a material effect on its financial statements.

                                  CYNET, INC.
                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         (INFORMATION AS OF JUNE 30, 1999
                           AND FOR THE SIX MONTHS ENDED
                       JUNE 30, 1999 AND 1998 IS UNAUDITED)


NOTE 2 - FINANCIAL CONDITION AND GOING CONCERN


         For the years ended December 31, 1998 and 1997, the Company incurred net losses totaling $4,356,640 and $7,762,863, respectively, and at December 31, 1998 had a capital deficit of $12,218,072. Because of these recurring losses, the Company will require additional working capital to develop and support its technologies and business until the Company either (1) achieves a level of revenues adequate to generate sufficient cash flows from operations; or (2) receives additional financing necessary to support the Company's working capital requirements.

         During 1996, 1997 and 1998, the Company sold certain common and preferred stock which were not registered pursuant to the federal and state securities laws, but were sold in a series of three private placement offerings in reliance upon the exemptions from registration afforded by (i) Sections 3(b) and 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder, and (ii) various state limited offering provisions, respectively. In addition, the Company issued certain common and preferred stock and stock warrants for services provided to the Company during the same periods.

         However, the Company has been advised that under the integration provisions of Regulation D, the private placement offerings may be viewed by the Securities and Exchange Commission as one continuous offering and, as such, may not have been conducted in compliance with all applicable Regulation D limited offering conditions. If the private placement offerings were not conducted in compliance with the securities laws, the purchasers of the common and preferred stock would have the right to have such securities repurchased by the Company for an amount equal to the purchase price paid less any dividends received plus interest, or if the common and preferred stock have been disposed of by the holder at a loss, the difference between the purchase price and the price received upon disposal less dividends received plus interest. In addition, the Company has determined that certain issuances of common and preferred stock and stock warrants issued for services are also subject to rescission for an amount equal to the estimated value of services rendered to the Company. As a result, the Company has elected to make a rescission offer to the holders of certain issuances of common and preferred stock and stock warrants. The Company originally filed a registration statement in August 1998 and intends to file an amended registration statement with the Securities and Exchange Commission that contains the proposed rescission offer as previously discussed and provide for the registration of the Company's common stock and the resale of certain common stock by certain selling stockholders. The Company expects the rescission offer to be effective by the fall of 1999, at which time the offer will be outstanding for thirty days. The potential liability of the Company, less dividends paid and excluding interest, for the proposed rescission offer totaled $13,980,009 and $13,950,009 as of December 31, 1998 and June 30,
1999, respectively. It is management's opinion that substantially all the existing stockholders and warrant holders subject to rescission will elect to retain their stock ownership and stock warrants, and the proposed rescission offer will not have a material adverse effect on the Company's financial position. See Note 15 for discussion regarding the status and proposed commitment for stand-by investors.

         Regarding any funding of the rescissions liability that may be paid out by the Company to stockholders and warrant holders accepting the rescission offer, the Company has arranged for stand-by investors. As of June 30, 1999, the Company had commitments from stand-by investors of $2,750,000, a portion which has been placed in an escrow account. See Note 15 for discussion regarding the status and proposed commitment by stand-by investors subsequent to June 30, 1999.

         Additionally, the Company intends to raise additional working capital through either private placements or public offerings. As of June 30, 1999, the Company has a remaining commitment of $6,274,000 from CyNet Holdings, LLC, the majority stockholder of CyNet, Inc. for additional working capital needs. See Notes 6 and 15 for discussion of the terms of the CyNet Holdings, LLCs stock subscription agreement and status of the funding commitment.

                                   CYNET, INC.
                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         (INFORMATION AS OF JUNE 30, 1999
                            AND FOR THE SIX MONTHS ENDED
                        JUNE 30, 1999 AND 1998 IS UNAUDITED)

         There are no assurances that (1) the existing stockholders and warrant holders subject to rescission will elect to retain their stock ownership and stock warrants and (2) the Company will be able to raise additional working capital through either private placements or public offerings. To the extent that funds generated from operations, stand-by investors and any private placements or public offerings are insufficient, the Company will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on terms acceptable to the Company. If adequate working capital is not available the Company may be required to curtail its operations.

         This condition raises substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.


NOTE 3 - DEFERRED OFFERING COSTS


         As of December 31, 1998 and June 30, 1999, the Company has incurred expenses totaling $2,078,825 in connection with the private placement transactions (See Note 8) which have been recorded as prepaid expenses. The amount consists of cash payments totaling $1,296,305, of which $665,000 was paid to a company owned by a stockholder, Class A common stock and Class B common stock warrants, with a value of $509,765 and $178,500, respectively, issued to a stockholder and $94,255 of various expenses incurred prior to the year ended December 31, 1997.

         These deferred offering costs are subject to adjustment pending the outcome of the Company's rescission offer. Accordingly, for any portion of the proposed rescission offer that is accepted by the stockholders, a pro-rata share of these costs will be charged to operations upon the stockholders' election. For any portion of the rescission offer that is rejected by the stockholders, a pro-rata share of these costs will be reclassed as a reduction of capital.


NOTE 4 - PROPERTY AND EQUIPMENT


         Property and equipment consisted of the following:


                                                                 ESTIMATED
                                                                   USEFUL          DECEMBER 31,       JUNE 30,
                                                                LIVES (YEARS)         1998              1999
                                                                -------------    -------------      -------------
                                                                                                     (unaudited)

         Computer equipment...............................           3-5           $ 1,606,955      $   1,573,162
         Computer software................................             5               892,652            951,589
         Furniture and fixtures...........................             7               537,457            556,523
         Telephone equipment..............................           3-5               294,881            298,408
         Automobiles......................................             5               152,613            152,613
         Leasehold improvements...........................             5               205,533            213,292
                                                                                 -------------      -------------
                                                                                     3,690,091          3,745,587
         Less - accumulated depreciation
            and amortization.............................                           (1,061,634)        (1,491,196)
                                                                                 -------------      -------------
                                                                                   $ 2,628,457      $   2,254,391
                                                                                 =============      =============


                                   CYNET, INC.
                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         (INFORMATION AS OF JUNE 30, 1999
                            AND FOR THE SIX MONTHS ENDED
                        JUNE 30, 1999 AND 1998 IS UNAUDITED)


NOTE 5 - NOTE PAYABLE


         In August 1998, the Company entered into a five-year agreement with an early cancellation provision to sell certain of its eligible accounts receivable, on a revolving basis to a non-affiliated entity. The Company continues to service the receivables and maintains an allowance for doubtful accounts based upon the expected collectibility of all accounts receivables, including the receivables sold. The Company agreed to pay a finance charge on the accounts receivable sold at rates ranging from 5% to 34.01% based on days the receivables are outstanding. However, the Company has not been remitting the collection of the sold accounts receivable to the factoring agent and has been using the agreement as a line of credit and is paying finance charges of approximately 5% per month (60% annually) on the advances. For the year ended December 31, 1998 and six months ended June 30, 1999, the Company incurred finance charges of $66,877 and $76,548, respectively. As of December 31, 1998 and June 30, 1999 the note payable was $339,087 and $313,759, respectively, including accrued interest of $66,877 and $26,548.

NOTE 6 - RELATED PARTY TRANSACTIONS

         Related party transactions for the year ended December 31, 1998 are as follows:

         (a) In July 1998, the Company entered into a stock subscription agreement with CyNet Holdings, LLC, an entity that beneficially owns approximately 56.2% of the Company's Class A common stock to finance the Company's capital requirements. The agreement allows the related entity to purchase up to 10,000,000 shares of the Company's Class A common stock at a $1.00 per share and a five year warrant to purchase up to 4,800,000 shares of Class A common stock at $1.00 per share for $10. The agreement was subsequently amended to extend the duration of the agreement to December 31, 1999 and permit the issuance of Class B common stock to the extent that no authorized Class A common stock is available. The Company determined the warrants had no value on issuance under the minimum value method. As of December 31, 1998, the related entity had purchased 1,511,000 shares of Class A common stock of which 409,233 shares were sold from treasury and 1,101,767 were newly issued shares, and purchased an additional 2,215,000 shares as of June 30, 1999. See Note 15 for status of the funding commitment.

              In addition, in April 1999 CyNet Holdings, LLC acquired 10,000 shares of Series B preferred stock from a stockholder of the Company for $30,000 in accordance with a settlement agreement with the stockholder. Accordingly, the acquired shares are no longer subject to the rescission offer.

         (b) In April 1998, stockholders received 100,000 Class A common stock warrants and 255,954 Class B common stock warrants for services rendered. The warrants vest immediately, are exercisable at $1.00 per share and expire five years from the date of issue. The Company determined the warrants had no value on issuance under the minimum value method.

         (c) In April 1998, the Company transferred certain property with a net book value of $67,283 to the former president of the Company and recorded such transfer as compensation. This amount is in addition to compensation paid in accordance with this individual's employment agreements.

         (d) On August 31, 1998, in accordance with a settlement agreement and mutual release between the Company and its former president, the Company forgave a receivable totaling $121,043 due from this individual (see Note 10).

                                   CYNET, INC.
                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         (INFORMATION AS OF JUNE 30, 1999
                            AND FOR THE SIX MONTHS ENDED
                        JUNE 30, 1999 AND 1998 IS UNAUDITED)


         Related party transactions for the year ended December 31, 1997 are as follows:

         (a) A stockholder received 500,000 shares of Class A common stock valued at $500,000 and a warrant to purchase 1,050,000 shares of Class B common stock valued at $178,500 for assistance with the private placements of preferred stock. The warrant vests immediately, is exercisable at $1.00 per share and expires three years from the date of issuance. Subsequent to December 31, 1998, the terms of the warrant issued was modified (see
              Note 15).

         (b) The Company issued a warrant to a stockholder for 1,150,000 shares of Class B common stock for assistance in raising capital for the formation of the limited liability companies. At December 31, 1996, the Company had recorded a liability of $184,000, the estimated fair market value of the warrant. The warrant vests immediately and is exercisable at $1.00 per share and expires three years from issuance. The stockholder subsequently assigned his right to receive such warrants to certain individuals and entities. Subsequent to December 31, 1998, the terms of the warrant issued was modified (see
              Note 15).

         (c) In December 1997, a company owned by a stockholder, received 200,000 shares of Class A common stock valued at $78,000 in consideration for the termination of a distribution agreement.

         (d) The Company paid consulting fees totaling $313,000 to a company owned by a stockholder.

         (e) A stockholder of the Company transferred certain intellectual property rights to the Company for a one-time payment of $250,000.

         (f) The Company paid $893,527 to a company owned by a stockholder and to the individual for services rendered in connection with the private placements and for other services provided.

         (g) The Company purchased 450,000 shares of Class A common stock for $1.00 per share and recorded such amount as treasury stock.

         Related party transactions for the six months ended June 30, 1999 are as follows:

         (a) The Company provided systems engineering and consulting services totaling $86,740 to CyNet Interactive, a wholly-owned subsidiary of CyNet Holdings, LLC which remained unpaid at June 30, 1999 (see Note 15).


NOTE 7 - PURCHASE OF MINORITY INTEREST OF THE LIMITED LIABILITY COMPANIES


         Effective December 1, 1997, pursuant to a private placement memorandum, the Company acquired the remaining 50% ownership in the LLCs by issuance of 2,328,940 shares of the Company's Class A common stock. At the time of formation of the LLCs, the holders of the minority interest paid approximately $1,941,000 for such interest which included a conversion feature of 1.2 shares of the Company's Class A common stock for every dollar invested by the LLC member upon certain events, as defined. Based on an independent third party appraisal of the Company's Class A common stock, there was no additional consideration given above the original conversion feature for the purchase of the minority interest. Accordingly, the purchase of the minority interest of the LLCs was accounted for at book value. In January 1998, the Company issued an additional 92,640 shares of Class A common stock in connection with the purchase of the minority interest of the LLCs.

                               CYNET, INC.
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      (INFORMATION AS OF JUNE 30, 1999
                        AND FOR THE SIX MONTHS ENDED
                    JUNE 30, 1999 AND 1998 IS UNAUDITED)


NOTE 8 - CAPITAL

COMMON STOCK


         The Company is authorized to issue up to 60,000,000 shares of its no par value common stock of which 40,000,000 shares have been designated as Class A voting common stock and 20,000,000 shares have been designated as Class B non-voting common stock. The holders of shares of Class A common stock are entitled to one vote for each share on all matters submitted to a vote of stockholders. Holders of Class B common Stock are entitled under the Texas Business Corporation Act to vote in connection with the voluntary dissolution of the Company but have no voting privileges with respect to other matters. The holders of both Class A and Class B common stock are entitled to receive such dividends, if any, as may be declared by the Board of Directors from time to time out of legally available funds. Upon liquidation or dissolution of the Company, the holders of both Class A and Class B common stock are entitled to share ratably in all assets of the Company that are legally available for distribution, after payment of all debts and other liabilities and subject to the priority rights of any holders of preferred stock then outstanding. Holders of Class A and Class B common stock have no preemptive rights to acquire new securities issued by the Company and have no rights to convert their common stock into any other securities of the Company.

CLASS A COMMON STOCK

         During the year ended December 31, 1998 and the six months ended June 30, 1999, the Company sold 1,511,000 and 2,215,000 shares of common stock, respectively, at $1.00 per share to CyNet Holdings, LLC, a related entity of which 409,233 were issued from treasury stock for the year ended December 31, 1998. In addition, the Company sold 10,000 shares of Class A common stock from treasury stock for $2.00 a share, which are subject to the proposed rescission offer. During the year ended December 31, 1997, the Company purchased 450,000 shares of Class A common stock of which 115,767 shares were resold for net cash proceeds of $144,000, which are subject to the proposed rescission offer.

         During the years ended December 31, 1998 and 1997, the Company issued Class A common stock for certain services, rights and for the purchase of the minority interest in the LLCs as follows:

         (a) In January 1998, the Company issued 92,640 shares of Class A common stock in connection with the purchase of the minority interest of the LLCs, see Note 7.

         (b) In December 1997, the Company issued 2,328,940 shares of Class A common stock at the market value of $0.39 per share based on an independent appraisal for the purchase of the minority interest of the LLCs. This transaction was recorded at book value, see Note 7.

         (c) In December 1997, the Company issued 110,000 shares of Class A common stock valued at $42,900 to a sales consultant for services, which are subject to the proposed rescission offer.

         (d) In December 1997, the Company issued 200,000 shares of Class A common stock valued at $78,000 as consideration for termination of a distribution agreement.

         (e) During 1997, the Company issued 500,000 shares of Class A common stock valued at $500,000 to a stockholder for services in connection with certain private placements of preferred stock.

                                  CYNET, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       (INFORMATION AS OF JUNE 30, 1999
                         AND FOR THE SIX MONTHS ENDED
                     JUNE 30, 1999 AND 1998 IS UNAUDITED)


CLASS B COMMON STOCK


         During the year ended December 31, 1998, the Company purchased 18,041 shares of Class B common stock for $45,102 which are subject to the proposed rescission offer.

         During the year ended December 31, 1998, the Company issued 154,000 shares of Class B common stock valued at $60,000. The stock rights were accrued at December 31, 1997 for consulting services and are subject to the proposed rescission offer.

         During the year ended December 31, 1997, the Company sold 25,000 shares of Class B common stock for $2.00 per share for net cash proceeds of $50,000, which are subject to the proposed rescission offer.

         During the year ended December 31, 1997, the Company issued Class B common stock for services, conversion of notes payable and commitment fees as follows:

         (a) The Company issued 400,000 shares of Class B common stock valued at $400,000 for the conversion of a $100,000 note payable, of which the original principal of $100,000 is subject to the proposed rescission offer.

         (b) The Company issued 400,000 shares of Class B common stock valued at $400,000 for a loan commitment fee.

         (c) The Company issued 100,000 shares of Class B common stock valued at $100,000 for services rendered, which is subject to the proposed rescission offer.

         At December 31, 1998 and June 30, 1999, the Company had common stock reserved for future issuance as follows:

                                                                                   December 31,      June 30,
                                                                                       1998            1999
                                                                                       ----            ----
                                                                                     (shares)        (shares)

         Conversion of Series A preferred stock to Class A...................         103,500         103,500
         Conversion of Series B preferred stock to Class B...................          87,349          87,349
         Stock rights - Class A..............................................          50,000          50,000
         Incentive stock option plan - Class A...............................       1,465,563       1,915,313
         Stock warrants outstanding - Class A................................       8,049,000       8,049,000
         Stock warrants outstanding - Class B................................       2,550,954       2,550,954
                                                                                   ----------      ----------

                                                                                   12,306,366      12,756,116
                                                                                   ==========      ==========


PREFERRED STOCK


         The Company is authorized to issue up to 10,000,000 shares of no par value preferred stock. The preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the Board of Directors, without further action by stockholders, and may include voting rights (including the right to vote as a series on a particular matter), preferences as to dividends and liquidation, conversion, redemption rights and sinking fund provisions.

                                  CYNET, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       (INFORMATION AS OF JUNE 30, 1999
                         AND FOR THE SIX MONTHS ENDED
                     JUNE 30, 1999 AND 1998 IS UNAUDITED)



SERIES A PREFERRED STOCK

         The Company is authorized to issue a total of 3,600,000 shares of Series A preferred stock. The preferred stock is non-voting, has a $2.00 per share stated value and has an annualized dividend rate of $0.24 per share. Attributes of the Series A preferred stock are discussed below:

         RANKING. The Series A preferred stock is senior to the Company's common and Series B preferred stock with respect to dividends and rights upon liquidation or dissolution of the Company. As long as any Series A preferred stock is outstanding, the Company will not be entitled to authorize or issue any class of securities that is senior to or on parity with the Series A preferred stock without the approval of holders of at least 66-2/3% of the Series A preferred stock.

         VOTING RIGHTS. Holders of Series A preferred stock are not entitled to vote.

         DIVIDEND RIGHTS. The holders of Series A preferred stock are entitled to receive out of funds of the Company legally available, dividends at an annual rate of $0.24 per share, payable semi-annually in arrears in two equal installments of $0.12 in June and December of each year. Dividends accrue and accumulate from the date of first issuance and are paid to holders of record as they appear on the books of the Company as of the record date of the last day of May and November in each year which immediately precedes each respective dividend payment date. Accumulation of dividends does not bear interest. So long as the Series A preferred stock is outstanding, the Company may not declare or pay any dividends on the common stock or other stock unless the full cumulative dividends on the Series A preferred stock have been paid in full.

         CONVERSION AND MANDATORY CONVERSION. Shares of Series A preferred stock are convertible by the holder at any time (a) on or after the date of issuance and before November 1, 1997 into shares of Class A common stock at a conversion rate of 1.2 shares of Class A common stock for each share of Series A preferred stock tendered; and (b) after November 1, 1997 and before September 1, 1998 at a conversion rate of 1.1 shares of Class A common stock for each share of Series A preferred stock (c) after September 1, 1998 the conversion rate is 1.0. Any accrued and unpaid dividends will be paid to holders of the Series A preferred stock at the time of conversion. The Company at its sole discretion and option has the right to require that holders of Series A preferred stock to convert their shares to Class A common stock at any time on or after January 1, 1999. In the event of this mandatory conversion election by the Company, holders of Series A preferred stock will receive one share of Class A common stock for each share of Series A preferred stock.

         LIQUIDATION RIGHTS. In the event of liquidation or dissolution of the Company, whether voluntary or otherwise, after payment or provision for payment of the debts and other liabilities of the Company, the holders of the Series A preferred stock are entitled to receive, out of the remaining net assets of the Company available for distribution to stockholders before any distribution or payment made to holders of common stock or Series B preferred stock other junior capital stock, the Series A preferred stock stated value of $2.00 per share plus any accrued and unpaid dividends. Upon payment of the full amount of the Series A preferred stock stated value plus any unpaid dividends, the holders of Series A preferred stock shall not be entitled to any further participation in any distribution of assets of the Company.

         During the year ended December 31, 1997, the Company sold 3,251,154 shares of Series A preferred stock for prices between $1.43 and $2.00 per share for net cash proceeds of $6,462,308 and issued 3,500 shares valued at $7,000 for compensation. From inception to December 31, 1997, a total of 3,467,854 shares were issued of which 5,000 and 3,359,354 shares were converted into 5,500 and 4,031,225 shares of Class A common stock during the years ended December 31, 1998 and 1997, respectively, at a conversion rate of 1.1 and 1.2 shares of Class A common stock for each share of Series A preferred stock, respectively.

                                  CYNET, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       (INFORMATION AS OF JUNE 30, 1999
                         AND FOR THE SIX MONTHS ENDED
                     JUNE 30, 1999 AND 1998 IS UNAUDITED)



SERIES B PREFERRED STOCK

         The Company is authorized to issue a total of 2,000,000 shares of Series B cumulative convertible preferred stock. The preferred stock is non-voting, has a $3.00 per share stated value and has an annualized dividend rate of $0.30 per share. Attributes of the Series B preferred stock are discussed below:

         RANKING. The Series B preferred stock is junior to the Series A preferred stock and senior to the Company's common stock with respect to dividends and rights upon liquidation or dissolution of the Company. As long as any Series B preferred stock is outstanding, the Company will not be entitled to authorize or issue any class of securities that is senior to or on parity with the Series B preferred stock without the approval of holders of at least 66-2/3% of the Series B preferred stock.

         VOTING RIGHTS. Holders of Series B preferred stock are not entitled to vote.

         DIVIDEND RIGHTS. The holders of Series B preferred stock are entitled to receive out of funds of the Company legally available, dividends at an annual rate of $0.30 per share, payable semi-annually in arrears in two equal installments of $0.15 in June and December of each year. Dividends accrue and accumulate from the date of first issuance and are paid to holders of record as they appear on the books of the Company as of the record date of the last day of May and November in each year which immediately precedes each respective dividend payment date. Accumulation of dividends will not bear interest. So long as the Series A or B preferred stock is outstanding, the Company may not declare or pay any dividend on the common stock or other capital stock unless the full cumulative dividends on the Series A and Series B preferred stock have been paid in full.

         CONVERSION AND MANDATORY CONVERSION. Shares of Series B preferred stock are convertible by the holder at any time (a) on or after the date of issuance and before November 1, 1997 into shares of Class B non-voting common stock at a conversion rate of 1.2 shares of such common stock for each share of Series B preferred stock; and (b) after November 1, 1997 and before September 1, 1998 at a conversion rate of 1.1 shares of Class B non-voting common stock for each share of Series B preferred stock after September 1, 1998 the conversion rate is
1.0. Any accrued and unpaid dividends will be paid to holders of the Series B preferred stock at the time of conversion. The Company at its sole discretion and option has the right to require that holders of Series B preferred stock to convert their shares to Class B non-voting common stock at any time on or after January 1, 1999. In the event of this mandatory conversion election by the Company, holders of Series B preferred stock will receive one share of Class B non-voting common stock for each share of Series B preferred stock.

         LIQUIDATION RIGHTS. In the event of liquidation or dissolution of the Company, whether voluntary or otherwise, after payment or provision for payment of the debts, other liabilities of the Company, and Series A preferred shareholders, the holders of the Series B preferred stock are entitled to receive, out of the remaining net assets of the Company available for distribution to stockholders before any distribution or payment made to holders of common stock or other junior capital stock, the Series B preferred stock stated value of $3.00 per share plus any accrued and unpaid dividends. Upon payment of the full amount of the Series B preferred stock stated value plus any unpaid dividends, the holders of Series B preferred stock shall not be entitled to any further participation in any distribution of assets of the Company.

         During the year ended December 31, 1998, the Company sold 36,666 shares of Series B preferred stock for $3 per share for net cash proceeds of $110,000. Of these shares, 26,666 shares were converted into 29,333 shares of Class B common stock during the year ended December 31, 1998 at a conversion rate of 1.1 shares of Class B common stock for each share of Series B preferred stock.

         During the year ended December 31, 1997, the Company sold 1,755,541 shares of Series B preferred stock for $3.00 per share for net cash proceeds of $5,266,623 and granted 13,033 shares valued at $39,099 as compensation. Of these shares, 1,691,225 shares were converted into 2,029,470 shares of Class B common stock during the year ended December 31, 1997 at a conversion rate of 1.2 shares of Class B common stock for each share of Series B preferred stock.

                                  CYNET, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       (INFORMATION AS OF JUNE 30, 1999
                         AND FOR THE SIX MONTHS ENDED
                     JUNE 30, 1999 AND 1998 IS UNAUDITED)



PROPOSED RESCISSION OFFER

         The Class A and Class B common stock and Series A and Series B preferred stock issuances were sold in a series of private placement offerings in reliance upon the exemptions from registration afforded by (i) Sections 3(b) and 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder and (ii) various state limited offering provisions, respectively. The stock issuances were not registered pursuant to the federal and state securities laws. In addition, the Company issued certain common and preferred stock and stock warrants for services provided to the Company.

         However, the Company has been advised that under the integration provisions of Regulation D, the private placement offerings may be viewed by the Securities and Exchange Commission as one continuous offering and, as such, may not have been conducted in compliance with all applicable Regulation D limited offering conditions. If the private placement offerings were not conducted in compliance with the securities laws, the purchasers of the common and preferred stock would have the right to have such securities repurchased by the Company for an amount equal to the purchase price paid less any dividends received plus interest, or if the common and preferred stock have been disposed of by the holder at a loss, the difference between the purchase price and the price received upon disposal less dividends received plus interest. In addition, the Company has determined that certain issuances of common and preferred stock and stock warrants issued for services are also subject to rescission for an amount equal to the estimated value of services rendered to the Company. As a result, the Company has elected to make a rescission offer to the holders of certain issuances of common and preferred stock and stock warrants. The Company expects the rescission offer to be effective by the fall of 1999, at which time the offer will be outstanding for thirty days. Of the common stock and preferred stock sold during 1998, 1997 and 1996, taking into consideration the conversion of Series A and B preferred stocks, 5,300,304 and 2,050,093 shares of Class A and B common stock for net proceeds of $7,988,989 and $5,119,475, respectively; 103,500 shares of Series A preferred stock for net proceeds of $207,000; and 87,349 and 77,349 shares of Series B preferred stock for net proceeds of $262,047 and $232,047, respectively, are subject to the proposed rescission offer as of December 31, 1998 and June 30, 1999, less dividends paid on Series A and B preferred stock of $192,478 and $55,650, respectively, prior to the conversion to common stock.

         Regarding the common and preferred stock and stock warrants issued for services in prior periods, as previously discussed; 214,187 shares of Class A common stock valued at $149,887, taking into consideration the conversion of Series A preferred stocks; 669,640 shares of Class B common stock valued at $299,099 taking into consideration conversion of Series B preferred stock; and 799,000 Class A common stock warrants valued at $201,640, are subject to the proposed rescission offer.

         Accordingly, the Company is precluded from classifying these securities and proceeds as capital until such time as the proposed rescission offer has been completed. At which time the Company may classify as capital such securities and proceeds to the extent the security holders elect to retain their ownership in the Company. For security holders electing to rescind their ownership, the rescission price will be paid in cash.

COMMON STOCK OPTIONS AND WARRANTS

         In July 1998, the Company issued warrants to purchase 4,800,000 shares of Class A common stock at $1.00 per share for a term of five years, see Note 6. The warrants vest immediately and had no value on issuance under the minimum value method.

         In April 1998, the Company issued warrants to purchase 2,000,000 shares of Class A common stock at $1.00 per share for a term of five years in connection with an employment agreement with the Company's former president. The warrants vest immediately and had no value on issuance under the minimum value method. Subsequent to receiving these warrants, the Company's former president assigned the warrants to various stockholders, including 1,710,000 warrants to the new Chairman of the Board and Chief Executive Officer of the Company.

                                  CYNET, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       (INFORMATION AS OF JUNE 30, 1999
                         AND FOR THE SIX MONTHS ENDED
                     JUNE 30, 1999 AND 1998 IS UNAUDITED)



         In May 1998, the Company issued warrants to purchase 350,954 shares of Class B common stock at $1.00 per share for a term of five years for services rendered. The warrants vest immediately and had no value on issuance under the minimum value method.

         During the year ended December 31, 1997, the Company issued warrants to purchase 2,200,000 of Class B common stock for services rendered in connection with raising of capital for the formation of the LLCs and certain private placements. See Note 6 for discussions regarding these related party transactions.

         In May 1997, the Company issued 450,000 Class A common stock warrants to a stockholder for consulting services rendered. The warrants vest immediately and are exercisable at $2.00 per share and expire May 2002. The Company determined that these warrants had no fair value at the date of issuance.

         In April 1997, the Company issued 61,000 Class A common stock warrants to an individual for consulting services rendered. The warrants vest immediately and are exercisable at $1.00 per share and expire April 2000. The Company determined that these warrants had a value of $9,760 at the date of issuance and are subject to the proposed rescission offer.

         During the year ended December 31, 1997, the Company's Board of Directors approved and the Company adopted the 1997 Incentive Stock Option Plan (the Plan) which was amended and restated effective July 1999. The Plan provides for the granting of Class A common stock options to key employees of the Company. Within certain limitations provided by the Plan, such options may include provisions regarding vesting, exercise price, the amount of each grant and other terms as shall be approved by the Board of Directors or by a committee designated by the Board of Directors. Options granted under the Plan may be either options that qualify as "incentive stock options", within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended, or those that do not qualify as such "incentive stock options" ("non-qualified options"). The Plan, which permits up to 2,000,000 shares of the Company's Class A Common Stock to be issued, terminates on October 19, 2007. No options were granted in 1997.

         A summary of the Company's stock option plan for the year ended December 31, 1998 and six months ended June 30, 1999 is presented below:


                                                       December 31, 1998                  June 30, 1999
                                                 ----------------------------      ---------------------------
                                                                     Weighted                        Weighted
                                                                      Average                         Average
                                                                     Exercise                        Exercise
                                                        Shares          Price          Shares           Price
                                                 -------------   ------------      ----------    ------------
         Options outstanding at
           beginning of period...................            -   $          -       1,465,563    $         .39
         Options granted.........................    1,475,000            .39         480,000              .94
         Options exercised.......................            -              -               -                -
         Options cancelled.......................       (9,437)           .39         (30,250)             .39
                                                 -------------   ------------      ----------    -------------
         Options outstanding at
           end of period.........................    1,465,563   $        .39       1,915,313    $         .55
                                                 =============   ============      ==========    =============
         Maximum shares exercisable..............      738,438   $        .39         775,313    $         .39
                                                 =============   ============      ==========    =============


         SFAS 123 requires the Company to provide pro forma information regarding net loss applicable to common stockholders and loss per share as if compensation cost for the Company's stock options granted had been determined in accordance with the fair value based method prescribed in that Statement. The Company estimates the fair value of each stock option at the grant date by using the Black-Scholes option pricing model with the following weighted average assumptions used for grants in 1998: dividend yield of 0%; expected volatility of 60% and a risk-free interest rate of 5% and expected lives of 5 years.

                                  CYNET, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       (Information as of June 30, 1999
                         and for the six months ended
                     June 30, 1999 and 1998 is unaudited)



         Under the accounting provisions of SFAS No. 123, the Company's net loss applicable to common stockholders and loss per share would have been revised to the pro forma amounts indicated below:


                                                                                               For the
                                                          For the Year Ended              Six Months Ended
                                                             December 31,                     June 30,
                                                     ---------------------------    ----------------------------
                                                            1998            1997            1999            1998
                                                     -----------     -----------    ------------     -----------
                                                                                     (unaudited)     (unaudited)
         Net loss applicable to common
          stockholders:
              As reported......................      $ 4,396,883     $ 8,502,067     $ 1,353,645      $1,862,439
                                                     ===========     ===========     ===========      ==========
              Pro forma........................      $ 4,557,531     $ 8,502,067     $ 1,381,068      $1,943,033
                                                     ===========     ===========     ===========      ==========
         Net loss per common share:
            Basic and assuming dilution
              As reported......................      $       .19     $       .60     $       .05      $      .08
                                                     ===========     ===========     ===========      ==========
              Pro forma........................      $       .20     $       .60     $       .06      $      .09
                                                     ===========     ===========     ===========      ==========


NOTE 9 - INCOME TAXES

         Deferred taxes are determined based on the temporary differences between the financial statement and income tax bases of assets and liabilities as measured by the enacted tax rates which will be in effect when these differences reverse.

         The components of deferred income tax assets (liabilities) at December 31, 1998, were as follows:

                                                                                       Amount
                                                                                    ---------
         Net operating loss carryforward....................................    $   4,438,000
         Loss on write-off of investments....................................         409,000
         Property and equipment.............................................          (53,000)
         Other ..............................................................          99,000
                                                                                -------------
         Gross deferred tax assets...........................................       4,893,000
         Valuation allowance.................................................      (4,893,000)
                                                                                -------------
         Net deferred tax assets.............................................   $           -
                                                                                =============

         At December 31, 1998, the Company provided a 100% valuation allowance for the deferred tax asset because it could not determine whether it was more likely than not that the deferred tax asset would be realized.

         For the years ended December 31, 1998 and 1997, the income tax benefit determined by applying the statutory income tax rate to pre-tax loss from operations differs from the actual benefit as follows:

                                                                                        1998             1997
                                                                                  ----------    -------------

         Provision for income tax benefit at statutory rate..................   $  (1,481,000)  $  (2,639,000)
         Deferred tax asset valuation allowance..............................       1,476,000       2,642,000
         Other...............................................................           5,000          (3,000)
                                                                                -------------   -------------
                                                                                $           -   $           -
                                                                                =============   =============

                                      CYNET, INC.
                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           (INFORMATION AS OF JUNE 30, 1999
                             AND FOR THE SIX MONTHS ENDED
                         JUNE 30, 1999 AND 1998 IS UNAUDITED)



         At December 31, 1998, the Company had a net operating loss carryforwards for federal income tax purposes totaling approximately $13,053,000 which, if not utilized, will expire as follows:


         Year Ended December 31,                                                 Amount
         -----------------------                                             -------------

         2010 ....................................................           $      61,000
         2011 ....................................................                 888,000
         2012 ....................................................               7,400,000
         2018 ....................................................               4,704,000
                                                                             -------------

                                                                             $  13,053,000
                                                                             =============


         In April 1998, the Company had a change in ownership which has resulted in the Company's net operating loss carryforwards being subject to certain utilization limitations in the future.


NOTE 10 - COMMITMENTS

         The Company is obligated under a long-term non-cancelable operating lease for office space expiring through the year 2000, at a minimum annual rent as follows:


         Year Ended December 31,                                                 Amount
         -----------------------                                             -------------

         1999 ....................................................           $     185,578
         2000 ....................................................                  46,394
                                                                             -------------

                                                                             $     231,972
                                                                             =============


         Rent expense for the years ended December 31, 1998 and 1997 totaled $188,264 and $255,156, respectively.

         On February 1, 1998, the Company entered into an employment agreement with the Chairman of the Board and Chief Executive Officer of the Company. The five year agreement provides for an annual salary of $180,000, plus incentives and certain employee benefits, as defined by the agreement. The agreement also provides for a $30,000 signing bonus and an option under the Company's 1997 Incentive Stock Option Plan to purchase 100,000 shares of Class A common stock at a price of $.39 per share which vests immediately and are exercisable over a five year period.

         On March 1, 1998, the Company entered into an employment agreement with the Vice President of Operations of the Company. The four year agreement provides for an annual salary of $150,000, plus incentives and certain employee benefits, as defined by the agreement. The agreement also provides for a $30,000 signing bonus, which was accrued for as of December 31, 1998 and subsequently paid, and an option under the Company's 1997 Incentive Stock Option Plan to purchase 75,000 shares of Class A common stock at a price of $.39 per share which vests 25% annually and are exercisable over a five year period.

         On July 22, 1998, the Company entered into an employment agreement with the Executive Vice President of the Company. The four year agreement provides for an annual salary of $150,000, plus incentives and certain employee benefits, as defined by the agreement. The agreement also provides for a $30,000 signing bonus, which was accrued for as of December 31, 1998 and subsequently paid, and an option under the Company's 1997 Incentive Stock Option Plan to purchase 150,000 shares of Class A common stock at a price of $.39 per share which vests immediately and are exercisable over a five year period.

                                      CYNET, INC.
                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           (INFORMATION AS OF JUNE 30, 1999
                             AND FOR THE SIX MONTHS ENDED
                         JUNE 30, 1999 AND 1998 IS UNAUDITED)


         On July 22, 1998, the Company entered into an employment agreement with the Vice President, General Counsel and Secretary of the Company. The three year agreement provides for an annual salary of $108,000, plus incentives and certain employee benefits, as defined by the agreement. The agreement also provides for a $30,000 signing bonus, which was accrued for as of December 31, 1998 and remains unpaid, and an option under the Company's 1997 Incentive Stock Option Plan to purchase 100,000 shares of Class A common stock at a price of $.39 per share which vests immediately and are exercisable over a five year period.

         In March 1997, the former President of the Company, who was also a stockholder, entered into an employment agreement. The agreement provided for a three year employment term that automatically renewed annually with the first year compensation set at $220,000, plus incentives and certain employee benefits, as defined by the agreement. If the former President terminated his employment for good reason or the Company terminated the President other than for cause or disability, the former President was entitled to receive three times his annual salary and bonus, as defined by the agreement, vesting of any options and any such amounts credited to a qualified plan, continuation of certain benefits for a year and any other amount due the former President. The agreement also provided for a $50,000 signing bonus.

         On April 13, 1998, the former President of the Company terminated his original employment agreement discussed above, resigned as president and sold his stock ownership interest in the Company to an entity which is partially owned by certain existing stockholders of the Company. In accordance with the agreement the former president entered into a new five-year employment agreement which provides for an annual salary of $150,000, a 2,000,000 Class A common stock warrant that vests immediately and is exercisable over a five year period at $1 per share and participation in certain of the Company's employee benefit plans. Subsequent to receiving this warrant the Company's former president assigned the warrant to various stockholders, including 1,710,000 warrants to the new Chairman of the board and Chief Executive Officer of the Company. The agreement provides that the individual will devote approximately one-half of his business time and attention to the business of the Company.

         On August 31, 1998, the former president of the Company terminated his employment agreement dated April 13, 1998, discussed above, and entered into a settlement agreement and mutual release with the Company. In accordance with the agreement the individual terminated his employment and waived his right to receive any compensation in accordance with this current employment agreement. In return, the Company agreed to forgive a receivable from the individual of $121,043.

         On August 26, 1998, the Company entered into an employment agreement with the Chief Financial Officer. The three year agreement provides for an annual salary of $125,000, plus incentives and certain employee benefits, as defined by the agreement. The agreement also provides for a $30,000 signing bonus, which was accrued for as of December 31, 1998 and subsequently paid, and an option under the Company's 1997 Incentive Stock Option Plan to purchase 100,000 shares of Class A common stock at a price of $.39 per share which vests 33% annually and are exercisable over a five year period.


NOTE 11 - EMPLOYEE BENEFIT PLAN

         The Company has a savings and profit sharing plan which allows participants to make contributions by salary reduction pursuant to Section 401(k) of the Internal Revenue Code. Participants may elect to defer up to 15% of their compensation annually based on certain limits established by the Internal Revenue Code. The Company may elect a discretionary matching contribution annually. Participants' salary deferral contributions are fully vested when made and Company discretionary match contributions vest over a five year period. The Company made no discretionary matching contributions for the years ended December 31, 1998 and 1997.

                                 CYNET, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       (INFORMATION AS OF JUNE 30, 1999
                         AND FOR THE SIX MONTHS ENDED
                     JUNE 30, 1999 AND 1998 IS UNAUDITED)


NOTE 12 - SUPPLEMENTAL CASH FLOW INFORMATION

         During the year ended December 31, 1998, the Company had the following non-cash transactions:

       (a)    The Company accrued dividends payable totaling $40,243.

       (b) The Company issued 154,000 shares of Class B common stock valued at $60,000 for services.

       During the year ended December 31, 1997, the Company had the following non-cash transactions:

       (a)    The Company accrued dividends payable totaling $491,075.

       (b) The Company issued 100,000 shares of Class B common stock valued at $100,000 to a consultant for services rendered.

       (c) The Company issued 3,500 shares of Series A preferred stock valued at $7,000 to consultants for services rendered.

       (d) The Company issued 800,000 shares of Class B common stock valued at $800,000 on conversion of a $100,000 note payable and for commitment fees.

       (e) The Company issued a warrant to 1,050,000 Class B common stock and 500,000 shares of Class A common stock with a combined estimated fair market value of $678,500, to a stockholder for services rendered in association with certain private placements of the Company's Series A and B convertible preferred stock. A company owned by the stockholder was given 200,000 shares of Class A common stock valued at $78,000 as consideration for the termination of a distribution agreement.

       (f) A stockholder received 110,000 shares of Class A common stock valued at $42,900 for services in connection with the sale of the Company's services.

       (g) The Company issued 13,033 shares of Series B preferred stock valued at $39,099 for services.

       (h) The Company granted rights to 154,000 shares of Class B common stock valued at $60,000 for services.

       (i) The Company issued 1,267 shares of Class A common stock (treasury stock) with an estimated fair market value of $1,267 for art work.

       (j) The Company issued 1,150,000 Class B common stock warrants with an estimated fair market value of $184,000 for stock rights that had been accrued for at December 31, 1996.

       (k) The Company issued 2,328,940 shares of Class A common stock valued at $885,936 for the purchase of the minority interest in the LLCs.

       (l) The Company reclassified 98,720 shares of Class A common stock and 738,000 of Class A common stock warrants with a combined estimated value of $290,600 as subject to the proposed rescission offer.

         During the six months ended June 30, 1999, the Company had the following non-cash transactions:

       (a)    The Company accrued dividends payable totaling $25,602.

       (b) The Company reclassified $30,000 of the rescission liability to outstanding Series B preferred stock for the 10,000 shares acquired by CyNet Holdings, LLC which are no longer subject to the rescission offer (see Note 6).

                                 CYNET, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       (INFORMATION AS OF JUNE 30, 1999
                         AND FOR THE SIX MONTHS ENDED
                     JUNE 30, 1999 AND 1998 IS UNAUDITED)


         During the six months ended June 30, 1998, the Company had the following non-cash transactions:

       (a)    The Company accrued dividends payable totaling $27,367.

       (b) The Company issued an additional 92,640 shares of Class A common stock for the purchase of the minority interests in the LLCs.

       (c) The Company issued 154,000 shares of Class A common stock to a consultant for services rendered at an estimated fair market value of $.39 per share; which was accrued for at December 31, 1997.


NOTE 13 - PRIOR PERIOD ADJUSTMENT

         The Company's financial statements for the year ended December 31, 1997, have been restated to reflect the write-down of assets no longer used in the operations of the business and to reflect the reclassification of research and development costs that was recorded as computer equipment. In the third quarter of 1998, the Company under its new management, reviewed its operations and equipment and determined certain computer equipment was not being used in the operations of the business prior to December 31, 1997 and had no salvage value. Accordingly, the Company restated its financial statements to reflect the write off of $496,133 of computer and telephone equipment during the year ended December 31, 1997. The Company also determined certain costs were incorrectly capitalized in 1997 that were for research and development. Accordingly, the Company restated its financial statements to reflect the correction of the $241,300 as research and development costs in 1997.


         The effect of the restatement is as follows:



                                                                As Previously              As
         For the year ended December 31, 1997                        Reported        Restated
                                                               --------------     -----------

         Consolidated Balance Sheet:
           Property and equipment, less accumulated
             depreciation and amortization...............      $    3,564,947     $  2,901,257
           Deficit.......................................         (12,018,936)    (12,682,625)

         Consolidated Statement of Loss:
           Selling, general and administrative expenses..      $    7,276,635     $ 7,517,935
           Depreciation and amortization.................             488,396         414,652
           Impairment loss on long-lived assets..........                   -         496,133
           Loss from operations..........................          (7,295,181)     (7,958,870)
           Net loss applicable to common stockholders....          (7,838,378)     (8,502,067)

         Net loss per common share -
           basic and assuming dilution...................      $         (.56)    $      (.60)


NOTE 14 - WRITE-DOWN OF LONG-LIVED ASSETS

         During 1998, the Company acquired certain telecommunications equipment that is more efficient and has a higher fax transmission capacity than certain of its existing equipment. The Company determined that its nodes, which is primarily computer equipment that is located in various cities throughout the United States, were cost prohibitive. The computer equipment from the nodes was implemented in the Company's operations to the extent possible. Accordingly, the Company recorded a write-down of $163,079 for the year ended December 31, 1998 for property and equipment that is currently not being utilized.

                                 CYNET, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       (INFORMATION AS OF JUNE 30, 1999
                         AND FOR THE SIX MONTHS ENDED
                     JUNE 30, 1999 AND 1998 IS UNAUDITED)


         In addition, during 1998 the Company wrote-down certain art work and artifacts to their estimated market value based on an independent appraisal and recorded an impairment loss of $108,878.


NOTE 15 - SUBSEQUENT EVENTS

         Subsequent to June 30, 1999 through August 31, 1999, CyNet Holdings, LLC provided additional funding of $380,000 through the purchase of 380,000 shares of the Company's Class A common stock at $1.00 per share in accordance with its stock subscription agreement with the Company. As of August 31, 1999, the Company has a remaining commitment for funding of up to $5,894,000 from CyNet Holdings, LLC for additional working capital needs through December 31, 1999.

         In July 1999, the Company entered into a purchase agreement with CyNet Holding, LLC. Pursuant to the agreement CyNet Holdings, LLC transferred all of the outstanding membership interest of CyNet Interactive, LLC to the Company, resulting in CyNet Interactive, LLC becoming a wholly-owned subsidiary of the Company. In consideration for this transfer, the Company forgave a $118,936 account receivable due from CyNet Interactive, LLC. Prior to the transfer both the Company and CyNet Interactive, LLC were considered under common control of CyNet Holdings, LLC. Accordingly, the transfer will be accounted for at historical cost in a manner similar to a pooling of interest.

         As of August 31, 1999, the Company has entered into agreements with stand-by investors to provide $5,000,000 funding for the proposed rescission offer. The agreements provide that the stand-by investors will purchase up to $5,000,000 of Class A common stock at $1.37 per share if existing stockholders elected to accept the proposed rescission offer. In addition with the consent of the stand-by investors, any unused proceeds from the stand-by investors remaining after the funding of the rescission offer will be used by the Company for general working capital purposes. At August 31, 1999, of the $5,000,000 commitments, approximately $602,000 has been placed in an escrow account with the balance to be funded prior to the effective date of the rescission offer.

         One of the agreements entered by the Company discussed above contains a put option. In accordance with the agreement this stand-by investor, which has committed to fund $2,200,000 of the rescission financing, can put their shares back to the Company by the anniversary date of the expiration of the rescission offer at a $1.51 per share. Accordingly, the $2,200,000 will be immediately accreted up to $2,425,000 to reflect the put option and classified outside of the equity section as mezzanine capital until such time the put option has expired. In addition, in August 1999 the Company entered into an agreement with a related entity of the stand-by investor to provide financial advisory services to the Company. In accordance with the agreement the related entity will receive a warrant to purchase 376,000 shares of the Company's Class A common stock. The warrant has an exercise price of $2.00 per share, vests immediately and expires three years from issuance.

         In September, 1999, the Company agreed in principle with the warrant holders to modify the terms of warrants issued in 1997 to purchase 2,200,000 shares of Class B common stock. The new terms of the warrants call for the warrants to vest immediately, are exercisable at $1.00 per share and expire November 4, 2001. Due to the modification of the terms of the warrants, the Company will take a third quarter 1999 non-cash charge of approximately $1,300,000 based on the fair value of the warrants at the date of modification.

         In September, 1999, the Company agreed in principle with a stockholder of the Company to issue a warrant to purchase 100,000 share of Class B common stock for assistance with the private placement of preferred stock. The warrant vests immediately, is exercisable at $1.00 per share and expires November 4, 2001. Due to the settlement of the claim with the stockholder, the Company will take a third quarter 1999 non-cash charge of approximately $61,000 based on the fair value of the warrant.

         Subsequent to June 30, 1999 through September 13, 1999, CyNet Holdings, LLC provided additional short-term financing to the Company of $277,000. The unsecured borrowings are non-interest bearing and are due on demand.

                                      EXHIBIT A

                               RESCISSION ELECTION FORM
                                     CYNET, INC.
                               ELECTION FOR RESCISSION
                                          OR
                       AFFIRMATION OF SUBSCRIPTION AND RELEASE

===============================================================================
    THE RESCISSION OFFER WILL EXPIRE AT THE LATER OF (A) 12:00 MIDNIGHT, HOUSTON TIME, ON ______________, 1999, OR (B) THIRTY DAYS AFTER THE DATE
       ON WHICH THE UNDERSIGNED ACTUALLY RECEIVED THIS ELECTION FORM.
===============================================================================

     Please complete and sign this document and return it to CyNet, Inc. at the address set forth below, on or before midnight, Houston time, on _______________, 1999, the Expiration Date of the Rescission Offer. Please indicate your election by INITIALING either (i) the space immediately preceding paragraph A below to ACCEPT the Rescission Offer or (ii) the space immediately preceding paragraph B to REJECT the Rescission Offer and affirm your subscription.

CyNet, Inc.
12777 Jones Road, Suite 400
Houston, Texas 77070

Gentlemen:

     The undersigned hereby acknowledges having received and carefully read the rescission offer (the "Rescission Offer") described in the prospectus dated _______________, 1999 (the "Prospectus"), by CyNet, Inc. (the "Company") to repurchase the Subject Securities hereinafter identified which were previously acquired by the undersigned from the Company (the "Securities"). Capitalized terms not otherwise defined herein shall have the meanings given to them in the Prospectus.

     As indicated below, the undersigned hereby (i) elects to accept the Rescission Offer and requests that the Company repurchase the Securities in accordance with the terms of the Rescission Offer, or (ii) affirms the undersigned's subscription for all of such Securities.

PLEASE SELECT "A" OR "B" BELOW BY CHECKING THE APPROPRIATE BOX BELOW

     _____ A.  ACCEPTANCE OF RESCISSION OFFER; REQUEST FOR RESCISSION

     1. The undersigned hereby irrevocably elects to accept the Company's offer to repurchase all of the Securities and to pay the undersigned an amount equal to the consideration which the undersigned paid to the Company for the Securities together with interest from the date of purchase to the date of repayment at the rate specified by the undersigned's place of residence and/or domicile, as the case may be, less, with respect to shares of Preferred Stock, dividends paid.

     2. The undersigned hereby encloses the certificates identified below, representing all of the Securities that the undersigned acquired from the Company, duly endorsed for transfer or accompanied by an assignment separate from the applicable stock certificate in either case with the signature(s) guaranteed by an eligible guarantor institution. The enclosed represents all, and not less than all, of the Securities that the undersigned acquired from the Company. The undersigned hereby represents that the undersigned is conveying all interests in the Securities free and clear of all liens and encumbrances of any kind, and that no such interest has been previously or concurrently transferred in any manner to any other person or entity.


                             Number                                               Rescission
  Class of    Certificate      of      Consideration    Interest     Dividends      Offer
  Security       Number      Shares        Paid           Due        Received       Amount
  --------    -----------    ------    -------------    --------     ---------    -----------







     _____ B.  REJECTION OF RESCISSION OFFER; AFFIRMATION OF SUBSCRIPTION

     The undersigned hereby affirms the undersigned's subscription or subscriptions to purchase all Securities of the Company, and elects NOT to accept the Company's offer to repurchase such Securities.

          RELEASE

     In consideration of the offer to repurchase the undersigned's Securities, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby irrevocably releases, remises and discharges the Company and its past, current and future officers, directors, employees, affiliates, representatives and agents, of and from all claims which the undersigned and the undersigned's successors and assigns have, ever had or might have in connection with the sales and issuances by the Company of its Securities including, but not limited to, any violation of federal and/or state security laws or regulations, to the maximum extent permitted by applicable law.



                         SPACE INTENTIONALLY LEFT BLANK

                              THE UNDERSIGNED:



                                     --------------------------------------------------
                                     Print name of the undersigned and, (a) if
                                     Securities are held by a partnership, corporation,
                                     trust or entity, the name and capacity of the
                                     individual signing on its behalf, and (b) if
                                     Securities are held as joint tenants or as
                                     community property, name(s) of co-purchaser(s).


Dated: ________________, 1999        --------------------------------------------------
                                     Signature


                                     --------------------------------------------------
                                     Tax I.D./Soc. Sec. No.


Dated: ________________, 1999        --------------------------------------------------
                                     Signature


                                     --------------------------------------------------
                                     Tax I.D./Soc. Sec. No.

Residence Address:
Street Address:                      --------------------------------------------------

City, State and Zip Code             --------------------------------------------------

                                     --------------------------------------------------



Mailing Address (if different
from residence):
Street Address:                      --------------------------------------------------

City State and Zip Code:             --------------------------------------------------



                                   EXHIBIT B

                INDEX TO EXCERPTS FROM STATE SECURITIES LAWS


ARIZONA..........................................................................................................B-2
ARKANSAS.........................................................................................................B-2
CALIFORNIA.......................................................................................................B-3
COLORADO.........................................................................................................B-6
CONNECTICUT......................................................................................................B-8
DISTRICT OF COLUMBIA.............................................................................................B-9
FLORIDA..........................................................................................................B-9
GEORGIA.........................................................................................................B-10
HAWAII..........................................................................................................B-12
IDAHO...........................................................................................................B-12
ILLINOIS........................................................................................................B-13
INDIANA.........................................................................................................B-15
IOWA............................................................................................................B-16
KANSAS..........................................................................................................B-18
KENTUCKY........................................................................................................B-19
LOUISIANA.......................................................................................................B-20
MAINE...........................................................................................................B-21
MARYLAND........................................................................................................B-23
MASSACHUSETTS...................................................................................................B-25
MICHIGAN........................................................................................................B-26
MINNESOTA.......................................................................................................B-27
MISSISSIPPI.....................................................................................................B-28
MISSOURI........................................................................................................B-29
NEVADA..........................................................................................................B-30
NEW HAMPSHIRE...................................................................................................B-31
NEW JERSEY......................................................................................................B-32
NEW YORK........................................................................................................B-34
NORTH CAROLINA..................................................................................................B-34
OHIO............................................................................................................B-35
OKLAHOMA........................................................................................................B-36
OREGON..........................................................................................................B-37
PENNSYLVANIA....................................................................................................B-39
SOUTH CAROLINA..................................................................................................B-40
TENNESSEE.......................................................................................................B-40
TEXAS...........................................................................................................B-42
UTAH............................................................................................................B-46
VERMONT.........................................................................................................B-47
VIRGINIA........................................................................................................B-48
WASHINGTON......................................................................................................B-49
WISCONSIN.......................................................................................................B-51

ARIZONA SECURITIES ACT

         SECTION 44-1841. SALE OF UNREGISTERED SECURITIES PROHIBITED; CLASSIFICATION.
         A. It is unlawful to sell or offer for sale within or from this state any securities unless such securities have been registered by description under sections 44-1871 through 44-1875 or registered by qualification under sections 44-1891 through 44-1902 or are securities for which a notice filing has been made under section 44-3321, except securities exempt under section 44-1843 or 44-1843.01 or securities sold in exempt transactions under section 44-1844.
         B. A person violating this section is guilty of a class 4 felony.

         SECTION 44-2001. VOIDABLE SALE OR CONTRACT FOR SALE OF SECURITIES; REMEDY.
         A. A sale or contract for sale of any securities to any purchaser in violation of any provision of section 44-1841 or 44-1842 or article 13 of this chapter is voidable at the election of the purchaser, who may bring an action in a court of competent jurisdiction to recover the consideration paid for the securities, with interest thereon, taxable court costs and reasonable attorneys' fees, less the amount of any income received by dividend or otherwise from ownership of the securities, upon tender of the securities purchased or the contract made, or for damages if he no longer owns the securities.
         B. A person against whom an action for a violation of section 44-1991 is brought is not liable under subsection A of this section if the person sustains the burden of proof that the person did not know and in the exercise of reasonable care could not have known of the untrue statement or misleading omission.

         SECTION 44-2004. LIMITATION OF CIVIL ACTIONS.
         A. No civil action shall be maintained under this article to enforce any liability based on a violation of section 44-1841 or 44-1842 unless brought within one year after the violation occurs.
         B. Except as provided in subsection C of this section, no civil action shall be brought under this article to enforce any liability based on a violation of article 13 unless brought within two years after discovery of the fraudulent practice on which the liability is based, or after the discovery should have been made by the exercise of reasonable diligence.
         C. No civil action shall be brought under this article to enforce any liability based on a violation of section 44-1997 or 44-1998 unless brought within one year after the discovery of the untrue statement or the omission or after the discovery should have been made by the exercise of reasonable diligence. No action shall be brought to enforce a liability created under section 44-1997 more than three years after the security was bona fidely offered to the public or under section 44-1998 more than three years after the sale.

         SECTION 44-2005. REMEDY NOT EXCLUSIVE.
         Nothing in this article shall limit any statutory or common law right of any person in any court for any act involved in the sale of securities.


ARKANSAS SECURITIES ACT

         SECTION 23-42-106. CIVIL LIABILITY.
         (a)(1) Any person who commits the following acts is liable to the person buying the security from him, who may sue either at law or in equity to recover the consideration paid for the security, together with interest at six percent (6%) per year from the date of payment, costs, and reasonable attorney's fees, less the amount of any income received on the security, upon the tender of the security, or for damages if he no longer owns the security:
         (A) Offers or sells a security in violation of Section 23-42-301, 23-42-212(b), 23-42-501(1) or (2), or of any rule or order under
Section 23-42-502 which requires the affirmative approval of sales literature before it is used, or in violation of any condition imposed under Section 23-42-403(d), 23-42-404(g), or 23-42-404(i); or
         (B) Offers or sells a security by means of any untrue statement of a material fact or any omission to state a material fact necessary in order to make the statements made, in the light of circumstances under which they are made, not misleading, the buyer not knowing of the untruth or omission, and who does not sustain the burden of proof that he did not know, and in the exercise of reasonable care could not have known, of the untruth or omission;
         (2) Damages are the amount that would be recoverable upon a tender less the value of the security when the buyer disposed of it and interest at six percent (6%) per year from the date of disposition.

         (b)(1) Any person who purchases a security in violation of
Section 23-42-301, 23-42-307, 23-42-507, and 23-42-508, or otherwise by means of any untrue statement of a material fact or any omission to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading, the seller not knowing of the untruth or omission, and who shall not sustain the burden of proof that he did not know, and in the exercise of reasonable care could not have known, of the untruth or omission, shall be liable to the person selling the security to him, who may sue either at law or in equity to recover either the security or the security plus any income or other distributions in cash or other property received directly or indirectly by the purchaser, upon tender of the consideration the seller received or for damages together with interest at six percent (6%) from the date of purchase plus costs and reasonable attorneys' fees.
         (2) Damages may be for out-of-pocket losses or for the benefit of the bargain.
         (3) Notice of willingness to pay the amount specified in exchange for the security shall constitute valid tender pending acceptance thereof by the purchaser.
         (c) Every person who controls a seller liable under subsection (a) of this section or a purchaser liable under subsection (b) of this section; every partner, officer, or director of such a seller or purchaser; every person occupying a similar status or performing a similar function; every employee of such a seller or purchaser who materially aids in the sale; and every broker-dealer or agent who materially aids in the sale or also liable jointly and severally with, and to the same extent as, the seller or purchaser, unless the nonseller or nonpurchaser who is so liable sustains the burden of proof that he did not know, and in the exercise of reasonable care could not have known, of the existence of the facts by reason of which the liability is alleged to exist. There is contribution as in cases of contract among the several persons so liable.
         (d) Any tender specified in this section may be made at any time before entry of judgment.
         (e) Every cause of action under this section survives the death of any person who might have been a plaintiff or defendant.
         (f) No person may sue under this section after five (5) years from the effective date of the contract of sale. No person may sue under this section:
         (1) If the buyer received a written offer, before suit and at a time when he owned the security, to refund the consideration paid together with interest at six percent (6%) per year from the date of payment less the amount of any income received on the security, and he failed to accept the offer within thirty (30) days of its receipt; or
         (2) If the buyer received such an offer before suit and at a time when he did not own the security unless he rejected the offer in writing within thirty (30) days of its receipt.
         (g) No person who has made or engaged in the performance of any contract in violation of any provision of this chapter or any rule or order hereunder, or who has acquired any purported right under any such contract with knowledge of the facts by reason of which its making or performance was in violation, may base any suit on the contract.

         SECTION 23-42-501. SALE OF UNREGISTERED NONEXEMPT SECURITIES.
         It is unlawful for any person to offer or sell any security in this state unless:
         (1)  It is registered under this chapter;
         (2) The security or transaction is exempted under Section 23-42-503 or 23-42-504; or
         (3)  It is a covered security.


CALIFORNIA CORPORATE SECURITIES LAW OF 1968

         SECTION 25110. It is unlawful for any person to offer or sell in this state any security in an issuer transaction (other than in a transaction subject to Section 25120), whether or not by or through underwriters, unless such sale has been qualified under Section 25111, 25112 or 25113 (and no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification) or unless such security or transaction is exempted under Chapter 1 (commencing with Section 25100 of this part. The offer or sale of such a security in a manner that varies or differs from, exceeds the scope of, or fails to conform with either a material term or material condition of qualification of the offering as set forth in the permit or qualification order, or a material representation as to the manner of offering which is set forth in the application for qualification, shall be an unqualified offer or sale.

         SECTION 25500. Any person who willfully participates in any act or transaction in violation of Section 25400 shall be liable to any other person who purchases or sells any security at a price which was affected by such act or transaction for the damages sustained by the latter as a result of such act or transaction. Such damages shall be the difference between the price at which such other person purchased or sold securities and the market value which such securities would have had at the time of his purchase or sale in the absence of such act or transaction, plus interest at the legal rate.

         SECTION 25501. Any person who violates Section 25401 shall be liable to the person who purchases a security from him or sells a security to him, who may sue either for rescission or for damages (if the plaintiff or the defendant, as the case may be, no longer owns the security), unless the defendant proves that the plaintiff knew the facts concerning the untruth or omission or that the defendant exercised reasonable care and did not know (or if he had exercised reasonable care would not have known) of the untruth or omission. Upon rescission, a purchaser may recover the consideration paid for the security, plus interest at the legal rate, less the amount of any income received on the security, upon tender of the security. Upon rescission, a seller may recover the security, upon tender of the consideration paid for the security plus interest at the legal rate, less the amount of any income received by the defendant on the security. Damages recoverable under this section by a purchaser shall be an amount equal to the difference between (a) the price at which the security was bought plus interest at the legal rate from the date of purchase and (b) the value of the security at the time it was disposed of by the plaintiff plus the amount of any income received on the security by the plaintiff. Damages recoverable under this section by a seller shall be an amount equal to the difference between (1) the value of the security at the time of the filing of the complaint plus the amount of any income received by the defendant on the security and (2) the price at which the security was sold plus interest at the legal rate from the date of sale. Any tender specified in this section may be made at any time before entry of judgment.

         SECTION 25502. Any person who violates Section 25402 shall be liable to the person who purchases a security from him or sells a security to him, for damages equal to the difference between the price at which such security was purchased or sold and the market value which such security would have had at the time of the purchase or sale if the information known to the defendant had been publicly disseminated prior to that time and a reasonable time had elapsed for the market to absorb the information, plus interest at the legal rate, unless the defendant proves that the plaintiff knew the information or that the plaintiff would have purchased or sold at the same price even if the information had been revealed to him.

         SECTION 25503. Any person who violates Section 25110, 25130 or 25133, or a condition of qualification under Chapter 2 (commencing with Section 25110) of this part, imposed pursuant to Section 25141, or an order suspending trading issued pursuant to Section 25219, shall be liable to any person acquiring from him the security sold in violation of such section, who may sue to recover the consideration he paid for such security with interest thereon at the legal rate, less the amount of any income received therefrom, upon the tender of such security, or for damages, if he no longer owns the security, or if the consideration given for the security is not capable of being returned. Damages, if the plaintiff no longer owns the security, shall be equal to the difference between (a) his purchase price plus interest at the legal rate from the date of purchase and (b) the value of the security at the time it was disposed of by the plaintiff plus the amount of any income received therefrom by the plaintiff.
         Damages, if the consideration given for the security is not capable of being returned, shall be equal to the value of that consideration plus interest at the legal rate from the date of purchase, provided the security is tendered; and if the plaintiff no longer owns the security, damages in such case shall be equal to the difference between (a) the value of the consideration given for the security plus interest at the legal rate from the date of purchase and (b) the value of the security at the time it was disposed of by the plaintiff plus the amount of any income received therefrom by the plaintiff. Any person who violates Section 25120 or a condition of qualification under Chapter 3 (commencing with Section 25120) of this part imposed pursuant to Section 25141, shall be liable to any person acquiring from him the security sold in violation of such section who may sue to recover the difference between (a) the value of the consideration received by the seller and (b) the value of the security at the time it was received by the buyer, with interest thereon at the legal rate from the date of purchase. Any person on whose behalf an offering is made and any underwriter of the offering, whether on a best efforts or a firm commitment basis, shall be jointly and severally liable under this section, but in no event shall any underwriter (unless such underwriter shall have knowingly received from the issuer for acting as an underwriter some benefit, directly or indirectly, in which all other underwriters similarly situated did not share in proportion to their respective interest in the underwriting) be liable in any suit or suits authorized under this section for damages in excess of the total price at which the securities underwritten by him and distributed to the public were offered to the public. Any tender specified in this section may be made at any time before entry of judgment. No person shall be liable under this section for violation of Section 25110, 25120 or 25130 if the sale of the security is qualified prior to the payment or receipt of any part of the consideration for the security sold, even though an offer to sell or a contract of sale may have been made or entered into without qualification.

         SECTION 25504. Every person who directly or indirectly controls a person liable under Section 25501, or 25503, every partner in a firm so liable, every principal executive officer or director of a corporation so liable, every person occupying a similar status or performing similar functions, every employee of a person so liable who materially aids in the act or transaction constituting the violation, and every broker-dealer or agent who materially aids in the act or transaction constituting the violation, are also liable jointly and severally with and to the same extent as such person, unless the other person who is so liable had no knowledge of or reasonable grounds to believe in the existence of the facts by reason of which the liability is alleged to exist.

         SECTION 25507. (a) No action shall be maintained to enforce any liability created under Section 25503 (or Section 25504 or Section 25504.1 insofar as they relate to that section) unless brought before the expiration of two years after the violation upon which it is based or the expiration of one year after the discovery by the plaintiff of the facts constituting such violation, whichever shall first expire.
         (b) No buyer may commence an action under Section 25503 if, before suit is commenced, such buyer shall have received a written offer approved as to form by the commissioner (1) stating the respect in which liability under such section may have arisen, (2) offering to repurchase the security for a cash price payable upon delivery of the security or offering to pay the buyer an amount in cash equal in either case to the amount recoverable by the buyer in accordance with Section 25503, or, offering to rescind the transaction by putting the parties back in the same position as before the transaction, (3) providing that such offer may be accepted by the buyer at any time within a specified period of not less than 30 days after the date of receipt thereof unless rejected earlier during such period by the buyer, (4) setting forth the provisions of this subdivision (b), and (5) containing such other information as the commissioner may require by rule or order, and such buyer shall have failed to accept such offer in writing within the specified period after receipt thereof.
         (c) The commissioner may by rule or order impose as a condition to approval of an offer under subdivision (b) of this section, if the commissioner finds such action is necessary and appropriate for the protection of investors, conditions requiring:
         (1) That equivalent and concurrent offers be made to all investors as to whom liability may have arisen and still exists under Section 25503 (or
Section 25504 or Section 25504.1 insofar as they relate to that section) in connection with the distribution or transaction;
         (2) That the offer be made subject to a condition voiding such offer if the issuer, by reason of acceptances, is disabled from commencing or continuing business;
         (3) That the offer be made within a specific period after approval thereof by the commissioner;
         (4) If the consideration paid by the offeree was other than monetary or if the offer is of rescission, and if the offer is rejected by the offeree on the ground that it does not accord him the damages payable under Section 25503 or that the rescission offered does not place the parties back in the same position as before the transaction, that an offer so rejected shall not bar the commencement of an action by the offeree under Section 25503 (or Section 25504 or Section 25504.1 insofar as they relate to that section); or
         (5) That the offeror file a report or reports with the commissioner containing such information as he may require concerning the making of the offer, its acceptance or rejection, and compliance with its terms and conditions or with conditions imposed under this subdivision.
         (d) Each person who files a repurchase offer with the commissioner pursuant to subdivision (b) shall file with the commissioner, in such form as the commissioner by rule prescribes, an irrevocable consent appointing the commissioner or the commissioner's successor in office to be such person's attorney to receive service of any lawful process in any noncriminal suit, action or proceeding against such person or such person's successor, executor or administrator, which arises under this law or any rule or order hereunder after the consent has been filed, with the same force and validity as if served personally on the person filing the consent. A person who has filed such a consent in connection with a qualification under this law (or application for a permit under any prior law if the application under this law states that such consent is still effective) need not file another. Service may be made by leaving a copy of the process in the office of the commissioner but it is not effective unless (1) the plaintiff, who may be the commissioner in a suit, action or proceeding instituted by him, forthwith sends notice of the service and a copy of the process by registered or certified mail to the defendant or respondent at such person's last address on file with the commissioner, and (2) the plaintiff's affidavit of compliance with this section is filed in the case on or before the return day of the process, if any, or within such further time as the court allows.

         SECTION 25534. Whenever any securities are issued which the commissioner determines were offered or sold in violation of Section 25110, 25120, or 25130, the commissioner may, by written order to the issuer and notice to the holders of such securities, require certificates evidencing such securities to have stamped or printed prominently on their face a legend, in the form prescribed by rule of the commissioner, restricting the transfer of such securities. Upon receipt of the order, the issuer shall stamp or print such legend prominently on the face of all outstanding certificates subject to the order. If, after such order or notice has been given, a request for a hearing is filed in writing by the person or persons to whom such order or notice was addressed, a hearing shall be held in accordance with the provisions of the Administrative Procedure Act, Chapter 5 (commencing with Section 11500) of Part 1 of Division 3 of Title 2 of the Government Code, and the commissioner shall have all the powers granted thereunder; unless such hearing is commenced within 15 business days after the request for hearing is received by the commissioner (or the person or persons affected and the issuer consent to a later date), such order and notice are rescinded.


COLORADO SECURITIES ACT

         SECTION 11-51-301.  REQUIREMENT FOR REGISTRATION OF SECURITIES.
         It is unlawful for any person to offer to sell or sell any security in this state unless it is registered under this article or unless the security or transaction is exempted under sections 11-51-307, 11-51-308, or 11-51-309.

         SECTION 11-51-604.  CIVIL LIABILITIES.
         (1) Any person who sells a security in violation of section 11-51-301 is liable to the person buying the security from such seller for the consideration paid for the security, together with interest at the statutory rate from the date of payment, costs, and reasonable attorney fees, less the amount of any income received on the security, upon the tender of the security, or is liable for damages if the buyer no longer owns the security. Damages are deemed to be the amount that would be recoverable upon a tender, less the value of the security when the buyer disposed of it, and interest at the statutory rate from the date of disposition. No person is liable under this subsection (1) for a violation of section 11-51-301 due solely to a failure to file the prescribed notification of exemption or to pay the required exemption fee for an exemption under section 11-51-308(1)(p).
         (2)(a) Except as provided in paragraph (b) of this subsection (2), any broker-dealer or sales representative who sells a security in violation of section 11-51-401 is liable to the person buying the security from such seller for the consideration paid for the security, together with interest at the statutory rate from the date of payment, costs, and reasonable attorney fees, less the amount of any income received on the security, upon the tender of the security, or is liable for damages if the buyer no longer owns the security. Damages are deemed to be the amount that would be recoverable upon a tender, less the value of the security when the buyer disposed of it, and interest at the statutory rate from the date of disposition.
         (b) No broker-dealer or sales representative is liable under this subsection (2) for a sale of a security exempt from registration under section 11-51-307(1)(g) to (1)(j) or for a sale of a security in a transaction exempt from registration under section 11-51-308 (1)(a), (1)(e) to (1)(l), (1)(o), or
(1)(p); but this paragraph (b) does not apply if at the time of such sale:
         (I) In the case of a violation of section 11-51-401 arising from the failure of a broker-dealer to be licensed under this article, such broker-dealer was registered as a broker-dealer under the federal "Securities Exchange Act of 1934", licensed as a broker-dealer or its equivalent under the laws of another state, or held a limited license under this article; or
         (II) In the case of a violation of section 11-51-401 arising from the failure of a sales representative to be licensed under this article, such sales representative was licensed as a sales representative or its equivalent under the laws of another state, held a limited license under this article, or in connection with such sale was acting for a broker-dealer which was registered as a broker-dealer under the federal "Securities Exchange Act of 1934", licensed as a broker-dealer or its equivalent under the laws of another state, or licensed under this article.
         (3) Any person who recklessly, knowingly, or with an intent to defraud sells or buys a security in violation of section 11-51-501 is liable to the person buying or selling a security in connection with the violation for such legal or equitable relief which the court deems appropriate, including rescission, actual damages, interest at the statutory rate, costs, and reasonable attorney fees.
         (4) Any person who sells a security in violation of section 11-51-501(1)(b) (the buyer not knowing of the untruth or omission) and who does not sustain the burden of proof that such person did not know, and in the exercise of reasonable care could not have known, of the untruth or omission is liable to the person buying the security from such person, who may sue to recover the consideration paid for the security, together with interest at the statutory rate from the date of payment, costs, and reasonable attorney fees, less the amount of any income received on the security, upon the tender of the security, or is liable for damages if the buyer no longer owns the security. Damages are deemed to be the amount that would be recoverable upon a tender, less the value of the security when the buyer disposed of it, and interest at the statutory rate from the date of disposition.

         (5)(a) Every person who, directly or indirectly, controls a person liable under subsection (1) or (2) of this section is liable jointly and severally with and to the same extent as such controlled person, unless the controlling person sustains the burden of proof that such person did not know, and in the exercise of reasonable care could not have known, of the existence of the facts by reason of which the liability is alleged to exist.
         (b) Every person who, directly or indirectly, controls a person liable under subsection (3) or (4) of this section is liable jointly and severally with and to the same extent as such controlled person, unless such controlling person sustains the burden of proof that such person acted in good faith and did not, directly or indirectly, induce the act or acts constituting the violation or cause of action.
         (c) Any person who knows that another person liable under subsection
(3) or (4) of this section is engaged in conduct which constitutes a violation of section 11-51-501 and who gives substantial assistance to such conduct is jointly and severally liable to the same extent as such other person.
         (6) Any tender specified in this section may be made at any time before entry of judgment.
         (7) Every cause of action under this article survives the death of any individual who might have been a plaintiff or defendant.
         (8) No person may sue under subsection (1) or (2) or paragraph (a) of subsection (5) of this section more than two years after the contract of sale. No person may sue under subsection (3) or (4) or paragraph (b) or (c) of subsection (5) of this section more than three years after the discovery of the facts giving rise to a cause of action under subsection (3) or (4) of this section or after such discovery should have been made by the exercise of reasonable diligence and in no event more than five years after the purchase or sale.
         (9)(a) No buyer may sue under this section:
         (I) If the buyer received a written rescission offer, before suit and at a time when the buyer owned the security, to refund the consideration paid together with interest at the statutory rate from the date of payment, less the amount of any income received on the security, and the buyer failed to accept the offer within thirty days of its receipt; or
         (II) If the buyer received such an offer before suit and at a time when the buyer did not own the security, unless the buyer rejects the offer in writing within thirty days of its receipt.
         (b) If, after acceptance, a rescission offer is not performed in accordance with its terms, the buyer may obtain relief under this section without regard to the rescission offer.
         (10) No person who has made or engaged in the performance of any contract in violation of any provision of this article or any rule or order under this article or who has acquired any purported right under any such contract with knowledge of the facts by reason of which the making or performance of any such contract was in violation may base any suit on the contract.
         (11) Any condition, stipulation, or provision binding any person acquiring or disposing of any security to waive compliance with any provision of this article or any rule or order under this article is void.
         (12) The rights and remedies provided by this article may be pleaded and proved in the alternative and are in addition to any other rights or remedies that may exist at law or in equity, but this article does not create any cause of action not specified in this section or section 11-51-602.
         (13) Any person liable under this section may seek and obtain contribution from other persons liable under this section, directly or indirectly, for the same violation. Contribution shall be awarded by the court in accordance with the actual relative culpabilities of the various persons so liable.
         (14) In the case of a willful violation of or a willful refusal to comply with or obey an order issued by the securities commissioner to any person pursuant to section 11-51-410 or 11-51-606, the district court of the city and county of Denver, upon application by the securities commissioner, may issue to the person an order requiring that person to appear before the court regarding such violation or refusal. If the securities commissioner establishes by a preponderance of the evidence that the person willfully violated or willfully refused to comply with or obey the order, the court may impose legal and equitable sanctions as are available to the court in the case of contempt of court and as the court deems appropriate upon such person.

CONNECTICUT UNIFORM SECURITIES ACT


         SECTION 36b-16. REGISTRATION OF SECURITY PRIOR TO OFFER OR SALE REQUIRED; EXEMPTION.

         No person shall offer or sell any security in this state unless (1) it is registered under sections 36b-2 to 36b-33, inclusive, as amended by this Act, (2) the security or transaction is exempted under section 36b-21, as amended by section 11 of this Act, or (3) the security is a covered security provided such person complies with any applicable requirements in subsections (c), (d) and (e) of section 36b-21, as amended by section 11 of this Act.


         SECTION 36b-29. BUYER'S REMEDIES.

         (a) Any person who: (1) Offers or sells a security in violation of subsection (a) of section 36b-6, 36b-16 or subsection (b) of section 36b-24 or of any regulation or order under section 36b-22 which requires the affirmative approval of sales literature before it is used, or of any condition imposed under subsection (d) of section 36b-18 or subsection (g) or
(h) of section 36b-19; or (2) offers or sells or materially assists any person who offers or sells a security by means of any untrue statement of a material fact or any omission to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they are made, not misleading, who knew or in the exercise of reasonable care should have known of the untruth or omission, the buyer not knowing of the untruth or omission, and who does not sustain the burden of proof that he did not know, and in the exercise of reasonable care could not have known, of the untruth or omission, is liable to the person buying the security, who may sue either at law or in equity to recover the consideration paid for the security, together with interest at eight per cent per year from the date of payment, costs and reasonable attorneys' fees, less the amount of any income received on the security, upon the tender of the security, or for damages if he no longer owns the security.

         (b)(1) Any person who violates subsection (a) of section 36b-5 and
(2) any investment adviser who violates subsection (b) or (c) of section 36b-5, the registration requirement in subsection (c) of section 36b-6, or subsection (b) of section 36b-24, shall be liable to the recipient of investment advisory services for any consideration paid by the recipient for those services and any loss resulting from the investment advisory services provided, less any profits earned by the recipient through transactions effected as a result of the advice rendered, plus interest at the rate of eight per cent per year from the date of payment of the consideration, costs and reasonable attorney's fees.

         (c) Every person who directly or indirectly controls a person liable under subsections (a) and (b) of this section, every partner, officer or director of such a person, every person occupying a similar status or performing similar functions, every employee of such a person who materially aids in the act or transaction constituting the violation and every broker-dealer or agent who materially aids in the act or transaction constituting the violation are also liable jointly and severally with and to the same extent as such person, unless the person who is so liable sustains the burden of proof that he did not know, and in exercise of reasonable care could not have known, of the existence of the facts by reason of which the liability is alleged to exist. There shall be contribution as in cases of contract among the several persons so liable.

         (d) Any tender specified in this section may be made at any time before entry of judgment.

         (e) Every cause of action under sections 36b-2 to 36b-33, inclusive, survives the death of any person who might have been a plaintiff or defendant.

         (f) No person may bring an action under this section more than two years after the date of the contract of sale or of the contract for investment advisory services, except that (1) with respect to actions arising out of intentional misrepresentation or fraud in the purchase or sale of any interest in any limited partnership not required to be registered under the Securities Act of 1933, no person may bring an action more than one year from the date when the misrepresentation or fraud is discovered, except that no such action may be brought more than five years from the date of such misrepresentation or fraud provided, with respect to an action pending on July 1, 1993, that asserts facts upon which a claim could be asserted under this section on and after July 1, 1993, and which claim is asserted prior to January 1, 1994, no such action may be brought for intentional misrepresentation or fraud that occurred more than five years prior to the date of the filing of the complaint in such action, and (2) with respect to actions arising out of intentional misrepresentation or fraud in the purchase or sale of securities other than securities described in subdivision (1) of this subsection, no person may bring an action more than one year from the date when the misrepresentation or fraud is discovered or in the exercise of reasonable care should have been discovered, except that no such action may be brought more than three years from the date of such misrepresentation or fraud.

         (g) No person may bring an action under subsection (a) of this section: (1) If the buyer received a written offer, before suit and at a time when he owned the security, to refund the consideration paid together with interest at six percent per year from the date of payment, less the amount of any income received on the security, and he failed to accept the offer within thirty days of its receipt, or (2) if the buyer received such an offer before bringing a cause of action and at a time when he did not own the security, unless he rejected the offer in writing within thirty days of its receipt.

         (h) No person who has made or engaged in the performance of any contract in violation of any provision of sections 36b-2 to 36b-33, inclusive, or any regulation or order thereunder, or who has acquired any purported right under any such contract with knowledge of the facts by reason of which its making or performance was in violation, may base any cause of action on the contract.

         (i) Any condition, stipulation or provision binding any person acquiring any security or receiving investment advice to waive compliance with any provision of sections 36b-2 to 36b-33, inclusive, or any regulation or order thereunder is void.

         (j) The rights and remedies provided by sections 36b-2 to 36b-33, inclusive, are in addition to any other rights or remedies that may exist at law or in equity.

DISTRICT OF COLUMBIA SECURITIES ACT


         [NO PROVISION REQUIRING REGISTRATION OF SECURITIES.]


FLORIDA SECURITIES AND INVESTOR PROTECTION ACT


         SECTION 517.07. REGISTRATION OF SECURITIES.

         (1) It is unlawful and a violation of this chapter for any person to sell or offer to sell a security within this state unless the security is exempt under section 517.051, is sold in a transaction exempt under section. 517.061, is a federal covered security, or is registered pursuant to this chapter.

         (2) No securities that are required to be registered under this chapter shall be sold or offered for sale within this state unless such securities have been registered pursuant to this chapter and unless prior to each sale the purchaser is furnished with a prospectus meeting the requirements of rules adopted by the department.

         (3) The department shall issue a permit when registration has been granted by the department. A permit to sell securities is effective for 1 year from the date it was granted. Registration of securities shall be deemed to include the registration of rights to subscribe to such securities if the application under section 517.081 or section 517.082 for registration of such securities includes a statement that such rights are to be issued.

         (4) A record of the registration of securities shall be kept in the office of the department, in which register of securities shall also be recorded any orders entered by the department with respect to such securities. Such register, and all information with respect to the securities registered therein, shall be open to public inspection.

         (5) Notwithstanding any other provision of this section, offers of securities required to be registered by this section may be made in this state before the registration of such securities if the offers are made in conformity with rules adopted by the department.

         SECTION 517.211. REMEDIES AVAILABLE IN CASES OF UNLAWFUL SALE.

         (1) Every sale made in violation of either section 517.07 or section
517.12 may be rescinded at the election of the purchaser; and the person making the sale and every director, officer, partner, or agent of or for the seller, if the director, officer, partner, or agent has personally participated or aided in making the sale, is jointly and severally liable to the purchaser in an action for rescission, if the purchaser still owns the security, or for damages, if the purchaser has sold the security. No purchaser otherwise entitled will have the benefit of this subsection who has refused or failed, within 30 days of receipt, to accept an offer made in writing by the seller, if the purchaser has not sold the security, to take back the security in question and to refund the full amount paid by the purchaser or, if the purchaser has sold the security, to pay the purchaser an amount equal to the difference between the amount paid for the security and the amount received by the purchaser on the sale of the security, together, in either case, with interest on the full amount paid for the security by the purchaser at the legal rate, pursuant to section 55.03, for the period from the date of payment by the purchaser to the date of repayment, less the amount of any income received by the purchaser on the security.

         (2) Any person purchasing or selling a security in violation of section 517.301, and every director, officer, partner, or agent of or for the purchaser or seller, if the director, officer, partner, or agent has personally participated or aided in making the sale or purchase, is jointly and severally liable to the person selling the security to or purchasing the security from such person in an action for rescission, if the plaintiff still owns the security, or for damages, if the plaintiff has sold the security.

         (3) In an action for rescission:

         (a) A purchaser may recover the consideration paid for the security or investment, plus interest thereon at the legal rate, less the amount of any income received by the purchaser on the security or investment upon tender of the security or investment.

         (b) A seller may recover the security upon tender of the consideration paid for the security, plus interest at the legal rate, less the amount of any income received by the defendant on the security.

         (4) In an action for damages brought by a purchaser of a security or investment, the plaintiff shall recover an amount equal to the difference between:

         (a) The consideration paid for the security or investment, plus interest thereon at the legal rate from the date of purchase; and

         (b) The value of the security or investment at the time it was disposed of by the plaintiff, plus the amount of any income received on the security or investment by the plaintiff.

         (5) In an action for damages brought by a seller of a security, the plaintiff shall recover an amount equal to the difference between:

         (a) The value of the security at the time of the complaint, plus the amount of any income received by the defendant on the security; and

         (b) The consideration received for the security, plus interest at the legal rate from the date of sale.

         (6) In any action brought under this section, including an appeal, the court shall award reasonable attorneys' fees to the prevailing party unless the court finds that the award of such fees would be unjust.


GEORGIA SECURITIES ACT OF 1973


         SECTION 10-5-5. REGISTRATION OF SECURITIES; WHEN AND HOW REQUIRED; DELIVERY OF PROSPECTUS; PURCHASER'S RIGHT OF RESCISSION.

         (a) Generally. It shall be unlawful for any person to offer for sale or to sell any securities to any person in this state unless:

         (1) They are subject to an effective registration statement under this chapter;

         (2) The security or transaction is exempt under Code Section 10-5-8 or Code Section 10-5-9, respectively; or

         (3) The security is a federal covered security.


         SECTION 10-5-12. UNLAWFUL PRACTICES.

         (a) It shall be unlawful for any person:

         (1) To offer to sell or to sell any security in violation of Code
Section 10-5-3, 10-5-5, or 10-5-19 or any rule, regulation, or order promulgated or issued by the commissioner under this chapter;


         SECTION 10-5-14. CIVIL LIABILITIES FROM SALES OF SECURITIES.

         (a) Any person who violates subsection (a) of Code Section 10-5-12 shall be liable to the person buying such security; and such buyer may sue in any court of competent jurisdiction to recover the consideration paid in cash (or the fair value thereof at the time the consideration was paid if such consideration was not paid in cash) for the security with interest thereon from the date of payment down to the date of repayment as computed in paragraph (1) of subsection (d) of this Code section (less the amount of any income received thereon), together with all taxable court costs and reasonable attorney's fees, upon the tender, where practicable, of the security at any time before the entry of judgment, or for damages if he no longer owns the security. Damages are the amount which equals the difference between the fair value of the consideration the buyer gave for the security and the fair value of the security at the time the buyer disposed of it, plus interest thereon from the date of payment down to the date of repayment as computed in paragraph (2) of subsection (d) of this Code section. A person who offers or sells a security in violation of paragraph (2) of subsection
(a) of Code Section 10-5-12 is not liable under this subsection if:

         (1) The purchaser knew of the untrue statement of a material fact or omission of a statement of a material fact; or

         (2) The seller did not know and in the exercise of reasonable care could not have known of the untrue statement or misleading omission.

         (b) Every contract between a certified public accountant who holds himself out as a "financial planner" or an "investment adviser" and an advisory client or between an investment adviser and an advisory client made in violation of any provision of this chapter and every such contract heretofore or hereafter made, the performance of which involves the violation of or continuance of any relationship or practice in violation of any provision of this chapter or any rule, regulation, or order thereunder, shall be void:

         (1) As regards the rights of any person who, in violation of any such provision, rule, regulation, or order shall have made or engaged in the performance of any such contract; and

         (2) As regards the rights of any person who, not being a party to such contract, shall have acquired any right thereunder with actual knowledge of the facts by reason of which the making or performance of such contract was in violation of any such provision.

         The advisory client who is a party to such a contract may sue to recover the consideration paid under such contract to such investment adviser or investment adviser representative, together with interest thereon at the annual rate of 6 percent from the date of payment of the consideration, plus costs and reasonable attorney's fees.

         (c) Every person who directly or indirectly controls a person liable under subsection (a), (b), or (h) of this Code section, every general partner, executive officer, or director of such person liable under subsection (a), (b), or (h) of this Code section, every person occupying a similar status or performing similar functions, and every dealer, limited dealer, salesman, or limited salesman who participates in any material way in the sale is liable jointly and severally with and to the same extent as the person whose liability arises under subsection (a), (b), or (h) of this Code section unless the person whose liability arises under this subsection sustains the burden of proof that he did not know and in the exercise of reasonable care could not have known of the existence of the facts by reason of which liability is alleged to exist. There is contribution as in the case of contract among several persons so liable.

         (d) With respect to the purchase, sale, or offer to purchase or sell a security, no person may sue under this Code section more than two years from the date of the contract for sale or sale, if there is no contract for sale. With respect to the purchase, sale, or offer to purchase or sell a security, no person may sue under this Code section:

         (1) If the buyer received a written offer, before suit and at a time when he owned the security, to repay in cash or by certified or official bank check, within 30 days from the date of acceptance of such offer in exchange for the securities, the fair value of the consideration paid (determined as of the date such payment was originally paid by the buyer), together with interest on such amount for the period from the date of payment down to the date of repayment, such interest to be computed in case the security consists of an interest-bearing obligation at the same rate as provided in the security or, in case the security consists of other than an interest-bearing obligation, at the rate of 6 percent per annum, less, in every case, the amount of any income received on the security, and:

         (A) Such offeree does not accept the offer within 30 days of its receipt; or

         (B) If such offer was accepted, the terms thereof were complied with by the offeror; or

         (2) If the buyer received a written offer before suit and at a time when he did not own the security to repay in cash or by certified or official bank check, within 30 days from the date of acceptance of such offer, an amount equal to the difference between the fair value of the consideration the buyer gave for the security and the fair value of the security at the time the buyer disposed of it, together with interest on such amount for the period from the date of payment down to the date of repayment, such interest to be computed in case the security consists of an interest-bearing obligation at the same rate as provided in the security or, in case the security consists of other than an interest-bearing obligation, at the rate of 6 percent per annum, less, in every case, the amount of any income received on the security, and:

         (A) Such offeree does not accept the offer within 30 days of its receipt; or

         (B) If such offer was accepted, the terms thereof were complied with by the offeror, provided no written offer shall be effective within the meaning of this subsection unless it would be exempt under Code Section 10-5-9 or, if registration would have been required, then unless such rescission offer has been registered and effected under a subsection of Code
Section 10-5-5. Any person who is paid for his security in the amount provided by this subsection shall be foreclosed from asserting any remedies under this chapter regardless of whether the other requirements of this subsection have been complied with.

         (e) With respect to the activities of a certified public accountant who holds himself out as a "financial planner" or an "investment adviser" or an investment adviser or investment adviser representative, no person may sue under this Code section more than two years from the date of the transaction upon which the suit is based.

         (f) Every cause of action under this chapter survives the death of any person who might have been a plaintiff or defendant.

         (g) Nothing in this chapter shall limit any statutory or common-law right of any person in any court for any act involving the sale of a security.

         (h) Any designated dealer or designated salesman who materially violates Code Section 10-5-4 or 10-5-5 or subsection (a) or (d) of Code
Section 10-5-12 with respect to a transaction involving a designated security shall be liable to the person buying such security for:

         (1) The consideration paid in cash (or the fair value of the consideration paid at the time it was paid if such consideration was not paid in cash) for such security with interest thereon from the date of payment to the date of repayment as computed under paragraph (1) of subsection (d) of this Code section, less the amount of any income paid thereon, upon the tender of the security at any time before the entry of judgment;

         (2) An additional amount equal to three times the amount calculated pursuant to paragraph (1) of this subsection; and

         (3) Court costs and reasonable attorney's fees.

         (i) The form of action provided by Code Section 9-11-23 may be used in any action brought pursuant to subsection (h) of this Code section, and, in such case, it shall be conclusively presumed that a class of persons numbering ten or more who purchased the same designated security from or through the same designated dealer or designated salesman shall constitute a class so numerous as to make it impracticable to bring them all before the courts.


HAWAII UNIFORM SECURITIES ACT

         SECTION 485-8. REGISTRATION OF SECURITIES.

         It shall be unlawful for any person to sell or offer to sell in the state, any securities except of a class exempt under section 485-4 or unless sold or offered in any transaction exempt under section 485-6 or unless it is federal covered security, unless the security has been registered by notification or by qualification as hereinafter provided. Registration of stock shall be deemed to include the registration of rights to subscribe to the stock if the notice under section 485-9 or the application under section 485-10 includes a statement that the rights are to be issued. A record of the registration of securities shall be kept in a register of securities to be kept in the office of the commissioner of securities in which register also shall be recorded any notice filings made pursuant to section 485-A and any orders entered by the commissioner with respect to the securities. The register and all information with respect to the securities registered therein shall be open to public inspection.


         SECTION 485-20. REMEDIES.

         (a) Sales voidable when and by whom. Every sale made in violation of this chapter shall be voidable at the election of the purchaser; and the person making the sale and every director, officer, or agent of or for the seller, if the director, officer, or agent has personally participated or aided in any way in making the sale, shall be jointly and severally liable to the purchaser in an action at law in any court of competent jurisdiction upon tender of the securities sold or of the contract made for the full amount paid by the purchaser, with interest, together with all taxable court costs (and reasonable attorney's fees); provided that notwithstanding any law to the contrary, no action shall be brought for the recovery of the purchase price after five years from the date of sale or after two years from the discovery of facts constituting the violations, but in any event after seven years from the date of the sale; and provided further that no purchaser otherwise entitled shall claim or have the benefit of this section who has refused or failed within thirty days from the date thereof to accept an offer in writing of the seller to take back the security in question and to refund the full amount paid by the purchaser, together with interest on the amount for the period from the date of payment by the purchaser down to the date of repayment, such interest to be computed:

         (1) In case the securities consist of interest-bearing obligations, at the same rate as provided in the obligations; and

         (2) In case the securities consist of other than interest-bearing obligations, at the rate of ten percent a year; less, in every case, the amount of any income from the securities that may have been received by the purchaser.

         (b) Action on bond. Any person having a right of action against a dealer or salesperson under this section shall have a right of action under the bond provided in section 485-14.

         (c) Registration in good faith. A registration by notification made in good faith and after the commissioner of securities, on application, has given tentative consent to such registration, shall not, as to sales made prior to revocation of the registration, result in the liabilities prescribed in this section, although the securities may not be entitled to such registration.


IDAHO SECURITIES ACT


         SECTION 30-1446. CIVIL LIABILITIES -- SURVIVAL AND LIMITATION OF ACTIONS WAIVER OF ACT VOID.

         (1) Any person who offers or sells a security in violation of any provisions of sections 30-1416 through 30-1431, Idaho Code, transacts business in violation of the provisions of section 30-1406, Idaho Code, except section 30-1406(4), Idaho Code, or offers to sell or sells a security by means of any untrue statement of a material fact or any omission to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they are made, not misleading (the buyer not knowing of the untruth or omission) and who does not sustain the burden of proof that he did not know, and in the exercise of reasonable care could not have known, the untruth or omission is liable to the person buying the security from him, who shall be entitled to sue either at law or in equity to recover the consideration paid for the security, together with interest at six per cent (6%) per annum from the date of payment, costs, and reasonable attorneys' fees, less the amount of any income received on the security, upon the tender of the security, or for damages if he no longer owns the security. Damages shall be the amount that would be recoverable upon a tender less (a) the value of the security when the buyer disposed of it, and (b) interest at six per cent (6%) per annum from the date of disposition.

         (2) Every person who directly or indirectly controls a seller liable under subsection (1) of this section, every partner, officer or director or person occupying a similar status or performing similar functions or employee of such a seller and every broker-dealer or salesman who participates or materially aids in the sale is liable jointly and severally with and to the same extent as the seller if such person knew, or in the exercise of reasonable care could have known, of the existence of the facts by reason of which the liability is alleged to exist. There shall be contribution among the several persons so liable.

         (3) Any tender specified in this section may be made at any time before entry of judgment. A cause of action under this statute survives the death of any person who might have been a plaintiff or a defendant. No person may sue under this section more than three (3) years after the contract of sale. No person may sue under this section (a) if the buyer has received a bona fide offer in writing at a time when he owned the security, to refund the consideration paid together with interest at six percent (6%) per annum from the date of payment, less the amount of any income received on the security, and failed to accept such offer within thirty (30) days of its receipt, or (b) if the buyer has received a bona fide offer in writing at a time when he did not own the security in the amount that would be recoverable under this section upon a tender less; (i) the value of the security when the buyer disposed of it and, (ii) interest at six percent (6%) per annum from the date of disposition, and failed to accept such offer within thirty (30) days of its receipt.

         (4) No person who has made or engaged in the performance of any contract in violation of any provision of this chapter or any rule or order hereunder or who has acquired any purported right under any such contract with knowledge of the facts by reason of which its making or performance was in violation, may base any suit on such contract. Any condition, stipulation or provision binding any person acquiring any security to waive compliance with any provision of this chapter or any rule or order hereunder is void as against public policy and in the public interest.


ILLINOIS SECURITIES LAW OF 1953


         SECTION 5. REGISTRATION OF SECURITIES.

         All securities except those set forth under Section 2a of this Act, or those exempt under Section 3 of this Act, or those offered or sold in transactions exempt under Section 4 of this Act, or face amount certificate contracts required to be registered under Section 6 of this Act, or investment fund shares required to be registered under Section 7 of this Act, shall be registered either by coordination or by qualification, as hereinafter in this Section provided, prior to their offer or sale in this State.

         SECTION 13. PRIVATE AND OTHER CIVIL REMEDIES; SECURITIES.

         A. Every sale of a security made in violation of the provisions of this Act shall be voidable at the election of the purchaser exercised as provided in subsection B of this Section; and the issuer, controlling person, underwriter, dealer or other person by or on behalf of whom said sale was made, and each underwriter, dealer or salesperson who shall have participated or aided in any way in making the sale, and in case the issuer, controlling person, underwriter or dealer is a corporation or unincorporated association or organization, each of its officers and directors (or persons performing similar functions) who shall have participated or aided in making the sale, shall be jointly and severally liable to the purchaser as follows:

         (1) for the full amount paid, together with interest from the date of payment for the securities sold at the rate of the interest or dividend stipulated in the securities sold (or if no rate is stipulated, then at the rate of 10% per annum) less any income or other amounts received by the purchaser on the securities, upon offer to tender to the seller or tender into court of the securities sold or, where the securities were not received, of any contract made in respect of the sale, or

         (2) if the purchaser no longer owns the securities, for the amounts set forth in clause (1) of this subsection A less any amounts received by the purchaser for or on account of the disposition of the securities.

         If the purchaser shall prevail in any action brought to enforce any of the remedies provided in this subsection, the court shall assess costs together with the reasonable fees and expenses of the purchaser's attorney against the defendant. Any provision of this subsection A to the contrary notwithstanding, the civil remedies provided in this subsection A shall not be available against any person by reason of the failure to file with the Secretary of State, or on account of the content of, any report of sale provided for in subsection G or P of Section 4, paragraph (2) of subsection D of Sections 5 and 6 or paragraph (2) of subsection F of Section 7 of this Act.

         B. Notice of any election provided for in subsection A of this Section shall be given by the purchaser within 6 months after the purchaser shall have knowledge that the sale of the securities to him or her is voidable, to each person from whom recovery will be sought, by registered mail or certified mail, return receipt requested, addressed to the person to be notified at his or her last known address with proper postage affixed, or by personal service.

         C. No purchaser shall have any right or remedy under this Section who shall fail, within 15 days from the date of receipt thereof, to accept an offer to repurchase the securities purchased by him or her for a price equal to the full amount paid therefor plus interest thereon and less any income thereon as set forth in subsection A of this Section. Every offer of repurchase provided for in this subsection shall be in writing, shall be delivered to the purchaser or sent by registered mail or certified mail, return receipt requested, addressed to the purchaser at his or her last known address, and shall offer to repurchase the securities sold for a price equal to the full amount paid therefor plus interest thereon and less any income thereon as set for in subsection A of this Section. Such offer shall continue in force for 15 days from the date on which it was received by the purchaser, shall advise the purchaser of his or her rights and the period of time limited for acceptance thereof, and shall contain such further information, if any, as the Secretary of State may prescribe. Any agreement not to accept or refusing or waiving any offer made during or prior to said 15 days shall be void.

         D. No action shall be brought for relief under this Section or upon or because of any of the matters for which relief is granted by this Section after 3 years from the date of sale; provided, that if the party bringing the action neither know nor in the exercise of reasonable diligence should have known of any alleged violation of subsection E, F, G, H, I or J of Section 12 of this Act which is the basis for the action, the 3 year period provided herein shall begin to run upon the earlier of:

         (1) the date upon which the party bringing the action has actual knowledge of the alleged violation of this Act; or

         (2) the date upon which the party bringing the action has notice of facts which in the exercise of reasonable diligence would lead to actual knowledge of the alleged violation of this Act; but in no event shall the period of limitation so extended be more than 2 years beyond the expiration of the 3 year period otherwise applicable.

         E. The term purchaser as used in this Section shall include the personal representative or representatives of the purchaser.

         F. Anything in this Act to the contrary notwithstanding and in addition to all other remedies, the Secretary of State through the Office of the Attorney General may bring an action in any circuit court of the State of Illinois in the name and on behalf of the State of Illinois against any person or persons participating in or about to participate in a violation of this Act to enjoin those persons who are continuing or doing any act in violation of this Act or to enforce compliance with this Act. Upon a proper showing the court may grant a permanent or preliminary injunction or temporary restraining order without bond, and may order the defendant to make an offer of rescission of any sales or purchases of securities determined by the court to be unlawful under this Act. The court shall further have jurisdiction and authority, in addition to the other penalties and remedies in this Act provided, to act or appoint another person as a receiver, conservator, ancillary receiver or ancillary conservator for the defendant or the defendant's assets located in this State and may assess costs against the defendant for the use of the State.

         G.
         (1) Whenever any person has engaged or is about to engage in any act or practice constituting a violation of this Act, any party in interest may bring an action in the circuit court of the county in which the party in interest may bring an action in the circuit court of the county in which the party in interest resides, or where the person has his, her or its principal office or registered office or where any part of the transaction has or will take place, to enjoin that person from continuing or doing any act in violation of or to enforce compliance with this Act. Upon a proper showing, the court shall grant a permanent or preliminary injunction or temporary restraining order or rescission of any sales or purchases of securities determined to be unlawful under this Act, and may assess costs of the proceedings against the defendant.

         (2) A copy of the complaint shall be served upon the Secretary of State within one business day of filing in the form and manner prescribed by the Secretary of Sate by rule or regulation; provided, that the failure to comply with this provision shall not invalidate the action which is the subject of the complaint.

         H. Any provision of this Section 13 to the contrary notwithstanding, neither the civil remedies provided in subsection A of this Section 13 nor the remedies of rescission and appointment of a receiver, conservator, ancillary receiver or ancillary conservator provided in subsection I of
Section 11 of this Act and in subsections F and G of this Section 13 of this Act nor the remedies of restitution, damages or disgorgement of profits provided in subsection I of Section 11 of this Act shall be available against any person by reason of the failure to file with the Secretary of State, or on account of the contents of, any notice filing under Section 2a of the Act or subsection C-5 of Section 8 of this Act or any report of sale provided for in subsection G or P of Section 4, paragraph (2) of subsection D of Sections 5 and 6, or paragraph (2) of subsection F of Section 7 of this Act.

INDIANA CODE

         SECTION 23-2-1-3. It is unlawful for any person to offer or sell any security in Indiana unless:

         (1)  it is registered under this chapter;

         (2) the security or transaction is exempted under section 2 of this chapter; or

         (3)  it is a federal covered security.

         SECTION 23-2-1-19. (a) A person who offers or sells a security in violation of this chapter, and who does not sustain the burden of proof that the person did not know and in the exercise of reasonable care could not have known of the violation, is liable to any other party to the transaction who did not knowingly participate in the violation or who did not have, at the time of the transaction, knowledge of the violation, who may sue either at law or in equity to rescind the transaction or to recover the consideration paid, together, in either case, with interest as computed in subsection
(g)(1), plus costs, and reasonable attorney's fees, less the amount of any cash or other property received on the security upon the tender of the security by the person bringing the action or for damages if the person no longer owns the security. Damages are the amount that would be recoverable upon a tender less:

         (1) the value of the security when the buyer disposed of the security; and

         (2) the interest as computed in subsection (g)(1) on the value of the security from the date of disposition.

         (b) A person who purchases a security in violation of this chapter, and who does not sustain the burden of proof that the person did not know and in the exercise of reasonable care could not have known of the violation, is liable to any other party to the transaction who did not knowingly participate in the violation or who did not have, at the time of the transaction, knowledge of the violation. The other party to the transaction may bring an action to rescind the transaction or for damages, together, in either case, with reasonable attorney's fees, upon the tender of the consideration received by the person bringing the action.

         (c) A person who, for compensation, engages in the business of advising others, either directly or through publications or writings, as to the value of securities or as to the advisability of investing in, purchasing, or selling securities, or who, for compensation and as a part of a regular business, issues analyses or reports concerning securities and:

         (1) violates section 8, 12.1(b), or 14 of this chapter;

         (2) employs a device, scheme, or artifice to defraud a person; or

         (3) engages in an act that operates or would operate as fraud or deceit upon a person;

is liable to the other person, who may bring an action to recover any consideration paid for advice, any loss due to advice, interest at eight percent (8%) each year from the date consideration was paid, costs, and reasonable attorney's fees less the value of cash or property received due to the advice. It is a defense to an action brought for a violation of section 12.1(b) of this chapter that the person accused of the violation did not know of the violation and, exercising reasonable care, could not have known of the violation.

         (d) A person who directly or indirectly controls a person liable under subsection (a), (b), or (c), a partner, officer, or director of the person, a person occupying a similar status or performing similar functions, an employee of a person who materially aids in the conduct creating the liability, and a broker-dealer or agent who materially aids in the conduct are also liable jointly and severally with and to the same extent as the person, unless the person who is liable sustains the burden of proof that the person did not know, and in the exercise of reasonable care could not have known, of the existence of the facts by reason of which the liability is alleged to exist. There is contribution as in cases of contract among the several persons liable.

         (e) A tender specified in this section may be made at any time before entry of judgment.

         (f) A cause of action under this statute survives the death of a person who might have been a plaintiff or defendant.

         (g) Action under this section shall be commenced within three (3) years after discovery by the person bringing the action of a violation of this chapter, and not afterwards. No person may sue under this section:

         (1) if that person received a written offer, before suit and at a time when the person owned the security, to refund the consideration paid together with interest on that amount from the date of payment to the date of repayment, with interest on:

         (A) interest-bearing obligations to be computed at the same rate as provided on the security; and

         (B) all other securities at the rate of eight percent (8%) per year; less the amount of any income received on the security, and the person failed to accept the offer within thirty (30) days of its receipt; or

         (2) if the person received an offer before suit and at a time when the person did not own the security, unless the person rejected the offer in writing within thirty (30) days of its receipt.

         (h) No person who has made or engaged in the performance of a contract in violation of this chapter or a rule or order under this chapter, or who has acquired a purported right under a contract with knowledge of the facts by reason of which its making or performance was in violation, may base a suit on the contract.

         (i) A condition, stipulation, or provision binding a person acquiring a security to waive compliance with this chapter or a rule or order under this chapter is void.

         (j) The rights and remedies specifically prescribed by this chapter are the only rights and remedies created by this chapter, but are in addition to any other rights or remedies that exist at law or in equity.


IOWA UNIFORM SECURITIES ACT


         SECTION 502.201.  REGISTRATION REQUIREMENT.

         It is unlawful for any person to offer or sell any security in this state unless

         1. It is registered under this chapter; or

         2. The security or transaction is exempted under section 502.202 or 502.203.

         3. It is a federal covered security.


         SECTION 502.501.  VIOLATION OF REGISTRATION AND RELATED REQUIREMENTS.

         1. Any person who:

         a. Violates section 502.201, subsection 1 or 2, or section 502.208, subsection 12, or section 502.406, subsection 2, paragraph "b", or

         b. Violates any material condition imposed under section 502.208, or

         c. Offers or sells a security at any time when such person has committed a material violation of section 502.301, or

         d. Commits a material violation of any order issued by the administrator under this chapter, shall be liable to the person purchasing the security offered or sold in connection with such violation, who may sue either at law or in equity to recover the consideration paid for the security, together with interest at the legal rate from the date of payment, costs and reasonable attorneys' fees, less the amount of any income or distributions, in cash or in kind, received on the security, upon the tender of the security, or for damages if the purchaser no longer owns the security. Damages shall be the amount that would be recoverable upon a tender less

         (1) The value of the security when the purchaser disposed of it and

         (2) Interest on said value at the legal rate from the date of disposition. Any person on whose behalf an offering is made and any underwriter of the offering, whether on a best efforts or a firm commitment basis, shall be jointly and severally liable under this section, but in no event shall any underwriter be liable in any suit or suits authorized under this section for damages in excess of the total price at which the securities underwritten by it and distributed to the public were offered to the public. Tender requires only notice of willingness to exchange the security for the amount specified. Any notice may be given by service as in civil actions or by certified mail addressed to the last known address of the person liable.

         2. Any person who violates section 502.211 shall be liable to the person selling the security to such violator, which seller may sue either at law or in equity to recover the security, costs and reasonable attorney's fees, plus any income or distributions, in cash or in kind, received by the purchaser thereon, upon tender of the consideration received, or for damages if the purchaser no longer owns the security. Damages shall be the excess of the value of the security when the purchaser disposed of it, plus interest at the legal rate from the date of disposition, over the consideration paid for the security. Tender requires only notice of willingness to pay the amount specified in exchange for the security. Any notice may be given by service as in civil actions or by certified mail to the last known address of the person liable.

         3. In addition to other remedies provided in this chapter, in a proceeding alleging a violation of sections 502.211 through 502.218 the court may provide that all shares acquired from a resident of this state in violation of any provision of this chapter or rule or order issued pursuant to this chapter be denied voting rights for one year after acquisition, that the shares be nontransferable on the books of the target company, or that during this one-year period the target company have the option to call the shares for redemption either at the price at which the shares were acquired or at book value per share as of the last day of the fiscal quarter ended prior to the date of the call for redemption, which redemption shall occur on the date set in the call notice but not later than sixty days after the call notice is given.

         SECTION 502.504.  TIME LIMITATIONS ON RIGHTS OF ACTION.

         1. No action shall be maintained to enforce any liability created under either section 502.501 or section 502.503, subsection 1 insofar as it relates to section 502.501 unless brought within two years after the violation upon which it is based.

         2. No action shall be maintained to enforce any liability created under either section 502.502 or section 502.503, subsection 1, insofar as it relates to section 502.502, unless brought within the shorter of the following two periods:

         a. Five years after the act or transaction constituting the violation; or

         b. Two years after the plaintiff receives actual notice of, or upon the exercise of reasonable diligence should have known of, the facts constituting the violation.

         3. No Action shall be maintained to enforce any right of indemnification or contribution created by section 502.503, subsection 2 unless brought within one year after final judgment based upon the liability for which the right of indemnification or contribution exists.

         4. No purchaser may commence an action under sections 502.501,
502.502 or 502.503 if:

         a. Before suit is commenced, the purchaser has received a written offer:

         (1) Stating in reasonable detail why liability under such section may have arisen and fairly advising the purchaser of the purchaser's rights;

         (2) Offering to repurchase the security for cash, payable on delivery of the security, equal to the consideration paid, together with interest at the legal rate from the date of payment, less the amount of any income or distributions, in cash or in kind, received thereon or, if the purchaser no longer owns the security, offering to pay the purchaser upon acceptance of the offer an amount in cash equal to the damages computed in accordance with section 502.502, subsection 1; and

         (3) Stating that the offer may be accepted by the purchaser at any time within a specified period of not less than thirty days after the date of receipt thereof, or such shorter period as the administrator may by rule prescribe; and

         b. The purchaser has failed to accept such offer in writing within the specified period.

         5. No seller may commence an action under sections 502.501, 502.502 or 502.503 if:

         a. Before suit is commenced, the seller has received a written offer:

         (1) Stating in reasonable detail why liability under such section may have arisen and fairly advising the seller of the seller's rights;

         (2) Offering to return the security plus the amount of any income or distributions, in cash or in kind, received thereon upon payment of the consideration received, or, if the purchaser no longer owns the security, offering to pay the seller upon acceptance of the offer an amount in cash equal to the damages computed in accordance with section 502.502, subsection 2; and

         (3) Stating that the offer may be accepted by the seller at any time within a specified period of not less than thirty days after the date of receipt thereof, or such shorter period as the administrator may by rule prescribe; and

         b. The seller has failed to accept the offer in writing within the specified period.

         6. Offers under subsections 4 or 5 shall be in the form and contain the information the administrator by rule prescribes. Every offer under either subsection shall be delivered to the offeree personally or sent by certified mail addressed to the offeree at the offeree's last known address. If an offer is not performed in accordance with its terms, suit by the offeree under sections 502.501, 502.502 or 502.503 shall be permitted without regard to subsections 4 and 5 of this section.


KANSAS SECURITIES ACT

         SECTION 17-1255. UNLAWFUL TO SELL OR OFFER FOR SALE CERTAIN UNREGISTERED SECURITIES; PENALTY.

         (a) It is unlawful for any person to offer or sell any security in this state, unless:

         (1) It is registered under this act;

         (2) the security or transaction is exempt under K.S.A. 17-1261 or 17-1262, and amendments thereto; or

         (3) it is a federal covered security for which the fee has been paid and documents have been filed as required by K.S.A. 1997 Supp. 17-1270a.

         (b) A conviction for an intentional violation of this section is a severity level 7, nonperson felony. Any violation of this section committed on or after July 1, 1993, resulting in a loss of $25,000 or more, regardless of its location on the sentencing grid block, shall have a presumptive sentence of imprisonment.

         SECTION 17-1268. CIVIL LIABILITIES.

         (a) Any person, who offers or sells a security in violation of K.S.A. 17-1254 or 17-1255, and amendments thereto, or offers or sells a security by means of any untrue statement of a material fact or any omission to state a material fact necessary in order to make the statements made in the light of the circumstances under which they are made not misleading (the buyer not knowing of the untruth or omission) and who does not sustain the burden of proof that such person did not know and in the exercise of reasonable care could not have known of the untruth or omission, is liable to the person buying the security from such person, who may sue either at law or in equity to recover the consideration paid for the security, together with interest at 15% per annum from the date of payment, costs, and reasonable attorney fees, less the amount of any income received on the security, upon the tender of the security, or for damages if the buyer no longer owns the security. Damages are the amount that would be recoverable upon a tender less:

         (1) The value of the security when the buyer disposed of it; and (2) interest at 15% per annum from the date of disposition.

         (b) Every person who directly or indirectly controls a seller liable under subsection (a), every partner, officer, or director (or person occupying a similar status or performing similar functions) or employee of such a seller who materially aids in the sale, and every broker-dealer or agent who materially aids in the sale is also liable jointly and severally with and to the same extent as the seller, unless the nonseller who is so liable sustains the burden of proof that such nonseller did not know, and in the exercise of reasonable care could not have known, of the existence of the facts by reason of which the liability is alleged to exist. There is contribution as in cases of contract among the several persons so liable.

         (c) Any tender specified in this section may be made at any time before entry of judgment. Every cause of action under this statute survives the death of any person who might have been a plaintiff or defendant. No person may sue under this section if:

         (1) The buyer received a written offer, before suit and at a time when the buyer owned the security, to refund the consideration paid, together with interest at 15% per annum from the date of payment, less the amount of any income received on the security, and the buyer failed to accept the offer within 30 days of its receipt; or (2) the buyer received such an offer before suit and at a time when the buyer did not own the security, unless the buyer rejected the offer in writing within 30 days of its receipt.

         (d) No person who has made or engaged in the performance of any contract in violation of any provision of this act or any rule and regulation or order hereunder, or who has acquired any purported right under any such contract with knowledge of the facts by reason of which its making or performance was in violation, may base any suit on the contract. Any condition, stipulation, or provision binding any person acquiring any security or receiving any investment advice to waive compliance with any provision of this act or any rule and regulation or order hereunder is void.


SECURITIES ACT OF KENTUCKY

         SECTION 292.340. REGISTRATION OF SECURITIES.

         It is unlawful for any person to offer or sell any security in this state, unless the security is registered under this chapter, or the security or transaction is exempt under this chapter, or the security is a covered security.

         SECTION 292.480. CIVIL LIABILITIES.

         (1) Any person, who offers or sells a security in violation of this chapter or of any rules or orders promulgated hereunder or offers or sells a security by means of any untrue statement of a material fact or any omission to state a material fact necessary in order to make the statements made in the light of the circumstances under which they are made not misleading (the buyer nor knowing of the untruth or omission) and who does not sustain the burden of proof that he did not know and in the exercise of reasonable care could not have known of the untruth or omission is liable to the person buying the security from him, who may sue either at law or in equity to recover the consideration paid for the security, together with interest at the legal rate from the date of payment costs and reasonable attorneys' fees, less the amount of any income received on the security, upon the tender of the security, or for damages if he no longer owns the security. Damages are the amount that would be recoverable upon a tender less (a) the value of the security when the buyer has disposed of it and (b) interest at the legal rate from the date of disposition.

         (2) Any person who purchases a security in violation of the chapter or of any administrative regulations or orders promulgated under this chapter or who purchases a security by means of any untrue statement of a material fact or any omission to state a material fact necessary in order to make the statements made in light of the circumstances under which they are made not misleading, the seller not knowing of the untruth or omission, and who does not sustain the burden of proof that he did not know and in the exercise of reasonable care could not have known of the untruth or omission is liable to the person selling the security to him, who may sue either at law or in equity for:

         (a) A return of the security, together with any income received by the purchaser on the security, costs, and reasonable attorney's fees, upon a tender of the full amount of the consideration received for the security; or

         (b) If the purchaser no longer owns the security, the difference between the fair value of the security at the date of the transaction and the consideration received for the security, together with interest on the difference at the legal rate compounded annually from the date of the transaction, and costs and reasonable attorney's fees.

         (3) For purposes of paragraph (b) of subsection (2) of this section, when the purchaser no longer owns the security, if a seller seeking relief under paragraph (b) of subsection (2) of this section offers and presents admissible evidence of the highest intermediate value of the subject security as of some specific date occurring within a reasonable period of time after the date of the sale of the security but no later than the date an action under paragraph (b) of subsection (2) of this section is filed, or of the total consideration received by the purchaser in a subsequent sale of that security, it shall be presumed until rebutted by a preponderance of evidence to the contrary that the value or sale price, as applicable, is the fair value of the security at the date of the transaction as those terms are used in paragraph (b) of subsection (2) of this section to measure damages. For purposes of subsections (1) and (2) of this section and all other provisions of this chapter, statements and omissions may be either oral or written.

         (4) Every person who directly or indirectly controls a seller or purchaser liable under subsection (1) or (2) of this section, every partner, officer or director (or person occupying a similar status or performing similar functions) or employee of a seller or purchaser who materially aids in the sale or purchase, and every broker-dealer or agent who materially aids in the sale or purchase is also liable jointly and severally with and to the same extent as the seller or purchaser, unless the nonseller or nonpurchaser who is so liable sustains the burden of proof that he did not know, and in the exercise of reasonable care could not have known, of the existence of the facts by reason of which the liability is alleged to exist. There is contribution as in cases of contract among the several persons so liable.

         (5) Any tender specified in this section may be made at any time before entry of judgement. Every cause of action under this statute survives the death of any person who might have been a plaintiff or defendant. No person may sue under this section more than three (3) years after the occurrence of the act, omission, or transaction constituting a violation of this chapter. No person may sue under this section:

         (a) If the buyer received a written offer, before suit and at a time when he owned the security, to refund the consideration paid together with interest at the legal rate from the date of payment, less the amount of any income received on the security, and he failed to accept the offer within thirty
(30) days of its receipt;

         (b) If the buyer received an offer before suit and at a time when he did not own the security, unless he rejected the offer in writing within thirty
(30) days of its receipt; or

         (c) If paragraph (b) of subsection (2) or this section applies, and if the seller received a written offer before suit equal to the difference between the greater of the highest intermediate value of the security of the consideration received by the purchaser upon disposal of the security and the consideration received by the seller for the security, together with interest on the difference at the legal rate from the date of the transaction; or if paragraph (a) of subsection (2) of this section applies, and if the seller received a written offer to return the security together with any income received by the purchaser on the security; and in either case he failed to accept the offer within thirty (30) days of its receipt.

         (6) No person who has made or engaged in the performance of any contract in violation of any provision of this chapter or any rule or order hereunder, or who has acquired any purported right under any contract with knowledge of the facts by reason of which its making or performance was in violation, may base any suit on the contract. Any condition, stipulation or provision binding any person acquiring any security to waive compliance with any provision of this chapter or any rule or order hereunder is void.

         (7) The rights and remedies provided by this section are in addition to any other rights or remedies that may exist at law or in equity.


LOUISIANA SECURITIES LAW

         SECTION 51:705. REGISTRATION OF SECURITIES; WHEN AND HOW REQUIRED; DELIVERY OF PROSPECTUS.

         A. Generally. It shall be unlawful for any person to offer for sale or to sell any securities to any person in this state unless:

         (1) They are subject to an effective registration statement under this Part; or

         (2) The security or transaction is exempt under R.S. 51:708 or R.S. 51:709.

         SECTION 51:712. UNLAWFUL PRACTICES.

         A. It shall be unlawful for any person:

         (1) To offer to sell or to sell any security in violation of R.S. 51:703, 705, or any rule, regulation or order promulgated or issued by the commissioner under this Part.

         (2) To offer to sell or to sell a security by means of any oral or written untrue statement of a material fact or any omission to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they are made, not misleading, the buyer not knowing of the untruth or omission, if such person shall not sustain the burden of proof that he did not know, and in the exercise of reasonable care could not have known, of the untruth or omission.

         (3) To offer or sell any security:

         (a) Registered under R.S. 51:705(B) by means of any prospectus except a prospectus which complies with R.S. 51:705(B)(3).

         (b) Registered under R.S. 51:705(E) by means of any prospectus except a prospectus which complies with R.S. 51:705(E)(3).

         (c) Registered under R.S. 51:705(F) by means of any prospectus except a prospectus which complies with R.S. 51:705(F)(4).

         SECTION 51:714. CIVIL LIABILITY FROM SALES OF SECURITIES.

         A. Any person who violates R.S. 51:712(A) shall be liable to the person buying such security, and such buyer may sue in any court to recover the consideration paid in cash or, if such consideration was not paid in cash, the fair value thereof at the time such consideration was paid for the security with interest thereon from the date of payment down to the date of repayment as computed in R.S. 51:714(C)(1), less the amount of any income received thereon, together with all taxable court costs and reasonable attorney's fees, upon the tender, where practicable, of the security at any time before the entry of judgment, or for damages if he no longer owns the security. Damages are the amount which equals the difference between the fair value of the consideration the buyer gave for the security and the fair value of the security at the time the buyer disposed of it, plus interest thereon from the date of payment to the date of repayment as computed in R.S. 51:714(C)(2).

         B. Every person who directly or indirectly controls a person liable under Subsection A of this Section, every general partner, executive officer, or director of such person liable under Subsection A of this Section, every person occupying a similar status or performing similar functions, and every dealer or salesman who participates in any material way in the sale is liable jointly and severally with and to the same extent as the person liable under Subsection A of this Section unless the person whose liability arises under this Subsection sustains the burden of proof that he did not know and in the exercise of reasonable care could not have known of the existence of the facts by reason of which liability is alleged to exist. There is contribution as in the case of contract among several persons so liable.

         C. (1) No person may sue under this Section more than two years from the date of the contract for sale or sale, if there is no contract for sale. No person may sue under this Section:

         (a) If the buyer received a written offer, before suit and at a time when he owned the security, to repay in cash or by certified or official bank check, within thirty days from the date of acceptance of such offer in exchange for the securities, the fair value of the consideration paid, determined as of the date such payment was originally paid by the buyer, together with interest on such amount for the period from the date of payment to the date of repayment, such interest to be computed in case the security consists of an interest-bearing obligation, at the same rate as provided in the security or, in case the security consists of other than an interest-bearing obligation, at the applicable rate of legal interest, less, in every case, the amount of any income received on the security, and:

         (i) Such offeree does not accept the offer within thirty days of its receipt or

         (ii) If such offer was accepted, the terms thereof were complied with by the offeror;

         (b) If the buyer received a written offer before suit and at a time when he did not own the security to repay in cash or by certified or official bank check, within thirty days from the date of acceptance of such offer, an amount equal to the difference between the fair value of the consideration the buyer gave for the security and the fair value of the security at the time the buyer disposed of it, together with interest on such amount for the period from the date of payment down to the date of repayment, such interest to be computed in case the security consists of an interest-bearing obligation at the same rate as provided in the security or, in case the security consists of other than an interest-bearing obligation, at the applicable rate of legal interest, less, in every case, the amount of any income received on the security, and

         (i) Such offeree does not accept the offer within thirty days of its receipt or

         (ii) If such offer was accepted, the terms thereof were complied with by the offeror

         Provided, that no written offer shall be effective within the meaning of this Subsection unless, if it were an offer to sell securities, it would be exempt under R.S. 51:709 or, if registration would have been required, then unless such rescission offer has been registered and effected under R.S. 51:705. Any person who is paid for his security in the amount provided by this Subsection shall be foreclosed from asserting any remedies under this Part, regardless of whether the other requirements of this Subsection have been complied with.

          D. Every cause of action under this Part survives the death of any person who might have been a plaintiff or defendant.

          E. Nothing in this Part shall limit any statutory or civil right of any person to bring action in any court for any act involved in the sale of securities or the right of this state to punish any person for any violation of any law. The attorney general and each of the district attorneys throughout this state, with regard to violation of this Part in their respective districts, shall lend full assistance to the commissioner in any investigations or prosecutions that the commissioner may deem necessary under the provisions of this Part.

REVISED MAINE SECURITIES ACT

         SECTION 10605. CIVIL LIABILITY.

         1. Offer or sale of security. Any person who offers or sells a security in violation of section 10201, 10205, 10301, 10401 or 10405, subsection 8, or any rule of the administrator relating to those sections or any condition imposed under section 10405, subsection 7, is liable to the person purchasing the security from that person. The person purchasing the security may sue to recover the consideration paid for the security, together with interest at the legal rate from the date of payment, costs and reasonable attorneys' fees less the amount of any income received on the security, upon the tender of the security, or for damages plus costs and reasonable attorneys' fees if the person no longer owns the security. Damages are the amount that would be recoverable upon a tender less the value of the security when the purchaser disposed of it and interest at the legal rate from the date of disposition. Tender shall require only notice of willingness to exchange the security for the amount specified. A person who offers or sells a security in violation of section 10201, subsection 2, is not liable under this subsection if the purchaser knew of the untrue statement of a material fact or omission of a statement of a material fact; or the person sustains the burden of proof to establish that the person did not know and in the exercise of reasonable care could not have known of the untrue statement or omission.

         2. Purchase of a security. Any person who purchases a security in violation of section 10201, subsection 2, is liable to the person selling the security to that person. The person selling the security may sue to recover the security, plus any income received by the purchaser on the security upon tender of the consideration received, costs and reasonable attorneys' fees, or for damages plus costs and reasonable attorneys' fees if the purchaser no longer owns the security. Damages are the excess of the value of the security when the purchaser acquired it, plus interest at the legal rate on that amount from the date of disposition, over the consideration paid for the security plus any income received on the security. Tender requires only notice of willingness to pay the amount specified in exchange for the security. A person who purchases a security in violation of section 10201, subsection 2, is not liable under this subsection if the seller knew of the untrue statement of a material fact or omission of a statement of a material fact; or the person sustains the burden of proof to establish that the person did not know and in the exercise of reasonable care could not have known of the untrue statement or omission.

         3. Control persons. Every person who directly or indirectly controls another person liable under subsection 1 or 2, every partner, officer or director of that other person, every person occupying a similar status or performing similar functions, every employee of that other person who materially aids in the act or transaction constituting the violation and every broker-dealer or sales representative who materially aids in the act or transaction constituting the violation is also liable jointly and severally with and to the same extent as that other person, unless the person otherwise secondarily liable under this Act proves that the person did not know, and in the exercise of reasonable care could not have known, of the existence of the facts by reason of which the liability is alleged to exist. There is contribution as in cases of contract among the several persons so liable.

SECTION 10606. CIVIL STATUTE OF LIMITATIONS.

         No person may sue under section 10605, unless suit is brought within 2 years after the violation, except that, if liability arises under subchapter II, suit must be brought within 2 years after the discovery of the violation or after discovery should have been made by the exercise of reasonable diligence.

SECTION 10607. RESCISSION AND SETTLEMENT OFFERS.

         1. Purchaser. No purchaser may commence an action under section 10605 if, before suit is commenced, the purchaser has received a written offer:

         A. Stating the respect in which liability under section 10605 may have arisen and fairly advising the purchaser of the purchaser's rights;

         B. Offering to repurchase the security for cash, payable on delivery of the security, equal to the consideration paid, together with interest at the legal rate from the date of payment, less the amount of any income received thereon, or, if the purchaser no longer owns the security, offering to pay the purchaser upon acceptance of the offer an amount in cash equal to the damages computed in accordance with section 10605, subsection 1; and

         C. Stating that the offer may be accepted by the purchaser at any time within a specified period of not less than 30 days after the date of its receipt by the purchaser.

         2. Seller. No seller may commence an action under section 10605 if, before suit is commenced, the seller has received a written offer:

         A. Stating the respect in which liability under section 10605 may have arisen and fairly advising the seller of the seller's rights;

         B. Offering to return the security, plus the amount of any income received on the security, upon payment of the consideration received, or, if the purchaser no longer owns the security, offering to pay the seller upon acceptance of the offer an amount in cash equal to the damages computed in accordance with section 10605, subsection 2; and

         C. Providing that the offer may be accepted by the seller at any time within a specified period of not less than 30 days after the date of its receipt by the seller.

         3. Form of offer. The administrator, by rule, may prescribe the form in which the information specified in subsections 1 and 2 shall be contained in any offer made under subsection 1 or 2.

         4. Delivery of offer. Every offer under subsection 1 or 2 shall be delivered to the offeree or sent by certified mail to the offeree at the offeree's last known address.

         5. Statute of limitation tolled. If an offer is not performed in accordance with its terms, suit by the offeree under section 10605 shall be permitted without regard to this section and the statute of limitations shall toll from the time of receipt of the offer until 60 days after the rescission or settlement offer was to have been performed.

MARYLAND SECURITIES ACT

         SECTION 11-501. REGISTRATION REQUIREMENT.

         A person may not offer or sell any security in this State unless:

         (1) The security is registered under this title;

         (2) The security or transaction is exempted under Subtitle 6 of this title; or

         (3) The security is a federal covered security.

         SECTION 11-703. CIVIL LIABILITIES.

         (a) When seller, purchaser or advisor liable. (1) A person is civilly liable to the person buying a security from him if he:

         (i) Offers or sells the security in violation of Section 11-304(b),
Section 11-401(a), Section 11-402(a), or Section 11-501 of this title, or of any rule or order under Section 11-205 of this title which requires the affirmative approval of sales literature before it is used; or

         (ii) Offers or sells the security by means of any untrue statement of a material fact or any omission to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they are made, not misleading, the buyer not knowing of the untruth or omission, and if he does not sustain the burden of proof that he did not know, and in the exercise of reasonable care could not have known, of the untruth or omission.

         (2) A person is civilly liable to the person selling a security to him if he offers to purchase or purchases the security by means of any untrue statement of a material fact or any omission to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading, the seller not knowing of the untruth or omission, and if he does not sustain the burden of proof that he did not know, and in the exercise of reasonable care could not have known, of the untruth or omission.

         (3) A person is civilly liable to another person if the person:

         (i) Acts as an investment adviser or representative in violation of
Section 11-302(c), Section 11-401(b), Section 11-402(b), or Section 11-304(b)
of this title or any rule or order promulgated under it, except that an action based on a violation of Section 11-402(b) of this title may not be maintained except by those persons who directly received advice from the unregistered investment adviser representative; or

         (ii) Receives, directly or indirectly, any consideration from another person for advice as to the value of securities or their purchase or sale or for acting as an investment adviser or representative under Section 11-101(h) and (i) of this title, whether through the issuance of analyses, reports, or otherwise, and employs any device, scheme, or artifice to defraud such other person or engages in any act, practice or course of business which operates or would operate as a fraud or deceit on such other person.

         (b) Extent of liability. (1) A buyer may sue either at law or in equity:

         (i) On tender of the security, to recover the consideration paid for the security, together with interest at the rate provided for in Section 11-107(a) of the Courts and Judicial Proceedings Article, as amended, from the date of payment, costs, and reasonable attorneys' fees, less the amount of any income received on the security; or

         (ii)     If he no longer owns the security, for damages.

         (2) A seller may sue either at law or in equity:

         (i) On tender of the consideration paid for the security, to recover the security, together with the amount of any income received on the security, costs, and reasonable attorneys' fees; or

         (ii)     If the buyer no longer owns the security, for damages.

         (3) For the purposes of subsection (b)(1)(ii) of this section, damages are the amount that would be recoverable on a tender less the value of the security when the buyer disposed of it and interest at the rate provided for in
Section 11-107(a) of the Courts and Judicial Proceedings Article, as amended, from the date of disposition.


         (4)


         (i) In any action brought under subsection (a)(3) of this section a person may sue either at law or in equity for the rescission of the advisory contract and any damages resulting from the violation, together with interest at the rate provided for in Section 11-107(a) of the Courts and Judicial Proceedings Article, as amended, from the date of payment of the consideration, costs, and reasonable attorneys' fees, less the amount of any income received from such advice.


         (ii) An action based on a violation of Section 11-302(c) of this title may not prevail where the person accused of the violation sustains the burden of proof that he did not know, and in the exercise of reasonable care could not have known, of the existence of the facts by reason of which the liability is alleged to exist.


         (c) Others jointly and severally liable with seller or purchaser.


         (1) Every person who directly or indirectly controls a person liable under subsection (a) of this section, every partner, officer, or director of the person liable, every person occupying a similar status or performing similar functions, every employee of the person liable who materially aids in the conduct giving rise to the liability, and every broker-dealer or agent who materially aids in such conduct are also liable jointly and severally with and to the same extent as the person liable, unless able to sustain the burden of proof that he did not know, and in exercise of reasonable care could not have known, of the existence of the facts by reason of which the liability is alleged to exist.

         (2) There is contribution as in cases of contract among the several persons so liable.

         (d) Time of making tender. Any tender specified in this section may be made at any time before entry of judgment.

         (e) Survival of cause of action. Every cause of action under this statute survives the death of any person who might have been a plaintiff or defendant.

         (f) Limitation of actions; effect of offer of refund.


         (1) A person may not sue under subsections (a)(1) and (2) of this section after the earlier to occur of 3 years after the contract of sale or purchase or the time specified in paragraph (2) of this subsection.

         (2) An action may not be maintained:

         (i) To enforce any liability created under subsection (a)(1)(i) of this section, unless brought within one year after the violation on which it is based; or

         (ii) To enforce any liability created under subsection (a)(1)(ii) or
(2) of this section, unless brought within one year after the discovery of the untrue statement or omission, or after the discovery should have been made by the exercise of reasonable diligence.

         (3) A person may not sue under subsection (a)(3) of this section more than 3 years after the date of the advisory contract or the rendering of investment advice, or the expiration of 2 years after the discovery of the facts constituting the violation, whichever first occurs.

         (4) A person may not sue under this section:

         (i) If the buyer received a written offer, before suit and at a time when he owned the security or asset, to refund the consideration paid together with interest at the rate provided for in Section 11-107(a) of the Courts and Judicial Proceedings Article, as amended, from the date of payment, less the amount of any income received on the security or asset, and he failed to accept the offer within 30 days of its receipt;

         (ii) If the buyer received the offer before suit and at a time when he did not own the security or asset, unless he rejected the offer in writing within 30 days of its receipt; or

         (iii) If the seller received a written offer from the buyer, before suit, to return the security or asset, together with the amount of any income received on the security, less interest at the rate provided for in
Section 11-107(a) of the Courts and Judicial Proceedings Article, as amended, from the date of payment, and he failed to accept the offer within 30 days of its receipt.

         (g) Effect of making or performing contract with knowledge of facts. A person may not base any suit on any contract if he:

         (1) Has made or engaged in the performance of the contract in violation of any provision of this title or any rule or order under this title; or

         (2) Has acquired any purported right under the contract with knowledge of the facts by reason of which its making or performance was in violation.

         (h) Provision for waiver of compliance with section void. Any condition, stipulation, or provision binding any person acquiring any security or asset or receiving any investment advice to waive compliance with any provision of this title or any rule or order under this title is void.

         (i) Rights and remedies additional to others. The rights and remedies provided by this title are in addition to any other rights or remedies that may exist at law or in equity, but this title does not create any cause of action not specified in this section or Section 11-410 of this title.


MASSACHUSETTS UNIFORM SECURITIES ACT

         SECTION 301. REGISTRATION REQUIREMENT.

         It is unlawful for any person to offer or sell any security in the commonwealth unless (1) it is registered under this chapter or (2) the security or transaction is exempted under section 402.

         SECTION 410. CIVIL LIABILITIES.

         (a) Any person who

         (1) offers or sells a security in violation of section 201(a), 301, or 405(b), or of any rule or order under section 403 which requires the affirmative approval of sales literature before it is used, or of any condition imposed under section 303(d), or

         (2) offers or sells a security by means of any untrue statement of a material fact or any omission to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they are made, not misleading, the buyer not knowing of the untruth or omission, and who does not sustain the burden of proof that he did not know, and in the exercise of reasonable care could not have known, of the untruth or omission, is liable to the person buying the security from him, who may sue either at law or in equity to recover the consideration paid for the security, together with interest at six per cent per year from the date of payment, costs, and reasonable attorneys' fees, less the amount of any income received on the security, upon the tender of the security, or for damages if he no longer owns the security. Damages are the amount that would be recoverable upon a tender less the value of the security when the buyer disposed of it and interest at six per cent per year from the date of disposition.

         (b) Every person who directly or indirectly controls a seller liable under subsection (a), every partner, officer, or director of such a seller, every person occupying a similar status or performing similar functions, every employee of such a seller who materially aids in the sale, and every broker-dealer or agent who materially aids in the sale are also liable jointly and severally with and to the same extent as the seller, unless the non-seller who is so liable sustains the burden of proof that he did not know, and in exercise of reasonable care could not have known, of the existence of the facts by reason of which the liability is alleged to exist. There is contribution as in cases of contract among the several persons so liable.

         (c) Any tender specified in this section may be made at any time before entry of judgment.

         (d) Every cause of action under this statute survives the death of any person who might have been a plaintiff or defendant.

         (e) No person may sue under this section more than four years after the discovery by the person bringing the action of a violation of this chapter or any rule promulgated or order issued thereunder. No person may sue under this section (1) if the buyer received a written offer, before suit and at a time when he owned the security, to refund the consideration paid together with interest at six percent per year from the date of payment, less the amount of any income received on the security, and he failed to accept the offer within thirty days of its receipt, or (2) if the buyer received such an offer before suit and at a time when he did not own the security, unless he rejected the offer in writing within thirty days of its receipt.

         (f) No person who has made or engaged in the performance of any contract in violation of any provision of this chapter or any rule or order hereunder, or who has acquired any purported right under any such contract with knowledge of the facts by reason of which its making or performance was in violation, may base any suit on the contract.

         (g) Any condition, stipulation, or provision binding any person acquiring any security to waive compliance with any provision of this chapter or any rule or order hereunder is void.

         (h) The rights and remedies provided by this chapter are in addition to any other rights or remedies that may exist at law or in equity, but this chapter does not create any cause of action not specified in this section.

MICHIGAN UNIFORM SECURITIES ACT

         SECTION 301. SALE OF SECURITIES; REGISTRATION REQUIREMENT.

         It is unlawful for any person to offer or sell any security in this state unless (1) it is registered under this act or (2) the security or transaction is exempted under section 402.

         SECTION 410. OFFER OR SALE OF SECURITY OR COMMODITY CONTRACT; LIABILITY; DAMAGES; CONTRIBUTION; TENDER; SURVIVAL OF ACTION; LIMITATIONS; RESCISSION OFFER; DISCLOSURE; SUIT BASED ON CONTRACT; RIGHTS AND REMEDIES CUMULATIVE.

         (a) Any person who does either of the following shall be liable to the person buying the security or commodity contract from him or her and the buyer may sue either at law or in equity to recover the consideration paid for the security or commodity contract, together with interest at 6% per year from the date of payment, costs, and reasonable attorneys' fees, less the amount of income received on the security or commodity contract, upon the tender of the security or commodity contract, or, if he or she no longer owns the security or commodity contract, for damages which shall be the amount that would be recoverable upon a tender less the value of the security or commodity contract when the buyer disposed of it and interest at 6% per year from the date of disposition:

         (1) Offers or sells a security or commodity contract in violation of section 201(a), 301, or 405(b) or of any rule or order under section 403, which requires the affirmative approval of sales literature before it is used, or of any condition imposed under section 304(d), 305(f), 305(g), or 412(g), or

         (2) Offers or sells a security or commodity contract by means of any untrue statement of a material fact or any omission to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they are made, not misleading, the buyer not knowing of the untruth or omission, and who does not sustain the burden of proof that he or she did not know, and in the exercise of reasonable care could not have known, of the untruth or omission.

         (b) Every person who directly or indirectly controls a seller liable under subsection (a), every partner, officer, or director of such a seller, every person occupying a similar status or performing similar functions, every employee of such a seller who materially aids in the sale, and every broker-dealer or agent who materially aids in the sale are also liable jointly and severally with and to the same extent as the seller, unless the non-seller who is so liable sustains the burden of proof that he or she did not know, and in exercise of reasonable care could not have known, of the existence of the facts by reason of which the liability is alleged to exist. There is contribution as in cases of contract among the several persons so liable.

         (c) Any tender specified in this section may be made at any time before entry of judgment.

         (d) Every cause of action under this statute survives the death of any person who might have been a plaintiff or defendant.

         (e) A person may not bring an action under subsection (a)(1) more than 2 years after the contract of sale. A person may not bring an action under subsection (a)(2) more than 2 years after such person, in the exercise of reasonable care, knew or should have known of the untruth or omission, but in no event more than 4 years after the contract of sale. A person may not bring an action under this section if the buyer received a written offer, before the action and at a time when he or she owned the security or commodity contract, to refund the consideration paid together with interest at 6% per year from the date of payment, less the amount of any income received on the security, and he or she failed to accept the offer within 30 days of its receipt, or if the buyer received such an offer before the action and at a time when he or she did not own the security or commodity contract, unless he or she rejected the offer in writing within 30 days of its receipt. The documents making full written disclosure about the financial and business condition of the issuer and the financial and business risks associated with the retention of the securities or commodities shall be provided to the offeree concurrently with the written rescission offer. Such an offer shall not be made until 45 days after the date of sale of the securities and acceptance or rejection of the offer shall not be binding until 48 hours after receipt by the offeree. The rescission offer shall recite the provisions of this section. A rescission offer under this section shall not be valid unless the offeror substantiates that it has the ability to fund the offering and this information is set forth in the disclosure documents.

         (f) No person who has made or engaged in the performance of any contract in violation of any provision of this act or any rule or order hereunder, or who has acquired any purported right under any such contract with knowledge of the facts by reason of which its making or performance was in violation, may base any suit on the contract.

         (g) Any condition, stipulation, or provision binding any person acquiring any security or commodity contract to waive compliance with any provision of this act or any rule or order hereunder is void.

         (h) The rights and remedies provided by this act are in addition to any other rights or remedies that may exist at law or in equity, but this act does not create any cause of action not specified in this section or section 202(e).


MINNESOTA SECURITIES ACT

         SECTION 80A.08. REGISTRATION REQUIREMENT.

         It is unlawful for any person to offer or sell any security in this state unless (a) it is registered under sections 80A.01 to 80A.31 or (b) the security or transaction is exempted under section 80A.15 or (c) it is a federal covered security.

         SECTION 80A.23. CIVIL LIABILITIES.

         Subdivision 1. Any person who sells a security in violation of sections 80A.08 or 80A.18, or of any condition imposed under section 80A.11, subdivision 4, or 80A.12, subdivisions 5 and 6, is liable to the person purchasing the security, who may sue either in equity for rescission upon tender of the security or at law for damages if that person no longer owns the security. In any action for rescission, the purchaser shall be entitled to recover the consideration paid for the security together with interest at the legal rate, costs, and reasonable attorney's fees, less the amount of any income received on the securities. In an action at law, damages shall be the consideration paid for the security together with interest at the legal rate to the date of disposition, costs, and reasonable attorney's fees, less the value of the security at the date of disposition.

         Subd. 2. Any person who violates section 80A.01 in connection with the purchase or sale of any security shall be liable to any person damaged thereby who sold such security to that person or to whom that person sold such security, and any person who violates section 80A.03 in connection with the purchase or sale of any security shall be liable to any person damaged by the conduct prescribed by section 80A.03. Any person who violates section 80A.02 in connection with the purchase or sale of any security shall be liable to any investment advisory client who is damaged thereby. Damages in an action pursuant to this subdivision shall include the actual damages sustained plus interest from the date of payment or sale, costs and reasonable attorney's fees.

         Subd. 3. Every person who directly or indirectly controls a person liable under subdivision 1 or 2, every partner, principal executive officer or director of such person, every person occupying a similar status or performing a similar function, every employee of such person who materially aids in the act or transaction constituting the violation, and every broker-dealer or agent who materially aids in the act or transaction constituting the violation, are also liable jointly and severally with and to the same extent as such person. There is contribution as in cases of contract among the several persons so liable.

         Subd. 4. No person shall be liable under subdivisions 1 to 3 who shall sustain the burden of proof that the person did not know, and in the exercise of reasonable care could not have known, of the existence of facts by reason of which the liability is alleged to exist.

         Subd. 5. Any tender specified in this section may be made at any time before entry of judgment. Tender by a purchaser shall require only notice of willingness to exchange the security for the amount computed pursuant to subdivision 1. Tender by a seller shall require only notice of willingness to pay the amount specified in exchange for the security. Any notice may be given by service as in civil actions or by certified mail to the last known address of the person liable.

         Subd. 6. Every cause of action under this statute survives the death of any person who might have been a plaintiff or defendant.

         Subd. 7. No person may commence an action under subdivision 1 more than three years after the sale upon which such action is based. No person may commence an action under subdivision 2 more than three years after the occurrence of the act or transaction constituting the violation.

         Subd. 8. No purchaser may commence an action under subdivision 1 if, before suit is commenced, the purchaser has received a written offer to repurchase the security for cash payable on delivery of the security equal to the consideration paid, together with interest at the legal rate from the date of payment, less the amount of any income received thereon or, if the purchaser no longer owns the security, an offer to pay an amount in cash equal to the damages computed in accordance with subdivision 1 and the purchaser has failed to accept such offer in writing within 30 days of its receipt. No offer shall be effective to prevent suit under this section unless a duplicate copy thereof shall have been filed with the commissioner at least 20 days prior to its delivery to the offeree and the commissioner shall not have objected to the offer within that time. The offer shall be in the form and contain the information the commissioner by rule or order prescribes. If the offer is not performed in accordance with its terms, suit by the offeree under this section shall be permitted without regard to this subdivision.

         Subd. 9. No person who has made or engaged in the performance of any contract in violation of any provision of this section or any rule or order hereunder or has acquired any purported rights under any such contract with knowledge of the facts by reason of which its making or performance was in violation may base any suit on such violation under the contract.

         Subd. 10. Any condition, stipulation or provision binding any person to waive compliance with any provision of sections 80A.01 to 80A.31 or any rule or order hereunder in the purchase or sale of any security is void.

         Subd. 11. The rights and remedies promulgated by sections 80A.01 to 80A.31 are in addition to any other right or remedy that may exist at law or in equity, but sections 80A.01 to 80A.31 do not create any cause of action not specified in this section or section 80A.05, subdivision 5. No civil cause of action may be based solely upon the failure of a broker-dealer or agent to comply with the requirements of section 80A.04, subdivision 1 or 3, except a cause of action arising under section 45.027.


MISSISSIPPI SECURITIES ACT

         SECTION 75-71-401. REGISTRATION OR EXEMPTION REQUIRED.

         Except as provided for in Section 75-71-109(a), it is unlawful for any person to offer or sell any security in the State of Mississippi unless (1) it is registered under this chapter or (2) the security or transaction is exempted under Article 3 of this chapter.

         SECTION 75-71-717. LIABILITY TO BUYERS FOR ILLEGAL OR FRAUDULENT SALES OR OFFERS.

         (a) Any person who (1) offers or sells a security in violation of
Section 75-71-117(a), 75-71-301 or 75-71-401, or of any rule or order under
Section 75-71-113 which requires the affirmative approval of sales literature before it is used, or of any condition imposed under Section 75-71-405(d) or 75-71-417, or (2) offers or sells a security by the use of any written or oral communication which contains any untrue statement of a material fact or any omission to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they are made, not misleading (the buyer not knowing of the untruth or omission), and who does not sustain the burden of proof that he did not know, and in the exercise of reasonable care could not have known, of the untruth or omission, is liable to the person buying the security from him, who may sue either at law or in equity to recover the consideration paid for the security, together with interest at eight percent (8%) per year from the date of payment, costs and reasonable attorneys' fees, less the amount of any income received on the security, upon the tender of the security, or for damages if he no longer owns the security. Damages are the amount that would be recoverable upon a tender less the value of the security when the buyer disposed of it and interest at eight percent (8%) per year from the date of disposition.

         (b) No buyer may sue under this section if, before suit is commenced, the buyer has received a written offer stating the respect in which liability under this section may have arisen and fairly advising the buyer of his rights; offering to repurchase the security for cash payable on delivery of the security equal to the consideration paid, together with interest at six percent (6%) from the date of payment, less the amount of any income received on the security or, if the buyer no longer owns the security, offering to pay the buyer upon acceptance of the offer an amount in cash equal to the damages computed in accordance with subsection (a); and stating that the offer may be accepted by the buyer at any time within thirty (30) days of its receipt; and the buyer has failed to accept such offer in writing within the specified period.

         SECTION 75-71-725. LIMITATION OF ACTIONS.

         No action shall be maintained to enforce any liability created under section 75-71-717(2) unless brought within two (2) years after the discovery of the untrue statement or omission, or after such discovery should have been made by the exercise of reasonable diligence, or, if the action is to enforce a liability created under section 75-71-717(1) unless brought within two (2) years after the violation upon which it is based.

MISSOURI UNIFORM SECURITIES ACT

         SECTION 409.301. REGISTRATION REQUIREMENT (SECURITIES).

         It is unlawful for any person to offer or sell any security in this state unless:

         (1) It is registered under this act;

         (2) The security or transaction is exempted under section 409.402; or

         (3) It is a federal covered security.

         SECTION 409.411. CIVIL LIABILITIES.

         (a) Any person who:

         (1) Offers or sells a security in violation of section 409.201(a), 409.301, or 409.405(b), or of any rule or order under section 409.403 which requires the affirmative approval of sales literature before it is used, or of any condition imposed under section 409.304(d), 409.305(f), or 409.305(g); or

         (2) Offers or sells a security by means of any untrue statement of a material fact or any omission to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they are made, not misleading (the buyer not knowing of the untruth or omission), and who does not sustain the burden of proof that he did not know, and in the exercise of reasonable care could not have known, of the untruth or omission, is liable to the person buying the security from him, who may sue either at law or in equity to recover the amount specified under subsection (j) of this section.

         (b) Any person who:

         (1) Engages in the business of advising others, for compensation, either directly or through publications or writings, as to the value of securities or as to the advisability of investing in, purchasing, or selling securities, or who, for compensation and as a part of a regular business, issues or promulgates analyses or reports concerning securities in violation of section 409.102, 409.201(c) or (d), 409.405(b); or

         (2) Receives directly or indirectly any consideration from another person for advice as to the value of securities or their purchase or sale, whether through the issuance of analyses, reports or otherwise and employs any device, scheme, or artifice to defraud such other person or engages in any act, practice or course of business which operates or would operate as a fraud or deceit on such other person, is liable to that person who may sue either at law or in equity to recover the consideration paid for such advice and any loss due to such advice, together with interest at eight percent per year from the date of payment of the consideration plus costs and reasonable attorney's fees, less the amount of any income received from such advice in the amount specified in subsection (j) of this section.

         (c) Every person who directly or indirectly controls a person liable under subsections (a) and (b) of this section, including every partner, officer, or director of such a person, every person occupying a similar status or performing similar functions, every employee of such a person who materially aids in the conduct giving rise to the liability, and every broker-dealer or agent who materially aids in such conduct is also liable jointly and severally with and to the same extent as such person, unless able to sustain the burden of proof that he did not know, and in exercise of reasonable care could not have known, of the existence of the facts by reason of which the liability is alleged to exist. There is contribution as in cases of contract among the several persons so liable.

         (d) Any tender specified in this section may be made at any time before entry of judgment.

         (e) Every cause of action under this statute survives the death of any person who might have been a plaintiff or defendant.

         (f) No person may sue under this section more than three years after the contract of sale, or the rendering of investment advice.

         (g) No person may sue under this section (1) if the buyer received a written offer, before suit and at a time when he owned the security, to refund the consideration paid together with interest at eight percent per year from the date of payment, less the amount of any income received on the security, and he failed to accept the offer within thirty days of its receipt, or (2) if the buyer received such an offer before suit and at a time when he did not own the security, unless he rejected the offer in writing within thirty days of its receipt.

         (h) No person who has made or engaged in the performance of any contract in violation of any provision of sections 409.101 to 409.419 or any rule or order hereunder, or who has acquired any purported right under any such contract with knowledge of the facts by reason of which its making or performance was in violation, may base any suit on the contract.

         (i) Any condition, stipulation, or provision binding any person acquiring any security or receiving any investment advice to waive compliance with any provision of sections 409.101 to 409.419 or any rule or order hereunder is void.

         (j) The amounts recoverable by a person damaged as a result of a violation of subsection (a) or (b) of this section shall be the consideration paid for the purchase of the security together with interest at eight percent per year from the date of payment, cost, and reasonable attorney's fees, less the amount of any income received on the security, upon the tender of the security, or for damages if he no longer owns the security. "Damages" is the amount that would be recoverable upon the tender less the value of the security when the buyer disposed of it and interest at eight percent per year from the date of disposal. An action pursuant to a violation of subsection
(b) of this section may not be maintained except by those persons who directly receive advice from the person charged with the violation. Any recovery under subsection (b) of this section must be offset by any recovery received from any source under subsection (a) of this section.

         (k) The rights and remedies provided by sections 409.101 to 409.419 are in addition to any other rights or remedies that may exist at law or in equity, but sections 409.101 to 409.419 do not create any cause of action not specified in this section or section 409.202(e).

NEVADA UNIFORM SECURITIES ACT

         SECTION 90.460. REGISTRATION REQUIREMENT.

         It is unlawful for a person to offer to sell or sell any security in this state unless the security is registered or the security or transaction is exempt under this chapter.

         SECTION 90.660. CIVIL LIABILITY.

         1. A person who offers or sells a security in violation of any of the following provisions:

         (a) Subsection 1 of NRS 90.310;

         (b) NRS 90.460;

         (c) Subsection 10 of NRS 90.500;

         (d) Subsection 2 of NRS 90.570;

         (e) Subsection 2 of NRS 90.610; or

         (f) A condition imposed in subsection 8 or 9 of NRS 90.500, is liable to the person purchasing the security. Upon tender of the security, the purchaser may recover the consideration paid for the security and interest at the legal rate of this state from the date of payment, costs and reasonable attorney's fees, less the amount of income received on the security. A purchaser who no longer owns the security may recover damages. Damages are the amount that would be recoverable upon a tender less the value of the security when the purchaser disposed of it, plus interest at the legal rate of this state from the date of disposition of the security, costs and reasonable attorney's fees determined by the court. Tender requires only notice of willingness to exchange the security for the amount specified.

          2. A person who offers or sells a security in violation of subsection 2 of NRS 90.570 is not liable under subsection 1 of this section if:

         (a) The purchaser knew that a statement of a material fact was untrue or that there was an omission of a statement of a material fact; or

         (b) The seller did not know and in the exercise of reasonable care could not have known of the untrue statement or misleading omission.

          3. A person who willfully participates in any act or transaction in violation of NRS 90.580 is liable to a person who purchases or sells a security, other than a security traded on a national securities exchange or quoted on a national automated quotation system administered by a self-regulatory organization, at a price that was affected by the act or transaction for the damages sustained as a result of the act or transaction. Damages are the difference between the price at which the securities were purchased or sold and the market value the securities would have had at the time of the person's purchases or sale in the absence of the act or transaction, plus interest at the legal rate of this state from the date of the act or transaction and reasonable attorney's fees.

          4. A person who directly or indirectly controls another person who is liable under subsection 1 or 3, a partner, officer or director of the person liable, a person occupying a similar status or performing similar functions, any agent of the person liable, an employee of the person liable if the employee materially aids in the act, omission or transaction constituting the violation, and a broker-dealer or sales representative who materially aids in the act, omission or transaction constituting the violation, are also liable jointly and severally with and to the same extent as the other person, but it is a defense that the person did not know, and in the exercise of reasonable care could not have known, of the existence of the facts by which the liability is alleged to exist. With respect to a person who directly or indirectly, controls another person who is liable under subsection 3, it is also a defense that the controlling person acted in good faith and did not, directly or indirectly, induce the act, omission or transaction constituting the violation. Contribution among the several persons liable is the same as in cases arising out of breach of contract.

         SECTION 90.670. STATUTE OF LIMITATIONS.

         A person may not sue under NRS 90.660 unless suit is brought within the earliest of 1 year after the discovery of the violation, 1 year after discovery should have been made by the exercise of reasonable care, or 5 years after the act, omission or transaction constituting the violation.

         SECTION 90.680. OFFER OF RESCISSION AND SETTLEMENT.

         1. Relief may not be obtained under subsection 1 of NRS 90.660 if, before suit is commenced, the purchaser:

         (a) Receives a written offer:

         (1) Stating the respect in which liability under NRS 90.660 may have arisen and fairly advising the purchaser of his rights of rescission;

         (2) If the basis for relief under subsection 1 of NRS 90.660 is a violation of subsection 2 of NRS 90.570, including financial and other information necessary to correct all material misstatements or omissions in the information which was required by this chapter to be furnished to the purchaser as of the time of the sale of the security to the purchaser;

         (3) Offering to repurchase the security for cash, payable on delivery of the security, equal to the consideration paid, plus interest at the legal rate of this state from the date of payment, less income received thereon, or, if the purchaser no longer owns the security, offering to pay the purchaser upon acceptance of the offer an amount in cash equal to the damages computed under subsection 1 of NRS 90.660 plus attorney's fees; and

         (4) Stating that the offer may be accepted by the purchaser at any time within a specified period of not less than 30 days after the date of its receipt by the purchaser or such shorter or longer time as the administrator by order prescribes; and

         (b) Fails to accept the offer in writing within the period specified under subparagraph (4) of paragraph (a).

         2. The administrator by regulation may prescribe the form in which the information specified in subsection 1 must be contained in an offer made under subsection 1.

         3. An offer under subsection 1 must be delivered to the offeree or sent in a manner which assures actual receipt by the offeree.

         4. If, after acceptance, a rescission offer is not performed in accordance with either its terms or this section, the offeree may obtain relief under NRS 90.660 without regard to this section.

NEW HAMPSHIRE UNIFORM SECURITIES ACT

         SECTION 421-B:11. REGISTRATION REQUIREMENT AND NOTICE FILING OF SECURITIES.

         I. It is unlawful for any person to offer or sell any security in this state unless it is registered under this chapter, the security or transaction is exempted under RSA 421-B:17, or it is a federal covered security for which the fee has been paid and documents have been filed as required by paragraph I-a of this section.

         SECTION 421-B:25. CIVIL LIABILITIES.

         I. Any person who sells a security in violation of RSA 421-B:11 or 421-B:20, I or of any condition imposed under RSA 421-B:14, IV or RSA 421-B:15, V, VI and VII, is liable to the person purchasing the security from him, who may sue either in equity for rescission upon tender of the security or at law for damages if he no longer owns the security. In any action for rescission, the purchaser shall be entitled to recover the consideration paid for the security together with interest at the legal rate, costs, and reasonable attorney's fees, less the amount of any income received on the securities. In an action at law, damages shall be the consideration paid for the security together with interest at the legal rate to the date of disposition, costs, and reasonable attorney's fees, less the value of the security at the date of disposition.

       II. Any person who violates RSA 421-B:3 in connection with the purchase or sale of any security shall be liable to any person damaged by the violation of that section who sold such security to him or to whom he sold such security, and any person who violates RSA 421-B:5 in connection with the purchase or sale of any security shall be liable to any person damaged by the conduct proscribed by RSA 421-B:5. Any person who violates RSA 421-B:4 in connection with the purchase or sale of any security shall be liable to any investment advisory client of his who is damaged by the violation of that section. Damages in an action pursuant to this paragraph shall include the actual damages sustained plus interest from the date of payment or sale, costs, and reasonable attorney's fees.

       III. Every person who directly or indirectly controls a person liable under paragraph I or II, every partner, principal executive officer, or director of such person, every person occupying a similar status or performing a similar function, every employee of such person who materially aids in the act or transaction constituting the violation, and every broker-dealer or agent who materially aids in the acts or transactions constituting the violation, are also liable jointly and severally with and to the same extent as such person. There is contribution as in cases of contract among the several persons so liable.

       IV. No person shall be liable under paragraphs I and III who shall sustain the burden of proof that he did not know, and in the exercise of reasonable care could not have known, of the existence of facts by reason of which the liability is alleged to exist.

       V. Any tender specified in this section may be made at any time before entry of judgment. Tender by a purchaser shall require only notice of willingness to exchange the security for the amount computed pursuant to paragraph I. Tender by a seller shall require only notice of willingness to pay the amount specified in exchange for the security. Any notice may be given by service as in civil actions or by certified mail to the last known address of the person liable.

       VI. Every cause of action under this chapter survives the death of any person who might have been a plaintiff or defendant.

      VII. A person may not recover under this section in actions commenced more than 6 years after his first payment of money to the broker-dealer or issuer in the contested transaction.

     VIII. No purchaser may commence an action under paragraph I if, before suit is commenced, the purchaser has received a written offer to repurchase the security for cash payable on delivery of the security equal to the consideration paid, together with interest at the legal rate from the date of payment, less the amount of any income received on the security or, if the purchaser no longer owns the security, an offer to pay an amount in cash equal to the damages computed in accordance with paragraph I and the purchaser has failed to accept such offer in writing within 30 days of its receipt. No offer shall be effective to prevent suit under this section unless a duplicate copy thereof shall have been filed with the secretary of state at least 20 days prior to its delivery to the offeree and the secretary of state shall not have objected to the offer within that time. The offer shall be in the form and contain the information the secretary of state by rule or order prescribes. If the offer is not performed in accordance with its terms, suit by the offeree under this section shall be permitted without regard to this subdivision.

       IX. No person who has made or engaged in the performance of any contract in violation of any provision of this section or any rule or order under this section or has acquired any purported rights under any such contract with knowledge of the facts by reason of which its making or performance was in violation may base any suit on such violation under the contract.

        X. Any condition, stipulation or provision binding any person to waive compliance with any provision of this chapter or any rule or order under this chapter in the purchase or sale of any security is void.

       XI. The rights and remedies promulgated by this chapter are in addition to any other right or remedy that may exist at law or in equity, but this chapter does not create any cause of action not specified in this section or RSA 421-B:8, V. No civil cause of action may be based solely upon the failure of a broker-dealer or agent to comply with the requirements of RSA 421-B:6, I or III, except a cause of action arising under RSA 421-B:23.

NEW JERSEY UNIFORM SECURITIES LAW

         SECTION 49:3-60. It is unlawful for any security to be offered or sold in this State unless:

         (a) The security or transaction is exempt under section 3 of P.L.1967,
c.93 (C.49:3-50);

         (b)      (Deleted by amendment, P.L.1997, c.276.)

         (c)      (Deleted by amendment, P.L.1985, c.405.)

         (d)      (Deleted by amendment, P.L.1985, c.405.)

         (e)      The security is registered under this act; or

         (f) It is a federal covered security for which a notice filing and fees have been submitted as required by section 14 of this act (C.49:3-60.1).

         SECTION 49:3-71. (a)  Any person who

         (1) Offers, sells or purchases a security in violation of subsection
(b) of section 8, subsection (a) of section 9 or section 13 of P.L.1967, c.93 (C.49:3-55, 49:3-56, or 49:3-60), or

         (2) Offers, sells or purchases a security by means of any untrue statement of material fact or any omission to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they are made, not misleading (the buyer not knowing of the untruth or omission), or

         (3) offers, sells or purchases a security by employing any device, scheme, or artifice to defraud, or

         (4) offers, sells or purchases a security by engaging in any act, practice or course of business which operates or would operate as a fraud or deceit upon any person, or

         (5) engages in the business of advising others, for compensation, either directly or through publications or writings, as to the value of securities, or as to the advisability of investing in, purchasing or selling securities, or who, for compensation and as a part of a regular business, issues or promulgates analyses or reports concerning securities (i) in willful violation of this act or of any rule or order promulgated pursuant to this act, or (ii) employs any device, scheme or artifice to defraud the other person or engages in any act, practice or course of business or conduct which operates or would operate as a fraud or deceit on the other person, is liable as set forth in subsection (c) of this section;

         (b)(1) If any claim is brought for violation of paragraph (2), (3),
(4) or (5) of subsection (a) of this section, the person who bought the security or received the investment advice shall sustain the burden of proof that the seller or giver of investment advice knew of the untruth or omission and intended to deceive the buyer or recipient of investment advice and that the buyer or recipient of investment advice has suffered a financial detriment;

         (2) If any claim is brought for violation of paragraph (2), (3), (4) or (5) of subsection (a) of this section involving a purchase of securities by others or investment advice as to the selling of securities, the person who sold the security or who received the investment advice to sell the security shall sustain the burden of proof that that person suffered a net loss with respect to that sale or investment advice taking into account all transactions by that person in the same security or any security convertible into that security within one year before or after the sale or advice which is the basis of the claim;

         (c) Any person who offered, sold or purchased a security or engaged in the business of giving investment advice to a person in violation of paragraph (1), (2), (3), (4) or (5) of subsection (a) of this section is liable to that person, who may bring an action either at law or in equity to recover the consideration paid for the security or the investment advice and any loss due to the advice, together with interest set at the rate established for interest on judgments for the same period by the Rules Governing the Courts of the State of New Jersey from the date of payment of the consideration for the investment advice or security, and costs, less the amount of any income received on the security, upon the tender of the security and any income received from the investment advice or on the security, or for damages if he no longer owns the security. Damages are the amount that would be recoverable upon a tender less the value of the security when the buyer disposed of it and interest at the rate established for interest on judgments for the same period by the Rules Governing the Courts of the State of New Jersey from the date of disposition;

         (d) Every person who directly or indirectly controls a seller liable under subsection (a) of this section, every partner, officer, or director of such a seller, or investment adviser, every person occupying a similar status or performing similar functions, every employee of such a seller or investment adviser who materially aids in the sale or in the conduct giving rise to the liability, and every broker-dealer, investment adviser, investment adviser representative or agent who materially aids in the sale or conduct are also liable jointly and severally with and to the same extent as the seller or investment adviser, unless the nonseller who is so liable sustains the burden of proof that he did not know, and in the exercise of reasonable care could not have known, of the existence of the facts under paragraphs (1) through (5) of subsection (a) of this section which give rise to liability. There is contribution as in cases of contract among the several persons so liable;

         (e) Any tender specified in this section may be made at any time before entry of judgment;

         (f) Every cause of action under this act survives the death of any person who might have been a plaintiff or defendant;

         (g) No person may bring an action under this section more than two years after the contract of sale or the rendering of the investment advice, or more than two years after the time when the person aggrieved knew or should have known of the existence of his cause of action, whichever is later. No person may bring an action under this section (1) if the buyer received a written offer, before suit and at a time when he owned the security, to refund the consideration paid, together with interest at the rate established for interest on judgments for the same period by the Rules Governing the

Courts of the State of New Jersey at the time the offer was made, from the date of payment, less the amount of any income received on the security, and he failed to accept the offer within 30 days of its receipt, or (2) if the buyer received such an offer before suit and at a time when he did not own the security, unless he rejected the offer in writing within 30 days of its receipt;

         (h) No person who has made or engaged in the performance of any contract in violation of any provision of this act or any rule or order hereunder, or who has acquired any purported right under any such contract with knowledge of the facts by reason of which its making or performance was in violation, may base any suit on the contract;

         (i) Any condition, stipulation or provision binding any person acquiring any security or receiving investment advice to waive compliance with any provision of this act or any rule or order hereunder is void;

         (j) The rights and remedies provided by this act are in addition to any other rights or remedies that may exist at law or in equity, but this act does not create any cause of action not specified in this section or subsection (e) of section 10 of P.L.1967, c.93 (C.49:3-57).

NEW YORK BLUE SKY LAW (MARTIN ACT)

     [NO PROVISION REQUIRING REGISTRATION OF SECURITIES.]

NORTH CAROLINA SECURITIES ACT

     SECTION 78A-24. REGISTRATION REQUIREMENT.

     It is unlawful for any person to offer or sell any security in this State unless (i) it is registered under this Chapter, (ii) the security or transaction is exempted under G.S. 78A-16 or 78A-17 and such exemption has not been denied or revoked under G.S. 78A-18, or (iii) it is a security covered under federal law.

     SECTION. 78A-56. CIVIL LIABILITIES.

         (a) Any person who:

         (1) Offers or sells a security in violation of G.S. 78A-8(1), 78A, 8(3), 78A-10(b), 78A-12, 78A-24, or 78A-36(a), or of any rule or order under
G.S. 78A-49(d) which requires the affirmative approval of sales literature before it is used, or of any condition imposed under G.S. 78A-27(d) or 78A-28(g), or

         (2) Offers or sells a security by means of any untrue statement of a material fact or any omission to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading (the purchaser not knowing of the untruth or omission), and who does not sustain the burden of proof that he did not know, and in the exercise of reasonable care could not have known, of the untruth or omission, is liable to the person purchasing the security from him, who may sue either at law or in equity to recover the consideration paid for the security, together with interest at the legal rate from the date of payment, costs, and reasonable attorneys' fees, less the amount of any income received on the security, upon the tender of the security, or for damages if he no longer owns the security. Damages are the amount that would be recoverable upon a tender less the value of the security when the purchaser disposed of it and interest at the legal rate as provided by G.S. 24-1 from the date of disposition.

         (b) Any person who purchases a security by means of any untrue statement of a material fact or any omission to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they are made, not misleading (the seller not knowing of the untruth or omission), and who does not sustain the burden of proof that he did not know, and in the exercise of reasonable care could not have known, of the untruth or omission, shall be liable to the person selling the security to him, who may sue either at law or in equity to recover the security, plus any income received by the purchaser thereon, upon tender of the consideration received, or for damages if the purchaser no longer owns the security. Damages are the excess of the value of the security when the purchaser disposed of it, plus interest at the legal rate from the date of disposition, over the consideration paid for the security.

         (c) Every person who directly or indirectly controls a person liable under subsection (a) or (b), every partner, officer, or director of such a person, every person occupying a similar status or performing similar functions, every employee of such a person who materially aids in the act or transaction, and every dealer or salesman who materially aids in the sale are also liable jointly and severally with and to the same extent as such person, unless the person who is so liable sustains the burden of proof that he did not know, and in the exercise of reasonable care should not have known, of the existence of the facts by reason of which the liability is alleged to exist. There is contribution as in cases of contract among the several persons so liable.

         (d) Any tender specified in this section may be made at any time before entry of judgment. Tender shall require only notice of willingness to exchange the security for the amount specified. Any notice may be given by service as in civil actions or by certified mail addressed to the last known address of the person liable.

         (e) Every cause of action under this statute survives the death of any person who might have been a plaintiff or defendant.

         (f) No person may sue under this section more than two years after thesale or contract of sale.

         (g)(1) No purchaser may sue under this section if, before suit is commenced, the purchaser has received a written offer stating the respect in which liability under this section may have arisen and fairly advising the purchaser of his rights; offering to repurchase the security for cash payable on delivery of the security equal to the consideration paid, together with interest at the legal rate as provided by G.S. 24-1 from the date of payment, less the amount of any income received on the security or, if the purchaser no longer owns the security, offering to pay the purchaser upon acceptance of the offer an amount in cash equal to the damages computed in accordance with subsection (a); and stating that the offer may be accepted by the purchaser at any time within 30 days of its receipt; and the purchaser has failed to accept such offer in writing within the specified period.

         (2) No seller may sue under this section if, before suit is commenced, the seller has received a written offer stating the respect in which liability under this section may have arisen and fairly advising the seller of his rights; offering to return the security plus the amount of any income received thereon upon payment of the consideration received, or, if the purchaser no longer owns the security, offering to pay the seller upon acceptance of the offer an amount in cash equal to the damages computed in accordance with subsection (b); and providing that the offer may be accepted by the seller at any time within 30 days of its receipt; and the seller has failed to accept such offer in writing within the specified period.

         (3) Offers shall be in the form and contain the information the Administrator by rule prescribes. Every offer under subsection (g) shall be delivered to the offeree or sent by certified mail addressed to him at his last known address. If an offer is not performed in accordance with its terms, suit by the offeree under this section shall be permitted without regard to this subsection.

         (h) No person who has made or engaged in the performance of any contract in violation of any provision of this Chapter or any rule or order hereunder, or who has acquired any purported right under any such contract with knowledge of the facts by reason of which its making or performance was in violation, may base any suit on the contract.

         (i) Any condition, stipulation, or provision binding any person acquiring any security to waive compliance with any provision of this Chapter or any rule or order hereunder is void.

         (j) The rights and remedies provided by this Chapter are in addition to any other rights or remedies that may exist at law or in equity, but this Chapter does not create any cause of action not specified in this section or G.S. 78A-37(d).

OHIO SECURITIES ACT

         SECTION 1707.43. REMEDIES OF PURCHASER IN UNLAWFUL SALE.

         Every sale or contract for sale made in violation of Chapter 1707 of the Revised Code, is voidable at the election of the purchaser. The person making such sale or contract for sale, and every person who has participated in or aided the seller in any way in making such sale or contract for sale, are jointly and severally liable to such purchaser, in an action at law in any court of competent jurisdiction, upon tender to the seller in person or in open court of the securities sold or of the contract made, for the full amount paid by such purchaser and for all taxable court costs, unless the court determines that the violation did not materially affect the protection contemplated by the violated provision.

         No action for the recovery of the purchase price as provided for in this section, and no other action for any recovery based upon or arising out of a sale or contract for sale made in violation of Chapter 1707. of the Revised Code, shall be brought more than two years after the plaintiff knew, or had reason to know, of the facts by reason of which the actions of the person or director were unlawful, or more than four years from the date of such sale or contract for sale, whichever is the shorter period.

         No purchaser is entitled to the benefit of this section who has failed to accept, within thirty days from the date of such offer, an offer in writing made after two weeks from the date of such sale or contract of sale, by the seller or by any person who has participated in or aided the seller in any way in making such sale or contract of sale, to take back the security in question and to refund the full amount paid by such purchaser.

OKLAHOMA SECURITIES ACT

         SECTION 301. REGISTRATION REQUIREMENT.

         It is unlawful for any person to offer or sell any security in this state unless:

         (1) it is registered under this act or the security or transaction is exempted under Section 401 of this title; or

         (2) it is a federal covered security.

         SECTION 408. CIVIL LIABILITIES.

         (a)      Any person who:

         (1) offers or sells a security in violation of Sections 201(a), 301, or 404(b) of this title, or of any rule or order under Section 402 of this title, or of any condition imposed under Sections 304(d), 305(f), or 305(g) of this title; or

         (2) offers or sells or purchases a security by means of any untrue statement of a material fact or any omission to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they are made, not misleading (the other party not knowing of the untruth or omission), and who does not sustain the burden of proof that he did not know, and in the exercise of reasonable care could not have known, of the untruth or omission, is liable:

         (A) in the case of an offer or sale of a security, to the person buying the security from him, who may sue either at law or in equity to recover the consideration paid for the security, together with interest at ten percent (10%) per year from the date of payment, costs, and reasonable attorneys' fees, less the amount of any income received on the security, upon the tender of the security, or for damages if he no longer owns the security. Damages are the amount that would be recoverable upon a tender, less the value of the security when the buyer disposed of it, and interest at ten percent (10%) per year from the date of disposition; or

         (B) in the case of a purchase of a security, to the person selling the security to him, who may sue at law or in equity, for a return of the security, together with any income received by the purchaser on the security, costs and reasonable attorneys' fees, upon a tender of the full amount of the consideration received for the security, or, if the purchaser no longer owns the security, for the difference between the fair value of the security at the date of the transaction and the consideration received for the security, together with interest on such difference at the rate of ten percent (10%) per year from the date of the transaction, costs and reasonable attorneys' fees.

         (b) Every person who materially participates or aids in a sale or purchase made by any person liable under paragraph (1) or (2) of subsection
(a) of this section, or who directly or indirectly controls any person so liable, shall also be liable jointly and severally with and to the same extent as the person so liable, unless the person who so participates, aids or controls, sustains the burden of proof that he did not know, and could not have known, of the existence of the facts by reason of which liability is alleged to exist. There shall be contribution as in cases of contract among the several persons so liable.

         (c) Any person who:

         (1) in violation of Sections 201(c) and 201(d) of this title, engages in the business of advising others for compensation, either directly or through publications or writings, as to the value of securities or as to the advisability of investing in, purchasing, or selling securities, or who, for compensation and as a part of a regular business, issues or promulgates analyses or reports concerning securities, in violation of Sections 201(c) and 201(d) of this title; or

         (2) receives, directly or indirectly, any consideration from another person for advice as to the value of securities or their purchase or sale, whether through the issuance of analyses, reports or otherwise and employs any device, scheme, or artifice to defraud such other person or engages in any act, practice or course of business which operates or would operate as a fraud or deceit on such other person, is liable to that person who may sue either at law or in equity to recover the consideration paid for such advice and any loss due to such advice, together with interest at ten percent (10%) per year from the date of payment of the consideration plus costs and reasonable attorney's fees, less the amount of any income received from such advice.

         (d) Any tender specified in this section may be made at any time before entry of judgment.

         (e) Every cause of action under this section survives the death of any person who might have been a plaintiff or defendant.

         (f) No person may sue under paragraph (1) of subsection (a) of this section more than three (3) years after the sale. No person may sue under paragraph (2) of subsection (a) of this section more than two (2) years after the untruth or omission was discovered, but in no event more than three (3) years after the sale. No person may sue under this section if:

         (1) the buyer received a written offer, before suit and at a time when he owned the security, to refund the consideration paid together with interest at ten percent (10%) per year from the date of payment, less the amount of any income received on the security, and he failed to accept the offer within thirty (30) days of its receipt; or

         (2) the buyer received such an offer before suit and at a time when he did not own the security, unless he rejected the offer in writing within thirty (30) days of its receipt.

         (g) No person may sue under paragraph (1) of subsection (c) of this section more than three (3) years from the date the advice was given. No person may sue under paragraph (2) of subsection (c) of this section more than one (1) year after the fraud or deceit was discovered, but in no event more than three (3) years after the date the advice was given.

         (h) Provided, any longer term of limitation as otherwise provided by law shall apply to any actions brought under the Oklahoma Securities Act.

         (i) No person who has made or engaged in the performance of any contract in violation of any provision of this title or any rule or order promulgated thereunder, or who has acquired any purported right under any such contract with knowledge of the facts by reason of which its making or performance was in violation, may base any suit on the contract. Any defendant who prevails in an action brought under paragraph (1) or (2) of subsection (a) or paragraph (1) or (2) of subsection (c) of this section may recover his reasonable attorneys' fees and costs in the action from the plaintiff if the court, in its discretion, determines that the action was without substantial merit. Any plaintiff who prevails in an action brought under paragraph (1) or (2) of subsection (a) or paragraph (1) or (2) of subsection (c) of this section may recover his reasonable attorneys' fees and costs in the action from the defendant.

         (j) Any condition, stipulation, or provision is void if it would bind a person acquiring any security to waive compliance with any provision of this title, or any rule or order promulgated thereunder.

         (k) The rights and remedies provided for in this title are in addition to other rights or remedies that may exist in law or in equity; however, no additional cause of action is created unless specified in this section.

OREGON SECURITIES LAW

         SECTION 59.055. CONDITIONS OF OFFER AND SALE OF SECURITIES.

         It is unlawful for any person to offer or sell any security in this state, unless:

         (1) The security is registered and the offer or sale is not in violation of any rule or order of the Director of the Department of Consumer and Business Services or any condition, limitation or restriction imposed by the director upon such registration;

         (2) The security is exempt under ORS 59.025 or the sale is exempt under ORS 59.035; or

         (3) The security is a federal covered security for which a notice has been filed and fees have been paid under ORS 59.049.

         SECTION 59.115. LIABILITY IN CONNECTION WITH SALE OF SECURITIES; RECOVERY BY PURCHASER; LIMITATIONS ON PROCEEDING; ATTORNEY FEES.

         (1) A person who sells a security is liable as provided in subsection (2) of this section to a purchaser of the security if the person:

         (a) Sells a security, other than a federal covered security, in violation of the Oregon Securities Law or of any condition, limitation or restriction imposed upon a registration or license under the Oregon Securities Law; or

         (b) Sells a security by means of an untrue statement of a material fact or an omission to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading (the buyer not knowing of the untruth or omission), and who does not sustain the burden of proof that the person did not know, and in the exercise of reasonable care could not have known, of the untruth or omission.

         (2) The purchaser may recover:

         (a) Upon tender of the security, the consideration paid for the security, and interest from the date of payment equal to the greater of the rate of interest specified in ORS 82.010 for judgments and decrees for the payment of money or the rate provided in the security if the security is an interest-bearing obligation, less any amount received on the security; or

         (b) If the purchaser no longer owns the security, damages in the amount that would be recoverable upon a tender, less the value of the security when the purchaser disposed of it and less interest on such value at the rate of interest specified in ORS 82.010 for judgments and decrees for the payment of money from the date of disposition.

         (3) Every person who directly or indirectly controls a seller liable under subsection (1) of this section, every partner, limited liability company manager, including a member who is a manager, officer or director of such seller, every person occupying a similar status or performing similar functions, and every person who participates or materially aids in the sale is also liable jointly and severally with and to the same extent as the seller, unless the nonseller sustains the burden of proof that the nonseller did not know, and, in the exercise of reasonable care, could not have known, of the existence of facts on which the liability is based. Any person held liable under this section shall be entitled to contribution from those jointly and severally liable with that person.

         (4) Notwithstanding the provisions of subsection (3) of this section, a person whose sole function in connection with the sale of a security is to provide ministerial functions of escrow, custody or deposit services in accordance with applicable law is liable only if the person participates or materially aids in the sale and the purchaser sustains the burden of proof that the person knew of the existence of facts on which liability is based or that the person's failure to know of the existence of such facts was the result of the person's recklessness or gross negligence.

         (5) Any tender specified in this section may be made at any time before entry of judgment.

         (6) Except as otherwise provided in this subsection, no action or suit may be commenced under this section more than three years after the sale. An action under this section for a violation of subsection (1)(b) of this section or ORS 59.135 may be commenced within three years after the sale or two years after the person bringing the action discovered or should have discovered the facts on which the action is based, whichever is later. Failure to commence an action on a timely basis is an affirmative defense.

         (7) No action may be commenced under this section solely because an offer was made prior to registration of the securities.

         (8) Any person having a right of action against a broker-dealer, state investment adviser or against a salesperson or investment adviser representative acting within the course and scope or apparent course and scope of authority of the salesperson or investment adviser representative, under this section shall have a right of action under the bond or irrevocable letter of credit provided in ORS 59.175.

         (9) Subsection (4) of this section shall not limit the liability of any person: (a) For conduct other than in the circumstances described in subsection
(4) of this section; or (b) Under any other law, including any other provisions of the Oregon Securities Law.

         (10) Except as provided in subsection (11) of this section, the court may award reasonable attorney fees to the prevailing party in an action under this section.

         (11) The court may not award attorney fees to a prevailing defendant under the provisions of subsection (10) of this section if the action under this section is maintained as a class action pursuant to ORCP 32.

         SECTION 59.125. EFFECT OF NOTICE OF OFFER TO REPAY PURCHASER; EXCEPTIONS; REGISTRATION OF TRANSACTION.

         (1) Except as provided in subsection (3) of this section, no action or suit may be commenced under ORS 59.115 if the purchaser has received before suit a written notice as outlined in subsection (2) of this section.

         (2) The notice shall contain:

         (a) An offer to pay the amount specified in ORS 59.115(2)(a) upon tender of the security; and

         (b) A statement of the effect on the purchaser's rights of failure to respond as required in subsection (3) of this section.

         (3) An action or suit under this section may be commenced after receipt of a notice as outlined in subsection (2) of this section:

         (a) If the purchaser owned the security when the notice was received, accepted the payment offer within 30 days after its receipt, and has not been paid the full amount offered; or

         (b) If the purchaser did not own the security when the notice was received and, within 30 days after receipt, gave written notice of inability to tender back the security.

         (4) An offer to repay the purchaser pursuant to this section involves the offer or sale of a security. The transaction must be registered under ORS 59.055 unless there is an exemption from the registration requirement or a notice is filed under ORS 59.049.

PENNSYLVANIA SECURITIES ACT OF 1972


         SECTION 201. REGISTRATION REQUIREMENT.

         It is unlawful for any person to offer or sell any security in this State unless the security is registered under this act or the security or transaction is exempted under section 202 or 203 hereof.

         SECTION 502. VIOLATION OF REGISTRATION REQUIREMENTS.

         Any person who violates section 201 or any material condition imposed under section 206 or 207 shall be liable to the person purchasing the security offered or sold in violation of section 201 from him who may sue either at law or in equity to recover the consideration paid for the security, together with interest at the legal rate from the date of payment, less the amount of any income or distributions, in cash or in kind, received on the security, upon the tender of the security, or for damages if he no longer owns the security. Damages shall be the amount that would be recoverable upon a tender less the value of the security when the purchaser disposed of it and interest at the legal rate from the date of disposition. Any person on whose behalf an offering is made and any underwriter of the offering, whether on a best efforts or a firm commitment basis, shall be jointly and severally liable under this section, but in no event shall any underwriter be liable in any suit or suits authorized under this section for damages in excess of the total price at which the securities underwritten by him and distributed to the public were offered to the public. Tender requires only notice of willingness to exchange the security for the amount specified. Any notice may be given by service as in civil actions or by certified mail addressed to the last known address of the person liable. No person shall be liable under this section if the sale of the security is registered prior to the payment or receipt of any part of the consideration for the security sold, even though an offer to sell or a contract of sale may have been made or entered into without registration.

         SECTION 504. TIME LIMITATIONS ON RIGHTS OF ACTION.

         (a) No action shall be maintained to enforce any liability created under section 501 (or section 503 in so far as it relates to that section) unless brought before the expiration of four years after the act or transaction constituting the violation or the expiration of one year after the plaintiff receives actual notice or upon the exercise of reasonable diligence should have known of the facts constituting the violation, whichever shall first expire.

         (b) No action shall be maintained to enforce any liability created under section 502 (or section 503 in so far as it relates to that section) unless brought before the expiration of two years after the violation upon which it is based or the expiration of one year after the plaintiff receives actual notice or upon the exercise of reasonable diligence should have known of the facts constituting such violation, whichever shall first expire.

         (c) No action shall be maintained to enforce any right of indemnification or contribution created by section 503 unless brought before the expiration of one year after final judgment based upon the liability for which the right of indemnification or contribution exists.

         (d) No purchaser may commence an action under section 501, 502 or 503 if, before suit is commenced, the purchaser has received a written offer:
(i) stating the respect in which liability under such section may have arisen and fairly advising the purchaser of his rights; offering to repurchase the security for cash, payable on delivery of the security, equal to the consideration paid, together with interest at the legal rate from the date of payment, less the amount of any income or distributions, in cash or in kind, received thereon or, if the purchaser no longer owns the security, offering to pay the purchaser upon acceptance of the offer an amount in cash equal to the damages computed in accordance with section 501(a); and (ii) stating that the offer may be accepted by the purchaser at any time within a specified period of not less than thirty days after the date of receipt thereof, or such shorter period as the commission may by rule prescribe; and the purchaser has failed to accept such offer in writing within the specified period.

         (e) No seller may commence an action under section 501, 502 or 503 if, before suit is commenced, the seller has received a written offer: (i) stating the respect in which liability under such section may have arisen and fairly advising the seller of his rights; (ii) offering to return the security plus the amount of any income or distributions, in cash or in kind, received thereon upon payment of the consideration received, or if the purchaser no longer owns the security, offering to pay the seller upon acceptance of the offer an amount in cash equal to the damages computed in accordance with section 501(b); and (iii) providing that the offer may be accepted by the seller at any time within a specified period of not less than thirty days after the date of receipt thereof, or such shorter period as the commission may by regulation prescribe; and the seller has failed to accept such offer in writing within the specified period.

         (f) Offers under subsection (d) or (e) of this section 504 shall be in the form and contain the information the commission by rule prescribes. Every offer under this subsection shall be delivered to the offeree personally or sent by certified mail addressed to him at his last known address. If an offer is not performed in accordance with its terms, suit by the offeree under section 501, 502 or 503, shall be permitted without regard to subsections (d) and (e) of this section 504.


SOUTH CAROLINA UNIFORM SECURITIES ACT


         SECTION 35-1-810. REGISTERED, EXEMPTED, OR FEDERAL COVERED SECURITY REQUIRED.

         It is unlawful for any person to offer or sell any security in this State unless (a) it is registered under this chapter, (b) the security or transaction is exempted under Section 35-1-310 or 35-1-320, or (c) it is a federal covered security.

         SECTION 35-1-1490. LIABILITY TO BUYERS FOR ILLEGAL OR FRAUDULENT SALES OR OFFERS.

         Any person who:

         (1) offers or sells a security in violation of subsection (2) of
Section 35-1-170 or Section 35-1-410 or Section 35-1-810, or of any rule or order under Section 35-1-50 which requires the affirmative approval of sales literature before it is used or of any condition imposed under Section 35-1-950 or Section 35-1-990; or

         (2) Offers or sells a security by means of any untrue statement of a material fact or any omission to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they are made, not misleading, the buyer not knowing of the untruth or omission, and who does not sustain the burden of proof that he did not know, and in the exercise of reasonable care could not have known, of the untruth or omission;

         Is liable to the person buying the security from him, who may sue either at law or in equity to recover the consideration paid for the security, together with interest at six percent per year from the date of payment, costs, and reasonable attorneys' fees, less the amount of any income received on the security, upon the tender of the security, or for damages if he no longer owns the security. Damages are the amount that would be recoverable upon a tender less the value of the security when the buyer disposed of it and interest at six percent per year from the date of disposition.

         SECTION 35-1-1530. LIMITATION OF ACTIONS; EFFECT OF OFFER TO REFUND CONSIDERATION WITH INTEREST.

         No person may sue under Sections 35-1-1490 and 35-1-1500 more than three years after the contract of sale. No person may sue under either section (a) if the buyer received a written offer, before suit and at a time when he owned the security, to refund the consideration paid together with interest at six percent per year from the date of payment, less the amount of any income received on the security, and he failed to accept the offer within thirty days of its receipt or (b) if the buyer received such an offer before suit and at a time when he did not own the security, unless he rejected the offer in writing within thirty days of its receipt.


TENNESSEE SECURITIES ACT OF 1980


         SECTION 48-2-104. SECURITIES REGISTRATION REQUIREMENT.

         It is unlawful for any person to sell any security in this state unless:

         (1) It is registered under this part;

         (2) The security or transaction is exempted under Section 48-2-103; or (3)

         The security is a covered security.

         SECTION 48-2-122. CIVIL LIABILITIES.

         (a)(1)   Any person who:

         (A) Sells a security in violation of Sections 48-2-104C48-2-109, 48-2-110(f), or of any condition imposed under Section 48-2-107(g), or any rule, or order under this part of which he has notice; or

         (B) Sells a security in violation of Section 48-2-121(a) (the purchaser not knowing of the violation of Section 48-2-121(a)); shall be liable to the person purchasing the security from the seller to recover the consideration paid for the security, together with interest at the legal rate from the date of payment, less the amount of any income received on the security, upon the tender of the security, or, if the purchaser no longer owns the security, the amount that would be recoverable upon a tender, less the value of the security when the purchaser disposed of it and interest at the legal rate form the date of disposition.

         (2) Tender shall require only notice of willingness to exchange the security for the amount specified.

         (3) Any notice may be given by service as in civil actions or by certified mail addressed to the last known address of the person liable.

         (b)(1) Any person who purchases a security in violation of Section 48-2-121(a) ( the seller not knowing of the violation of Section 48-2-121(a), and who does not carry the burden of proof of showing that he did not know and in the exercise of reasonable care could not have known of the violation of Section 48-2-121(a)) shall be liable to the person selling the security to the purchaser to return the security, plus any income received by the purchaser thereon, upon tender of the consideration received, or, if the purchaser no longer owns the security, the excess of the value of the security when the purchaser disposed of it, plus interest at the legal rate from the date of disposition, over the consideration paid for the security.

         (2) Tender requires only notice of willingness to pay the amount specified in exchange for the security.

         (3) Any notice may be given by service as in civil actions or by certified mail to the last known address of the person liable.


         (c)(1) Any person who willfully engages in any act or conduct which violates Section 48-2-121 shall be liable to any other person (not knowing that any such conduct constituted a violation of Section 48-2-121) who purchases or sells any security at a price which was affected by the act or conduct for the damages sustained as a result of such act or conduct unless the person sued shall prove that the person sued acted in good faith and did not know, and in the exercise of reasonable care could not have known, that such act or conduct violated Section 48-2-121.

         (2) Damages shall be the difference between the price at which the other person purchased or sold securities and the market value which the securities would have had at the time of the other person's purchase or sale in the absence of the act or conduct plus interest at the legal rate.

         (d) Any person who shall make or cause to be made any statement in any application, report, or document filed pursuant to this part or any rule or order hereunder or any undertaking contained in a registration statement hereunder, or in any advice given in such person's capacity as an investment adviser, which statement was at the time and in the light of the circumstances under which it was made false or misleading with respect to any material fact shall be liable to any person (not knowing that any such statement was false or misleading) who, in reliance upon such statement, shall have purchased or sold a security at a price which was affected by such statement, for damages (calculated as provided in subsections (a) and (b)) caused by such reliance, unless the person sued shall prove that the person sued acted in god faith and had no knowledge that such statement was false or misleading and in the exercise of reasonable care could not have known that such statement was false or misleading.

         (e) A person seeking to enforce any liability under this section may sue either at law or in equity in any court of competent jurisdiction.

         (f) In any such suit under this section, the court may, in its discretion, require an undertaking for the payment of the costs of such suit, and assess reasonable cost, including reasonable attorneys' fees, against either party litigant.

         (g) Every person who directly or indirectly controls a person liable under this section, every partner, principal executive officer, or director of such person, every person occupying a similar status or performing similar functions, every employee of such person who materially aids in the act or transaction constituting the violation, and every broker-dealer or agent who materially aids in the act or transaction constituting the violation, are also liable jointly and severally with and to the same extent as such person, unless the person who would be liable under subsection (d) proves that the person who would be liable did not know, and in the exercise of reasonable care could not have known, of the existence of the facts by reason of which the liability is alleged to exist. There is contribution as in cases of contract among the several persons so liable.

         (h) No action shall be maintained under this section unless commenced before the expiration of two (2) years after the act or transaction constituting the violation or the expiration of one (1) year after the discovery of the facts constituting the violation, or after such discovery should have been made by the exercise of reasonable diligence, whichever first expires.

         (i) Any condition, stipulation or provision binding any person acquiring any security to waive compliance with any provision of this part or any rule or order hereunder is void.

         (j) The rights and remedies under this part are in addition to any other rights or remedies that may exist at law or in equity.

         (k) The legal rate of interest shall be that as provided by Section 47-14-121.

TEXAS SECURITIES ACT OF 1957


         SECTION 7. PERMIT OR REGISTRATION FOR ISSUE BY COMMISSIONER; INFORMATION FOR ISSUANCE OF PERMIT OR REGISTRATION.

         A. Qualification of Securities.

         (1) No dealer, agent or salesman shall sell or offer for sale any securities issued after September 6, 1955, except those which shall have been registered by Notification under subsection B or by Coordination under subsection C of this Section 7 and except those which come within the classes enumerated in Section 5 or Section 6 of this Act, until the issuer of such securities or a dealer registered under the provisions of this Act shall have been granted a permit by the Commissioner; and no such permit shall be granted by the Commissioner until the issuer of such securities or a dealer registered under the provisions of this Act shall have filed with the Commissioner a sworn statement verified under the oath of an executive officer or partner of the issuer, or of such registered dealer, and attested by the secretary or partner thereof, setting forth the following information:

         a. The names, residences and post office addresses of the officers and directors of the company;

         b. The location of its principal office and of all branch offices in this State, if any;

         c. A copy of its articles of incorporation or partnership or association, as the case may be, and of any amendments thereto, if any; if a corporation, a copy of all minutes of any proceedings of its directors, stockholders or members relating to or affecting the issue of said security; if a corporation, a copy of its bylaws and of any amendments thereto; if a trustee, a copy of all instruments by which the trust is created and in which it is accepted, acknowledged or declared;

         d. A statement showing the amount of capital stock, if any, and if no capital stock, the amount of capital of the issuer that is contemplated to be employed; the number of shares into which such stock is divided, or if not divided into shares of stock, what division is to be made or is contemplated; the par value of each share, or if no par stock, the price at which such security is proposed to be sold; the promotional fees or commissions to be paid for the sale of same, including any and all compensations of every nature that are in any way to be allowed the promoters or allowed for the sale of same; and how such compensation is to be paid, whether in cash, securities, service or otherwise, or partly of either or both; also, the amount of cash to be paid, or securities to be issued, given, transferred or sold to promoters for promotion or organization services and expenses, and the amount of promotion or organization services and expenses which will be assumed or in any way paid by the issuer;

         e. Copies of certificates of the stock and all other securities to be sold, or offered for sale, together with application blanks therefor; a copy of any contract it proposes to make concerning such security; a copy of any prospectus or advertisement or other description of security prepared by or for it for distribution or publication;

         f.


         1. A detailed statement prepared in accordance with generally accepted auditing standards and procedures and generally accepted accounting principles, showing all the assets and all the liabilities of the issuer, said statement to reflect the financial condition of the issuer on a day not more than ninety (90) days prior to the date such statement is filed. Such statement shall list all assets in detail and shall show how the value of such assets was determined, that is, whether the value set forth in said statement represents the actual cost in money of such assets, or whether such value represents their present market value, or some other value than the actual cost in money, and shall show the present actual value of said assets; also, whether the value set forth in the statement is greater or less than the actual cost value in money and greater or less than the present market value of such assets. If any of the assets consist of real estate, then said statement shall show the amount for which said real estate is rendered for State and county taxes, or assessed for taxes. If any such assets listed shall consist of anything other than cash and real estate, same shall be set out in detail so as to give the Commissioner the fullest possible information concerning same, and the Commissioner shall have the power to require the filing of such additional information as the Commissioner may deem necessary to determine whether or not the true value of said assets are reflected in the statement filed. Should any of the assets listed in said statement be subject to any repurchase agreement, or any other agreement of like character, by the terms of which the absolute ownership of, or title to said assets is qualified or limited in any way, then the terms and conditions of said agreement by which the absolute ownership of, or title to said assets is qualified or limited, as well as the amount and character of the assets subject thereto shall be fully stated. Said statement shall list all current liabilities, that is, all liabilities which will mature and become due within one year from the date of such application, and shall list separately from such current liabilities, all other liabilities, contingent or otherwise, showing the amount of those which are secured by mortgage or otherwise, the assets of the issuer which are subject to such mortgage, and the dates of maturity of any such mortgage indebtedness. Such application shall also include a detailed income statement, prepared in accordance with generally accepted auditing standards and procedures and generally accepted accounting principles, which shall cover the last three (3) years' operations of the issuer, if such issuer has been in operation for three (3) years, but if not, said income statement shall cover the time that said issuer has been operating. If said issuer has not been operating, but is taking over a concern of any kind which has been previously operating, an income statement showing the operations of the concern thus taken over for a period of the last three (3) years next preceding the taking over of said concern shall be included in said statement; said income statement shall clearly reflect the amount of net income or net loss incurred during each of the years shown.

         2. The financial statements required in subparagraph (1) of this paragraph for a small business issuer, as defined by Board rule, may be reviewed by an independent certified public accountant in accordance with the Statements on Standards for Accounting and Review Services promulgated by the American Institute of Certified Public Accountants in lieu of being audited and certified, provided that the small business issuer otherwise meets all of the requirements that the Board by rule, regulation, or order may prescribe, conditionally or unconditionally.

         SECTION 33. CIVIL LIABILITIES.

         A. Liability of Sellers.

         (1) Registration and Related Violations. A person who offers or sells a security in violation of Section 7, 9 (or a requirement of the Commissioner thereunder), 12, 23B, or an order under 23A of this Act is liable to the person buying the security from him, who may sue either at law or in equity for rescission or for damages if the buyer no longer owns the security.

         (2) Untruth or Omission. A person who offers or sells a security (whether or not the security or transaction is exempt under Section 5 or 6 of this Act) by means of an untrue statement of a material fact or an omission to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they are made, not misleading, is liable to the person buying the security from him, who may sue either at law or in equity for rescission, or for damages if the buyer no longer owns the security. However, a person is not liable if he sustains the burden of proof that either (a) the buyer knew of the untruth or omission or (b) he (the offeror or seller) did not know, and in the exercise of reasonable care could not have known, of the untruth or omission. The issuer of the security (other than a government issuer identified in Section 5M) is not entitled to the defense in clause (b) with respect to an untruth or omission (i) in a prospectus required in connection with a registration statement under Section 7A, 7B, or 7C, or (ii) in a writing prepared and delivered by the issuer in the sale of a security.

         B. Liability of Buyers. A person who offers to buy or buys a security (whether or not the security or transaction is exempt under Section 5 or 6 of this Act) by means of an untrue statement of a material fact or an omission to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they are made, not misleading, is liable to the person selling the security to him, who may sue either at law or in equity for rescission or for damages if the buyer no longer owns the security. However, a person is not liable if he sustains the burden of proof that either (a) the seller knew of the untruth or omission, or (b) he (the offeror or buyer) did not know, and in the exercise of reasonable care could not have known, of the untruth or omission.

         C. Liability of Nonselling Issuers Which Register.

         (1) This Section 33C applies only to an issuer which registers under
Section 7A, 7B, or 7C of this Act, or under Section 6 of the U.S. Securities Act of 1933, its outstanding securities for offer and sale by or for the owner of the securities. (2) If the prospectus required in connection with the registration contains, as of its effective date, an untrue statement of a material fact or an omission to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they are made, not misleading, the issuer is liable to a person buying the registered security, who may sue either at law or in equity for rescission or for damages if the buyer no longer owns the securities. However, an issuer is not liable if it sustains the burden of proof that the buyer knew of the untruth or omission.

         D. Rescission and Damages.  For this Section 33:

         (1) On rescission, a buyer shall recover (a) the consideration he paid for the security plus interest thereon at the legal rate from the date of payment by him, less (b) the amount of any income he received on the security, upon tender of the security (or a security of the same class and series).

         (2) On rescission, a seller shall recover the security (or a security of the same class and series) upon tender of (a) the consideration he received for the security plus interest thereon at the legal rate from the date of receipt by him, less (b) the amount of any income the buyer received on the security.

         (3) In damages, a buyer shall recover (a) the consideration he paid for the security plus interest thereon at the legal rate from the date of payment by him, less (b) the value of the security at the time he disposed of it plus the amount of any income he received on the security.

         (4) In damages, a seller shall recover (a) the value of the security at the time of sale plus the amount of any income the buyer received on the security, less (b) the consideration paid the seller for the security plus interest thereon at the legal rate from the date of payment to the seller.

         (5) For a buyer suing under Section 33C, the consideration he paid shall be deemed the lesser of (a) the price he paid and (b) the price at which the security was offered to the public.

         (6) On rescission or as a part of damages, a buyer or a seller shall also recover costs.

         (7) On rescission or as a part of damages, a buyer or a seller may also recover reasonable attorney's fees if the court finds that the recovery would be equitable in the circumstances.

         E. Time of Tender. Any tender specified in Section 33D may be made at any time before entry of judgment.

         F.       Liability of Control Persons and Aiders.

         (1) A person who directly or indirectly controls a seller, buyer, or issuer of a security is liable under Section 33A, 33B, or 33C jointly and severally with the seller, buyer, or issuer, and to the same extent as if he were the seller, buyer, or issuer, unless the controlling person sustains the burden of proof that he did not know, and in the exercise of reasonable care could not have known, of the existence of the facts by reason of which the liability is alleged to exist.

         (2) A person who directly or indirectly with intent to deceive or defraud or with reckless disregard for the truth or the law materially aids a seller, buyer, or issuer of a security is liable under Section 33A, 33B, or 33C jointly and severally with the seller, buyer, or issuer, and to the same extent as if he were the seller, buyer, or issuer.

         (3) There is contribution as in cases of contract among the several persons so liable.

         G. Survivability of Actions. Every cause of action under this Act survives the death of any person who might have been a plaintiff or defendant.

         H.       Statute of Limitations.

         (1) No person may sue under Section 33A(1) or 33F so far as it relates to Section 33A(1):

         (a) more than three years after the sale; or

         (b) if he received a rescission offer (meeting the requirements of Section 33I) before suit unless he (i) rejected the offer in writing within 30 days of its receipt and (ii) expressly reserved in the rejection his right to sue; or

         (c) more than one year after he so rejected a rescission offer meeting the requirements of Section 33I.

         (2) No person may sue under Section 33A(2), 33C, or 33F so far as it relates to 33A(2) or 33C:

         (a) more than three years after discovery of the untruth or omission, or after discovery should have been made by the exercise of reasonable diligence; or

         (b) more than five years after the sale; or

         (c) if he received a rescission offer (meeting the requirements of Section 33I) before suit, unless he (i) rejected the offer in writing within 30 days of its receipt, and (ii) expressly reserved in the rejection his right to sue; or

         (d) more than one year after he so rejected a rescission offer meeting the requirements of Section 33I.


         (3) No person may sue under Section 33B or 33F so far as it relates to Section 33B:


         (a) more than three years after discovery of the untruth or omission, or after discovery should have been made by the exercise of reasonable diligence; or

         (b)      more than five years after the purchase; or

         (c) if he received a rescission offer (meeting the requirements of Section 33J) before suit unless he (i) rejected the offer in writing within 30 days of its receipt, and (ii) expressly reserved in the rejection his right to sue; or

         (d) more than one year after he so rejected a rescission offer meeting the requirements of Section 33J.


         I. Requirements of a Rescission Offer to Buyers. A rescission offer under Section 33H(1) or (2) shall meet the following requirements:

         (1) The offer shall include financial and other information material to the offeree's decision whether to accept the offer, and shall not contain an untrue statement of a material fact or an omission to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they are made, not misleading.

         (2) The offeror shall deposit funds in escrow in a state or national bank doing business in Texas (or in another bank approved by the commissioner) or receive an unqualified commitment from such a bank to furnish funds sufficient to pay the amount offered.

         (3) The amount of the offer to a buyer who still owns the security shall be the amount (excluding costs and attorney's fees) he would recover on rescission under Section 33D(1).

         (4) The amount of the offer to a buyer who no longer owns the security shall be the amount (excluding costs and attorney's fees) he would recover in damages under Section 33D(3).

         (5) The offer shall state:

         (a) the amount of the offer, as determined pursuant to Paragraph (3) or (4) above, which shall be given (i) so far as practicable in terms of a specified number of dollars and a specified rate of interest for a period starting at a specified date, and (ii) so far as necessary, in terms of specified elements (such as the value of the security when it was disposed of by the offeree) known to the offeree but not to the offeror, which are subject to the furnishing of reasonable evidence by the offeree.

         (b) the name and address of the bank where the amount of the offer will be paid.

         (c) that the offeree will receive the amount of the offer within a specified number of days (not more than 30) after receipt by the bank, in form reasonably acceptable to the offeror, and in compliance with the instructions in the offer, of:

         (i) the security, if the offeree still owns it, or evidence of the fact and date of disposition if he no longer owns it; and

         (ii) evidence, if necessary, of elements referred to in Paragraph
(a)(ii) above.

         (d) conspicuously that the offeree may not sue on his purchase under
Section 33 unless:

         (i) he accepts the offer but does not receive the amount of the offer, in which case he may sue within the time allowed by Section 33H(1)(a) or 33H(2)(a) or (b), as applicable; or

         (ii) he rejects the offer in writing within 30 days of its receipt and expressly reserves in the rejection his right to sue, in which case he may sue within one year after he so rejects.

         (e) in reasonable detail, the nature of the violation of this Act that occurred or may have occurred.

         (f) any other information the offeror wants to include.

         J. Requirements of a Rescission Offer to Sellers. A rescission offer under Section 33H(3) shall meet the following requirements:

         (1) The offer shall include financial and other information material to the offeree's decision whether to accept the offer, and shall not contain an untrue statement of a material fact or an omission to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they are made, not misleading.

         (2) The offeror shall deposit the securities in escrow in a state or national bank doing business in Texas (or in another bank approved by the commissioner).

         (3) The terms of the offer shall be the same (excluding costs and attorney's fees) as the seller would recover on rescission under Section 33D(2).

         (4) The offer shall state:

         (a) the terms of the offer, as determined pursuant to Paragraph (3) above, which shall be given (i) so far as practicable in terms of a specified number and kind of securities and a specified rate of interest for a period starting at a specified date, and (ii) so far as necessary, in terms of specified elements known to the offeree but not the offeror, which are subject to the furnishing of reasonable evidence by the offeree.

         (b) the name and address of the bank where the terms of the offer will be carried out.

         (c) that the offeree will receive the securities within a specified number of days (not more than 30) after receipt by the bank, in form reasonably acceptable to the offeror, and in compliance with the instructions in the offer, of:

         (i) the amount required by the terms of the offer; and

         (ii) evidence, if necessary, of elements referred to in Paragraph
(a)(ii) above.

         (d) conspicuously that the offeree may not sue on his sale under
Section 33 unless:

         (i) he accepts the offer but does not receive the securities, in which case he may sue within the time allowed by Section 33H(3)(a) or (b), as applicable; or

         (ii) he rejects the offer in writing within 30 days of its receipt and expressly reserves in the rejection his right to sue, in which case he may sue within one year after he so rejects.

         (e) in reasonable detail, the nature of the violation of this Act that occurred or may have occurred.

         (f) any other information the offeror wants to include.

         K. Unenforceability of Illegal Contracts. No person who has made or engaged in the performance of any contract in violation of any provision of this Act or any rule or order or requirement hereunder, or who has acquired any purported right under any such contract with knowledge of the facts by reason of which its making or performance was in violation, may base any suit on the contract.

         L. Waivers Void. A condition, stipulation, or provision binding a buyer or seller of a security to waive compliance with a provision of this Act or a rule or order or requirement hereunder is void.

         M. Saving of Existing Remedies. The rights and remedies provided by this Act are in addition to any other rights (including exemplary or punitive damages) or remedies that may exist at law or in equity.

         N. Limitation of Liability in Small Business Issuances.

         (1) For purposes of this Section 33N, unless the context otherwise requires, "small business issuer" means an issuer of securities that, at the time of an offer to which this Section 33N applies:

         (a) has annual gross revenues in an amount that does not exceed $25 million; and

         (b) does not have a class of equity securities registered, or required to be registered, with the Securities and Exchange Commission under
Section 12 of the Securities Exchange Act of 1934, as amended (15 U.S.C.
Section 78l).

         (2) This Section 33N applies only to:

         (a) an offer of securities made by a small business issuer or by the seller of securities of a small business issuer that is in an aggregate amount that does not exceed $5 million; and

         (b) a person who has been engaged to provide services relating to an offer of securities described by Section 33N(2)(a), including an attorney, an accountant, a consultant, or the firm of the attorney, accountant, or consultant.

         (3) The maximum amount that may be recovered against a person to which this Section 33N applies in any action or series of actions under
Section 33 relating to an offer of securities to which this Section 33N applies is an amount equal to three times the fee paid by the issuer or other seller to the person for the services related to the offer of securities, unless the trier of fact finds the person engaged in intentional wrongdoing in providing the services.

         (4) A small business issuer making an offer of securities shall provide to the prospective buyer a written disclosure of the limitation of liability created by this Section 33N and shall receive a signed acknowledgment that the disclosure was provided.


UTAH UNIFORM SECURITIES ACT


         SECTION 61-1-7. REGISTRATION BEFORE SALE.

         It is unlawful for any person to offer or sell any security in this state unless it is registered under this chapter, the security or transaction is exempted under Section 61-1-14, or the security is a federal covered security for which a notice filing has been made pursuant to the provisions of Section 61-1-15.5.

         SECTION 61-1-22. SALES AND PURCHASES IN VIOLATION; REMEDIES; LIMITATION OF ACTIONS.

         (1)(a) A person who offers or sells a security in violation of Subsection 61-1-3(1), Section 61-1-7, Subsection 61-1-17(2), any rule or order under Section 61-1-15, which requires the affirmative approval of sales literature before it is used, any condition imposed under Subsection 61-1-10(4) or 61-1-11(7), or offers, sells, or purchases a security in violation of Subsection 61-1-1(2) is liable to the person selling the security to or buying the security from him, who may sue either at law or in equity to recover the consideration paid for the security, together with interest at 12% per year from the date of payment, costs, and reasonable attorney's fees, less the amount of any income received on the security, upon the tender of the security or for damages if he no longer owns the security.

         (b) Damages are the amount that would be recoverable upon a tender less the value of the security when the buyer disposed of it and interest at 12% per year from the date of disposition.

         (2) The court in a suit brought under Subsection (1) may award an amount equal to three times the consideration paid for the security, together with interest, costs, and attorney's fees, less any amounts, all as specified in Subsection (1) upon a showing that the violation was reckless or intentional.

         (3) A person who offers or sells a security in violation of Subsection 61-1-1(2) is not liable under Subsection (1)(a) if the purchaser knew of the untruth or omission, or the seller did not know and in the exercise of reasonable care could not have known of the untrue statement or misleading omission.

         (4)(a) Every person who directly or indirectly controls a seller or buyer liable under Subsection (1), every partner, officer, or director of such a seller or buyer, every person occupying a similar status or performing similar functions, every employee of such a seller or buyer who materially aids in the sale or purchase, and every broker-dealer or agent who materially aids in the sale are also liable jointly and severally with and to the same extent as the seller or purchaser, unless the nonseller or nonpurchaser who is so liable sustains the burden of proof that he did not know, and in exercise of reasonable care could not have known, of the existence of the facts by reason of which the liability is alleged to exist.

         (b) There is contribution as in cases of contract among the several persons so liable.

         (5) Any tender specified in this section may be made at any time before entry of judgment.

         (6) A cause of action under this section survives the death of any person who might have been a plaintiff or defendant.

         (7)(a) No action shall be maintained to enforce any liability under this section unless brought before the expiration of four years after the act or transaction constituting the violation or the expiration of two years after the discovery by the plaintiff of the facts constituting the violation, whichever expires first.

         (b) No person may sue under this section if:

         (i) the buyer or seller received a written offer, before suit and at a time when he owned the security, to refund the consideration paid together with interest at 12% per year from the date of payment, less the amount of any income received on the security, and he failed to accept the offer within 30 days of its receipt; or

         (ii) the buyer or seller received such an offer before suit and at a time when he did not own the security, unless he rejected the offer in writing within 30 days of its receipt.

         (8) No person who has made or engaged in the performance of any contract in violation of this chapter or any rule or order hereunder, or who has acquired any purported right under any such contract with knowledge of the facts by reason of which its making or performance was in violation, may base any suit on the contract.

         (9) A condition, stipulation, or provision binding a person acquiring a security to waive compliance with this chapter or a rule or order hereunder is void.

         (10)(a) The rights and remedies provided by this chapter are in addition to any other rights or remedies that may exist at law or in equity.

         (b) This chapter does not create any cause of action not specified in this section or Subsection 61-1-4(6).


VERMONT SECURITIES ACT


         SECTION 4205. REGISTRATION AND NOTICE FILING OF SECURITIES.

         No securities except those exempted under section 4203a of this title, those sold in any transaction exempt under section 4204a of this title, or those that are federal covered securities may be offered for sale or sold within this state unless such securities shall have been registered by notification or by qualification as defined in this chapter. Registration of stock shall be deemed to include the registration of rights to subscribe to such stock if the notice under section 4207 of this title or the application under section 4208 of this title for registration of such stock includes a statement that such rights are to be issued.

         SECTION 4240. CIVIL LIABILITY.

         (a) Any person who offers or sells a security in violation of sections 4205, 4213, 4224a or 4234 of this title, or any rule of the commissioner relating to those sections is liable to the person purchasing the security from that person. The purchaser of the security may sue to recover the consideration paid for the security, together with interest at the legal rate from the date of payment, costs and reasonable attorneys' fees less the amount of any income received on the security, upon the tender of the security, or for damages plus costs and reasonable attorneys' fees if the purchaser no longer owns the security. Damages are the amount that would be recoverable upon a tender less the value of the security when the purchaser disposed of it and interest at the legal rate from the date of disposition. Tender shall require only notice of willingness to exchange the security for the amount specified.

         (b) A person who offers or sells a security in violation of subsection 4224a(a) is not liable under this subsection if the purchaser knew of the untrue statement of a material fact or omission of a statement of a material fact; or the seller sustains the burden of proof to establish that the seller did not know and in the exercise of reasonable care could not have known of the untrue statement or omission.

         (c) Any person who purchases a security in violation of subsection 4224a(a) is liable to the person selling the security to that person. The seller of the security may sue to recover the security, plus any income received by the purchaser on the security upon tender of the consideration received, costs and reasonable attorneys' fees, or for damages plus costs and reasonable attorneys' fees if the purchaser no longer owns the security. Damages are the excess of the value of the security when the purchaser acquired it, plus interest at the legal rate on that amount from the date of disposition, over the consideration paid for the security plus any income received on the security. Tender requires only notice of willingness to pay the amount specified in exchange for the security.

         (d) A person who purchases a security in violation of subsection 4224a(a) is not liable under this subsection if the seller knew of the untrue statement of a material fact or omission of a statement of a material fact; or the purchaser sustains the burden of proof to establish that the purchaser did not know and in the exercise of reasonable care could not have known of the untrue statement or omission.

         (e)(1) A person who engages in the business of advising other persons, for compensation, either directly or through publications or writings, as to the value of securities or as to the advisability of investing in, purchasing, or selling securities, or who, for compensation and as a part of a regular business, issues or promulgates analyses or reports concerning securities in violation of subsections 4213(f), (g), (h) or (i) of this title, subsections 4224a(e), (f), (g), or (i) of this title, or section 4234 of this title is liable to such other persons, who may sue to recover the consideration paid for such advice and any loss due to such advice, together with interest at the legal rate from the date of payment of the consideration plus costs and reasonable attorney's fees, less the amount of any income received from such advice.

         (2) A person who receives directly or indirectly any consideration from another person for advice as to the value of securities or their purchase or sale, whether through the issuance of analyses, reports, or otherwise and employs any device, scheme, or artifice to defraud such other person or engages in any act, practice, or course of business which operates or would operate as a fraud or deceit on such other person, is liable to such other person, who may sue to recover the consideration paid for such advice and any loss due to such advice, together with interest at the legal rate from the date of payment of the consideration plus costs and reasonable attorney's fees, less the amount of any income received from such advice.

         (f) Every person who directly or indirectly controls another person liable under subsection (a), (c) or (e) of this section, every partner, officer or director of that other person, every member in a member-managed limited liability company, every manager in a manager-managed limited liability company, and every member in a manager-managed limited liability company who materially aids in the act or transaction constituting the violation, every person occupying a similar status or performing similar functions, every employee of that other person who materially aids in the act or transaction constituting the violation and every broker-dealer or sales representative who materially aids in the act or transaction constituting the violation is also liable jointly and severally with and to the same extent as that other person, unless the person otherwise secondarily liable under this chapter proves that the person did not know, and in the exercise of reasonable care could not have known, of the existence of the facts by reason of which the liability is alleged to exist. There is contribution as in cases of contract among the several persons so liable.

         (g) An action under this section shall be brought within three years after the act, omission or transaction constituting the violation, or within two years after the violation is or reasonably should have been discovered, whichever occurs later, but not later than six years after the act, omission or transaction constituting the violation.

         (h) No person subject to this chapter who has made or engaged in the performance of any contract in violation of sections 4205, 4213, 4224a or 4234 of this chapter or any rule or order of the commissioner, or who has acquired any purported right under any contract with knowledge of the facts by reason of which its making or performance was in violation, may base any suit on the contract.

         (i) The rights and remedies provided by this chapter are in addition to any other rights or remedies that may exist at law or in equity.

         (j) Every cause of action under this chapter survives the death of any person who might have been a plaintiff or defendant.


VIRGINIA SECURITIES ACT


         SECTION 13.1-507. REGISTRATION REQUIREMENT; EXEMPTIONS.

         It shall be unlawful for any person to offer or sell any security unless (i) the security is registered under this chapter, (ii) the security or transaction is exempted by this chapter, or (iii) the security is a federal covered security. Notwithstanding the provisions of subdivision
(iii), for the period ending three years from October 11, 1996, the Commission may require the registration of a federal covered security issued by any issuer who refuses to pay a fee required by this chapter or rule promulgated pursuant to this chapter; provided, that a delay in payment or an underpayment of a fee that is remedied within fifteen days after receipt of notice from the Commission shall not constitute a refusal to pay the fee.

         SECTION 13.1-522. CIVIL LIABILITIES.

         A. Any person who: (i) sells a security in violation of Section 13.1-502, 13.1-504A, 13.1-507(i) or (ii), 13.1-510(e) or (f), or (ii) sells a security by means of an untrue statement of a material fact or any omission to state a material fact necessary in order to make the statement made, in the light of the circumstances under which they were made, not misleading (the purchaser not knowing of such untruth or omission), and who shall not sustain the burden of proof that he did not know, and in the exercise of reasonable care could not have known, of such untruth or omission, shall be liable to the person purchasing such security from him who may sue either at law or in equity to recover the consideration paid for such security, together with interest thereon at the annual rate of six percent, costs, and reasonable attorneys' fees, less the amount of any income received on the security, upon the tender of such security, or for the substantial equivalent in damages if he no longer owns the security.


         B. Any person who (i) engages in the business of advising others, for compensation, either directly or through publications or writings, as to the value of securities or as to the advisability of investing in, purchasing, or selling securities, or who, for compensation and as a part of a regular business, issues or promulgates analyses or reports concerning securities in willful and material violation of Section 13.1-503, subsection A of Section 13.1-504, or of any rule or order under Section 13.1-505.1, or
(ii) receives, directly or indirectly, any consideration from another person for advice as to the value of securities or their purchase or sale, whether through the issuance of analyses, reports or otherwise and employs any device, scheme, or artifice to defraud such other person or engages in any act, practice or course of business which operates or would operate as a fraud or deceit on such other person, shall be liable to that person who may sue either at law or in equity to recover the consideration paid for such advice and any loss due to such advice, together with interest thereon at the annual rate of six percent from the date of payment of the consideration plus costs and reasonable attorney's fees, less the amount of any income received from such advice and any other economic advantage.

         C. Every person who directly or indirectly controls a person liable under subsection A or B of this section, including every partner, officer, or director of such a person, every person occupying a similar status or performing similar functions, every employee of such a person who materially aids in the conduct giving rise to the liability, and every broker-dealer, investment advisor, investment advisor representative or agent who materially aids in such conduct shall be liable jointly and severally with and to the same extent as such person, unless able to sustain the burden of proof that he did not know, and in the exercise of reasonable care could not have known, of the existence of the facts by reason of which the liability is alleged to exist. There shall be contribution as in cases of contract among the several persons so liable.

         D. No suit shall be maintained to enforce any liability created under this section unless brought within two years after the transaction upon which it is based; provided, that, if any person liable by reason of subsection A, B or C of this section makes a written offer, before suit is brought, to refund the consideration paid and any loss due to any investment advice provided by such person, together with interest thereon at the annual rate of six percent, less the amount of any income received on the security or resulting from such advice, or to pay damages if the purchaser no longer owns the security, no purchaser or user of the investment advisory service shall maintain a suit under this section who has refused or failed to accept such offer within thirty days of its receipt.

         E. Any tender specified in this section may be made at any time before entry of judgment.

         F. Any condition, stipulation or provision binding any person acquiring any security or receiving any investment advice to waive compliance with any provision of this chapter or of any rule or order thereunder shall be void.

         G. The rights and remedies provided by this chapter shall be in addition to any and all other rights and remedies that may exist at law or in equity.

THE SECURITIES ACT OF WASHINGTON

      SECTION 21.20.140. UNLAWFUL TO OFFER OR SELL UNREGISTERED SECURITIES; EXCEPTIONS.

         It is unlawful for any person to offer or sell any security in this state unless: (1) The security is registered by coordination or qualification under this chapter; (2) the security or transaction is exempted under RCW
21.20.310 or 21.20.320; or (3) the security is a federal covered security, and, if required, the filing is made and a fee is paid in accordance with RCW 21.20.327.

         SECTION 21.20.430. CIVIL LIABILITIES; SURVIVAL, LIMITATION OF ACTIONS; WAIVER OF CHAPTER VOID; SCIENTER.

         (1) Any person, who offers or sells a security in violation of any provisions of RCW 21.20.010, 21.20.140(1) or (2), or 21.20.180 through
21.20.230, is liable to the person buying the security from him or her, who may sue either at law or in equity to recover the consideration paid for the security, together with interest at eight percent per annum from the date of payment, costs, and reasonable attorneys' fees, less the amount of any income received on the security, upon the tender of the security, or for damages if he or she no longer owns the security. Damages are the amount that would be recoverable upon a tender less (a) the value of the security when the buyer disposed of it and (b) interest at eight percent per annum from the date of disposition.

         (2) Any person who buys a security in violation of the provisions of RCW 21.20.010 is liable to the person selling the security to him or her, who may sue either at law or in equity to recover the security, together with any income received on the security, upon tender of the consideration received, costs, and reasonable attorneys' fees, or if the security cannot be recovered, for damages. Damages are the value of the security when the buyer disposed of it, and any income received on the security, less the consideration received for the security, plus interest at eight percent per annum from the date of disposition, costs, and reasonable attorneys' fees.

         (3) Every person who directly or indirectly controls a seller or buyer liable under subsection (1) or (2) above, every partner, officer, director or person who occupies a similar status or performs a similar function of such seller or buyer, every employee of such a seller or buyer who materially aids in the transaction, and every broker-dealer, salesperson, or person exempt under the provisions of RCW 21.20.040 who materially aids in the transaction is also liable jointly and severally with and to the same extent as the seller or buyer, unless such person sustains the burden of proof that he or she did not know, and in the exercise of reasonable care could not have known, of the existence of the facts by reason of which the liability is alleged to exist. There is contribution as in cases of contract among the several persons so liable.

         (4)(a) Every cause of action under this statute survives the death of any person who might have been a plaintiff or defendant.

         (b) No person may sue under this section more than three years after the contract of sale for any violation of the provisions of RCW 21.20.140(1) or (2) or 21.20.180 through 21.20.230, or more than three years after a violation of the provisions of RCW 21.20.010, either was discovered by such person or would have been discovered by him or her in the exercise of reasonable care. No person may sue under this section if the buyer or seller receives a written rescission offer, which has been passed upon by the director before suit and at a time when he or she owned the security, to refund the consideration paid together with interest at eight percent per annum from the date of payment, less the amount of any income received on the security in the case of a buyer, or plus the amount of income received on the security in the case of a seller.

         (5) No person who has made or engaged in the performance of any contract in violation of any provision of this chapter or any rule or order hereunder, or who has acquired any purported right under any such contract with knowledge of the facts by reason of which its making or performance was in violation, may base any suit on the contract. Any condition, stipulation, or provision binding any person acquiring any security to waive compliance with any provision of this chapter or any rule or order hereunder is void.

         (6) Any tender specified in this section may be made at any time before entry of judgment.

         (7) Notwithstanding subsections (1) through (6) of this section, if an initial offer or sale of securities that are exempt from registration under RCW 21.20.310 is made by this state or its agencies, political subdivisions, municipal or quasi-municipal corporations, or other instrumentality of one or more of the foregoing and is in violation of RCW 21.20.010(2), and any such issuer, member of the governing body, committee member, public officer, director, employee, or agent of such issuer acting on its behalf, or person in control of such issuer, member of the governing body, committee member, public officer, director, employee, or agent of such person acting on its behalf, materially aids in the offer or sale, such person is liable to the purchaser of the security only if the purchaser establishes scienter on the part of the defendant. The word "employee" or the word "agent," as such words are used in this subsection, do not include a bond counsel or an underwriter. Under no circumstances whatsoever shall this subsection be applied to require purchasers to establish scienter on the part of bond counsels or underwriters. The provisions of this subsection are retroactive and apply to any action commenced but not final before July 27, 1985. In addition, the provisions of this subsection apply to any action commenced on or after July 27, 1985.

WISCONSIN UNIFORM SECURITIES LAW

        SECTION 551.21. REGISTRATION REQUIREMENT.

        (1) It is unlawful for any person to offer or sell any security in this state unless at least one of the following conditions is met:

        (a) The security is registered under this chapter.

        (b) The security or transaction is exempted under s. 551.22 or 551.23.

        (c) The security is a federal covered security.

        (2) It is unlawful for any issuer or registrant of any securities registered under this chapter, or any person in control of or controlled by or under common control with the issuer or registrant, to offer or sell any of the registered securities in this state if the issuer or registrant is in violation of this chapter, or any rule under this chapter, or any order under this chapter of which he or she has notice, or if the registration statement relating to the securities, as of the date of such offer or sale, is incomplete in any material respect or contains any statement which is false or misleading with respect to any material fact.

        SECTION 551.59. CIVIL LIABILITIES.

        (1)(a) Any person who offers or sells a security in violation of s.551.21, 551.31, 551.41 or 551.55 or any rule relating thereto, or any condition imposed under s. 551.26 or 551.27 or any order under this chapter of which the person has notice is liable to the person purchasing the security from him or her. The person purchasing the security may sue either at law or in equity to recover the consideration paid for the security, together with interest at the legal rate under s. 138.04 from the date of payment, and reasonable attorney fees, less the amount of any income received on the security, upon the tender of the security, or for damages if the person no longer owns the security. Damages are the amount that would be recoverable upon a tender less the value of the security when the purchaser disposed of it and interest at the legal rate under s. 138.04 from the date of disposition. Tender shall require only notice of willingness to exchange the security for the amount specified. Any notice may be given by service as in civil actions or by certified mail addressed to the last-known address of the person liable.

        (1)(b) A person who offers or sells a security in violation of s. 551.41(2) is not liable under par. (a) if the purchaser knew of the untrue statement of a material fact or omission of a statement of a material fact or the person sustains the burden of proof to establish that he or she did not know and in the exercise of reasonable care could not have known of the untrue statement or omission.

        (2)(a) Any person who purchases a security in violation of s. 551.41(2) is liable to the person selling the security to him or her, who may sue either at law or in equity to recover the security and reasonable attorney fees, plus any income received by the purchaser thereon, upon tender of the consideration received, or for damages and reasonable attorney fees if the purchaser no longer owns the security. Damages are the excess of the value of the security when the purchaser disposed of it, plus interest at the legal rate under s. 138.04 from the date of disposition, over the consideration paid for the security. Tender requires only notice of willingness to pay the amount specified in exchange for the security. Any notice may be given by service as in civil actions or by certified mail to the last-known address of the person liable.

        (2)(b) A person who purchases a security in violation of s. 551.41(2) is not liable under par. (a) if the seller knew of the untrue statement of a material fact or omission of a statement of a material fact or the person sustains the burden of proof to establish that he or she did not know and in the exercise of reasonable care could not have known of the untrue statement or omission.

        (3) Any person who wilfully participates in any act or transaction in violation of s. 551.42 shall be liable to any other person who purchases or sells any security at a price which was affected by the act or transaction for the damages sustained as a result of such act or transaction. Damages shall be the difference between the price at which the other person purchased or sold securities and the market value which the securities would have had at the time of his or her purchase or sale in the absence of the act or transaction, plus interest at the legal rate under s. 138.04 and reasonable attorney fees.

        (4) Every person who directly or indirectly controls a person liable under sub. (1), (2) or (3), every partner, principal executive officer or director of such person, every person occupying a similar status or performing similar functions, every employee of such person who materially aids in the act or transaction constituting the violation, and every broker-dealer or agent who materially aids in the act or transaction constituting the violation, are also liable jointly and severally with and to the same extent as such person, unless the person liable hereunder proves that he or she did not know, and in the exercise of reasonable care could not have known, of the existence of the facts by reason of which the liability is alleged to exist. There is contribution as in cases of contract among the several persons so liable.

        (5) No action shall be maintained under this section unless commenced before the expiration of 3 years after the act or transaction constituting the violation, but the time specified for commencing such action shall be extended by reason of any fact and for the time specified in ss. 893.13 and
893.16 to 893.23.

        (6)(a) No purchaser may commence an action under this section if, before suit is commenced, the purchaser has received a written offer stating the respect in which liability under this section may have arisen and fairly advising the purchaser of his or her rights; offering to repurchase the security for cash payable on delivery of the security equal to the consideration paid, together with interest at the legal rate under s. 138.04 from the date of payment, less the amount of any income received thereon or, if the purchaser no longer owns the security, offering to pay the purchaser upon acceptance of the offer an amount in cash equal to the damages computed in accordance with sub. (1); and stating that the offer may be accepted by the purchaser at any time within a specified period of not less than 30 days after the date of receipt thereof or such shorter period as the division may by rule prescribe; and the purchaser has failed to accept such offer in writing within the specified period.

        (b) No seller may commence an action under this section if, before suit is commenced, the seller has received a written offer stating the respect in which liability under this section may have arisen and fairly advising the seller of his or her rights; offering to return the security plus the amount of any income received thereon upon payment of the consideration received, or, if the purchaser no longer owns the security, offering to pay the seller upon acceptance of the offer an amount in cash equal to the damages computed in accordance with sub. (2); and providing that the offer may be accepted by the seller at any time within a specified period of not less than 30 days after the date of receipt thereof; and the seller has failed to accept the offer in writing within the specified period.

        (c) Offers shall be in the form and contain the information the division by rule prescribes. Every offer under this subsection shall be delivered to the offeree or sent by certified mail addressed to the offeree at the offeree's last-known address. If an offer is not performed in accordance with its terms, suit by the offeree under this section shall be permitted without regard to this subsection.

        (7) No person who has made or engaged in the performance of any contract in violation of this chapter or any rule or order hereunder, or who has acquired any purported right under any contract with knowledge of the facts by reason of which its making or performance was in violation, may base any suit on the contract.

        (8) Any condition, stipulation or provision binding any person acquiring any security to waive compliance with any provision of this chapter or any rule or order hereunder is void.

        (9) The rights and remedies under this chapter are in addition to any other rights or remedies that may exist at law or in equity.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

     NO DEALER, SALES PERSON OR OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFERING DESCRIBED IN THIS PROSPECTUS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OFFERED HEREBY, OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OFFERED HEREBY TO OR FROM ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

PROSPECTUS SUMMARY.....................................................4
RISK FACTORS...........................................................8
RESCISSION OFFER......................................................16
USE OF PROCEEDS.......................................................30
DIVIDEND POLICY.......................................................30
CAPITALIZATION........................................................31
SELECTED FINANCIAL INFORMATION........................................34
BUSINESS..............................................................35
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
     FINANCIAL CONDITION AND RESULTS OF
     OPERATIONS.......................................................45
MANAGEMENT............................................................52
PRINCIPAL SHAREHOLDERS................................................63
DESCRIPTION OF CAPITAL STOCK..........................................63
PLAN OF DISTRIBUTION AND SELLING
     SHAREHOLDERS.....................................................67
SHARES ELIGIBLE FOR FUTURE SALE.......................................70
LEGAL MATTERS.........................................................70
EXPERTS...............................................................70
ADDITIONAL INFORMATION................................................71
INDEX TO CONSOLIDATED FINANCIAL
      STATEMENTS.....................................................F-1
EXHIBIT A RESCISSION ELECTION FORM...................................A-1
EXHIBIT B INDEX TO EXCERPTS FROM STATE
SECURITIES LAWS......................................................B-1

UNTIL           , 1999 (90 DAYS FROM THE TRANSACTIONS IN THE REGISTERED
SECURITIES), ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS.






                                   CYNET, INC.

                                RESCISSION OFFER

-------------------------------------------------------------------------------

                              CLASS A COMMON STOCK

                              CLASS B COMMON STOCK

                            SERIES A PREFERRED STOCK

                            SERIES B PREFERRED STOCK

                              WARRANTS TO PURCHASE
                              CLASS A COMMON STOCK



                                   PROSPECTUS

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

1.       Article 2.02A of the TBCA provides, in relevant part, as follows:

                  Subject to the provisions of Sections B and C of this Article, each corporation shall have power:

                  (16) to indemnify directors, officers, employees, and agents of the corporation and to purchase and maintain liability insurance for those persons.

2. Article Twelve of the Articles of Incorporation of the Company (therein referred to as the "Corporation") provides as follows: "The Corporation shall indemnify all current and former directors and officers of the Corporation to the fullest extent of the applicable law, including, without limitation, Article 2.02-1 of the Texas Business Corporation Act."

3. The Corporation may purchase and maintain insurance, at its expense, on behalf of any indemnitee against any liability asserted against him and incurred by him in such a capacity or arising out of his status as a representative of the Corporation, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the TBCA.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the estimated expenses to be incurred in connection with the distribution of the securities being registered. The expenses shall be paid by the Registrant.


SEC Registration Fee......................................................             $   6,321
NASD Filing Fee...........................................................                    --
Legal Fees and Expenses...................................................               200,000
Accounting Fees and Expenses..............................................               175,000
Blue Sky Fees and Expenses (including counsel fees).......................                40,000
                                                                                       ---------
Federal Taxes.............................................................                    --
State Taxes and Fees......................................................                    --
Printing and Engraving Expenses...........................................                45,000
                                                                                       ---------

Transfer Agent and Registrar Fees and Expenses............................                 7,500
                                                                                       ---------
Expenses by Selling Shareholders..........................................                    --
Miscellaneous.............................................................
                                                                                       ---------
         Total............................................................             $
                                                                                       ---------
                                                                                       ---------

                                                                                       ---------
                                                                                       ---------



ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES


TRANSACTIONS SUBJECT TO RESCISSION OFFER

1. From August 1996 through December 1996, the Company issued (i) an aggregate of 956,280 shares of Class A Common Stock to 124 individuals at a purchase price of $1.00 per share and (ii) 43,720 shares of Class A Common Stock to Keith Shaffner for services rendered valued at $43,720 in connection with the offering. Mr. Shaffner directed the Company to issue 42,375 of such shares to nine other individuals. At the time of the offering, the Company believed that such transactions were exempt from registration under the Securities Act pursuant to
         Section 3(b) thereof as an exempt offering under Rule 504 of Regulation D promulgated thereunder.

         However, subsequent events have led the Company to believe that such transactions were not exempt from registration under Regulation D under the Securities Act.

2. From October 1996 through December 1997, the Company issued an aggregate of (i) 3,397,854 shares of Series A Preferred Stock to 355 individuals at a purchase price of $2.00 per share and (ii) 70,000 shares of Series A Preferred Stock to two individuals at a purchase price of $1.43 per share. Subsequent to their issuance, 3,364,354 shares of the Series A Preferred Stock converted into 4,036,724 shares of Class A Common Stock (1 to 1.2 ratio) prior to January 1, 1998, leaving 103,500 shares of Series A Preferred Stock outstanding. At the time of the offering, the Company believed such individuals were sophisticated investors and received adequate information concerning an investment in the Company. As a result, the Company believed the transaction was exempt from registration under the Securities Act pursuant to Section 4(2) thereof as a transaction by an issuer not involving a public offering. However, because subsequent events have led the Company to believe that at the time of the offering such individuals were not sophisticated investors or did not receive adequate information in connection with their investment in the Company, the Company believes the transaction was not exempt from registration under Section 4(2) of the Securities Act.

3. From March 1997 through November 1997, the Company issued an aggregate of 1,798,574 shares of Series B Preferred Stock to 324 individuals at a purchase price of $3.00 per share. Subsequently, the Company repurchased 18,041 shares of Class B Common Stock (following the conversion of 15,034 shares of Series B Preferred Stock at a 1.2 conversion ratio) from certain individuals at a purchase price of $2.50 per share (equivalent to $3.00 per share of Series B Preferred Stock). Subsequent to their issuance, 1,691,225 shares of Series B Preferred Stock converted into 2,029,470 shares of Class B Common Stock prior to March 31, 1998, leaving 87,349 shares of Series B Preferred Stock outstanding of which 77,349 shares are subject to rescission. At the time of the offering, the Company believed such individuals were sophisticated investors and received adequate information concerning an investment in the Company. As a result, the Company believed the transaction was exempt from registration under the Securities Act pursuant to Section 4(2) thereof as a transaction by an issuer not involving a public offering. However, because subsequent events have led the Company to believe that at the time of the offering such individuals were not sophisticated investors or did not receive adequate information in connection with their investment in the Company, the Company believes the transaction was not exempt from registration under Section 4(2) of the Securities Act.

4. From October 1996 through April 1997, the Company issued an aggregate of 272,000 shares of Class A Common Stock to 28 individuals at a purchase price of $1.00 per share. At the time of the offering, the Company believed such individuals were sophisticated investors and received adequate information concerning an investment in the Company. As a result, the Company believed the transaction was exempt from registration under the Securities Act pursuant to Section 4(2) thereof as a transaction by an issuer not involving a public offering. However, because subsequent events have led the Company to believe that at the time of the offering such individuals were not sophisticated investors or did not receive adequate information in connection with their investment in the Company, the Company believes the transaction was not exempt from registration under Section 4(2) of the Securities Act.

5. In July 1996, the Company issued Cliff Crutchfield 50,000 shares of Class A Common Stock as compensation for services rendered valued at $50,000. At the time of the offering, the Company believed Mr. Crutchfield was a sophisticated investor and received adequate information concerning an investment in the Company. As a result, the Company believed the transaction was exempt from registration under the Securities Act pursuant to Section 4(2) thereof as a transaction by an issuer not involving a public offering. However, because subsequent events have led the Company to believe that at the time of the offering Mr. Crutchfield was not a sophisticated investor or did not receive adequate information in connection with his investment in the Company, the Company believes the transaction was not exempt from registration under Section 4(2) of the Securities Act.

6. In October 1996, the Company issued Boyd Jenkins 5,000 shares of Class A Common Stock for services rendered valued at $5,000. At the time of the offering, the Company believed Mr. Jenkins was a sophisticated investor and received adequate information concerning an investment in the Company. As a result, the Company believed the transaction was exempt from registration under the Securities Act pursuant to Section 4(2) thereof as a transaction by an issuer not involving a public offering. However, because subsequent events have led the Company to believe that at the time of the offering Mr. Jenkins was not a sophisticated investor or did not receive adequate information in connection with his investment in the Company, the Company believes the transaction was not exempt from registration under Section 4(2) of the Securities Act.

7. In November 1996, the Company issued five-year warrants to 23 individuals entitling such individuals to purchase an aggregate of 738,000 shares of Class A Common Stock at an exercise price of $1.00 per share for services rendered valued at $191,880. At the time of the offering, the Company believed such individuals were sophisticated investors and received adequate information concerning an investment in the Company. As a result, the Company believed the transaction was exempt from registration under the Securities Act pursuant to Section 4(2) thereof as a transaction by an issuer not involving a public offering. However, because subsequent events have led the Company to believe that at the time of the offering such individuals were not sophisticated investors or did not receive adequate information in connection with their investment in the Company, the Company believes the transaction was not exempt from registration under Section 4(2) of the Securities Act.

8. In April 1997, the Company issued Antoni Albaut 100,000 shares of Class B Common Stock for services rendered valued at $100,000. At the time of the offering, the Company believed Mr. Albaut was a sophisticated investor and received adequate information concerning an investment in the Company. As a result, the Company believed the transaction was exempt from registration under the Securities Act pursuant to Section 4(2) thereof as a transaction by an issuer not involving a public offering. However, because subsequent events have led the Company to believe that at the time of the offering Mr. Albaut was not a sophisticated investor or did not receive adequate information in connection with his investment in the Company, the Company believes the transaction was not exempt from registration under Section 4(2) of the Securities Act.

9. In April 1997, the Company issued a three-year warrant to Dennis Eagleeye entitling Mr. Eagleeye to purchase 61,000 shares of Class A Common Stock at an exercise price of $1.00 per share for services rendered at minimal value. At the time of the offering, the Company believed Mr. Eagleeye was a sophisticated investor and received adequate information concerning an investment in the Company. As a result, the Company believed the transaction was exempt from registration under the Securities Act pursuant to Section 4(2) thereof as a transaction by an issuer not involving a public offering. However, because subsequent events have led the Company to believe that at the time of the offering Mr. Eagleeye was not a sophisticated investor or did not receive adequate information in connection with his investment in the Company, the Company believes the transaction was not exempt from registration under Section 4(2) of the Securities Act.

10. In April 1997, the Company issued John Berg 400,000 shares of Class B Common Stock in exchange for the conversion of a promissory note in the amount of $100,000 payable to Mr. Berg. At the time of the offering, the Company believed Mr. Berg was a sophisticated investor and received adequate information concerning an investment in the Company. As a result, the Company believed the transaction was exempt from registration under the Securities Act pursuant to Section 4(2) thereof as a transaction by an issuer not involving a public offering. However, because subsequent events have led the Company to believe that at the time of the offering Mr. Berg was not a sophisticated investor or did not receive adequate information in connection with his investment in the Company, the Company believes the transaction was not exempt from registration under Section 4(2) of the Securities Act.

11. In May 1997, the Company issued Joe Flores 25,000 shares of Class B Common Stock at a purchase price of $2.00 per share. At the time of the offering, the Company believed Mr. Flores was a sophisticated investor and received adequate information concerning an investment in the Company. As a result, the Company believed the transaction was exempt from registration under the Securities Act pursuant to Section 4(2) thereof as a transaction by an issuer not involving a public offering. However, because subsequent events have led the Company to believe that at the time of the offering Mr. Flores was not a sophisticated investor or did not receive adequate information in connection with his investment in the Company, the Company believes the transaction was not exempt from registration under Section 4(2) of the Securities Act.

12. In May 1997, the Company issued Alex Najoan 1,267 shares of Class A Common Stock in exchange for furniture and fixtures valued at $1,267. At the time of the offering, the Company believed Mr. Najoan was a sophisticated investor and received adequate information concerning an investment in the Company. As a result, the Company believed the transaction was exempt from registration under the Securities Act pursuant to Section 4(2) thereof as a transaction by an issuer not involving a public offering. However, because subsequent events have led the

         Company to believe that at the time of the offering Mr. Najoan was not a sophisticated investor or did not receive adequate information in connection with his investment in the Company, the Company believes the transaction was not exempt from registration under Section 4(2) of the Securities Act.

13. In July 1997, the Company issued Boyd Jenkins 15,000 shares of Class A Common Stock at a purchase price of $2.00 per share. At the time of the offering, the Company believed Mr. Jenkins was a sophisticated investor and received adequate information concerning an investment in the Company. As a result, the Company believed the transaction was exempt from registration under the Securities Act pursuant to Section 4(2) thereof as a transaction by an issuer not involving a public offering. However, because subsequent events have led the Company to believe that at the time of the offering Mr. Jenkins was not a sophisticated investor or did not receive adequate information in connection with his investment in the Company, the Company believes the transaction was not exempt from registration under Section 4(2) of the Securities Act.

14. In October 1997, the Company issued five individuals an aggregate of 14,500 shares of Class A Common Stock at a purchase price of $2.00 per share. At the time of the offering, the Company believed such individuals were sophisticated investors and received adequate information concerning an investment in the Company. As a result, the Company believed the transaction was exempt from registration under the Securities Act pursuant to Section 4(2) thereof as a transaction by an issuer not involving a public offering. However, because subsequent events have led the Company to believe that at the time of the offering such individuals were not sophisticated investors or did not receive adequate information in connection with their investment in the Company, the Company believes the transaction was not exempt from registration under Section 4(2) of the Securities Act.

15. In December 1997, the Company issued Robert Horner 110,000 shares of Class A Common Stock for services rendered valued at $42,900. At the time of the offering, the Company believed Mr. Horner was a sophisticated investor and received adequate information concerning an investment in the Company. As a result, the Company believed the transaction was exempt from registration under the Securities Act pursuant to Section 4(2) thereof as a transaction by an issuer not involving a public offering. However, because subsequent events have led the Company to believe that at the time of the offering Mr. Horner was not a sophisticated investor or did not receive adequate information in connection with his investment in the Company, the Company believes the transaction was not exempt from registration under
         Section 4(2) of the Securities Act.

16. In February 1998, the Company issued Elmer Krause 10,000 shares of Class A Common Stock at a purchase price of $2.00 per share. At the time of the offering, the Company believed Mr. Krause was a sophisticated investor and received adequate information concerning an investment in the Company. As a result, the Company believed the transaction was exempt from registration under the Securities Act pursuant to Section 4(2) thereof as a transaction by an issuer not involving a public offering. However, because subsequent events have led the Company to believe that at the time of the offering Mr. Krause was not a sophisticated investor or did not receive adequate information in connection with his investment in the Company, the Company believes the transaction was not exempt from registration under
         Section 4(2) of the Securities Act.

17. In February 1998, the Company issued Valori Schoberg 3,333 shares of Series B Preferred Stock at a purchase price of $3.00 per share pursuant to claims by Ms. Schoberg that the Company had agreed to issue such shares on such terms in 1997. At the time of the offering, the Company believed Ms. Schoberg was a sophisticated investor and received adequate information concerning an investment in the Company. As a result, the Company believed the transaction was exempt from registration under the Securities Act pursuant to Section 4(2) thereof as a transaction by an issuer not involving a public offering. However, because subsequent events have led the Company to believe that at the time of the offering Ms. Schoberg was not a sophisticated investor or did not receive adequate information in connection with his investment in the Company, the Company believes the transaction was not exempt from registration under Section 4(2) of the Securities Act.

18. In April 1998, the Company issued Michael R. Smith 3,333 shares of Series B Preferred Stock at a purchase price for $3.00 per share pursuant to claims by Mr. Smith that the Company had agreed to issue such shares on such terms in 1997. At the time of the offering, the Company believed Mr. Smith was a sophisticated investor and received adequate information concerning an investment in the Company. As a result, the Company believed the transaction was exempt from registration under the Securities Act pursuant to Section 4(2) thereof as a transaction by an issuer not involving a public offering. However, because subsequent events have led the

         Company to believe that at the time of the offering Mr. Smith was not a sophisticated investor or did not receive adequate information in connection with his investment in the Company, the Company believes the transaction was not exempt from registration under Section 4(2) of the Securities Act.

19. In May 1998, the Company issued six limited partnerships an aggregate of 154,000 shares of Class B Common Stock. These shares were issued in satisfaction of certain claims by these partnerships that they were entitled to receive such shares in exchange for providing services valued at $60,000 to the Company during 1997. At the time of the offering, the Company believed such partnerships were sophisticated investors and received adequate information concerning an investment in the Company. As a result, the Company believed the transaction was exempt from registration under the Securities Act pursuant to Section 4(2) thereof as a transaction by an issuer not involving a public offering. However, because subsequent events have led the Company to believe that at the time of the offering such partnerships were not sophisticated investors or did not receive adequate information in connection with their investment in the Company, the Company believes the transaction was not exempt from registration under Section 4(2) of the Securities Act.


TRANSACTIONS NOT SUBJECT TO RESCISSION OFFER:

1. In May 1995, the Company issued an aggregate of 1,000,000 shares of Class A Common Stock which were issued to various trusts and a partnership related to Ray C. Davis, the founder of the Company, for $1,000. At the time of the offering, the Company believed such trusts and partnership were sophisticated investors and received adequate information concerning an investment in the Company. As a result, the Company believes the transaction was exempt from registration pursuant to Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering.

2. In August 1995, the Company issued an aggregate of 9,000,000 shares of Class A Common Stock to various trusts and a partnership related to the founder of the Company after giving effect to a 9 for 1 share dividend. At the time of the offering, the Company believed such trusts and partnership were sophisticated investors and received adequate information concerning an investment in the Company. As a result, the Company believes the transaction was exempt from registration pursuant to Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering.

3. Between May 1996 and July 1996, the Company issued Vickroy Stone an aggregate of 500,000 shares of Class A Common Stock for services rendered valued at $500,000. In February 1997, the Company repurchased 450,000 of such shares of Class A Common Stock from Mr. Stone at a purchase price of $1.00 per share. In February 1997, Mr. Stone sold the remaining 50,000 shares of Class A Common Stock to a partnership related to Ray C. Davis, the founder of the Company, for $1.00 per share.

4. In July 1996, the Company issued an aggregate of 1,050,000 of Class A Common Stock to the principals of International Fax Corporation ("IFC") and IMedia, S.A. of France ("IMedia") in connection with (i) an agreement granting the Company a right of first refusal to acquire all of the outstanding capital stock of IMedia, (ii) the right to utilize IMedia's European network of fax broadcasting equipment and (iii) the agreement of IMedia to use the Company's network for fax broadcast traffic to the United States. The shares of Class A Common Stock were valued by the Company at $1.00 per share. In connection with this transaction, Mr. Davis caused the Davis Interests to sell Jean-David Benichou, a principal of IFC and IMedia, 250,000 shares of Class A Common Stock at a price of $1.00 per share. Subsequent to this series of transactions, the Company wrote off the value of its investment.

5. In May, 1997, the Company issued a five-year warrant to Vickroy Stone entitling Mr. Stone to purchase an aggregate of 450,000 shares of Class A Common Stock at an exercise price of $2.00 per share. Inasmuch as the exercise price of these warrants exceeded the fair market value of the underlying Class A Common Stock, the Company determined that this warrant had no value at the date of issuance. At the time of the offering, the Company believed Mr. Stone was a sophisticated investor and received adequate information concerning an investment in the Company. As a result, the Company believes the transaction was exempt from registration pursuant to Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering.

6. In July 1997, the Company issued Sam McKinley 400,000 shares of Class B Common Stock in payment of a loan commitment fee. The Company determined that it received no value in exchange for such shares. At the time of the offering, the Company believed Mr. McKinley was a sophisticated investor and received adequate information concerning an investment in the Company. As a result, the Company believes the transaction was exempt from registration pursuant to Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering.

7. In December 1997, the Company issued 2,328,940 shares of its Class A Common Stock to 125 individuals in exchange for their net equity interest ("Minority Interest") in certain affiliated limited liability companies ("LLCs"). In January 1998, the Company issued an additional 92,640 shares of its Class A Common Stock to Sam McKinley incident to the acquisition of Mr. McKinley's proportionate share of the Minority Interest. At the time of the offering, the Company believed such individuals were sophisticated investors and received adequate information concerning an investment in the Company. As a result, the Company believes the transaction was exempt from registration pursuant to Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering.

8. On November 14, 1997, the Company entered into a Settlement Agreement and Mutual Release with Keith Shaffner for services rendered by him during 1996 and 1997. In exchange for a complete release of all claims by Mr. Shaffner and his affiliate, CyFax, Inc. ("CyFax"), against the Company, the Company issued to Mr. Shaffner: (i) a warrant entitling Mr. Shaffner to purchase 1,150,000 shares of Class B Common Stock at a price of $1.00 per share, exercisable on or before August 30, 1999 (which the Company has agreed to extend until November 4, 2001), (ii) a warrant entitling Mr. Shaffner to purchase 1,050,000 shares of Class B Common Stock at a price of $1.00 per share, exercisable on or before February 28, 2000 (which the Company has agreed to extend until November 4, 2001), (iii) 500,000 shares of Class A Common Stock and
         (iv) $51,000 in cash. In addition, the Company issued 200,000 shares of Class A Common Stock to CyFax for the termination of an exclusive agent management agreement with the Company. During 1996 and 1997, the Company paid Mr. Shaffner, individually, an aggregate of $202,951 for services rendered and CyFax an aggregate of $893,527 for services rendered. At the time of the offering, the Company believed Mr. Shaffner was a sophisticated investor and received adequate information concerning an investment in the Company. As a result, the Company believes the transaction was exempt from registration pursuant to
         Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering.

9. In April 1998, the Company issued a five-year warrant entitling Ray Davis to purchase an aggregate of 2,000,000 shares of Class A Common Stock at an exercise price of $1.00 per share pursuant to Mr. Davis' employment agreement with the Company. At the time of the offering, the Company believed Mr. Davis was a sophisticated investor and received adequate information concerning an investment in the Company. As a result, the Company believes the transaction was exempt from registration pursuant to Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering.

10. In May 1998, the Company issued five-year warrants entitling certain individuals and entities to purchase an aggregate of 350,954 shares of Class B Common Stock at prices of $1.00 and $2.00 per share. Inasmuch as the exercise prices of these warrants exceeded the fair market value of the underlying Class B Common Stock, the Company determined that the warrants had no value at the date of issuance.


11. In July 1998 the Company entered into a Subscription Agreement with Cynet Holdings, LLC ("Cynet Holdings"), pursuant to which Cynet Holdings is committed to purchase up to 10,000,000 shares of Class A Common Stock of the Company for $1.00 per share prior to December 31, 1998. The Subscription Agreement was subsequently amended to extend the duration of the agreement to December 31, 1999. As of August 31, 1999, Cynet Holdings has purchased an aggregate of 4,106,000 shares of Class A Common Stock pursuant to the Subscription Agreement. Also pursuant to the Subscription Agreement, the Company (i) issued a five-year warrant entitling Cynet Holdings to purchase an aggregate of 4,800,000 shares of Class A Common Stock at a price of $1.00 per share and (ii) entered into a registration rights agreement granting Cynet Holdings certain demand and piggy- back registration rights covering the Company's securities held by Cynet Holdings. At the time of the offering, the Company believed Cynet Holdings was a sophisticated investor and received adequate information concerning an investment in the Company. As a result, the Company believes the transaction was exempt from registration pursuant to Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering.


12. In September 1999, the Company agreed to issue a warrant entitling Michael Silvert to purchase 100,000 shares of Class B Common Stock at a price of $1.00 per share. This warrant will be issued upon the completion of the Rescission Offer in satisfaction of certain claims by Mr. Silvert that he was entitled to receive such warrant in exchange for providing services to the Company during 1997. At the time Mr. Silvert performed such services in 1997, the Company believed Mr. Silvert was a sophisticated investor and received adequate information concerning an investment in the Company. As a result, the Company believes the transaction was exempt from registration pursuant to
         Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering.


ITEM 27. EXHIBITS.
(a)


 +1      Form of Underwriting Agreement
 *3.1    Articles of Incorporation of the Company, as amended.
 *3.2    Bylaws of the Company.
  4.1    Form of Certificate Representing Class A Common Stock.
  4.2    Form of Certificate Representing Class B Common Stock.
  4.3    Form of Certificate Representing Series A Preferred Stock.
  4.4    Form of Certificate Representing Series B Preferred Stock.
 *4.5    Amended and Restated Certificate of Designation, Preferences, Rights
         and Limitations of Convertible Non-voting Series A Preferred Stock.
 *4.6    Certificate of Designation, Preferences, Rights and Limitations of
         Convertible Non-voting Series B Preferred Stock.
 +5.1    Opinion of Chamberlain, Hrdlicka, White, Williams & Martin.
*10.1    Employment Agreement dated as of March 3, 1997, between the Company and
         Ray C. Davis.
*10.2    Assignment of Intellectual Property dated as of March 3, 1997, between the Company and Ray C. Davis.
*10.3    Consulting Agreement dated as of June 17, 1997, between the Company and
         Vincent W. Beale, Sr.
*10.4    Settlement Agreement and Mutual Release dated as of November 14, 1997, among the Company, Keith Shaffner and CyFax, Inc.
*10.5    1997 Restated Stock Option Plan.
*10.6    Employment Agreement dated as of February 1, 1998, between the Company and Vincent W. Beale, Sr.
*10.7    Employment Agreement dated as of March 1, 1998, between the Company and
         David R. Hearon, Jr.
*10.8    Employment Agreement dated as of April 13, 1998, between the Company and Ray C. Davis.
*10.9    Warrant dated April 13, 1998 issued to Ray C. Davis.
*10.10   Employment Agreement dated as of July 22, 1998, between the Company and
         Bernard B. Beale.
*10.11   Employment Agreement dated as of July 22, 1998, between the Company and
         Samuel C. Beale.
*10.12   Subscription Agreement dated as of July 22, 1998, between the Company and Cynet Holdings, LLC.
*10.13   Registration Rights Agreement dated as of July 22, 1998, between the
         Company and Cynet Holdings, LLC.
*10.14   Warrant dated July 22, 1998 issued to Cynet Holdings, LLC.
*10.15   Form of Assignment Agreement between the Company and the members of the
         LLCs.
*10.16   Letter Agreement dated June 26, 1996, between the Company, Ray Davis and International Fax Corporation.

                                      II-7

*10.17   Supplement dated October 30,1997, to the Letter Agreement dated June
         26, 1996, between the Company, Ray Davis and International Fax
         Corporation.
*10.18   Employment Agreement dated as of August 26, 1998, between the Company and R. Greg Smith.
 10.19   Settlement Agreement and Mutual Release in Full dated as of August 31,
         1998, between the Company and Ray C. Davis.
*10.20   First Amendment to Subscription Agreement dated July 31, 1999 between the Company and Cynet Holdings, LLC.
*10.21   Purchase and Sale Agreement as of July 31, 1999 between the Company and
         Cynet Holdings, LLC.
 10.22   Strategic Alliance Agreement dated August 9, 1999 between the Company and IXC Communications Services, Inc.
 10.23   Letter of December 15, 1998 from the Company to Brooktrout Technology,
         Inc.
 10.24   Joint Sales and Support Agreement dated January 21, 1999 between the
         Company and Telesystems Marketing, Inc.
*21.1    Subsidiaries of the Company.
 23.1    Consent of BDO Seidman, LLP
+23.2    Consent of Chamberlain, Hrdlicka, White, Williams & Martin (included in
         Exhibit 5.1).
 27.1    Financial Data Schedule.

--------------------------
*        Previously filed.
+        To be filed by amendment.
ITEM 28. UNDERTAKINGS

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The undersigned registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
                  ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and
                  iii. To include any additional or changed material information with respect to the plan of distribution.

         2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         4. That, for the purpose of determining liability under the Securities Act of 1933:

                  i. The information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.
                  ii. Each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 16th day of September, 1999.


                        CYNET, INC.


                        By:      /S/ VINCENT W. BEALE, SR.
                                 ---------------------------------------------
                                 Vincent W. Beale, Sr., Chairman of the Board
                                 and Chief Executive Officer


Each individual whose signature appears below constitutes and appoints Vincent W. Beale, Sr., Samuel C. Beale and R. Greg Smith and each of them, his true and lawful attorneys-in-fact and agents with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sell any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statements filed by the Registrant pursuant to Rule 462(b) of the Securities Act of 1933, which relates to this Registration Statement, and to file same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisition and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or his or their substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


SIGNATURE                                            TITLE                                             DATE
---------                                            -----                                             ----

/S/ Vincent W. Beale, Sr..                  Chairman of the Board of Directors                   September 16, 1999
------------------------------------        and Chief Executive Officer
Vincent W. Beale, Sr.                       (Principal Executive Officer)


/S/ R. Greg Smith                           Chief Financial Officer                              September 16, 1999
------------------------------------        (Principal Financial and Accounting Officer)
R. Greg Smith


/S/ Wayne Schroeder                         Director                                             September 16, 1999
------------------------------------
Wayne Schroeder

                                INDEX TO EXHIBITS


EXHIBIT
NO.                                 DESCRIPTION OF EXHIBIT
---                                 ----------------------
 +1      Form of Underwriting Agreement
 *3.1    Articles of Incorporation of the Company, as amended.
 *3.2    Bylaws of the Company.
  4.1    Form of Certificate Representing Class A Common Stock.
  4.2    Form of Certificate Representing Class B Common Stock.
  4.3    Form of Certificate Representing Series A Preferred Stock.
  4.4    Form of Certificate Representing Series B Preferred Stock.
 *4.5    Certificate of Designation, Preferences, Rights and Limitations of
         Convertible Non-voting Series A Preferred Stock.
 *4.6    Certificate of Designation, Preferences, Rights and Limitations of
         Convertible Non-voting Series B Preferred Stock.
 +5.1    Opinion of Chamberlain, Hrdlicka, White, Williams & Martin.
*10.1    Employment Agreement dated as of March 3, 1997, between the Company and
         Ray C. Davis.
*10.2    Assignment of Intellectual Property dated as of March 3, 1997, between the Company and Ray C. Davis.
*10.3    Consulting Agreement dated as of June 17, 1997, between the Company and
         Vincent W. Beale, Sr.
*10.4    Settlement Agreement and Mutual Release dated as of November 14, 1997, among the Company, Keith Shaffner and CyFax, Inc.
*10.5     1997 Stock Option Plan.
*10.6    Employment Agreement dated as of February 1, 1998, between the Company and Vincent W. Beale, Sr.
*10.7    Employment Agreement dated as of March 1, 1998, between the Company and
         David R. Hearon, Jr.
*10.8    Employment Agreement dated as of April 13, 1998, between the Company and Ray C. Davis.
*10.9    Warrant dated April 13, 1998 issued to Ray C. Davis.
*10.10   Employment Agreement dated as of July 22, 1998, between the Company and
         Bernard B. Beale.
*10.11   Employment Agreement dated as of July 22, 1998, between the Company and
         Samuel C. Beale.
*10.12   Subscription Agreement dated as of July 22, 1998, between the Company and Cynet Holdings, LLC.
*10.13   Registration Rights Agreement dated as of July 22, 1998, between the
         Company and Cynet Holdings, LLC.
*10.14   Warrant dated July 22, 1998 issued to Cynet Holdings, LLC.
*10.15   Form of Assignment Agreement between the Company and the members of the
         LLCs.
*10.16   Letter Agreement dated June 26, 1996, between the Company, Ray Davis and International Fax Corporation.
*10.17   Supplement dated October 30,1997, to the Letter Agreement dated June
         26, 1996, between the Company, Ray Davis and International Fax
         Corporation.
*10.18   Employment Agreement dated as of August 26, 1998, between the Company and R. Greg Smith.
 10.19   Settlement Agreement and Mutual Release in Full dated October 28, 1998, between the Company and Ray C. Davis.
*10.20   First Amendment to Subscription Agreement dated July 31, 1999 between the Company and Cynet Holdings, LLC.
*10.21   Purchase and Sale Agreement as of July 31, 1999 between the Company and
         Cynet Holdings, LLC.
 10.22   Strategic Alliance Agreement dated August 9, 1999 between the Company and IXC Communications Services, Inc.
 10.23   Letter of December 15, 1998 from the Company to Brooktrout Technology,
         Inc.
 10.24   Joint Sales and Support Agreement dated January 21, 1999 between the
         Company and Telesystems Marketing, Inc.
*21.1    Subsidiaries of the Company.
 23.1    Consent of BDO Seidman, LLP
+23.2    Consent of Chamberlain, Hrdlicka, White, Williams & Martin (included in
         Exhibit 5.1).
27.1     Financial Data Schedule.

-------------------------
*        Previously filed.
+        To be filed by amendment.